PROSPECTUS SUPPLEMENT DATED MAY 30, 2006 (TO PROSPECTUS DATED MARCH 28, 2006)
                                  $951,921,000
                                  (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR5
                                 ISSUING ENTITY
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR
                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR
             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR5
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR5

-------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-22 IN THIS PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

THE TRUST
The trust will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, subdivided into four sub-loan groups: sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4. The trust will be represented by thirty-one classes of certificates, twenty-five of which are offered pursuant to this prospectus supplement, all as more fully described in the tables beginning on page S-7 of this prospectus supplement.

The certificates are obligations only of the trust, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

CREDIT ENHANCEMENT
Credit enhancement for the offered certificates will consist of subordination. The adjustable rate certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in June, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 103.2% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $1,035,000. See "METHOD OF DISTRIBUTION" in this prospectus supplement. The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about May 31, 2006.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates;
and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth herein

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS PROVIDING ADDITIONAL DETAIL NOT AVAILABLE IN THE PROSPECTUS.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS TELEPHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP COUNTERPARTY, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Caption                                                   Page   Caption                                                      Page
-------                                                   ----   -------                                                      ----

SUMMARY OF PROSPECTUS SUPPLEMENT...........................S-6    The Master Servicer, Securities Administrator and Servicer.S-116
RISK FACTORS..............................................S-22    Servicing and Other Compensation and Payment of Expenses...S-117
DESCRIPTION OF THE MORTGAGE LOANS.........................S-37    Table of Fees and Expenses.................................S-117
  General.................................................S-37    Collection and Other Servicing Procedures..................S-118
  Billing and Payment Procedures..........................S-38    Hazard Insurance...........................................S-121
  Prepayment Charges on the Mortgage Loans................S-38    Certain Matters Regarding the Master Servicer..............S-122
  Negative Amortization...................................S-39    Events of Default..........................................S-123
  Index on the Mortgage Loans.............................S-40    Reports to Certificateholders..............................S-124
STATIC POOL INFORMATION...................................S-41    Modifications..............................................S-126
THE ISSUING ENTITY........................................S-41    Evidence as to Compliance..................................S-126
THE DEPOSITOR.............................................S-42    Realization Upon Defaulted Mortgage Loans..................S-127
THE SPONSOR...............................................S-42    Optional Purchase of Defaulted Loans.......................S-127
THE MASTER SERVICER AND THE SERVICER......................S-43    The Protected Accounts.....................................S-127
  General.................................................S-43    The Distribution Account...................................S-129
  The Master Servicer.....................................S-44    The Reserve Fund...........................................S-130
  The Servicer............................................S-45  FEDERAL INCOME TAX CONSEQUENCES..............................S-132
MORTGAGE LOAN ORIGINATION.................................S-46    General....................................................S-132
  General.................................................S-46    Characterization of the Regular Certificates...............S-134
  The Originator..........................................S-46  METHOD OF DISTRIBUTION.......................................S-134
  American Home...........................................S-46  SECONDARY MARKET.............................................S-135
DESCRIPTION OF THE CERTIFICATES...........................S-50  LEGAL OPINIONS...............................................S-135
  General.................................................S-50  LEGAL PROCEEDINGS............................................S-135
  Registration of the Book-Entry Certificates.............S-52  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS.........S-135
  Definitive Certificates.................................S-53  RATINGS......................................................S-136
  Calculation of One-Month LIBOR..........................S-53  LEGAL INVESTMENT.............................................S-137
  Distributions on the Certificates.......................S-54  ERISA CONSIDERATIONS.........................................S-138
  Interest Distributions on the Certificates..............S-58  GLOSSARY.....................................................S-140
  Principal Distributions on the Senior Certificates......S-64  SCHEDULE A.....................................................A-1
  Principal Distributions on the Subordinate Certificates.S-65  SCHEDULE B.....................................................B-1
  Monthly Advances........................................S-66  SCHEDULE C.....................................................C-1
  Allocation of Realized Losses; Subordination............S-66  ANNEX I........................................................I-1
  Final Maturity Reserve Account..........................S-68  Initial Settlement.............................................I-1
  The LPMI Insurer........................................S-69  Secondary Market Trading.......................................I-2
  The LPMI Policy.........................................S-69  Certain U.S. Federal Income Tax Documentation
THE CAP CONTRACTS.........................................S-72   RequirementsInitial Settlement................................I-1
YIELD ON THE CERTIFICATES.................................S-73  Secondary Market Trading.......................................I-2
  General.................................................S-73  Certain U.S. Federal Income Tax Documentation
  Prepayment Considerations...............................S-73  Requirements...................................................I-3
  Allocation of Principal Payments........................S-75
  Interest Shortfalls and Realized Losses.................S-75
  Pass-Through Rates of the Offered Certificates..........S-76
  Assumed Final Distribution Date.........................S-77
  Weighted Average Life...................................S-77
MORTGAGE LOAN ASSUMPTIONS.................................S-80
  Yield Sensitivity of the Interest-Only Certificates....S-108
POOLING AND SERVICING AGREEMENT..........................S-110
  General................................................S-110
  Assignment of the Mortgage Loans.......................S-110
  Representations and Warranties.........................S-112
  Custodial Arrangements.................................S-112
  The Trustee............................................S-113
  The Securities Administrator...........................S-115

                          [TRANSACTION STRUCTURE CHART]

                               [GRAPHIC OMITTED]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.....................  Structured Asset Mortgage Investments II
                                     Trust 2006-AR5.

Title of Series....................  Structured Asset Mortgage  Investments II
                                     Trust 2006-AR5, Mortgage Pass-Through
                                     Certificates, Series 2006-AR5. The issuing entity will issue the certificates pursuant to a pooling and servicing agreement to be dated as of the cut-off date among the depositor, the sponsor, the trustee, the master servicer and the securities administrator.

Cut-off Date.......................  May 1, 2006.

Closing Date.......................  On or about May 31, 2006.

Depositor..........................  Structured Asset Mortgage Investments
                                     II Inc.

Sponsor............................  EMC Mortgage Corporation, an affiliate of the depositor.

Master Servicer....................  Wells Fargo Bank, National Association.

Servicer...........................  American Home Mortgage Servicing, Inc.

Originator.........................  American Home Mortgage Corp.

Cap Counterparty...................  Bear Stearns Financial Products Inc.

Trustee............................  JPMorgan Chase Bank, National Association.

Paying Agent and
Certificate Registrar..............  Wells Fargo Bank, National Association.

Securities Administrator...........  Wells Fargo Bank, National Association.

Distribution Dates.................  Distributions on the offered  certificates will be made on the 25th day of each
                                     month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2006.

Offered Certificates...............  The classes of offered  certificates and their pass-through rates and initial
                                     certificate principal balances, as
                                     applicable, are set forth in the tables
                                     below.

                                          OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
-------------       -----------------    ----------------------   -------------------    -----------------------------
1-A-1               Adjustable Rate      $209,030,000             AAA/Aaa                Sub-Loan Group 1 Super Senior
1-A-2               Adjustable Rate      $104,515,000             AAA/Aaa                Sub-Loan Group 1 Senior
                                                                                            Support Level 1
1-A-3               Adjustable Rate      $34,839,000              AAA/Aaa                Sub-Loan Group 1 Senior
                                                                                            Support Level 2
1-X                 Variable Rate        Notional                 AAA/Aaa                Sub-Loan Group 1 Senior
                                                                                            Interest Only
2-A-1               Adjustable Rate      $135,758,000             AAA/Aaa                Sub-Loan Group 2 Super Senior
2-A-2               Adjustable Rate      $67,879,000              AAA/Aaa                Sub-Loan Group 2 Senior
                                                                                            Support Level 1
2-A-3               Adjustable Rate      $22,626,000              AAA/Aaa                Sub-Loan Group 2 Senior
                                                                                            Support Level 2
2-X                 Variable Rate        Notional                 AAA/Aaa                Sub-Loan Group 2 Senior
                                                                                            Interest Only
3-A-1               Adjustable Rate      $32,170,000              AAA/Aaa                Sub-Loan Group 3 Super Senior
3-A-2               Adjustable Rate      $16,085,000              AAA/Aaa                Sub-Loan Group 3 Senior
                                                                                            Support Level 1
3-A-3               Adjustable Rate      $5,361,000               AAA/Aaa                Sub-Loan Group 3 Senior
                                                                                            Support Level 2
3-X                 Variable Rate        Notional                 AAA/Aaa                Sub-Loan Group 3 Senior
                                                                                            Interest Only
4-A-1               Adjustable Rate      $158,502,000             AAA/Aaa                Sub-Loan Group 4 Super Senior
4-A-2               Adjustable Rate      $82,524,000              AAA/Aaa                Sub-Loan Group 4 Senior
                                                                                            Support Level 1
4-A-3               Adjustable Rate      $26,780,000              AAA/Aaa                Sub-Loan Group 4 Senior
                                                                                            Support Level 2
4-X                 Variable Rate        Notional                 AAA/Aaa                Sub-Loan Group 4 Senior
                                                                                            Interest Only
M-X                 Variable Rate        Notional                 AA+/Aa1                Subordinate Interest Only
B-1                 Adjustable Rate      $18,456,000              AA+/Aa1                Subordinate

B-2                 Adjustable Rate      $8,742,000               AA/Aa2                 Subordinate
B-3                 Adjustable Rate      $6,799,000               AA/Aa3                 Subordinate
B-4                 Adjustable Rate      $5,828,000               AA-/A1                 Subordinate
B-5                 Adjustable Rate      $4,857,000               A+/A2                  Subordinate
B-6                 Adjustable Rate      $3,885,000               A/A3                   Subordinate
B-7                 Adjustable Rate      $3,885,000               A-/Baa1                Subordinate
B-8                 Adjustable Rate      $3,400,000               BBB+/Baa2              Subordinate

TOTAL OFFERED CERTIFICATES*:             $951,921,000
*Approximate

                                                  NON-OFFERED CERTIFICATES

                       PASS-THROUGH        INITIAL CERTIFICATE       INITIAL RATING
CLASS                      RATE             PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
-------------       -----------------    ----------------------   -------------------    -----------------------------
B-9                 Adjustable Rate      $9,713,000               BB/NR                  Subordinate
B-10                Adjustable Rate      $5,828,000               B/NR                   Subordinate
B-11                Adjustable Rate      $3,886,464               NR/NR                  Subordinate
XP                  N/A                  N/A                      N/A                    Subordinate

TOTAL NON-OFFERED CERTIFICATES*:         $19,427,464
*Approximate


                                         RESIDUAL NON-OFFERED CERTIFICATES

                         PASS-THROUGH      INITIAL CERTIFICATE       INITIAL RATING
CLASS                        RATE           PRINCIPAL BALANCE         (S&P/MOODY'S)               DESIGNATION
-------------       -----------------    ----------------------   -------------------    -----------------------------
R                      N/A               $0                       N/A                    Residual
R-X                    N/A               $0                       N/A                    Residual



TOTAL CERTIFICATES*:                     $971,348,464
*Approximate



OTHER INFORMATION:

The pass-through rates on the certificates are described in detail on pages S-15 through S-17 in this prospectus supplement.

CLASS 1-X CERTIFICATES:

The Class 1-X Certificates do not have a principal amount. The Class 1-X Certificates have a notional amount equal to the aggregate certificate principal balance of the Class 1-A Certificates. The Class 1-X Certificates have an initial notional amount of $348,384,000.

CLASS 2-X CERTIFICATES:

The Class 2-X Certificates do not have a principal amount. The Class 2-X Certificates have a notional amount equal to the aggregate certificate principal balance of the Class 2-A Certificates. The Class 2-X Certificates have an initial notional amount of $226,263,000.

CLASS 3-X CERTIFICATES:

The Class 3-X Certificates do not have a principal amount. The Class 3-X Certificates have a notional amount equal to the aggregate certificate principal balance of the Class 3-A Certificates. The Class 3-X Certificates have an initial notional amount of $53,616,000.

CLASS 4-X CERTIFICATES:

The Class 4-X Certificates do not have a principal amount. The Class 4-X Certificates have a notional amount equal to the aggregate certificate principal balance of the Class 4-A Certificates. The Class 4-X Certificates have an initial notional amount of $267,806,000.

CLASS M-X CERTIFICATES:

The Class M-X Certificates do not have a principal amount. The Class M-X Certificates have a notional amount equal to the aggregate certificate principal balance of the Class B Certificates. The Class M-X Certificates have an initial notional amount of $75,279,464.

THE ISSUING ENTITY

The depositor will establish a trust with                 mortgage loans secured by one- to
respect to the Structured Asset Mortgage                  four-family residential real properties and
Investments II Trust 2006-AR5, Mortgage                   individual condominium units.
Pass-Through Certificates, Series 2006-AR5,
pursuant to a pooling and servicing agreement             The mortgage loans have an aggregate
dated as of May 1, 2006, among the depositor,             principal balance of approximately
the master servicer, the securities administrator,        $971,348,464 as of the cut-off date.
the trustee and the sponsor.
                                                          Approximately 93.97%, 96.85%, 98.53% and
The certificates represent in the aggregate               99.57% of the sub-loan group 1, sub-loan group 2,
the entire beneficial ownership interest in the           sub-loan group 3 and sub-loan group 4 mortgage loans,
trust. Distributions of interest and/or principal on      respectively, by cut-off date principal balance, have
the offered certificates will be made (i) from            a negative amortization feature, under which accrued
payments received in connection with the mortgage         interest on a mortgage loan will be deferred and
loans and (ii) from certain payments that may be made     added to the principal balance of that mortgage loan
pursuant to the cap contracts, in each case as            if the minimum monthly payment on such mortgage loan
described below.                                          on its interest payment date is less than the amount
                                                          of accrued interest due on that mortgage loan on that
See "DESCRIPTION OF THE CERTIFICATES" in this             payment date.
prospectus supplement.
                                                          The interest rate on each mortgage loan will
THE SPONSOR                                               be adjusted monthly based on One-Year MTA, in each
                                                          case to equal such index plus a fixed percentage set
EMC Mortgage Corporation, in its capacity as              forth in or computed in accordance with the related
mortgage loan seller, referred to herein as               note, and generally subject to rounding and to
the Sponsor or EMC, a Delaware corporation                certain other limitations, including a maximum
and an affiliate of the depositor and the                 lifetime mortgage rate, and in certain cases a
underwriter, will sell the mortgage loans to              minimum lifetime mortgage rate, and in certain cases
the depositor.                                            a maximum upward or downward adjustment on each
                                                          interest adjustment date, all as more fully described
THE ORIGINATOR                                            under "DESCRIPTION OF THE MORTGAGE LOANS" in this
                                                          prospectus supplement. The related index is as
All of the mortgage loans were originated                 described under "DESCRIPTION OF THE MORTGAGE
by American Home Mortgage Corp.                           LOANS--INDEX ON THE MORTGAGE LOANS" in this
                                                          prospectus supplement.
THE SERVICER

All of the mortgage loans will be serviced                While the interest rate on each mortgage
by American Home Mortgage Servicing, Inc.                 loan will adjust monthly (with respect to certain of
                                                          the mortgage loans, after a period of up to twelve
LPMI INSURER                                              months after origination during which the related
                                                          mortgage rate is fixed), the minimum monthly payment
Triad Guaranty Insurance Corporation                      due on the mortgage loans generally will only adjust
("Triad"), an Illinois corporation. Certain of the        annually. On each annual payment adjustment date, the
mortgage loans are covered by mortgage insurance          minimum monthly payment due on such mortgage loan
provided by the LPMI insurer, which may provide           will be reset to fully amortize such mortgage loan
limited protection to the trust in the event such         over its remaining term to maturity, subject to the
mortgage loans default. See "DESCRIPTION OF THE
CERTIFICATES--THE LPMI POLICY" in this prospectus
supplement.

THE MORTGAGE LOANS

The trust will contain on the closing date approximately 2,153 first lien adjustable rate

conditions that (i) the amount of                         loan group 2 mortgage loans; the Class
the monthly payment on the related mortgage               3-A-1, Class 3-A-2, Class 3-A-3 and Class
loan will not increase or decrease by an                  3-X Certificates will be entitled to receive
amount that is more than 7.50% of the                     distributions solely with respect to the
monthly payment on such mortgage loan prior               sub-loan group 3 mortgage loans; and the
to such adjustment, (ii) as of the fifth                  Class 4-A-1, Class 4-A-2, Class 4-A-3 and
anniversary of the first due date with                    Class 4-X Certificates will be entitled to
respect to such mortgage loan, and on every               receive distributions solely with respect to
fifth anniversary thereafter, and on the                  the sub-loan group 4 mortgage loans.
last payment adjustment date prior to the
related mortgage loan's scheduled maturity                THE SUB-LOAN GROUP 1 MORTGAGE LOANS
date, the minimum monthly payment on the
related mortgage loan will be reset without               The following table describes
regard to the limitation described in clause              certain characteristics of all of the
(i) above, and (iii) if the unpaid principal              mortgage loans in sub-loan group 1 as of the
balance on such mortgage loan exceeds 110% ,              cut-off date:
115% or 125% of the original principal
balance on such mortgage loan due to                      Number of mortgage loans:.....................682
deferred interest having been added to the
principal balance of such mortgage loan,                  Aggregate scheduled principal
then the monthly payment on such mortgage                    balance:..........................$377,651,940
loan will be reset on that payment date
without regard to the limitation described                Range of scheduled principal
in clause (i) above to amortize fully the                    balances:.................$39,895 to 4,420,342
then unpaid principal balance of such
mortgage loan over its remaining term to                  Average scheduled principal
maturity. See "DESCRIPTION OF THE MORTGAGE                    balance:.............................$553,742
LOANS--GENERAL" and "--Negative
Amortization" in this prospectus supplement.              Range of mortgage rates
                                                              (per annum):.................1.750% to 8.561%
The mortgage loans have been
divided into four sub-loan groups,                        Weighted average mortgage rate
designated as sub-loan group 1, sub-loan                      (per annum):...........................5.344%
group 2, sub-loan group 3 and sub-loan group
4, as more fully described below in Schedule              Range of remaining terms to stated maturity
A to this prospectus supplement.                              (months):.........................355 to 480

Approximately 6.03%, 3.15%, 1.47%                         Weighted average remaining term to stated maturity
and 0.43% of the sub-loan group 1, sub-loan                   (months):................................410
group 2, sub-loan group 3 and sub-loan group
4 mortgage loans, respectively, by cut-off                Weighted average loan-to-value ratio at
date principal balance, are within an                         origination:..........................73.12%
initial interest only period.
                                                          Weighted average gross margin
Except under the limited circumstances                        (per annum):...........................2.855%
described in this prospectus
supplement, the Class 1-A-1, Class 1-A-2,                 Weighted average maximum lifetime
Class 1-A-3 and Class 1-X Certificates will                   mortgage rate (per annum):............10.025%
be entitled to receive distributions solely
with respect to the sub-loan group 1                      Weighted average months to first interest
mortgage loans; the Class 2-A-1, Class                        adjustment date (months):...................3
2-A-2, Class 2-A-3 and Class 2-X
Certificates will be entitled to receive                  Loan Index Type:
distributions solely with respect to the sub-
                                                          One-Year MTA.................................100%

THE SUB-LOAN GROUP 2 MORTGAGE LOANS                       Average scheduled principal
                                                              balance:.............................$372,569
The following table describes
certain characteristics of all of the                     Range of mortgage rates
mortgage loans in sub-loan group 2 as of the                  (per annum):.................1.750% to 8.171%
cut-off date:
                                                          Weighted average mortgage rate
Number of mortgage loans:.....................552             (per annum):...........................6.838%

Aggregate scheduled principal                             Range of remaining terms to stated maturity
   balance:..........................$245,271,425             (months):..........................355 to 479

Range of scheduled principal                              Weighted average remaining term to stated
   balances:.................$41,011 to 2,778,619             maturity (months):........................414

Average scheduled principal                               Weighted average loan-to-value ratio at
    balance:.............................$444,332             origination:...........................73.73%

Range of mortgage rates                                   Weighted average gross margin
    (per annum):.................1.000% to 8.078%             (per annum):...........................2.937%

Weighted average mortgage rate                            Weighted average maximum lifetime
    (per annum):...........................6.495%             mortgage rate (per annum):............10.045%

Range of remaining terms to stated maturity               Weighted average months to first interest
    (months):..........................355 to 479             adjustment date (months):...................1

Weighted average remaining term to stated maturity        Loan Index Type:
    (months):.................................418
                                                          One-Year MTA.................................100%
Weighted average loan-to-value ratio at
    origination:...........................72.63%         THE SUB-LOAN GROUP 4 MORTGAGE LOANS

Weighted average gross margin                             The following table describes
    (per annum):...........................2.912%         certain characteristics of all of the
                                                          mortgage loans in sub-loan group 4 as of the
Weighted average maximum lifetime                         cut-off date:
    mortgage rate (per annum):............10.041%
                                                          Number of mortgage loans:.....................763
Weighted average months to first interest
    adjustment date (months):...................3         Aggregate scheduled principal
                                                             balance:..........................$290,304,261
Loan Index Type:
                                                          Range of scheduled principal
One-Year MTA.................................100%            balances:.................$40,000 to 3,497,695

THE SUB-LOAN GROUP 3 MORTGAGE LOANS                       Average scheduled principal
                                                              balance:.............................$380,477
The following table describes
certain characteristics of all of the                     Range of mortgage rates
mortgage loans in sub-loan group 3 as of the                  (per annum):.................1.000% to 8.701%
cut-off date:
                                                          Weighted average mortgage rate
Number of mortgage loans:.....................156             (per annum):...........................7.242%

Aggregate scheduled principal                             Range of remaining terms to stated maturity
   balance:...........................$58,120,838             (months):..........................355 to 480

Range of scheduled principal                              Weighted average remaining term to stated
   balances:.................$80,209 to 2,206,185             maturity (months):........................424


Weighted average loan-to-value ratio at                   REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
   origination:............................74.07%
                                                          The trustee will acknowledge the
Weighted average gross margin                             sale, transfer and assignment to it (or the
    (per annum):...........................3.484%         custodian as its agent) by the depositor and
                                                          receipt of the mortgage loans, subject to
Weighted average maximum lifetime                         further review and the exceptions which may
    mortgage rate (per annum):............10.013%         be noted pursuant to the procedures
                                                          described in the pooling and servicing
Weighted average months to first interest                 agreement. If the trustee (or the custodian
    adjustment date (months):...................2         as its agent) finds that any mortgage loan
                                                          is defective on its face with respect to
Loan Index Type:                                          that loan, the trustee (or the custodian as
                                                          its agent) shall notify the sponsor of such
One-Year MTA.................................100%         defect in the required certification. The
                                                          sponsor must then correct or cure any such
ALL MORTGAGE LOANS                                        defect within 90 days from the date of
                                                          notice from the trustee (or the custodian as
The following table describes                             its agent) of the defect and if the sponsor
certain characteristics of all of the                     fails to correct or cure such defect within
mortgage loans in all four sub-loan groups                such period and such defect materially and
as of the cut-off date:                                   adversely affects the interests of the
                                                          certificateholders in the related mortgage
Number of mortgage loans:...................2,153         loan, the sponsor will, in accordance with
                                                          the terms of the pooling and servicing
Aggregate scheduled principal                             agreement, within 90 days of the date of
   balance:..........................$971,348,464         notice, provide the trustee with a
                                                          substitute mortgage loan (if within two
Range of scheduled principal                              years of the closing date) or repurchase the
   balances:.................$39,895 to 4,420,342         mortgage loan; provided that, if such defect
                                                          would cause the mortgage loan to be other
Average scheduled principal                               than a "qualified mortgage" as defined in
    balance:.............................$451,160         Section 860G(a)(3) of the Internal Revenue
                                                          Code, any such cure or substitution must
Range of mortgage rates                                   occur within 90 days from the date such
    (per annum):.................1.000% to 8.701%         breach was discovered.

Weighted average mortgage rate                            DESCRIPTION OF THE CERTIFICATES
    (per annum):...........................6.291%
                                                          GENERAL
Range of remaining terms to stated maturity
    (months):..........................355 to 480         The trust will issue the
                                                          certificates set forth in the tables
Weighted average remaining term to stated                 beginning on page S-7 of this prospectus
    maturity (months):........................416         supplement, which will represent the entire
                                                          beneficial ownership in the trust.
Weighted average loan-to-value ratio at
    origination:...........................73.32%         The Class 1-A-1, Class 1-A-2, Class
                                                          1-A-3 and Class 1-X Certificates, which are
Weighted average gross margin                             sometimes referred to herein as the sub-loan
    (per annum):...........................3.062%         group 1 senior certificates, will each
                                                          represent interests principally in sub-loan
Weighted average maximum lifetime                         group 1 and these certificates (other than
    mortgage rate (per annum):............10.027%         Class 1-X Certificates) are sometimes
                                                          referred to herein as the Class 1-A
Weighted average months to first interest                 Certificates. The Class 2-A-1,
    adjustment date (months):...................2

Loan Index Type:

One-Year MTA.................................100%

Class 2-A-2, Class 2-A-3 and Class                        The senior certificates and the
2-X Certificates, which are sometimes                     offered subordinate certificates are
referred to herein as the sub-loan group 2                sometimes referred to herein as the offered
senior certificates, will each represent                  certificates.
interests principally in sub-loan group 2
and these certificates (other than Class 2-X              The trust will also issue Class
Certificates) are sometimes referred to                   B-9, Class B-10 and Class B-11 Certificates,
herein as the Class 2-A Certificates. The                 which are not offered by this prospectus
Class 3-A-1, Class 3-A-2, Class 3-A-3 and                 supplement, and are sometimes referred to
Class 3-X Certificates, which are sometimes               herein as the non-offered Class B
referred to herein as the sub-loan group 3                Certificates. The non-offered Class B
senior certificates, will each represent                  Certificates will each represent subordinate
interests principally in sub-loan group 3                 interests in the mortgage loans. The
and these certificates (other than Class 3-X              non-offered Class B Certificates have an
Certificates) are sometimes referred to                   initial principal balance of approximately
herein as the Class 3-A Certificates. The                 $19,427,464.
Class 4-A-1, Class 4-A-2, Class 4-A-3 and
Class 4-X Certificates, which are sometimes               The Class B-1, Class B-2, Class
referred to herein as the sub-loan group 4                B-3, Class B-4, Class B-5, Class B-6, Class
senior certificates, will each represent                  B-7, Class B-8, Class B-9, Class B-10 and
interests principally in sub-loan group 4                 Class B-11 Certificates are sometimes
and these certificates (other than Class 4-X              referred to herein as the Class B
Certificates) are sometimes referred to                   Certificates.
herein as the Class 4-A Certificates. The
Class 1-A Certificates, Class 2-A                         The trust will also issue Class XP
Certificates, Class 3-A Certificates and                  Certificates, which are not offered by this
Class 4-A Certificates are sometimes                      prospectus supplement, and which will
referred to herein as the Class A                         represent the right of the holder to
Certificates. The Class 1-X Certificates,                 prepayment charges on the mortgage loans, to
Class 2-X Certificates, Class 3-X                         the extent such prepayment charges are not
Certificates and Class 4-X Certificates are               retained by the servicer in accordance with
sometimes referred to herein as the senior                the terms of the servicing agreement. The
interest-only certificates and, together                  Class XP Certificates, together with the
with the Class A Certificates, as the senior              Class B Certificates and the Class M-X
certificates. Payments of interest and, as                Certificates are sometimes referred to
applicable, principal on each class of                    herein as the subordinate certificates.
senior certificates will be made first from
mortgage loans in the related sub-loan group              The offered certificates, together
and thereafter, in limited circumstances as               with the non-offered certificates and the
further described herein, from mortgage                   residual certificates are sometimes referred
loans in the other sub-loan group or groups.              to herein as the certificates.

The Class B-1, Class B-2, Class                           The certificates, other than the
B-3, Class B-4, Class B-5, Class B-6, Class               interest-only certificates and the residual
B-7, Class B-8 and Class M-X Certificates                 certificates, are sometimes referred to
will each represent subordinate interests in              herein as the adjustable rate certificates.
the mortgage loans and these certificates
are sometimes referred to herein as the                   The Class R Certificates and the
offered subordinate certificates.                         Class R-X Certificates (also referred to
                                                          herein as the residual certificates), which
The Class M-X Certificates,                               are not offered pursuant to this prospectus,
together with the senior interest-only                    will represent the residual interests in the
certificates are sometimes referred to                    real estate mortgage investment conduits
herein as the interest-only certificates.                 established by the trust. The residual
                                                          certificates, together with the non-offered
                                                          Class B Certificates and Class XP
                                                          Certificates are sometimes referred to
                                                          herein as the non-offered certificates.

The assumed final distribution date                       Europe. The trust will issue the
for the offered certificates is the                       residual certificates in certificated
distribution date occurring in May 25, 2036.              fully-registered form.
It is intended that the amounts deposited in
the final maturity reserve account will be                We refer you to "DESCRIPTION OF THE
sufficient to retire the Class A and Class B              CERTIFICATES--REGISTRATION OF THE BOOK-ENTRY
certificates on the assumed final                         CERTIFICATES" in this prospectus supplement.
distribution date, even though the
outstanding principal balance of the                      PASS THROUGH RATES
mortgage loans having 40-year original terms
to maturity have not been reduced to zero on              The pass-through rate for each
the assumed final distribution date. The                  class of adjustable rate certificates may
actual final distribution date for each                   change from distribution date to
class of Class A and Class B certificates                 distribution date. The pass-through rate on
may be earlier, and could be substantially                these certificates may therefore be adjusted
earlier, than the distribution date in May                on a monthly basis. Investors will be
2036.                                                     notified of a pass-through rate adjustment
                                                          through the monthly distribution reports.
RECORD DATE
                                                          Each class of adjustable rate
For each class of adjustable rate                         certificates will bear interest at a
certificates, and for any distribution date,              pass-through rate equal to the least of (i)
the close of business on the business day                 one-month LIBOR plus the related margin,
immediately preceding the applicable                      (ii) 10.50% per annum and (iii) the
distribution date so long as such                         applicable net rate cap described in this
certificates remain in book-entry form; and               prospectus supplement. One-month LIBOR for
otherwise the record date shall be the close              the first interest accrual period and for
of business on the last business day of the               all subsequent accrual periods shall be
month immediately preceding the month in                  determined as described in "DESCRIPTION OF
which such distribution date occurs.                      THE CERTIFICATES--CALCULATION OF ONE-MONTH
                                                          LIBOR" in this prospectus supplement.
For each class of certificates
other than the adjustable rate certificates,              The related per annum margin for
and for any distribution date, the close of               each class of adjustable rate certificates
business on the last business day of the                  is set forth in the column immediately to
calendar month preceding the month in which               the right of the class designation, provided
such distribution date occurs.                            that, after the first possible optional
                                                          termination date, the related per annum
DENOMINATIONS                                             margin for the adjustable rate certificates
                                                          will be the related per annum margin set
For each class of offered                                 forth in the far right-hand column in the
certificates $25,000 and multiples of $1,000              following table:
in excess thereof, except that one
certificate of each class may be issued to                                 Per Annum Margins
accommodate the remainder of the initial                  Class                    (1)          (2)
principal amount of such class of
certificates.                                             1-A-1                 0.210%      0.420%

REGISTRATION OF OFFERED CERTIFICATES                      1-A-2                 0.260%      0.520%

The issuing entity will issue the                         1-A-3                 0.300%      0.600%
offered certificates initially in book-entry
form. Persons acquiring interests in these                2-A-1                 0.210%      0.420%
offered certificates will hold their
beneficial interests through The Depository               2-A-2                 0.260%      0.520%
Trust Company, in the United States, or
Clearstream Banking, societe anonyme or the               2-A-3                 0.310%      0.620%
Euroclear System, in
                                                          3-A-1                 0.210%      0.420%



                        Per Annum Margins
Class                   (1)          (2)
3-A-2                 0.270%      0.540%                  excess, if any, of (x) the weighted
                                                          average of the net rates of the sub-loan
3-A-3                 0.330%      0.660%                  group 1 mortgage loans over (y) the weighted
                                                          average of the pass-through rates on each
4-A-1                 0.220%      0.440%                  class of the Class 1-A Certificates as of
                                                          the related distribution date, weighted in
4-A-2                 0.270%      0.540%                  proportion to the applicable certificate
                                                          principal balance of each class of the Class
4-A-3                 0.310%      0.620%                  1-A Certificates as of such distribution
                                                          date.
B-1                   0.340%      0.510%
                                                          The Class 2-X Certificates will
B-2                   0.370%      0.555%                  bear interest at a variable pass-through
                                                          rate equal to the excess, if any, of (x) the
B-3                   0.390%      0.585%                  weighted average of the net rates of the
                                                          sub-loan group 2 mortgage loans over (y) the
B-4                   0.450%      0.675%                  weighted average of the pass-through rates
                                                          on each class of the Class 2-A Certificates
B-5                   0.480%      0.720%                  as of the related distribution date,
                                                          weighted in proportion to the applicable
B-6                   0.540%      0.810%                  certificate principal balance of each class
                                                          of the Class 2-A Certificates as of such
B-7                   1.250%      1.875%                  distribution date.

B-8                   1.500%      2.250%                  The Class 3-X Certificates will
                                                          bear interest at a variable pass-through
B-9                   2.150%      3.225%                  rate equal to the excess, if any, of (x) the
                                                          weighted average of the net rates of the
B-10                  2.150%      3.225%                  sub-loan group 3 mortgage loans over (y) the
                                                          weighted average of the pass-through rates
B-11                  2.150%      3.225%                  on each class of the Class 3-A Certificates
                                                          as of the related distribution date,
----------------                                          weighted in proportion to the applicable
                                                          certificate principal balance of each class
                                                          of the Class 3-A Certificates as of such
(1)      For the accrual period related to any            distribution date.
         distribution date occurring on or prior to
         the first possible optional termination          The Class 4-X Certificates will
         date.                                            bear interest at a variable pass-through
                                                          rate equal to the excess, if any, of (x) the
(2)      For the accrual period related to                weighted average of the net rates of the
         any distribution date occurring                  sub-loan group 4 mortgage loans over (y) the
         after the first possible optional                weighted average of the pass-through rates
         termination date.                                on each class of the Class 4-A Certificates
                                                          as of the related distribution date,
If on any distribution date, the                          weighted in proportion to the applicable
pass-through rate for a class of adjustable               certificate principal balance of each class
rate certificates is based on the applicable              of the Class 4-A Certificates as of such
net rate cap as described in this prospectus              distribution date.
supplement, the holders of the related
certificates will receive a smaller amount                The Class M-X Certificates will
of interest than such holders would have                  bear interest at a variable pass-through
received on such distribution date had the                rate equal to the excess, if any, of (x) the
pass-through rate been calculated based on                weighted average of the weighted average net
the lesser of (a) one-month LIBOR plus the                rates of the mortgage loans in each sub-loan
related margin and (b) 10.50% per annum.                  group, weighted in proportion to the excess
However, the shortfalls described in this                 of the aggregate scheduled principal balance
paragraph may be covered by the related cap               of each such sub-
contracts, as described in this prospectus
supplement.

The Class 1-X Certificates will
bear interest at a variable pass-through rate equal to the

loan group over the aggregate                             Interest on the adjustable rate
certificate principal balance of the senior               certificates will be calculated on the basis
certificates related to such sub-loan group,              of a 360-day year and the actual number of
adjusted to an effective rate reflecting the              days elapsed during the related interest
accrual of interest on an actual/360 basis,               accrual period.
over (y) the weighted average of the
pass-through rates on each class of the                   Each class of adjustable rate
Class B Certificates as of the related                    certificates may receive additional interest
distribution date, weighted in proportion to              distributions from payments under the
the applicable certificate principal balance              related cap contract, as described below
of each class of the Class B Certificates as              under "THE CAP CONTRACTS."
of such distribution date.
                                                          The interest accrual period for
The Residual Certificates and the                         each class of certificates other than
Class XP Certificates do not have a                       adjustable rate certificates, the Class XP
pass-through rate and will not bear                       Certificates and the residual certificates,
interest.                                                 will be the calendar month immediately
                                                          preceding the calendar month in which a
INTEREST PAYMENTS                                         distribution date occurs.

On each distribution date holders                         Interest on the certificates other
of the offered certificates and the Class                 than adjustable rate certificates and the
B-9, Class B-10 and Class B-11 Certificates               residual certificates, will be calculated on
will be entitled to receive:                              the basis of a 360-day year that consists of
                                                          twelve 30-day months.

 o       the interest that has accrued on the             The notional amount of the Class
         the certificate principal balance                1-X Certificates for purposes of calculating
         or notional amount of the related                accrued certificate interest is equal to the
         certificates at the applicable                   aggregate certificate principal balance of
         pass-through rate during the related             the Class 1-A Certificates.
         interest accrual period, and
                                                          The notional amount of the Class
o        any interest due on a prior                      2-X Certificates for purposes of calculating
         distribution date that was not paid,             accrued certificate interest is equal to the
                                                          aggregate certificate principal balance of
                                                          the Class 2-A Certificates.
LESS
                                                          The notional amount of the Class
o        interest shortfalls allocated to                 3-X Certificates for purposes of calculating
         such certificates.                               accrued certificate interest is equal to the
                                                          aggregate certificate principal balance of
However, the amount of interest                           the Class 3-A Certificates.
distributable on a distribution date with
respect to any class of certificates will be              The notional amount of the Class
reduced by the amount, if any, of net                     4-X Certificates for purposes of calculating
deferred interest for the related                         accrued certificate interest is equal to the
distribution date that is allocated to such               aggregate certificate principal balance of
class of certificates, and on and after the               the Class 4-A Certificates.
distribution date occurring in May 2016, any
amounts paid into the final maturity reserve              The notional amount of the Class
account, as described under "DESCRIPTION OF               M-X Certificates for purposes of calculating
THE CERTIFICATES" in this prospectus                      accrued certificate interest is equal to the
supplement.                                               aggregate certificate principal balance of
                                                          the Class B Certificates.
The interest accrual period for
each class of adjustable rate certificates                In addition, the adjustable rate
will be the period from and including the                 certificates will be entitled to receive
preceding distribution date (or from the                  certain distributions with
closing date, in the case of the first
distribution date) to and including the day
prior to the current distribution date.


respect to carry-forward shortfall                        certificates, beginning with the
amounts that the related interest-only                    subordinate certificates with the lowest
certificates would have otherwise been                    payment priority, until the certificate
entitled to receive. See "DESCRIPTION OF THE              principal balance of that class of
CERTIFICATES--INTEREST DISTRIBUTIONS ON THE               subordinate certificates has been reduced to
CERTIFICATES" in this prospectus supplement.              zero and then allocating any loss to the
                                                          next most junior class of subordinate
PRINCIPAL PAYMENTS                                        certificates, until the certificate
                                                          principal balance of each class of
On each distribution date, to the                         subordinate certificates has been reduced to
extent that the scheduled and unscheduled                 zero. If no subordinate certificates remain
payments of principal on the related                      outstanding, the principal portion of
mortgage loans during the related due period              realized losses on the mortgage loans of the
and prepayment period exceed the deferred                 related sub-loan group will be allocated to
interest on such mortgage loans, principal                the related Class A Certificates in the
will be paid on each class of related                     order of priority set forth under
certificates entitled to receive principal                "DESCRIPTION OF THE CERTIFICATES--ALLOCATION
payments on each distribution date. You                   OF LOSSES; SUBORDINATION" in this prospectus
should review the priority of payments                    supplement.
described under "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS ON THE                        Subordination provides the holders
CERTIFICATES" in this prospectus supplement.              of the senior certificates and the
                                                          subordinate certificates having a higher
CREDIT ENHANCEMENT                                        payment priority with protection against
                                                          losses realized when the remaining unpaid
The credit enhancement provided for                       principal balance on a mortgage loan exceeds
the benefit of the holders of the offered                 the amount of proceeds recovered upon the
certificates provides limited protection to               liquidation of that mortgage loan.
holders of specified certificates against
shortfalls in payments received on the                    As of the closing date, the
mortgage loans.                                           aggregate certificate principal balance of
                                                          the Class B Certificates will equal
SUBORDINATION; ALLOCATION OF                              approximately 7.75% of the aggregate
LOSSES. The credit enhancement provided for               certificate principal balance of all classes
the benefit of the holders of the offered                 of the certificates (other than the
certificates consists of subordination. By                interest-only certificates). As of the
issuing senior certificates and subordinate               closing date, the aggregate certificate
certificates, the trust has increased the                 principal balance of the Class B-9, Class
likelihood that the holders of the senior                 B-10 and Class B-11 Certificates will equal
certificates and the subordinate                          approximately 2.00% of the aggregate
certificates having a higher payment                      certificate principal balance of all classes
priority will receive regular payments of                 of the certificates (other than the
interest and, as applicable, principal.                   interest-only certificates).

The senior certificates will have a                       In addition, to extend the period
payment priority over the subordinate                     during which the subordinate certificates
certificates. Among the classes of                        remain available as credit enhancement to
subordinate certificates, each class of                   the senior certificates, the entire amount
Class B Certificates with a lower numerical               of any prepayments and certain other
class designation will have payment priority              unscheduled recoveries of principal with
over each class of Class B Certificates with              respect to the mortgage loans in the related
a higher numerical class designation.                     sub-loan group will be allocated to the
                                                          senior certificates (other than the senior
Loss protection for the certificates                      interest-only certificates) of the related
 is accomplished by allocating                            certificate group to the extent described in
any realized losses on the mortgage loans to              this prospectus supplement on each
the subordinate                                           distribution date during the first ten years
                                                          after the closing


date (with such allocation                                certificates are outstanding, the
to be subject to further reduction over an                securities administrator will be required to
additional five year period thereafter as                 deposit into a final maturity reserve
described in this prospectus supplement),                 account, prior to the payment of interest on
unless certain subordination levels are                   the Class A and Class B certificates, a
achieved and certain loss and delinquency                 portion of interest collections with respect
tests are satisfied. This structure will                  to each sub-loan group. Each such related
accelerate the amortization of the senior                 deposit, which we refer to as a coupon
certificates (other than the senior                       strip, will be equal to the product of
interest-only certificates) relating to each              one-twelfth of 1.00% and the aggregate
sub-loan group as a whole while, in the                   scheduled principal balance of the mortgage
absence of realized losses in respect of the              loans in a sub-loan group with original
mortgage loans in the related sub-loan                    terms to maturity in excess of 30 years, not
group, increasing the percentage interest in              to exceed in the aggregate with respect to
the principal balance of the mortgage loans               all sub-loan groups, a final maturity
in such sub-loan group the subordinate                    reserve fund target. Amounts on deposit in
certificates evidence.                                    the final maturity reserve account will be
                                                          used to pay the outstanding class
                                                          certificate balances of the Class A and
See "DESCRIPTION OF THE                                   Class B certificates then outstanding to
CERTIFICATES--ALLOCATION OF LOSSES;                       zero on the 360th distribution date.
SUBORDINATION" in this prospectus
supplement.                                               See "DESCRIPTION OF THE
                                                          CERTIFICATES--FINAL MATURITY RESERVE
ADVANCES                                                  ACCOUNT" in this prospectus supplement.

The servicer will make cash                               MASTER SERVICING AND SERVICING FEES
advances with respect to delinquent payments
of scheduled interest and principal on the                The master servicer will be
mortgage loans for which it acts as                       entitled to receive, as compensation for its
servicer, in general, to the extent that the              activities under the pooling and servicing
servicer reasonably believes that such cash               agreement, the reinvestment income received
advances can be repaid from future payments               on amounts in the distribution account for a
on the related mortgage loans. If the                     certain period of days as further described
servicer fails to make any required                       in this prospectus supplement. The servicer
advances, the master servicer may be                      will be entitled to receive a servicing fee,
obligated to do so, as described in this                  as compensation for its activities under the
prospectus supplement. These cash advances                Servicing Agreement, equal to 1/12th of the
are only intended to maintain a regular flow              servicing fee rate multiplied by the
of scheduled interest and principal payments              scheduled principal balance of each mortgage
on the certificates and are not intended to               loan serviced by it as of the due date in
guarantee or insure against losses.                       the month preceding the month in which such
                                                          distribution date occurs. The servicing fee
THE CAP CONTRACTS                                         rate will be 0.250% through 0.375% per
                                                          annum. Interest shortfalls on the related
Each class of adjustable rate                             mortgage loans resulting from prepayments in
certificates will be entitled to the                      full in any calendar month will be offset by
benefits provided by a related cap contract.              the servicer or the master servicer on the
There can be no assurance as to the extent                distribution date in the following calendar
of benefits, if any, that may be realized by              month to the extent of compensating interest
the holders of the adjustable rate                        payments as described in this prospectus
certificates as a result of the cap                       supplement.
contracts.

See "THE CAP CONTRACTS" in this
prospectus supplement.

FINAL MATURITY RESERVE ACCOUNT

If, on each distribution date
occurring in and after May 2016, if any of Class A and Class B

LENDER PAID MORTGAGE INSURANCE                            OFFERED CERTIFICATES          S&P        MOODY'S
                                                          ----------------------        -----      --------
Approximately 44.13%, 48.03%,                             1-A-1                         AAA         Aaa
48.05% and 47.83% of the mortgage loans in                1-A-2                         AAA         Aaa
Sub-Loan Group 1, Sub-Loan Group 2, Sub-Loan              1-A-3                         AAA         Aaa
Group 3 and Sub-Loan Group 4, respectively,               1-X                           AAA         Aaa
and 46.46% of the mortgage loans in the                   2-A-1                         AAA         Aaa
aggregate, by aggregate principal balance as              2-A-2                         AAA         Aaa
of the cut-off date, will be insured by an                2-A-3                         AAA         Aaa
insurance policy issued by the LPMI insurer.              2-X                           AAA         Aaa
However, such policy will provide only                    3-A-1                         AAA         Aaa
limited protection against losses on                      3-A-2                         AAA         Aaa
defaulted mortgage loans which are covered                3-A-3                         AAA         Aaa
by such policy. See "DESCRIPTION OF THE                   3-X                           AAA         Aaa
CERTIFICATES--THE LPMI POLICY" in this                    4-A-1                         AAA         Aaa
prospectus supplement.                                    4-A-2                         AAA         Aaa
                                                          4-A-3                         AAA         Aaa
OPTIONAL TERMINATION                                      4-X                           AAA         Aaa
                                                          M-X                           AA+         Aa1
At its option, the depositor or its                       B-1                           AA+         Aa1
designee may purchase from the trust all of               B-2                           AA          Aa2
the mortgage loans, together with any                     B-3                           AA          Aa3
properties in respect thereof acquired on                 B-4                           AA-         A1
behalf of the trust, and thereby effect                   B-5                           A+          A2
termination and early retirement of the                   B-6                            A          A3
certificates after the scheduled principal                B-7                            A-        Baa1
balance of the mortgage loans (and                        B-8                          BBB+        Baa2
properties acquired in respect thereof),
remaining in the trust has been reduced to                A rating is not a recommendation to
less than 10% of the scheduled principal                  buy, sell or hold securities and either
balance of the mortgage loans as of the                   rating agency can revise or withdraw such
cut-off date.                                             ratings at any time. In general, ratings
                                                          address credit risk and do not address the
See "POOLING AND SERVICING                                likelihood of prepayments.
AGREEMENT--TERMINATION" in this prospectus
supplement.                                               See "YIELD ON THE CERTIFICATES" and
                                                          "RATINGS" in this prospectus supplement and
FEDERAL INCOME TAX CONSEQUENCES                           "YIELD CONSIDERATIONS" in the prospectus.

One or more elections will be made                        LEGAL INVESTMENT
to treat the mortgage loans and certain
related assets as one or more real estate                 The offered certificates (other
mortgage investment conduits for federal                  than the Class B-5, Class B-6, Class B-7 and
income tax purposes.                                      Class B-8 Certificates) will constitute
                                                          "mortgage related securities" for purposes
See "FEDERAL INCOME TAX                                   of SMMEA, so long as they are rated in one
CONSEQUENCES" in this prospectus supplement.              of the two highest rating categories by a
                                                          nationally recognized statistical rating
RATINGS                                                   organization. The Class B-5, Class B-6,
                                                          Class B-7 and Class B-8 Certificates will
It is a condition to the issuance                         not constitute "mortgage related securities"
of the certificates that the offered                      for purposes of SMMEA.
certificates receive the following ratings
from Standard & Poor's Rating Services, a
division of The McGraw-Hill Companies, Inc.,
which is referred to herein as S&P, and
Moody's Investors Service, Inc., which is
referred to herein as Moody's:

See "LEGAL INVESTMENT" in this
prospectus supplement and "LEGAL INVESTMENT
MATTERS" in the prospectus.

ERISA CONSIDERATIONS

The senior certificates, the Class
B-1, Class B-2, Class B-3, Class B-4 and
Class M-X certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA CONSIDERATIONS" in this prospectus supplement.

                                  RISK FACTORS

         You are encouraged to consider carefully, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of each class of subordinate certificates to the senior certificates and the classes of subordinate certificates with a higher payment priority, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the subordinate certificates with a higher payment priority, will receive regular payments of interest and, as applicable, principal and to provide the holders of the senior certificates, and to a more limited extent, holders of subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates (other than the interest-only certificates), beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates (other than any interest-only certificates), until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans of the related sub-loan group will be allocated to the related Class A Certificates, in the order of priority set forth under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF REALIZED LOSSES; SUBORDINATION," herein. Accordingly, if the aggregate certificate principal balance of the classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the classes of the subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of all the classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the related mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related sub-loan group or groups in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

         See "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 2.28% of the sub-loan group 1 mortgage loans, approximately 100% of the sub-loan group 2 mortgage loans, approximately 100% of the sub-loan group 3 mortgage loans and approximately 100% of the sub-loan group 4 mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the servicer, see "DESCRIPTION OF THE MORTGAGE LOANS - PREPAYMENT CHARGES ON THE MORTGAGE LOANS" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         On each distribution date during the first ten years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in any sub-loan group will be allocated to the related senior certificates (other than the senior interest-only certificates), with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related sub-loan group, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "YIELD ON THE CERTIFICATES" in this prospectus supplement, including the tables entitled "PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE AT THE RESPECTIVE PERCENTAGES OF CPR" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

         o   the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying the trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THOSE MORTGAGE LOANS.

         Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates or "subordinate classes" means:

         o with respect to the senior certificates: the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-1 Certificates: the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-2 Certificates: the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-3 Certificates: the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-4 Certificates: the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-5 Certificates: the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-6 Certificates: the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-7 Certificates: the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-8 Certificates: the Class B-9, the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-9 Certificates: the Class B-10 and the Class B-11 Certificates;

         o with respect to the Class B-10 Certificates: the Class B-11 Certificates.

         Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and (other than the interest-only certificates) principal prior to the subordinate classes of certificates, and then by the allocation of realized losses to the outstanding subordinate class of certificates with the lowest payment priority. Accordingly, if the aggregate certificate principal balance of a subordinate class of certificates was to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining outstanding subordinate class of certificates with the lowest payment priority and, if the aggregate certificate principal balance of all the classes of subordinate certificates was to be reduced to zero, delinquencies and defaults on the mortgage loans from the related sub-loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8, the Class B-9, the Class B-10 and the Class B-11 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate (other than the interest-only certificates), no interest will be distributable with respect to such written down amount.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates (other than the Class M-X Certificates) according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" and "THE CAP CONTRACTS" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of interest and, as applicable, principal by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

THE ADJUSTABLE RATE CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON THE ONE-MONTH LIBOR PLUS THE RELATED MARGIN.

         The adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the adjustable rate certificates are each subject to a net rate cap, as further described in this prospectus supplement. If the applicable net rate cap on a class of adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% per annum cap, the interest rate on such class of certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable net rate cap. The prepayment or default of the mortgage loans with relatively higher net mortgage rates, particularly during a period of increase in the related pass-through rate, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the applicable net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

         If on any distribution date the pass-through rate for the a class of adjustable rate certificates is limited to the applicable net rate cap, a carry-forward shortfall amount, equal to the difference between (i) interest that would have accrued at the lesser of One-Month LIBOR plus the related margin and 10.50% per annum and (ii) interest accrued on that class of certificates at the applicable net rate cap, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates. Any such carry-forward shortfall amount with respect to a class of adjustable rate certificates will be payable from interest accrued on and otherwise distributable on the related class of interest-only certificates, in each case according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" and "THE CAP CONTRACTS" in this prospectus supplement.

         In addition, to the extent there is a carry-forward shortfall amount with respect to the adjustable rate certificates, this shortfall will be covered to the extent of available payments under the respective cap contracts. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

         Although the adjustable rate certificates are entitled to payments under the related cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the adjustable rate certificates depend in part on payments to be received under the cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of Cap Counterparty.

         The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the related mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See "THE CAP CONTRACTS" in this prospectus supplement.

LIMITATIONS OF LENDER PAID MORTGAGE INSURANCE.

         Although loan-level mortgage insurance coverage has been acquired on behalf of the issuing entity from the LPMI insurer with respect to approximately 44.13%, 48.03%, 48.05% and 47.83% of the mortgage loans in Sub-Loan Group 1, Sub-Loan Group 2, Sub-Loan Group 3 and Sub-Loan Group 4, respectively, and 46.46% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

         Under the LPMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

THE INTEREST-ONLY CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

         o Because the Notional Amount of the Class 1-X Certificates on a determination date will be based upon the sum of the aggregate certificate principal balance of the Class 1-A Certificates, the yield on the Class 1-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 1 mortgage loans, to the extent these payments are allocated to the Class 1-A Certificates.

         o Interest accruing on the Class 1-X Certificates will be based on its notional amount and the excess, if any, of (i) the weighted average of the net rate of the mortgage loans in sub-loan group 1 (minus the related Coupon Strip payments, expressed as a per annum rate) over (ii) the weighted average of the related pass-through rates of the Class 1-A Certificates, weighted in proportion to each related outstanding certificate principal balance, in each case as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class 1-X Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class 1-X Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class 1-A Certificates.

         o Amounts payable to the Class 1-X Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rate on the Class 1-A Certificates being limited to the applicable net rate cap. As a result, such shortfalls may result in reduced distributions on the Class 1-X Certificates.

         o Because the Notional Amount of the Class 2-X Certificates on a determination date will be based upon the sum of the aggregate certificate principal balance of the Class 2-A Certificates, the yield on the Class 2-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 2 mortgage loans, to the extent these payments are allocated to the Class 2-A Certificates.

         o Interest accruing on the Class 2-X Certificates will be based on its notional amount and the excess, if any, of (i) the weighted average of the net rate of the mortgage loans in sub-loan group 2 (minus the related Coupon Strip payments, expressed as a per annum rate) over (ii) the weighted average of the related pass-through rates of the Class 2-A Certificates, weighted in proportion to each related outstanding certificate principal balance, in each case as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class 2-X Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class 2-X Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class 2-A Certificates.

         o Amounts payable to the Class 2-X Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rate on the Class 2-A Certificates being limited to the applicable net rate cap. As a result, such shortfalls may result in reduced distributions on the Class 2-X Certificates.

         o Because the Notional Amount of the Class 3-X Certificates on a determination date will be based upon the sum of the aggregate certificate principal balance of the Class 3-A Certificates, the yield on the Class 3-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 3 mortgage loans, to the extent these payments are allocated to the Class 3-A Certificates.

         o Interest accruing on the Class 3-X Certificates will be based on its notional amount and the excess, if any, of (i) the weighted average of the net rate of the mortgage loans in sub-loan group 3 (minus the related Coupon Strip payments, expressed as a per annum rate) over (ii) the weighted average of the related pass-through rates of the Class 3-A Certificates, weighted in proportion to each related outstanding certificate principal balance, in each case as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class 3-X Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class 3-X Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class 3-A Certificates.

         o Amounts payable to the Class 3-X Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rate on the Class 3-A Certificates being limited to the applicable net rate cap. As a result, such shortfalls may result in reduced distributions on the Class 3-X Certificates.

         o Because the Notional Amount of the Class 4-X Certificates on a determination date will be based upon the sum of the aggregate certificate principal balance of the Class 4-A Certificates, the yield on the Class 4-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group 4 mortgage loans, to the extent these payments are allocated to the Class 4-A Certificates.

         o Interest accruing on the Class 4-X Certificates will be based on its notional amount and the excess, if any, of (i) the weighted average of the net rate of the mortgage loans in sub-loan group 4 (minus the related Coupon Strip payments, expressed as a per annum rate) over (ii) the weighted average of the related pass-through rates of the Class 4-A Certificates, weighted in proportion to each related outstanding certificate principal balance, in each case as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class 4-X Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class 4-X Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class 4-A Certificates.

         o Amounts payable to the Class 4-X Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rate on the Class 4-A Certificates being limited to the applicable net rate cap. As a result, such shortfalls may result in reduced distributions on the Class 4-X Certificates.

         o Because the Notional Amount of the Class M-X Certificates on a determination date will be based upon the sum of the aggregate certificate principal balance of the Class B Certificates, the yield on the Class M-X Certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, to the extent these payments are allocated to the Class B Certificates.

         o Interest accruing on the Class M-X Certificates will be based on its notional amount and the excess, if any, of (i) the weighted average of the weighted average net rates of the mortgage loans in each sub-loan group, weighted in proportion to the excess of the aggregate scheduled principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis (minus the related Coupon Strip payments, expressed as a per annum rate), over
                  (ii) the weighted average of the related pass-through rates of the Class B Certificates, weighted in proportion to each related outstanding certificate principal balance, in each case as of the related distribution date. As such, prepayments on the related mortgage loans with relatively higher pass-through rates may cause the weighted average net rate of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the Class M-X Certificates. In addition, any increase in One-Month LIBOR is likely to reduce the amount of interest accrued on the Class M-X Certificates because the increase in One-Month LIBOR will increase the pass-through rates for the Class M-A Certificates.

         o Amounts payable to the Class M-X Certificates may be used to cover any carry-forward shortfalls amounts as a result of the respective pass-through rates on the Class B Certificates being limited to the applicable net rate cap. As a result, such shortfalls may result in reduced distributions on the Class M-X Certificates.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, approximately 6.03%, 3.15%, 1.47% and 0.43% of the sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 mortgage loans, respectively, by aggregate principal balance, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         As of the cut-off date, approximately 43.42%, 41.65%, 42.23% and 30.99% of the sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 mortgage loans, respectively, by aggregate principal balance, are secured by property in the state of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the related offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the related offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGES AND SOME CONTRACTS" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-7 and S-8 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "RATINGS" in this prospectus supplement and "RATING" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the related offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that the servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "SERVICING OF LOANS--REALIZATION UPON DEFAULTED LOANS" and "MATERIAL LEGAL ASPECTS OF THE LOANS--ENVIRONMENTAL RISKS" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "LEGAL ASPECTS OF MORTGAGE LOANS" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amount available to pay interest to the holders of the related certificates on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the related offered certificates.

AN INVESTOR'S YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE MORTGAGE LOANS.

         Approximately 93.97%, 96.85%, 98.53% and 99.57% of the sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 mortgage loans, respectively, by cut-off date principal balance, are negative amortization loans. Generally, after one to twelve months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

         The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans of the related sub-loan group during the related due period or prepayment period to interest distributions on the related certificates. For any distribution date, the net deferred interest on the mortgage loans of a sub-loan group will be allocated to each class of the related certificates (other than the related interest-only certificates) in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the related mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates (other than the related interest-only certificates), in accordance with the priorities set forth in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES."

         The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of all principal collected on the related mortgage loans during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period, will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates (other than the related interest-only certificates).

         If the interest rates on the mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related offered certificates to amortize more slowly. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10%, 15% or 25%, as the case may be, due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

         In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of such mortgage loans as of the Cut-off Date. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the Cut-off Date.

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of May 31, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool is expected to be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See "MORTGAGE LOAN ORIGINATION--GENERAL" in this prospectus supplement.

         The mortgage pool for the mortgage loans will consist of approximately 2,153 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $971,348,464. The mortgage loans generally have original terms to maturity of not greater than 40 years.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage pool has been divided into four sub-loan groups, designated as sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4, respectively. The mortgage pool and the sub-loan groups are more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 are designated as the sub-loan group 1 mortgage loans, sub-loan group 2 mortgage loans, sub-loan group 3 mortgage loans and sub-loan group 4 mortgage loans, respectively.

         Sub-loan group 1 will consist of approximately 682 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $377,651,940.

         Sub-loan group 2 will consist of approximately 552 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $245,271,425.

         Sub-loan group 3 will consist of approximately 156 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $58,120,838.

         Sub-loan group 4 will consist of approximately 763 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $290,304,261.

         All of the mortgage loans are adjustable-rate mortgage loans. After an initial fixed-rate period (as applicable), the interest rate borne by each mortgage loan will be adjusted annually based on One-Year MTA (referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         As of the Cut-off Date, approximately 42.04%, 22.72%, 7.34% and 23.81% of the sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 mortgage loans, respectively, by aggregate principal balance, were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related interest-rate margin.

         The mortgage loans are being serviced as described below under "THE MASTER SERVICER AND THE SERVICER." The mortgage loans were originated by the originator generally in accordance with its underwriting guidelines, as described under "MORTGAGE LOAN ORIGINATION".

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

BILLING AND PAYMENT PROCEDURES

         The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         Approximately 2.28%, 100%, 100% and 100% of the sub-loan group 1 mortgage loans, sub-loan group 2 mortgage loans, sub-loan group 3 mortgage loans and sub-loan group 4 mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first two years, first three years or such other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         The holders of the Class XP Certificates will be entitled to all the prepayment charges received on the mortgage loans. No prepayment charges will be available for distribution on any classes of certificates. Generally, the servicing agreement will provide that the servicer will not waive, any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

NEGATIVE AMORTIZATION

         Approximately 93.97%, 96.85%, 98.53% and 99.57% of the sub-loan group 1, sub-loan group 2, sub-loan group 3 and sub-loan group 4 mortgage loans, respectively, by cut-off date principal balance, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

         The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination. On each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

INDEX ON THE MORTGAGE LOANS

         ONE-YEAR MTA. Approximately 100% of the mortgage loans, will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                   ONE-YEAR MTA
                                  -------------------------------------------------------------------------------
DATE                                 2001          2002         2003          2004          2005         2006
-------------------------------   -----------  -----------  ------------  ------------  -----------  ------------
January 1.....................       5.999%       3.260%        1.935%        1.234%       2.022%        3.751%
February 1....................       5.871        3.056         1.858         1.229        2.171         3.888
March 1.......................       5.711        2.912         1.747         1.225        2.347         4.011
April 1.......................       5.530        2.786         1.646         1.238        2.504         4.143
May 1.........................       5.318        2.668         1.548         1.288        2.633
June 1........................       5.102        2.553         1.449         1.381        2.737
July 1........................       4.897        2.414         1.379         1.463        2.865
August 1......................       4.671        2.272         1.342         1.522        3.019
September 1...................       4.395        2.180         1.302         1.595        3.163
October 1.....................       4.088        2.123         1.268         1.677        3.326
November 1....................       3.763        2.066         1.256         1.773        3.478
December 1....................       3.481        2.002         1.244         1.887        3.618


                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2006-ar5.

         In addition, American Home Mortgage Servicing, Inc. has provided static pool information, material to this offering, with respect to its experience in securitizing asset pools of the same type, which is attached hereto as Schedule C.

         Information provided through the Internet addresses above and on Schedule C will not be deemed to be a part of this prospectus supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Structured Asset Mortgage Investments II Trust 2006-AR5 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2006-AR5 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "THE AGREEMENTS--AMENDMENT OF AGREEMENT" in the prospectus.

         The assets of Structured Asset Mortgage Investments II Trust 2006-AR5 will consist of the mortgage loans and certain related assets.

         Structured Asset Mortgage Investments II Trust 2006-AR5's fiscal year end is December 31.

                                  THE DEPOSITOR

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the State of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $94,502,237,657. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                           OCTOBER 31, 2003               OCTOBER 31, 2004                  OCTOBER 31, 2005
                                   TOTAL PORTFOLIO OF              TOTAL PORTFOLIO OF            TOTAL PORTFOLIO OF
     LOAN TYPE         NUMBER             LOANS          NUMBER       LOANS            NUMBER        LOANS
Alt-A ARM               12,268      $ 3,779,319,393.84    44,821   $11,002,497,283.49   62,521    $16,371,656,951.49
Alt-A Fixed             15,907      $ 3,638,653,583.24    11,011   $ 2,478,381,379.40   15,444    $ 3,370,889,688.07
HELOC                        -      $           -             -    $            -        9,309    $   509,391,438.93
Neg-Am ARM                   -      $           -             -    $            -       20,804    $ 7,515,084,661.26
Prime ARM               16,279      $ 7,179,048,567.39    30,311   $11,852,710,960.78   23,962    $11,960,110,456.13
Prime Fixed              2,388      $ 1,087,197,396.83     1,035   $   509,991,605.86    1,346    $   426,879,747.26
Prime Short Duration     7,089      $ 2,054,140,083.91    23,326   $7,033,626,375.35
ARM                                                                                     12,707    $ 4,687,378,638.50
Reperforming             2,800      $   247,101,330.36     2,802   $   311,862,677.46    1,610    $   143,455,015.55
Seconds                      -      $           -         14,842   $   659,832,093.32   92,043    $ 4,491,782,148.34
SubPrime                29,303      $ 2,898,565,285.44   102,759   $14,578,747,677.08   84,042    $13,400,254,946.87
Totals                  86,034      $20,884,025,641.01   230,907   $48,427,650,052.74  323,788    $62,876,883,692.40

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICER

GENERAL

         Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator and custodian pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

         Primary servicing of the mortgage loans will be provided by American Home Mortgage Servicing, Inc. ("American Home Servicing"), in accordance with its servicing agreement which is referred to herein as the Servicing Agreement. The Servicing Agreement will require, among other things, that the Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. The Servicing Agreement will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by the Servicer with respect to the mortgage loans. The Servicer will be responsible for the servicing of the mortgage loans pursuant to the Servicing Agreement, and the Master Servicer will be required to monitor its performance. In the event of a default by the Servicer under the Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs under the heading "--THE MASTER SERVICER" with respect to the Master Servicer has been provided by the Master Servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

THE SERVICER

         All of the mortgage loans will be serviced by American Home Servicing.

         The information set forth in the following paragraphs with respect to the Servicer has been provided by the Servicer.

AMERICAN HOME SERVICING

         American Home Mortgage Servicing, Inc. ("American Home Servicing"), referred to in this prospectus supplement as a Servicer and in this section as the Servicer, is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of the Cut-off Date.

         The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as "real estate owned" property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

         The following table shows the size, composition, and growth of the Servicer's portfolio of short-reset adjustable-rate mortgage ("ARM") loans for the past three years and for the quarter ended March 31, 2006:


                               YEAR ENDED              YEAR ENDED             YEAR ENDED            QUARTER ENDED
 SHORT-RESET ARM LOANS      DECEMBER 31, 2003      DECEMBER 31, 2004       DECEMBER 31, 2005       MARCH 31, 2006
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Number of Loans                           6,328                  20,751                 36,698                 42,825
Principal Balance                $1,103,705,297          $4,762,653,643        $11,109,065,096        $13,801,968,216

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

         The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

         The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol "AHM". The Servicer is a "taxable REIT subsidiary" of AHMIC.

         Collections on the related mortgage loans will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

         Because the mortgage loans are hybrid mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

         The Servicer will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default. If the Servicer reduces the borrower's monthly payment, the amount payable to the Trust may be reduced.

         The Servicer does not have any custodial responsibility for the assets. The Custodian has sole responsibility pursuant to the custodial agreement.

         The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

         American Home Servicing is an affiliate of American Home Mortgage Corp., the Originator of the mortgage loans.

                            MORTGAGE LOAN ORIGINATION

GENERAL

         All of the mortgage loans were originated by American Home Mortgage Corp., referred to herein as American Home.

         The information set forth in the following paragraphs with respect to the Originator has been provided by the Originator.

THE ORIGINATOR

         The mortgage loans originated by American Home were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, American Home also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

AMERICAN HOME

         GENERAL

         American Home Mortgage Corp. ("American Home") is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American
Home's call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage ("ARM") loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

         The following table reflects American Home's originations of short-reset ARM loans for the past three years and for the quarter ended March 31, 2006:

 SHORT-RESET ARM LOANS         YEAR ENDED              YEAR ENDED             YEAR ENDED            QUARTER ENDED
                            DECEMBER 31, 2003      DECEMBER 31, 2004       DECEMBER 31, 2005       MARCH 31, 2006
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Number of Loans                           9,652                  21,858                 28,177                 10,458
Principal Balance                $2,019,187,747          $5,258,161,603         $9,538,959,441         $4,021,135,047

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

         American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

         UNDERWRITING CRITERIA

         The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

         The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

         American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         American Home obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

         In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home's underwriters. American Home's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home's senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home's vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

         American Home is an affiliate of American Home Mortgage Servicing, Inc., the Servicer.

                         DESCRIPTION OF THE CERTIFICATES

         The issuing entity will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on pages S-7 through S-8 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class R Certificates, Class XP Certificates and such other classes of non-offered certificates which are not offered publicly.

         The various classes of Class A Certificates and Senior Interest-Only Certificates, which are further divided into certificate groups related to the applicable sub-loan groups, are also referred to herein as the Senior Certificates; and the various classes of Class B Certificates and Class M-X Certificates are also referred to herein as the Subordinate Certificates. The Senior Certificates and Subordinate Certificates (other than the Class B-9, Class B-10 and Class B-11 Certificates) are collectively referred to herein as the Offered Certificates.

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

GENERAL

         The Structured Asset Mortgage Investments II Trust 2006-AR5, Mortgage Pass-Through Certificates, Series 2006-AR5 will consist of the Offered Certificates and the Non-Offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

         o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

         o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

         o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

         o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Distribution Account, the Final Maturity Reserve Account and such other accounts, if any, created under the Agreement,

         o the rights of the Depositor with respect to the Servicing Agreement, to the extent assigned to the Trustee,

         o        the rights of the Depositor with respect to the Cap Contracts,

         o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

         o        any proceeds of the foregoing.

         Each class of Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-7 through S-9 hereof and will have the Pass-Through Rate determined as provided under "SUMMARY OF PROSPECTUS SUPPLEMENT--DESCRIPTION OF THE CERTIFICATES--PASS THROUGH RATES" and "DESCRIPTION OF CERTIFICATES--PASS-THROUGH RATES ON THE OFFERED CERTIFICATES" in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the Offered Certificates. The Class B-9, Class B-10 and Class B-11 Certificates, the Class XP Certificates and the Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex II to this prospectus supplement and "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" and "--GLOBAL SECURITIES" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--DEFINITIVE CERTIFICATES". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" and "--DEFINITIVE CERTIFICATES" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, SAMI 2006-AR5, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "RISK FACTORS--THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE." in this prospectus supplement.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Class of Adjustable Rate Certificates, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for such certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Adjustable Rate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, after amounts under each Cap Contract are distributed to the applicable Certificateholders, the Available Funds with respect to each Sub-Loan Group will be distributed as follows:

         On each distribution date on and after the distribution date in May 2016, if applicable, an amount equal to the Coupon Strip with respect to each Sub-Loan Group for such distribution date will be distributed to the Final Maturity Reserve Account. Thereafter:

         (A) On each distribution date, the remaining Available Funds for Sub-Loan Group 1 will be distributed to the Class 1-A Certificates and the Class 1-X Certificates as follows:

                           FIRST, to each class of Class 1-A Certificates and
                  the Class 1-X Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class 1-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--INTEREST DISTRIBUTIONS ON THE CERTIFICATES" below in this prospectus supplement;

                           SECOND, to each class of Class 1-A Certificates, any
                  Carry-forward Shortfall Amounts due to each such Class 1-A Certificates (in accordance with paragraph (I) below), pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, to the extent such amounts were deducted from the Accrued Certificate Interest on the Class 1-X Certificates for such distribution date;

                           THIRD, to each class of Class 1-A Certificates and
                  the Class 1-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for Sub-Loan Group 1; and

                           FOURTH, to each class of Class 1-A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group 1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group 1, until each such Certificate Principal Balance has been reduced to zero.

         (B) On each distribution date, the remaining Available Funds for Sub-Loan Group 2 will be distributed to the Class 2-A Certificates and the Class 2-X Certificates as follows:

                           FIRST, to each class of Class 2-A Certificates and
                  the Class 2-X Certificates, the Accrued Certificate Interest on each such class for such distribution date, Pro Rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class 2-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--INTEREST DISTRIBUTIONS ON THE CERTIFICATES" below in this prospectus supplement;

                           SECOND, to each class of Class 2-A Certificates, any
                  Carry-forward Shortfall Amounts due to each such Class 2-A Certificates (in accordance with paragraph (I) below), pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, to the extent such amounts were deducted from the Accrued Certificate Interest on the Class 2-X Certificates for such distribution date;

                           THIRD, to each class of Class 2-A Certificates and
                  the Class 2-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for Sub-Loan Group 2; and

                           FOURTH, to each class of Class 2-A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group 2 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group 2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the remaining Available Funds for Sub-Loan Group 3 will be distributed to the Class 3-A Certificates and the Class 3-X Certificates as follows:

                           FIRST, to each class of Class 3-A Certificates and
                  the Class 3-X Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class 3-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--INTEREST DISTRIBUTIONS ON THE CERTIFICATES" below in this prospectus supplement;

                           SECOND, to each class of Class 3-A Certificates, any
                  Carry-forward Shortfall Amounts due to each such Class 3-A Certificates (in accordance with paragraph (I) below), pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, to the extent such amounts were deducted from the Accrued Certificate Interest on the Class 3-X Certificates for such distribution date;

                           THIRD, to each class of Class 3-A Certificates and
                  the Class 3-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for Sub-Loan Group 3; and

                           FOURTH, to each class of Class 3-A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group 3 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group 3, until each such Certificate Principal Balance has been reduced to zero.

         (D) On each distribution date, the remaining Available Funds for Sub-Loan Group 4 will be distributed to the Class 4-A Certificates and the Class 4-X Certificates as follows:

                           FIRST, to each class of Class 4-A Certificates and
                  the Class 4-X Certificates, the Accrued Certificate Interest on such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class 4-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under "--INTEREST DISTRIBUTIONS ON THE CERTIFICATES" below in this prospectus supplement;

                           SECOND, to each class of Class 4-A Certificates, any
                  Carry-forward Shortfall Amounts due to each such Class 4-A Certificates (in accordance with paragraph (I) below), pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, to the extent such amounts were deducted from the Accrued Certificate Interest on the Class 4-X Certificates for such distribution date;

                           THIRD, to each class of Class 4-A Certificates and
                  the Class 4-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for Sub-Loan Group 4; and

                           FOURTH, to each class of Class 4-A Certificates, in
                  reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to Sub-Loan Group 4 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for Sub-Loan Group 4, until each such Certificate Principal Balance has been reduced to zero.

         (E) Except as provided in paragraphs (F) and (G) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, such date being referred to herein as the related Cross-Over Date, and after amounts under each Cap Contract are distributed to the applicable Certificateholders, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups after the distributions set forth in paragraphs (A) through (D) above, will be distributed, sequentially, to the Class M-X Certificates (in the case of clauses
(a) and (c) below only), Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Carry-forward Shortfall Amounts due to such Class of the Class B Certificates (in accordance with paragraph (I) below), to the extent such amounts were deducted from the Accrued Certificate Interest on the Class M-X Certificates for such distribution date, (c) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, (d) such Class's Allocable Share for such distribution date, and (e) from any remaining amounts, to the holders of the Class B-11 Certificates, in each case, to the extent of the remaining Available Funds.

         (F) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to the Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause fourth in each of paragraphs (A) through
(D) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (ii) the aggregate Scheduled Principal Balance of the mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the related Senior Certificates in accordance with this paragraph (F) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Subordinate Certificates.

         (G) If on any distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in a Certificate Group would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Sub-Loan Group and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Senior Certificates is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced and distributed to such Senior Certificates, to the extent of any amount due and unpaid on such Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Senior Certificates over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated first to the Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class B-11 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated among such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Scheduled Principal Balance of the mortgage loans in their respective Sub-Loan Groups.

         (H) If, after distributions have been made pursuant to priorities first, second and third of paragraphs (A) through (D) above on any distribution date, the remaining Available Funds for any Sub-Loan Group is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

         (I) On each distribution date, Carry-forward Shortfall Amounts, (i) with respect to each class of Class 1-A Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class 1-X Certificates, pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, (ii) with respect to each class of Class 2-A Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class 2-X Certificates, pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, (iii) with respect to each class of Class 3-A Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class 3-X Certificates, pro rata, based on the Carry-forward Shortfall Amounts owed to each such class, (iv) with respect to each class of Class 4-A Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate

Interest on the Class 4-X Certificates, PRO RATA, based on the
Carry-forward Shortfall Amounts owed to each such class, and (v) with respect to each class of Class B Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class M-X Certificates, sequentially, beginning with the class of Class B Certificates with the lowest numerical designation.

         Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group remaining after payment of interest and principal to the Certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Senior Certificates and the Subordinate Certificates. Prepayment charges received by the Trust with respect to the mortgage loans will be distributed to the Class XP Certificates as set forth in the Agreement.

INTEREST DISTRIBUTIONS ON THE CERTIFICATES

         Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicer.

         Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups on that distribution date after distributions of interest and, as applicable, principal to the Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and, as applicable, principal to any class of Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto and in the event of any shortfalls resulting from net deferred interest on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of the Certificates on that distribution date will be offset by the Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

         Accrued Certificate Interest on the Certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Subordinate Certificates, beginning with the class of Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Senior Certificates. Once the aggregate Certificate Principal Balances of the Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any Sub-Loan Group is less than Accrued Certificate Interest on the related Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls, net deferred interest and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Certificates are as follows:

         o The Class 1-A-1 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.210% per annum (0.420% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 1-A-2 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.260% per annum (0.520% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 1-A-3 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.300% per annum (0.600% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 1-X Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (x) the per annum rate equal to (i) the weighted average of the net rates of the Sub-Loan Group 1 mortgage loans minus (ii) the Coupon Strip with respect to Sub-Loan Group 1, if any, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over (y) the weighted average pass-through rate of the Class 1-A Certificates immediately prior to the related distribution date, weighted in proportion to the applicable Certificate Principal Balance of each such class as of such distribution date.

         o The Class 2-A-1 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.210% per annum (0.420% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 2-A-2 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.260% per annum (0.520% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 2-A-3 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.310% per annum (0.620% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 2-X Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (x) the per annum rate equal to (i) the weighted average of the net rates of the Sub-Loan Group 2 mortgage loans minus (ii) the Coupon Strip with respect to Sub-Loan Group 2, if any, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over (y) the weighted average pass-through rate of the Class 2-A Certificates immediately prior to the related distribution date, weighted in proportion to the applicable Certificate Principal Balance of each such class as of such distribution date.

         o The Class 3-A-1 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.210% per annum (0.420% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 3-A-2 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.270% per annum (0.540% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 3-A-3 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.330% per annum (0.660% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 3-X Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (x) the per annum rate equal to (i) the weighted average of the net rates of the Sub-Loan Group 3 mortgage loans minus (ii) the Coupon Strip with respect to Sub-Loan Group 3, if any, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over (y) the weighted average pass-through rate of the Class 3-A Certificates immediately prior to the related distribution date, weighted in proportion to the applicable Certificate Principal Balance of each such class as of such distribution date.

         o The Class 4-A-1 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.220% per annum (0.440% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 4-A-2 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.270% per annum (0.540% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 4-A-3 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.310% per annum (0.620% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class 4-X Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (x) the per annum rate equal to (i) the weighted average of the net rates of the Sub-Loan Group 4 mortgage loans minus (ii) the Coupon Strip with respect to Sub-Loan Group 4, if any, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over (y) the weighted average pass-through rate of the Class 4-A Certificates immediately prior to the related distribution date, weighted in proportion to the applicable Certificate Principal Balance of each such class as of such distribution date.

         o The Class M-X Certificates will bear interest at a variable pass-through rate equal to the excess, if any, of (x) the per annum rate equal to (i) the weighted average of the weighted average net rates of the mortgage loans in each Sub-Loan Group, weighted in proportion to the excess of the aggregate Scheduled Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, minus (ii) the Coupon Strip with respect to each Sub-Loan Group, if any, payable to the Final Maturity Reserve Account at such distribution date, expressed as a per annum rate, over (y) the weighted average of the pass-through rates on each class of the Class B Certificates as of the related distribution date, weighted in proportion to the applicable Certificate Principal Balance of each such class as of such distribution date.

         o The Class B-1 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.340% per annum (0.510% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-2 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.370% per annum (0.555% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-3 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.390% per annum (0.585% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-4 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.450% per annum (0.675% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-5 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.480% per annum (0.720% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-6 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 0.540% per annum (0.810% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-7 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 1.250% per annum (1.875% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-8 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 1.500% per annum (2.250% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-9 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 2.150% per annum (3.225% per annum after the first possible optional termination date), (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-10 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 2.150% per annum (3.225% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         o The Class B-11 Certificates will bear interest at an adjustable pass-through rate equal to the least of (i) One-Month LIBOR plus approximately 2.150% per annum (3.225% per annum after the first possible optional termination date),
                  (ii) 10.50% per annum and (iii) the related Net Rate Cap. One-Month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of the Certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of Certificates. All distributions of interest on the Adjustable Rate Certificates will be based on a 360-day year and the actual number of days elapsed in the related interest accrual period. All distributions of interest on the Certificates other than the Adjustable Rate Certificates and the Residual Certificates will be based on a 360-day year consisting of twelve 30-day months.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Distributions in reduction of the Certificate Principal Balance of each class of Class 1-A Certificates will be made on each distribution date pursuant to priority FOURTH above of clause (A) under "--DISTRIBUTIONS ON THE CERTIFICATES." In accordance with such priority FOURTH, the Available Funds for Sub-Loan Group 1 remaining after the distribution of interest on each class of Class 1-A Certificates and the Class 1-X Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class 2-A Certificates will be made on each distribution date pursuant to priority FOURTH above of clause (B) under "--DISTRIBUTIONS ON THE CERTIFICATES." In accordance with such priority FOURTH, the Available Funds for Sub-Loan Group 2 remaining after the distribution of interest on each class of Class 2-A Certificates and the Class 2-X Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class 3-A Certificates will be made on each distribution date pursuant to priority FOURTH above of clause (C) under "--DISTRIBUTIONS ON THE CERTIFICATES." In accordance with such priority FOURTH, the Available Funds for Sub-Loan Group 3 remaining after the distribution of interest on each class of Class 3-A Certificates and the Class 3-X Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class 4-A Certificates will be made on each distribution date pursuant to priority FOURTH above of clause (D) under "--DISTRIBUTIONS ON THE CERTIFICATES." In accordance with such priority FOURTH, the Available Funds for Sub-Loan Group 4 remaining after the distribution of interest on each class of Class 4-A Certificates and the Class 4-X Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Class B Certificates in respect of principal will be distributed to such class or classes of Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (G) above under "--DISTRIBUTIONS ON THE CERTIFICATES."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Certificates related to a Sub-Loan Group and the percentage interest evidenced by the Subordinate Certificates on a pro rata basis, the related Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Sub-Loan Group on each distribution date for the first ten years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Sub-Loan Group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the related definition of Senior Prepayment Percentage are met, the Class B Certificates will receive, on or prior to the distribution date occurring in May 2009, 50% (and after the distribution date occurring in May 2009, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period will be allocated to the Class A Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Sub-Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Sub-Loan Group of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         The initial Senior Percentage for each Certificate Group will be approximately 92.25%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--ALLOCATION OF LOSSES; SUBORDINATION" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 or Class B-11 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES," unless the amount of subordination provided to the Senior Certificates by the Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first ten years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Sub-Loan Group will be allocated to the Class A Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement.

         The initial Subordinate Percentages for each Sub-Loan Group will be approximately 7.75%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--ALLOCATION OF LOSSES; SUBORDINATION" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the Servicer will be required to remit to the Master Servicer on the date specified in the Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicer or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the Servicing Agreement. Failure by the Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Servicing Agreement, will constitute an event of default under the Servicing Agreement. Such event of default shall then obligate the Master Servicer as successor servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "THE AGREEMENTS--EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

ALLOCATION OF REALIZED LOSSES; SUBORDINATION

GENERAL

         Subordination provides the holders of the Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, after the Cross-Over Date, the amounts distributable under clause (1) of the applicable definition of Senior Optimal Principal Amount for each Sub-Loan Group will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds for the related Sub-Loan Group in accordance with the priorities described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

         The principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-11 Certificates; second, to the Class B-10 Certificates; third, to the Class B-9 Certificates; fourth, to the Class B-8 Certificates; fifth, to the Class B-7 Certificates; and sixth, to the Class B-6 Certificates; seventh, to the Class B-5 Certificates; eight, to the

Class B-4 Certificates; ninth, to the Class B-3 Certificates; tenth, to the Class B-2 Certificates; and eleventh, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans in each Sub-Loan Group will be allocated on any distribution date to the Senior Certificates (other than the Senior Interest-Only Certificates) in the related Certificate Group, sequentially, beginning with the related class of Senior Certificates having the highest numerical designation, in each case until the Certificate Principal Balance thereof has been reduced to zero. Once all the Class A Certificates of a Certificate Group have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated to the remaining outstanding Class A Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Subordinate Certificates will be made on any distribution date on account of Realized Losses on the mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date and (ii) Senior Certificates of a Certificate Group will be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Scheduled Principal Balances of the mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in May 2016 or on any distribution date thereafter, any Class A and Class B Certificates are outstanding, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from Available Funds for such distribution date, prior to the payment of interest on the Class A and Class B Certificates, the Coupon Strip with respect to each Sub-Loan Group for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" with respect to a Sub-Loan Group shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.00%, and (ii) the Scheduled Principal Balance of the mortgage loans in such Sub-Loan Group with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and (b) the amount, if any, which when added to amounts on deposit on the Final Maturity Reserve Account in the aggregate (with respect to all such Sub-Loan Groups) on such distribution date would equal the Final Maturity Reserve Fund Target.

         On any applicable distribution date, the "Final Maturity Reserve Fund Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years as of the related due date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $51,034,773.96.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the Certificate Principal Balance of the Class A and Class B Certificates and (ii) the aggregate Scheduled Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-11 Certificates.

         In addition, on the earlier of the distribution date occurring in May 2036, and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the Class A and Class B Certificates in the following order of priority:

         (1) to the Class A Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero;

         (2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Class A and Class B Certificates, any Accrued Certificate Interest and Carry-forward Shortfall Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES";

         (4) to the Class B-11 Certificates, any remaining amount.

THE LPMI INSURER

         Triad Guaranty Insurance Corporation ("TGIC"), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. TGIC is rated "AA" by Standard & Poor's Ratings Services, "AA" by Fitch Ratings and "Aa3" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of March 31, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $696 million, policyholders' surplus of approximately $135 million and a statutory contingency reserve of approximately $469 million. Direct insurance in force totaled $48,200 million at March 31, 2006. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.'s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

THE LPMI POLICY

         Approximately 44.13%, 48.03%, 48.05% and 47.83% of the mortgage loans in Sub-Loan Group 1, Sub-Loan Group 2, Sub-Loan Group 3 and Sub-Loan Group 4, respectively, and 46.46% of the mortgage loans in the aggregate (the "TGIC Insured Loans"), are expected to be insured by TGIC pursuant to a mortgage guaranty insurance policy (the "TGIC Policy"). The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy) in addition to the TGIC Policy which is also referred to below as the "insured percentage of the claim," ranges between 14.00% and 19.00% based upon the original loan-to-value ratio of the mortgage loan. The TGIC Policy is required to remain in force with respect to each TGIC Insured Loan until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five (5) years. Coverage on all loans insured under the TGIC Policy may be cancelled by the Insured when the aggregate outstanding principal balance of all insured loans is less than ten percent (10%) of the May 1, 2006 balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i) four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the Borrower or Insured therein. Appropriate proceedings must be commenced within six (6) months of default.

         The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

         o for the Insured to present a claim, the Insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

         o a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the Insured, and certain expenses;

         o        when a claim is presented, TGIC will have the option of either
                  (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the Insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

         Generally, claims must be filed within sixty (60) days after the Insured has acquired Borrower title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the Insured.

         Pursuant to the Servicing Agreement, the Servicer will take all actions under the TGIC Policy on behalf of the Issuing Entity. The Servicer must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six (6) months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the Servicer will initiate foreclosure proceedings. The Servicer is required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring Borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the Servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify the Servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20) day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

         No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the Insured. The Insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the Insured's approval, TGIC's liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

         Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

         o any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

         o certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

         o any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage; any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;

         o certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

         o        any claim for a balloon payment on a balloon loan.

         The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

         The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

         If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

                                THE CAP CONTRACTS

         The Trustee, on behalf of the Trust, will enter into one or more Cap Contracts that provide for payments to the Securities Administrator with respect to the Adjustable Rate Certificates with the Cap Counterparty, for the benefit of the holders of such Adjustable Rate Certificates. Each class of Adjustable Rate Certificates will receive the benefit of payments from the related Cap Contract. The Cap Contracts are intended to provide partial protection to the related classes of Adjustable Rate Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap, and to cover certain interest shortfalls.

         The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Cap Counterparty maintains a rating classification of "AAA" from Standard Poor's and "Aaa" from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc., the sponsor and the depositor.

         On the Business Day prior to each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in Schedule B. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in Schedule B.

         On each distribution date, prior to the distribution of the Available Funds with respect to each Sub-Loan Group, amounts received under each Cap Contract with respect to the Adjustable Rate Certificates and such distribution date will be allocated in the following order of priority:

         FIRST, (i) to the holders of the Class A Certificates, pro rata, and thereafter (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, in that order, to payments of any related Carry-forward Shortfall Amount for each such class on such distribution date;

         SECOND, from any remaining amounts, (i) to the holders of the Class A Certificates, pro rata, and thereafter (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, in that order, to payments of any Accrued Certificate Interest and Carry-forward Amount for each such class on such distribution date;

         THIRD, from any excess amounts available from the related Cap Contracts, (i) to the holders of the Class A Certificates, pro rata, and thereafter (ii) to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, in that order, to the extent not paid pursuant to clauses FIRST and SECOND above; and

         FOURTH, from any remaining amounts, to the holders of the Class B-8 Certificates.

         The Cap Contracts terminate after the distribution date occurring in January 2015.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the related mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the related mortgage loans, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "THE MORTGAGE POOL - PREPAYMENT CHARGES ON THE MORTGAGE LOANS" in this prospectus supplement, with respect to approximately 2.28%, 100%, 100% and 100% of the Sub-Loan Group 1, Sub-Loan Group 2, Sub-Loan Group 3, Sub-Loan Group 4 mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under "LEGAL ASPECTS OF MORTGAGE LOANS - ENFORCEABILITY OF CERTAIN PROVISIONS" in the prospectus. Prepayment charges with respect to the mortgage loans will be paid to the holders of the Class XP Certificates and will not be part of the related Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the related mortgage loans will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the

Offered Certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the related mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the related mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the related mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the prospectus.

         The Servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the related Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

ALLOCATION OF PRINCIPAL PAYMENTS

         Subject to the circumstances described under "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" in this prospectus supplement, on each distribution date during the first ten years after the Closing Date, all principal prepayments on the mortgage loans in a Sub-Loan Group will generally be allocated to the Senior Certificates (other than the senior interest-only certificates) of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Class B Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates, as applicable, is exceeded and that class of Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Class B Certificates with the highest payment priority.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See "LEGAL ASPECTS OF MORTGAGE LOANS--THE SERVICEMEMBERS CIVIL RELIEF ACT" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans for the related Due Period. Any interest shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate related Master Servicing Compensation for the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement and "LEGAL ASPECTS OF MORTGAGE LOANS--THE SERVICEMEMBERS CIVIL RELIEF ACT" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the related mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF REALIZED LOSSES; SUBORDINATION" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. A larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Class B Certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of the related Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Class B Certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" and "--PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES" in this prospectus supplement.

PASS-THROUGH RATES OF THE OFFERED CERTIFICATES

         The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

         To the extent that the pass-through rate on the adjustable rate certificates is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of payments made under the related Cap Contracts on the applicable distribution date. Payments under the related Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the related mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts related to the adjustable rate certificates terminate after the distribution date occurring in January 2015.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered Certificates is the distribution date occurring in May 25, 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the Class A and Class B Certificates on the assumed final distribution date, even though the outstanding principal balance of the related mortgage loans having 40-year original terms to maturity have not been reduced to zero on the related assumed final distribution date.

         Since the rate of payment (including prepayments) of principal on the related mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the mortgage loans on or after any distribution date on which the aggregate scheduled principal balances of the mortgage loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See "THE POOLING AND SERVICING AGREEMENT--TERMINATION" herein and "THE AGREEMENTS--TERMINATION; RETIREMENT OF SECURITIES" in the prospectus.

WEIGHTED AVERAGE LIFE

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Sub-Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 735 mortgage loans with the characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in June 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in May 2006,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

         (8) the levels of One-Month LIBOR and One-Year MTA remain constant at the levels of 5.080% and 4.143%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125% of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity),

         (11) the initial principal amounts of the Certificates are as set forth on pages S-7 through S-8 hereof and under "SUMMARY OF TERMS--DESCRIPTION OF THE CERTIFICATES,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in June 2006,

         (13) the Offered Certificates are purchased on May 31, 2006, and

         (14) neither the Sponsor nor its designee exercises the option to repurchase the mortgage loans described under the caption "THE POOLING AND SERVICING AGREEMENT--TERMINATION" in this prospectus supplement.

                            MORTGAGE LOAN ASSUMPTIONS


                                                 MORTGAGE LOAN ASSUMPTIONS

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------

1           1      4,964,300.00    6.6734780936   6.4020853494          N/A      360         359       2.6624780936   NONCAPPED
2           1      1,476,139.00    7.0010000000   6.7510000000          N/A      360         359       2.9900000000   NONCAPPED
3           1      1,000,000.00    6.7560000000   6.5060000000          N/A      360         359       2.7450000000   NONCAPPED
4           1      1,693,600.00    7.0157283892   6.6879650449          N/A      360         359       3.0047283892   NONCAPPED
5           1      2,340,000.00    6.8560000000   6.6060000000          N/A      360         359       2.8450000000   NONCAPPED
6           1        671,500.00    7.5363164557   7.1613164557          N/A      360         359       3.5253164557   NONCAPPED
7           1      3,791,416.82    6.6520892928   6.3609134976          N/A      360         358       2.6410892928   NONCAPPED
8           1      1,338,407.18    6.7667742690   6.4887558897          N/A      360         358       2.7557742690   NONCAPPED
9           1      1,077,959.91    7.0318124519   6.7106131435          N/A      360         358       3.0208124519   NONCAPPED
10          1      2,021,500.00    7.0307254514   6.7597014593          N/A      360         358       3.0197254514   NONCAPPED
11          1      2,385,000.00    7.1110000000   6.8610000000          N/A      360         357       3.1000000000   NONCAPPED
12          1      1,117,588.36    5.6000000000   4.8800000000     6,429.68      360         358       3.4500000000   NONCAPPED
13          1        416,494.31    4.9500000000   4.5750000000     2,225.82      360         359       2.8000000000   NONCAPPED
14          1        574,433.40    5.5750000000   5.3250000000     3,292.20      360         359       3.5750000000   NONCAPPED
15          1        359,761.00    4.9500000000   4.5750000000     1,724.00      480         479       2.9000000000   NONCAPPED
16          1        100,000.00    6.1080000000   5.7330000000       321.64      360         360       2.2200000000   NONCAPPED
17          1        183,325.62    7.9010000000   7.5260000000       860.53      360         359       3.8900000000   NONCAPPED
18          1        149,854.10    6.3810000000   6.0060000000       482.46      360         359       2.3700000000   NONCAPPED
19          1        985,966.63    6.3810000000   6.1310000000     3,164.93      360         359       2.3700000000   NONCAPPED
20          1        271,252.92    7.5510000000   7.1760000000     1,273.64      360         359       3.5400000000   NONCAPPED
21          1        359,575.86    7.7510000000   7.3760000000     1,688.07      360         359       3.7400000000   NONCAPPED
22          1      2,398,733.68    6.4308385273   6.1735154244     7,867.32      360         358       2.4198385273   NONCAPPED
23          1         83,766.91    7.7510000000   7.3760000000       392.65      360         358       3.7400000000   NONCAPPED
24          1        448,687.76    6.4110000000   6.1610000000     1,440.95      360         357       2.4000000000   NONCAPPED
25          1        450,793.21    6.6310000000   6.3810000000     1,499.63      360         357       2.6200000000   NONCAPPED
26          1      1,595,535.14    6.5126657921   6.2510905033     5,104.42      360         355       2.5016657921   NONCAPPED
27          1        905,107.01    6.7810000000   6.5310000000     3,063.08      360         355       2.7700000000   NONCAPPED
28          1        623,354.02    7.8510000000   7.4760000000     2,551.02      480         479       3.8400000000   NONCAPPED
29          1      2,928,035.11    6.5656173029   6.3075050876     7,380.87      480         478       2.5546173029   NONCAPPED
30          1      2,809,134.57    6.7560000000   6.5060000000     7,922.76      480         478       2.7450000000   NONCAPPED
31          1      1,815,252.41    6.5186030764   6.2686030764     4,572.65      480         477       2.5076030764   NONCAPPED
32          1      1,263,005.45    7.3610000000   7.1110000000     4,594.45      360         359       3.3500000000   NONCAPPED
33          1        366,000.00    6.4880000000   6.1130000000     1,334.58      360         360       2.6000000000   NONCAPPED
34          1      1,119,021.93    6.5469704572   6.0346818551     4,077.47      360         359       2.5359704572   NONCAPPED
35          1      1,953,371.89    6.8610000000   6.6110000000     7,354.73      360         359       2.8500000000   NONCAPPED
36          1        575,086.00    7.0110000000   6.7610000000     2,208.76      360         359       3.0000000000   NONCAPPED
37          1        274,978.20    8.0360000000   7.6610000000     1,260.62      360         359       4.0250000000   NONCAPPED
38          1        400,597.44    6.5610000000   5.7160000000     1,458.56      360         359       2.5500000000   NONCAPPED
39          1      1,262,007.95    6.4110000000   5.6910000000     4,594.45      360         359       2.4000000000   NONCAPPED
40          1        332,570.58    6.5610000000   5.7160000000     1,210.60      360         359       2.5500000000   NONCAPPED
41          1      2,038,301.67    6.6110000000   6.0404259672     7,419.38      360         359       2.6000000000   NONCAPPED
42          1        346,628.94    6.7810000000   6.4060000000     1,331.72      360         359       2.7700000000   NONCAPPED
43          1        200,322.23    6.8110000000   6.4360000000       769.60      360         359       2.8000000000   NONCAPPED
44          1      1,230,816.07    6.7313907205   6.1726503879     4,479.58      360         359       2.7203907205   NONCAPPED
45          1        400,690.13    6.8110000000   6.0482499968     1,539.20      360         359       2.8000000000   NONCAPPED
46          1        495,165.67    6.8610000000   6.2157196266     1,859.54      360         359       2.8500000000   NONCAPPED
47          1        172,819.18    6.9610000000   6.5860000000       663.78      360         359       2.9500000000   NONCAPPED
48          1        236,446.51    7.0110000000   6.1660000000       908.13      360         359       3.0000000000   NONCAPPED
49          1        196,389.07    6.4810000000   5.6360000000       739.24      360         359       2.4700000000   NONCAPPED
50          1        364,403.27    7.0610000000   6.2160000000     1,399.52      360         359       3.0500000000   NONCAPPED
51          1        210,423.57    7.1610000000   6.7860000000       808.08      360         359       3.1500000000   NONCAPPED
52          1        102,957.93    7.4610000000   7.0860000000       408.66      360         359       3.4500000000   NONCAPPED
53          1        140,345.61    6.4110000000   5.5660000000       510.49      360         359       2.4000000000   NONCAPPED
54          1      1,260,811.66    6.6965416304   6.3762574344     4,581.69      360         358       2.6855416304   NONCAPPED
55          1        204,640.00    7.8380000000   6.9930000000       652.48      480         480       3.9500000000   NONCAPPED
56          1      3,594,444.96    6.5871874006   6.3321036956    10,670.98      480         479       2.5761874006   NONCAPPED
57          1         56,161.56    7.4110000000   7.0360000000       178.55      480         479       3.4000000000   NONCAPPED
58          1        553,232.76    6.5110000000   6.2610000000     1,642.70      480         479       2.5000000000   NONCAPPED
59          1      2,836,940.21    6.5110000000   6.0245608716     8,425.74      480         479       2.5000000000   NONCAPPED
60          1        187,124.54    6.5810000000   6.2060000000       580.22      480         479       2.5700000000   NONCAPPED
61          1        433,068.09    6.6610000000   6.4110000000     1,285.59      480         479       2.6500000000   NONCAPPED
62          1      2,988,594.68    6.7110000000   6.0529364536     8,871.29      480         479       2.7000000000   NONCAPPED
63          1        394,822.12    6.9110000000   6.0660000000     1,255.76      480         479       2.9000000000   NONCAPPED
64          1        424,000.00    7.0860000000   6.3660000000     1,261.78      480         479       3.0750000000   NONCAPPED
65          1        297,782.56    7.1110000000   6.5144511682       946.97      480         479       3.1000000000   NONCAPPED
66          1        332,871.68    7.3310000000   6.9560000000     1,122.53      480         479       3.3200000000   NONCAPPED
67          1        428,158.00    7.4810000000   7.2310000000     1,963.29      480         479       3.4700000000   NONCAPPED
68          1        109,083.04    7.7610000000   6.9160000000       346.74      480         479       3.7500000000   NONCAPPED
69          1      2,140,473.19    6.5786111825   6.0003389157     6,340.89      480         478       2.5676111825   NONCAPPED
70          1        496,744.67    7.2860000000   6.5660000000     1,581.47      480         478       3.2750000000   NONCAPPED
71          1      1,041,697.78    1.7500000000   1.0300000000     3,023.55      480         479       2.9400000000   NONCAPPED



                                                                S-80

                                                                                            Remaining
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
72          1        228,522.00    7.4610000000   6.6160000000       902.68      360         358       3.4500000000   NONCAPPED
73          1      1,495,676.83    1.7500000000   1.5000000000     4,347.51      480         478       2.8000000000   NONCAPPED
74          1      7,872,824.91    4.9500000000   4.4713171104    42,126.87      360         358       2.7754871439   NONCAPPED
75          1        206,673.57    5.3500000000   4.6261434263     1,156.70      360         358       3.2644379927   NONCAPPED
76          1        216,374.72    5.4500000000   5.0750000000     1,224.48      360         358       2.8000000000   NONCAPPED
77          1      7,785,392.28    4.9500000000   4.3335965970    37,335.69      480         478       2.8946765966   NONCAPPED
78          1      1,957,557.10    5.2000000000   4.9500000000     9,712.14      480         478       3.1500000000   NONCAPPED
79          1      2,383,370.71    5.3500000000   4.7918179215    12,394.11      480         478       3.3000000000   NONCAPPED
80          1        589,381.44    5.8500000000   5.6000000000     3,184.78      480         478       3.5500000000   NONCAPPED
81          1        272,429.14    6.0500000000   5.6750000000     1,509.95      480         478       3.5200000000   NONCAPPED
82          1      8,844,661.08    4.9500000000   4.4532106965    47,267.46      360         359       2.7801251215   NONCAPPED
83          1      2,327,302.38    5.2000000000   4.9322961375    12,794.29      360         359       3.0500000000   NONCAPPED
84          1      3,097,009.44    5.3500000000   4.6938147082    17,313.62      360         359       3.1599419448   NONCAPPED
85          1        251,721.57    5.4500000000   5.0750000000     1,422.93      360         359       2.8000000000   NONCAPPED
86          1     14,053,820.48    4.9500000000   4.4646918625    67,347.30      480         479       2.9196771254   NONCAPPED
87          1        769,521.19    5.2000000000   4.9500000000     3,815.48      480         479       3.1500000000   NONCAPPED
88          1      2,890,771.14    5.3500000000   4.9030174606    14,624.59      480         479       3.4296456358   NONCAPPED
89          1        457,260.75    5.8500000000   5.1300000000     2,469.56      480         479       3.5500000000   NONCAPPED
90          1      4,420,342.37    7.3110000000   7.0610000000    15,718.71      360         358       3.3000000000   NONCAPPED
91          1      1,803,589.73    7.6360000000   6.9160000000     6,104.77      360         359       3.6250000000   NONCAPPED
92          1      1,126,335.82    6.6110000000   6.3610000000     2,831.99      480         478       2.6000000000   NONCAPPED
93          1        425,000.00    6.4880000000   6.2380000000     1,366.97      360         360       2.6000000000   NONCAPPED
94          1        520,300.00    6.8880000000   6.3239340765     1,770.79      360         360       3.0000000000   NONCAPPED
95          1      4,979,998.49    6.5913434832   6.1524590196    15,995.13      360         359       2.5803434832   NONCAPPED
96          1      3,508,146.69    6.9860000000   6.7360000000    11,870.39      360         359       2.9750000000   NONCAPPED
97          1      1,572,197.80    6.9775306217   6.5308162240     5,343.37      360         359       2.9665306217   NONCAPPED
98          1      2,125,144.89    7.3860000000   6.6660000000     7,444.38      360         359       3.3750000000   NONCAPPED
99          1        924,160.47    7.5578574525   7.2521069127     3,483.19      360         359       3.5468574525   NONCAPPED
100         1        360,233.89    6.2110000000   5.3660000000     1,157.90      360         359       2.2000000000   NONCAPPED
101         1        175,000.00    6.2310000000   5.8560000000       562.87      360         359       2.2200000000   NONCAPPED
102         1         91,582.64    6.4110000000   6.0360000000       295.91      360         359       2.4000000000   NONCAPPED
103         1        352,649.19    6.4060000000   6.0310000000     1,193.82      360         359       2.3950000000   NONCAPPED
104         1      4,083,712.49    6.4110000000   5.7120883900    13,123.68      360         359       2.4000000000   NONCAPPED
105         1        629,277.63    6.5610000000   5.7160000000     2,019.89      360         359       2.5500000000   NONCAPPED
106         1        651,342.42    6.4610000000   6.2110000000     2,090.66      360         359       2.4500000000   NONCAPPED
107         1        614,673.48    6.6110000000   5.7660000000     1,972.94      360         359       2.6000000000   NONCAPPED
108         1        242,804.46    6.4810000000   5.6360000000       779.33      360         359       2.4700000000   NONCAPPED
109         1        388,817.49    6.5110000000   5.6660000000     1,247.96      360         359       2.5000000000   NONCAPPED
110         1        200,429.72    6.5610000000   6.1860000000       643.28      360         359       2.5500000000   NONCAPPED
111         1        421,398.98    7.0110000000   6.2910000000     1,431.34      360         359       3.0000000000   NONCAPPED
112         1     17,623,424.70    6.6110000000   6.0451325847    56,579.52      360         359       2.6000000000   NONCAPPED
113         1        200,000.00    6.7810000000   6.4060000000       680.68      360         359       2.7700000000   NONCAPPED
114         1        140,311.07    6.7860000000   5.9410000000       450.30      360         359       2.7750000000   NONCAPPED
115         1        169,096.90    6.8110000000   5.9660000000       574.33      360         359       2.8000000000   NONCAPPED
116         1        100,000.00    6.5880000000   6.2130000000       321.64      360         359       2.7000000000   NONCAPPED
117         1        728,426.56    6.7510000000   6.0310000000     2,337.52      360         359       2.7400000000   NONCAPPED
118         1        699,114.90    6.7610000000   6.5110000000     2,243.44      360         359       2.7500000000   NONCAPPED
119         1        557,457.02    6.8110000000   6.2747424718     1,893.15      360         359       2.8000000000   NONCAPPED
120         1      2,080,157.29    6.8610000000   6.1183254731     6,745.24      360         359       2.8500000000   NONCAPPED
121         1        679,156.01    7.0110000000   6.2490074521     2,306.33      360         359       3.0000000000   NONCAPPED
122         1        149,874.42    6.9860000000   6.1410000000       481.17      360         359       2.9750000000   NONCAPPED
123         1      4,489,034.54    7.0110000000   6.3348082360    15,242.46      360         359       3.0000000000   NONCAPPED
124         1      1,217,877.41    7.1860000000   6.9360000000     4,135.16      360         359       3.1750000000   NONCAPPED
125         1        932,870.68    7.0610000000   6.5406778968     3,009.16      360         359       3.0500000000   NONCAPPED
126         1        469,118.09    7.2110000000   6.4910000000     1,592.80      360         359       3.2000000000   NONCAPPED
127         1        939,673.93    7.2710000000   6.5510000000     3,303.41      360         359       3.2600000000   NONCAPPED
128         1        451,098.34    7.1360000000   6.8860000000     1,531.54      360         359       3.1250000000   NONCAPPED
129         1        240,590.78    7.1610000000   6.3160000000       816.82      360         359       3.1500000000   NONCAPPED
130         1        406,005.37    7.1860000000   6.8110000000     1,378.39      360         359       3.1750000000   NONCAPPED
131         1        148,799.24    7.2110000000   6.8360000000       477.31      360         359       3.2000000000   NONCAPPED
132         1        509,413.13    7.2610000000   6.4160000000     1,729.34      360         359       3.2500000000   NONCAPPED
133         1        797,115.96    7.4010000000   7.1510000000     2,705.72      360         359       3.3900000000   NONCAPPED
134         1        473,968.02    7.7110000000   6.9910000000     1,519.75      360         359       3.7000000000   NONCAPPED
135         1      9,280,371.42    6.5971917313   6.2765551112    29,797.16      360         358       2.5861917313   NONCAPPED
136         1      1,958,256.68    6.8610000000   6.6110000000     6,498.41      360         358       2.8500000000   NONCAPPED
137         1      3,006,982.88    6.9860000000   6.7360000000    10,174.62      360         358       2.9750000000   NONCAPPED
138         1      1,208,322.18    7.0906317149   6.6310919506     4,097.72      360         358       3.0796317149   NONCAPPED
139         1        308,176.61    7.2610000000   6.8860000000     1,080.77      360         358       3.2500000000   NONCAPPED
140         1      2,972,861.58    7.0860000000   6.8360000000    10,760.27      360         358       3.0750000000   NONCAPPED
141         1      2,517,370.70    7.2360000000   6.5160000000     8,778.75      360         357       3.2250000000   NONCAPPED
142         1      1,768,760.75    6.6244438872   6.2446856383     5,657.64      360         355       2.6134438872   NONCAPPED
143         1      2,733,231.95    6.6057026431   6.1290048883     6,891.33      480         479       2.5947026431   NONCAPPED
144         1      4,011,804.53    6.9610000000   6.7110000000    10,593.80      480         479       2.9500000000   NONCAPPED
145         1      2,516,418.91    7.1842355147   6.6798553883     6,829.52      480         479       3.1732355147   NONCAPPED


                                                                S-81

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
146         1      1,128,490.31    7.4610000000   6.7410000000     3,260.63      480         479       3.4500000000   NONCAPPED
147         1        521,309.86    8.4144482764   8.1428965524     1,616.69      480         479       4.4034482764   NONCAPPED
148         1        493,555.27    7.3360000000   7.0860000000     1,988.48      480         479       3.3250000000   NONCAPPED
149         1        276,725.36    6.3110000000   5.4660000000       697.88      480         479       2.3000000000   NONCAPPED
150         1        434,746.78    6.3310000000   5.6110000000     1,096.38      480         479       2.3200000000   NONCAPPED
151         1        356,950.44    6.3610000000   5.5160000000       900.17      480         479       2.3500000000   NONCAPPED
152         1      1,734,236.38    6.5110000000   5.9909852552     4,373.40      480         479       2.5000000000   NONCAPPED
153         1        586,573.03    6.5210000000   6.2710000000     1,479.21      480         479       2.5100000000   NONCAPPED
154         1        296,802.59    6.4110000000   5.5660000000       748.45      480         479       2.4000000000   NONCAPPED
155         1        447,636.43    6.4810000000   6.2310000000     1,128.75      480         479       2.4700000000   NONCAPPED
156         1      3,714,574.97    6.5110000000   6.0578023943     9,367.96      480         479       2.5000000000   NONCAPPED
157         1        745,608.90    6.5610000000   5.8410000000     1,879.98      480         479       2.5500000000   NONCAPPED
158         1      2,222,372.99    6.7110000000   6.0386259393     5,604.30      480         479       2.7000000000   NONCAPPED
159         1      1,524,597.36    6.6110000000   5.8623240895     3,843.98      480         479       2.6000000000   NONCAPPED
160         1        754,596.83    6.6255933014   6.1396523126     1,902.49      480         479       2.6145933014   NONCAPPED
161         1     11,734,191.70    6.7110000000   6.0942554547    29,586.93      480         479       2.7000000000   NONCAPPED
162         1        517,592.60    6.8610000000   6.1410000000     1,304.74      480         479       2.8500000000   NONCAPPED
163         1        357,033.76    7.0110000000   6.1660000000       969.04      480         479       3.0000000000   NONCAPPED
164         1        110,320.06    6.8810000000   6.5060000000       299.42      480         479       2.8700000000   NONCAPPED
165         1      2,109,773.62    6.9110000000   6.3556652541     5,624.76      480         479       2.9000000000   NONCAPPED
166         1        962,819.67    7.0510000000   6.3310000000     2,613.13      480         479       3.0400000000   NONCAPPED
167         1      1,398,920.25    6.9610000000   6.5444797400     3,526.07      480         479       2.9500000000   NONCAPPED
168         1        667,989.46    7.1110000000   6.2660000000     1,812.85      480         479       3.1000000000   NONCAPPED
169         1        118,739.54    6.9810000000   6.1360000000       337.12      480         479       2.9700000000   NONCAPPED
170         1        609,982.96    7.0710000000   6.3510000000     1,537.36      480         479       3.0600000000   NONCAPPED
171         1      1,590,250.19    7.0860000000   6.5290537814     4,198.23      480         479       3.0750000000   NONCAPPED
172         1      2,381,536.23    7.1110000000   6.3578260231     6,439.23      480         479       3.1000000000   NONCAPPED
173         1        707,208.76    7.2860000000   7.0360000000     1,919.02      480         479       3.2750000000   NONCAPPED
174         1        917,944.46    7.2510000000   6.5310000000     2,490.64      480         479       3.2400000000   NONCAPPED
175         1        250,827.42    7.3610000000   6.9860000000       680.50      480         479       3.3500000000   NONCAPPED
176         1        437,405.94    7.4860000000   6.7660000000     1,269.28      480         479       3.4750000000   NONCAPPED
177         1        583,313.24    7.7860000000   7.5360000000     1,582.17      480         479       3.7750000000   NONCAPPED
178         1      4,829,961.13    6.6743051227   6.2208784855    12,144.67      480         478       2.6633051227   NONCAPPED
179         1         94,734.94    7.1110000000   6.2660000000       256.30      480         478       3.1000000000   NONCAPPED
180         1      2,111,493.61    7.0810000000   6.8310000000     6,086.52      480         478       3.0700000000   NONCAPPED
181         1      1,880,482.41    6.8156127224   6.0956127224     4,726.38      480         477       2.8046127224   NONCAPPED
182         1        416,880.99    7.1110000000   6.7360000000     1,129.64      480         477       3.1000000000   NONCAPPED
183         1        892,726.91    6.7110000000   6.4610000000     2,250.42      480         476       2.7000000000   NONCAPPED
184         1        291,496.20    6.6110000000   5.9413858417     1,062.56      360         359       2.6000000000   NONCAPPED
185         1        285,404.31    6.6110000000   6.2360000000     1,039.22      360         359       2.6000000000   NONCAPPED
186         1        412,008.98    6.6110000000   5.9396994985     1,499.70      360         359       2.6000000000   NONCAPPED
187         1        398,570.06    6.4110000000   6.0360000000     1,183.56      480         479       2.4000000000   NONCAPPED
188         1        183,121.71    6.7110000000   5.8660000000       584.12      480         479       2.7000000000   NONCAPPED
189         1        143,171.66    7.1010000000   6.7260000000       657.19      480         478       3.0900000000   NONCAPPED
190         1     11,085,477.49    1.7500000000   1.2037468190    39,846.91      360         358       2.7000000000   NONCAPPED
191         1      1,882,321.99    2.0000000000   1.7500000000     6,985.81      360         358       2.9500000000   NONCAPPED
192         1      1,626,278.56    2.1500000000   1.4300000000     6,158.17      360         358       3.2471061071   NONCAPPED
193         1      2,251,370.21    2.3750000000   2.1250000000     8,783.55      360         358       3.3250000000   NONCAPPED
194         1      2,256,575.70    6.7110000000   6.3558657038     8,113.00      360         357       2.7000000000   NONCAPPED
195         1      6,455,866.23    1.7500000000   1.1396867850    18,773.13      480         478       2.8320258170   NONCAPPED
196         1        710,622.86    2.1500000000   1.4300000000     2,214.29      480         478       3.4100000000   NONCAPPED
197         1     26,305,743.09    1.7500000000   1.2485194585    94,187.06      360         359       2.7137099974   NONCAPPED
198         1      4,032,673.94    2.0000000000   1.5079704273    14,935.86      360         359       2.9500000000   NONCAPPED
199         1         90,569.57    2.1250000000   1.2800000000       341.13      360         359       3.1000000000   NONCAPPED
200         1      2,573,793.81    2.1500000000   1.7640240029     9,726.72      360         359       3.2717098368   NONCAPPED
201         1        315,434.13    2.7500000000   2.3750000000     1,290.04      360         359       2.7000000000   NONCAPPED
202         1        714,843.32    3.3500000000   3.0622905023     3,155.51      360         359       3.3200000000   NONCAPPED
203         1     20,298,584.61    1.7500000000   1.1693516173    58,918.64      480         479       2.8146304158   NONCAPPED
204         1        504,840.81    2.0000000000   1.2800000000     1,533.05      480         479       3.0500000000   NONCAPPED
205         1      2,775,322.58    2.1500000000   1.5145634011     8,636.43      480         479       3.2514802196   NONCAPPED
206         1        648,156.61    2.7500000000   2.3750000000     2,230.45      480         479       2.8000000000   NONCAPPED
207         1        869,060.54    3.0000000000   2.2800000000     3,114.46      480         479       4.0500000000   NONCAPPED
208         1        670,796.21    3.1250000000   2.8750000000     2,452.49      480         479       3.1750000000   NONCAPPED
209         1      1,775,260.48    4.4500000000   4.0151685456     8,966.19      360         358       2.7500000000   NONCAPPED
210         1        807,994.84    4.8500000000   4.5753086418     4,274.31      360         358       3.3506172836   NONCAPPED
211         1      3,354,715.90    4.4500000000   3.8279224941    14,996.60      480         478       2.8500000000   NONCAPPED
212         1        286,493.04    1.7500000000   1.3750000000     1,025.65      360         359       3.5000000000   NONCAPPED
213         1      1,261,701.57    4.4500000000   4.1731493766     6,382.12      360         359       2.7500000000   NONCAPPED
214         1      1,723,468.45    4.8500000000   4.2765577184     9,105.85      360         359       3.1500000000   NONCAPPED
215         1      1,280,451.83    4.4500000000   3.6972238500     6,845.28      480         479       3.2250000000   NONCAPPED
216         1      2,416,352.43    4.8500000000   4.2563440851    11,420.32      480         479       3.3373655907   NONCAPPED
217         1        950,096.07    4.9500000000   4.7000000000     4,559.03      480         477       2.9000000000   NONCAPPED
218         1        490,365.20    5.3500000000   4.6300000000     2,483.78      480         477       3.3000000000   NONCAPPED
219         2        328,000.00    1.0000000000   0.6250000000          N/A      360         360       2.7500000000   NONCAPPED

                                                                S-82

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
220         2        263,000.00    1.4000000000   1.0250000000          N/A      360         360       2.9500000000   NONCAPPED
221         2      2,151,670.00    6.5548742465   6.2546417527          N/A      360         359       2.5438742465   NONCAPPED
222         2      2,254,163.00    6.7548073467   6.5048073467          N/A      360         359       2.7438073467   NONCAPPED
223         2        440,000.00    7.1610000000   6.7860000000          N/A      360         359       3.1500000000   NONCAPPED
224         2        183,000.00    7.5210000000   7.1460000000          N/A      360         359       3.5100000000   NONCAPPED
225         2      1,649,999.00    6.8034241469   6.5534241469          N/A      360         358       2.7924241469   NONCAPPED
226         2        456,000.00    7.1610000000   6.9110000000          N/A      360         357       3.1500000000   NONCAPPED
227         2        592,000.00    5.3500000000   5.1000000000     3,305.81      360         360       3.3000000000   NONCAPPED
228         2        230,916.00    7.9010000000   7.5260000000       912.40      360         360       3.8900000000   NONCAPPED
229         2        420,000.00    8.0780000000   7.8280000000     2,097.00      360         360       4.1900000000   NONCAPPED
230         2        435,819.73    6.3810000000   6.1310000000     1,399.13      360         359       2.3700000000   NONCAPPED
231         2        290,941.31    6.3810000000   6.0060000000       933.92      360         359       2.3700000000   NONCAPPED
232         2        214,276.16    7.1610000000   6.3160000000       727.48      360         359       3.1500000000   NONCAPPED
233         2        152,227.77    7.7010000000   7.3260000000       714.76      360         358       3.6900000000   NONCAPPED
234         2      2,206,585.17    6.7491904750   6.2855342640     5,562.83      480         479       2.7381904750   NONCAPPED
235         2        281,682.08    8.0010000000   7.6260000000     1,152.62      480         479       3.9900000000   NONCAPPED
236         2        575,070.02    6.4810000000   6.2310000000     1,704.00      480         478       2.4700000000   NONCAPPED
237         2        310,000.00    6.5880000000   6.2130000000     1,130.38      360         360       2.7000000000   NONCAPPED
238         2      1,068,000.00    6.6380000000   5.9180000000     3,894.34      360         360       2.7500000000   NONCAPPED
239         2        192,000.00    6.6880000000   5.8430000000       738.82      360         360       2.8000000000   NONCAPPED
240         2      1,839,613.88    7.0110000000   6.7610000000     6,924.76      360         359       3.0000000000   NONCAPPED
241         2      3,113,889.42    7.1592626069   6.8885876290    11,959.55      360         359       3.1482626069   NONCAPPED
242         2        495,652.35    7.7610000000   7.5110000000     2,101.31      360         359       3.7500000000   NONCAPPED
243         2        321,102.90    6.3810000000   5.5360000000     1,169.03      360         359       2.3700000000   NONCAPPED
244         2        310,494.02    6.4110000000   6.0360000000     1,130.38      360         359       2.4000000000   NONCAPPED
245         2        200,335.39    6.5110000000   6.1360000000       729.28      360         359       2.5000000000   NONCAPPED
246         2        728,249.44    6.5610000000   6.1860000000     2,650.92      360         359       2.5500000000   NONCAPPED
247         2        778,998.52    6.7110000000   6.0171127685     2,835.31      360         359       2.7000000000   NONCAPPED
248         2      1,700,600.08    6.7610000000   6.3411207721     6,189.37      360         359       2.7500000000   NONCAPPED
249         2        153,283.09    6.9610000000   6.1160000000       588.75      360         359       2.9500000000   NONCAPPED
250         2        360,753.70    7.0110000000   6.1660000000     1,312.70      360         359       3.0000000000   NONCAPPED
251         2        338,135.26    7.0610000000   6.6860000000     1,316.05      360         359       3.0500000000   NONCAPPED
252         2      1,701,575.17    7.1610000000   6.6583390192     6,534.49      360         359       3.1500000000   NONCAPPED
253         2        230,287.52    7.9010000000   7.5260000000     1,203.26      360         359       3.8900000000   NONCAPPED
254         2        771,198.90    7.3010000000   6.5810000000     2,955.27      360         358       3.2900000000   NONCAPPED
255         2        124,282.96    7.9010000000   7.5260000000       648.71      360         358       3.8900000000   NONCAPPED
256         2        697,627.78    6.7610000000   6.0410000000     2,534.24      360         357       2.7500000000   NONCAPPED
257         2      2,042,650.55    6.8610000000   6.1077548709     6,076.79      480         479       2.8500000000   NONCAPPED
258         2        112,263.65    7.2610000000   6.4160000000       357.11      480         479       3.2500000000   NONCAPPED
259         2      1,315,941.56    7.1610000000   6.4410000000     4,256.25      480         479       3.1500000000   NONCAPPED
260         2        595,560.79    7.4892623284   7.2048359602     2,144.62      480         479       3.4782623284   NONCAPPED
261         2      1,095,164.80    6.5110000000   6.0847763122     3,251.47      480         479       2.5000000000   NONCAPPED
262         2        270,636.74    6.6610000000   5.8160000000       803.49      480         479       2.6500000000   NONCAPPED
263         2        880,001.38    6.6610000000   6.0777025033     2,612.34      480         479       2.6500000000   NONCAPPED
264         2        559,402.87    6.7110000000   6.4318781370     1,660.55      480         479       2.7000000000   NONCAPPED
265         2        599,910.92    6.8610000000   6.1410000000     1,780.78      480         479       2.8500000000   NONCAPPED
266         2        590,254.71    6.7610000000   6.0410000000     1,752.06      480         479       2.7500000000   NONCAPPED
267         2      1,167,874.04    6.8610000000   6.1487524044     3,466.32      480         479       2.8500000000   NONCAPPED
268         2        401,020.62    7.0110000000   6.1660000000     1,275.38      480         479       3.0000000000   NONCAPPED
269         2        631,772.88    7.0710000000   6.8210000000     1,874.82      480         479       3.0600000000   NONCAPPED
270         2        523,591.09    7.2610000000   6.4160000000     1,664.84      480         479       3.2500000000   NONCAPPED
271         2      2,183,274.52    6.8201874624   6.3251627229     6,480.47      480         478       2.8091874624   NONCAPPED
272         2        933,506.23    6.8610000000   6.6110000000     2,767.58      480         477       2.8500000000   NONCAPPED
273         2      4,002,771.11    4.9500000000   4.3660377162    21,418.16      360         358       2.9792149811   NONCAPPED
274         2      1,388,359.89    5.3500000000   4.7028871677     7,770.33      360         358       3.3500000000   NONCAPPED
275         2      5,709,277.57    4.9500000000   4.4030024517    27,380.54      480         478       3.0500000000   NONCAPPED
276         2      1,792,739.29    5.3500000000   4.9867566264     9,075.58      480         478       3.4420638664   NONCAPPED
277         2        340,960.33    5.4500000000   5.0750000000     1,749.24      480         478       3.0000000000   NONCAPPED
278         2      7,321,920.76    4.9500000000   4.4258756948    42,579.38      360         359       2.9686173804   NONCAPPED
279         2      4,776,416.63    5.3500000000   4.6221629935    26,702.22      360         359       3.4160211636   NONCAPPED
280         2      8,708,064.93    4.9500000000   4.4120165602    41,729.73      480         479       3.0449849953   NONCAPPED
281         2        979,390.60    5.2000000000   4.9500000000     4,856.07      480         479       3.3000000000   NONCAPPED
282         2      3,106,604.64    5.3500000000   4.8275999646    15,720.49      480         479       3.4420758613   NONCAPPED
283         2        271,341.97    5.4500000000   5.0750000000     1,391.09      480         479       3.0500000000   NONCAPPED
284         2      1,226,250.00    4.9500000000   4.5125840979     6,545.35      360         360       2.9500000000   NONCAPPED
285         2        732,000.00    6.2580000000   5.4130000000     2,354.40      360         360       2.3700000000   NONCAPPED
286         2        277,000.00    6.4880000000   5.6430000000       890.94      360         360       2.6000000000   NONCAPPED
287         2        589,600.00    6.5880000000   5.8680000000     1,896.39      360         360       2.7000000000   NONCAPPED
288         2      4,046,800.00    6.6380000000   6.1304048631    13,016.11      360         360       2.7349164772   NONCAPPED
289         2        512,000.00    6.8330000000   6.1130000000     1,742.55      360         360       2.9450000000   NONCAPPED
290         2      1,951,000.00    6.8880000000   6.5899477191     6,275.18      360         360       3.0000000000   NONCAPPED
291         2        300,000.00    7.0130000000   6.6380000000       964.92      360         360       3.1250000000   NONCAPPED
292         2        707,200.00    7.0380000000   6.1930000000     2,406.90      360         360       3.1500000000   NONCAPPED
293         2      5,365,445.08    6.7386555200   6.3646277366    17,245.17      360         359       2.7276555200   NONCAPPED


                                                                S-83

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
294         2      2,438,756.28    7.2048787071   6.6885106957     8,313.02      360         359       3.1938787071   NONCAPPED
295         2        526,269.22    7.3110000000   6.5910000000     1,875.53      360         359       3.3000000000   NONCAPPED
296         2      1,314,099.33    7.6777109042   7.3497028494     4,956.19      360         359       3.6667109042   NONCAPPED
297         2        318,590.51    6.2110000000   5.3660000000     1,022.81      360         359       2.2000000000   NONCAPPED
298         2        593,155.05    6.4610000000   5.7410000000     1,904.11      360         359       2.4500000000   NONCAPPED
299         2        368,735.49    6.3810000000   5.5360000000     1,183.63      360         359       2.3700000000   NONCAPPED
300         2      1,185,714.57    6.4110000000   5.6910000000     3,806.03      360         359       2.4000000000   NONCAPPED
301         2        315,640.85    6.5610000000   5.7160000000     1,013.16      360         359       2.5500000000   NONCAPPED
302         2        260,539.79    6.6110000000   6.2360000000       836.26      360         359       2.6000000000   NONCAPPED
303         2        720,721.30    6.5210000000   5.8010000000     2,313.23      360         359       2.5100000000   NONCAPPED
304         2        279,390.44    6.6610000000   5.8160000000       896.73      360         359       2.6500000000   NONCAPPED
305         2      5,172,528.63    6.5491483111   5.8577288289    16,605.77      360         359       2.5500000000   NONCAPPED
306         2        651,423.67    6.6110000000   5.8910000000     2,090.66      360         359       2.6000000000   NONCAPPED
307         2      1,886,843.46    6.7610000000   6.4885787368     6,055.52      360         359       2.7500000000   NONCAPPED
308         2        910,026.59    6.6610000000   6.2030154187     2,920.49      360         359       2.6500000000   NONCAPPED
309         2      2,682,477.05    6.7110000000   6.1470275915     8,608.34      360         359       2.7000000000   NONCAPPED
310         2        215,452.19    6.7310000000   6.3560000000       731.74      360         359       2.7200000000   NONCAPPED
311         2     11,277,673.66    6.7610000000   6.2239987380    36,197.23      360         359       2.7500000000   NONCAPPED
312         2        689,046.74    6.7810000000   5.9360000000     2,341.54      360         359       2.7700000000   NONCAPPED
313         2      1,449,661.35    6.8110000000   6.1951094679     4,852.21      360         359       2.8000000000   NONCAPPED
314         2        877,098.78    6.8610000000   6.5788571423     2,814.35      360         359       2.8500000000   NONCAPPED
315         2        677,451.13    6.9610000000   6.1160000000     2,300.38      360         359       2.9500000000   NONCAPPED
316         2      3,079,301.48    7.0110000000   6.4711684094     9,936.54      360         359       3.0000000000   NONCAPPED
317         2        951,550.43    7.1610000000   6.3160000000     3,232.57      360         359       3.1500000000   NONCAPPED
318         2        531,235.14    7.0610000000   6.8110000000     1,829.14      360         359       3.0500000000   NONCAPPED
319         2        180,435.58    7.1110000000   6.7360000000       612.62      360         359       3.1000000000   NONCAPPED
320         2      1,281,907.19    7.1360000000   6.3449674922     4,115.69      360         359       3.1250000000   NONCAPPED
321         2      3,328,080.46    7.1610000000   6.5427266512    11,312.79      360         359       3.1500000000   NONCAPPED
322         2        484,902.79    7.2110000000   6.5000775214     1,704.56      360         359       3.2000000000   NONCAPPED
323         2         50,530.37    7.3110000000   6.4660000000       171.53      360         359       3.3000000000   NONCAPPED
324         2      1,264,789.25    7.3360000000   6.6841480392     4,293.42      360         359       3.3250000000   NONCAPPED
325         2        609,910.20    7.0362674525   6.1912674525     2,059.25      360         359       3.0252674525   NONCAPPED
326         2        153,777.41    7.5360000000   6.6910000000       521.92      360         359       3.5250000000   NONCAPPED
327         2      9,043,394.32    6.5478028288   6.1372167557    29,002.25      360         358       2.5368028288   NONCAPPED
328         2      2,209,834.18    6.9360000000   6.6860000000     7,461.39      360         358       2.9250000000   NONCAPPED
329         2      1,211,017.73    6.8601987913   6.1283160482     4,105.71      360         358       2.8491987913   NONCAPPED
330         2      1,888,889.01    6.8110000000   6.5610000000     6,281.79      360         357       2.8000000000   NONCAPPED
331         2      1,493,669.19    6.8505088410   6.4496098480     4,798.86      360         356       2.8395088410   NONCAPPED
332         2        494,249.66    7.1610000000   6.4410000000     1,711.92      360         356       3.1500000000   NONCAPPED
333         2         90,197.99    6.2310000000   5.8560000000       288.83      360         355       2.2200000000   NONCAPPED
334         2     11,316,062.97    6.7863311722   6.4320786464    28,558.57      480         479       2.7753311722   NONCAPPED
335         2      6,188,951.53    6.9870187761   6.5599229915    16,340.94      480         479       2.9760187761   NONCAPPED
336         2      1,104,537.76    7.8298969259   7.5631134719     3,425.40      480         479       3.8188969259   NONCAPPED
337         2        243,658.88    6.4110000000   6.0360000000       614.44      480         479       2.4000000000   NONCAPPED
338         2        956,692.33    6.4810000000   5.8443853402     2,414.77      480         479       2.4700000000   NONCAPPED
339         2        518,946.29    6.5110000000   5.7910000000     1,308.53      480         479       2.5000000000   NONCAPPED
340         2        765,172.47    6.7110000000   6.4610000000     1,929.29      480         479       2.7000000000   NONCAPPED
341         2        230,160.53    6.6110000000   5.7660000000       580.30      480         479       2.6000000000   NONCAPPED
342         2      5,957,232.04    6.6610000000   6.0045891826    15,019.52      480         479       2.6500000000   NONCAPPED
343         2      2,899,755.11    6.7110000000   6.1457965879     7,430.14      480         479       2.7000000000   NONCAPPED
344         2      3,957,398.45    6.8610000000   6.1932078883     9,977.20      480         479       2.8500000000   NONCAPPED
345         2        185,528.77    6.7310000000   6.3560000000       489.96      480         479       2.7200000000   NONCAPPED
346         2        693,396.19    6.8207407782   6.2565224358     1,748.25      480         479       2.8097407782   NONCAPPED
347         2        209,388.91    6.9110000000   6.0660000000       568.36      480         479       2.9000000000   NONCAPPED
348         2      1,964,362.88    6.8110000000   6.1340034719     4,951.94      480         479       2.8000000000   NONCAPPED
349         2        506,548.13    6.8360000000   6.1160000000     1,276.92      480         479       2.8250000000   NONCAPPED
350         2     12,894,618.96    6.8610000000   6.2795461192    32,505.07      480         479       2.8500000000   NONCAPPED
351         2        287,231.66    7.0110000000   6.1660000000       779.58      480         479       3.0000000000   NONCAPPED
352         2        357,035.83    6.8810000000   6.0360000000       969.04      480         479       2.8700000000   NONCAPPED
353         2        853,904.29    7.0360000000   6.3160000000     2,152.44      480         479       3.0250000000   NONCAPPED
354         2      1,312,439.51    6.9110000000   6.4941476237     3,462.24      480         479       2.9000000000   NONCAPPED
355         2        184,541.97    7.0610000000   6.2160000000       500.85      480         479       3.0500000000   NONCAPPED
356         2        280,887.53    6.9610000000   6.5860000000       708.00      480         479       2.9500000000   NONCAPPED
357         2      1,225,538.31    7.0610000000   6.2852421013     3,325.74      480         479       3.0500000000   NONCAPPED
358         2        663,015.60    7.0860000000   6.2410000000     1,671.00      480         479       3.0750000000   NONCAPPED
359         2      1,623,984.59    7.1110000000   6.6059743567     4,191.93      480         479       3.1000000000   NONCAPPED
360         2        300,942.90    7.1610000000   6.7860000000       816.60      480         479       3.1500000000   NONCAPPED
361         2        299,952.21    7.2110000000   6.3660000000       813.88      480         479       3.2000000000   NONCAPPED
362         2      1,198,174.85    7.2360000000   6.4917142551     3,103.77      480         479       3.2250000000   NONCAPPED
363         2      2,951,319.45    7.2610000000   6.4872754074     8,009.79      480         479       3.2500000000   NONCAPPED
364         2        117,051.74    7.3110000000   6.4660000000       347.29      480         479       3.3000000000   NONCAPPED
365         2        802,674.39    7.4010000000   6.6810000000     2,177.61      480         479       3.3900000000   NONCAPPED
366         2        677,118.90    7.4610000000   6.7410000000     2,008.73      480         479       3.4500000000   NONCAPPED
367         2        526,785.69    7.4710000000   6.7510000000     1,429.06      480         479       3.4600000000   NONCAPPED

                                                                S-84

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
368         2        237,001.45    7.5110000000   6.6660000000       703.06      480         479       3.5000000000   NONCAPPED
369         2        493,805.53    6.8610000000   6.1410000000     1,244.05      480         479       2.8500000000   NONCAPPED
370         2        431,059.10    8.0010000000   7.7510000000     1,763.85      480         479       3.9900000000   NONCAPPED
371         2      5,815,751.68    6.8208793334   6.4323515459    14,646.68      480         478       2.8098793334   NONCAPPED
372         2      2,078,267.44    7.1110000000   6.8610000000     5,452.63      480         478       3.1000000000   NONCAPPED
373         2      2,778,619.24    6.9360000000   6.6860000000     7,492.23      480         478       2.9250000000   NONCAPPED
374         2      1,676,992.68    7.1956182962   6.3981179518     4,538.56      480         478       3.1846182962   NONCAPPED
375         2        943,489.83    7.6510000000   6.9310000000     2,789.90      480         478       3.6400000000   NONCAPPED
376         2        944,292.52    6.8610000000   6.1410000000     2,370.53      480         476       2.8500000000   NONCAPPED
377         2      1,583,688.46    6.8151465447   6.3496353048     3,967.31      480         475       2.8041465447   NONCAPPED
378         2        439,094.20    6.9110000000   6.1910000000     1,096.13      480         474       2.9000000000   NONCAPPED
379         2        133,000.00    6.6380000000   6.2630000000       484.97      360         360       2.7500000000   NONCAPPED
380         2        282,343.17    6.8610000000   6.0160000000       838.01      480         479       2.8500000000   NONCAPPED
381         2        493,901.27    1.7500000000   1.0300000000     1,771.93      360         358       2.8500000000   NONCAPPED
382         2      1,426,976.84    1.7500000000   1.5000000000     5,108.58      360         359       2.7500000000   NONCAPPED
383         2        640,629.04    2.1500000000   1.5307750425     2,421.03      360         359       3.2500000000   NONCAPPED
384         2        344,503.19    1.7500000000   1.3750000000       999.93      480         479       2.9500000000   NONCAPPED
385         2        275,636.76    2.1500000000   1.7750000000       857.74      480         479       3.3500000000   NONCAPPED
386         2        268,991.49    2.7500000000   2.3750000000       925.66      480         479       2.9500000000   NONCAPPED
387         3        852,500.00    6.6181847507   6.3384926686          N/A      360         359       2.6071847507   NONCAPPED
388         3        826,717.59    6.4810000000   6.2310000000     2,653.53      360         359       2.4700000000   NONCAPPED
389         3      2,206,185.17    6.5310000000   6.2810000000     5,562.83      480         479       2.5200000000   NONCAPPED
390         3        839,889.48    6.5810000000   6.3310000000     2,117.67      480         479       2.5700000000   NONCAPPED
391         3        284,664.00    7.8510000000   7.4760000000     1,164.96      480         479       3.8400000000   NONCAPPED
392         3        255,000.00    6.6880000000   6.3130000000       929.83      360         360       2.8000000000   NONCAPPED
393         3        155,000.00    6.7380000000   6.3630000000       565.19      360         360       2.8500000000   NONCAPPED
394         3        162,500.00    6.9880000000   6.6130000000       592.54      360         360       3.1000000000   NONCAPPED
395         3        881,676.60    7.0178880318   6.1728880318     3,208.82      360         359       3.0068880318   NONCAPPED
396         3        190,326.54    6.5610000000   6.1860000000       692.81      360         359       2.5500000000   NONCAPPED
397         3        126,227.05    6.6610000000   5.8160000000       459.44      360         359       2.6500000000   NONCAPPED
398         3      1,138,265.11    6.8610000000   6.2276084879     4,142.80      360         359       2.8500000000   NONCAPPED
399         3        257,257.08    6.9610000000   6.1160000000       995.66      360         359       2.9500000000   NONCAPPED
400         3        392,466.46    7.4610000000   7.0860000000     1,427.56      360         359       3.4500000000   NONCAPPED
401         3      1,289,221.41    6.6310537862   6.2421137769     4,685.61      360         358       2.6200537862   NONCAPPED
402         3      1,495,059.15    6.9610000000   6.7110000000     4,437.06      480         479       2.9500000000   NONCAPPED
403         3        278,700.87    7.9610000000   7.5860000000     1,003.61      480         479       3.9500000000   NONCAPPED
404         3        886,658.22    6.5610000000   5.8098228698     2,634.42      480         479       2.5500000000   NONCAPPED
405         3        300,704.23    6.5110000000   5.6660000000       892.77      480         479       2.5000000000   NONCAPPED
406         3        288,700.06    6.6110000000   5.7660000000       857.06      480         479       2.6000000000   NONCAPPED
407         3        277,498.90    6.8610000000   6.4860000000       823.73      480         479       2.8500000000   NONCAPPED
408         3        292,746.29    6.7610000000   5.9160000000       868.96      480         479       2.7500000000   NONCAPPED
409         3        289,292.59    6.9610000000   6.5860000000       858.67      480         479       2.9500000000   NONCAPPED
410         3      1,167,168.90    6.9610000000   6.3539252568     3,463.95      480         479       2.9500000000   NONCAPPED
411         3        307,796.12    7.0610000000   6.6860000000       978.85      480         479       3.0500000000   NONCAPPED
412         3        210,555.61    7.2610000000   6.8860000000       669.57      480         479       3.2500000000   NONCAPPED
413         3        817,894.89    7.1610000000   6.8703001064     2,483.57      480         479       3.1500000000   NONCAPPED
414         3        331,025.73    7.5610000000   7.1860000000       982.05      480         479       3.5500000000   NONCAPPED
415         3        478,777.98    7.3460000000   6.6260000000     1,530.45      480         478       3.3350000000   NONCAPPED
416         3        157,052.05    6.8110000000   6.4360000000       571.57      360         359       2.8000000000   NONCAPPED
417         3        207,711.50    7.4610000000   6.6160000000       755.53      360         359       3.4500000000   NONCAPPED
418         3        198,629.79    7.5110000000   7.1360000000       589.23      480         479       3.5000000000   NONCAPPED
419         3        149,826.33    5.2000000000   4.3550000000       823.67      360         359       3.3000000000   NONCAPPED
420         3        418,378.45    5.3500000000   4.8235137925     2,338.92      360         359       3.3049600141   NONCAPPED
421         3        190,273.59    4.9500000000   4.1050000000       911.81      480         479       3.1500000000   NONCAPPED
422         3        280,000.00    6.2580000000   5.4130000000       900.59      360         360       2.3700000000   NONCAPPED
423         3        350,000.00    6.4380000000   5.5930000000     1,125.74      360         360       2.5500000000   NONCAPPED
424         3        600,000.00    6.6380000000   6.2630000000     1,929.84      360         360       2.8083333333   NONCAPPED
425         3        348,000.00    7.1130000000   6.2680000000     1,119.31      360         360       3.2250000000   NONCAPPED
426         3      1,800,392.91    6.8385763736   6.1324001344     5,782.27      360         359       2.8275763736   NONCAPPED
427         3        543,232.56    7.3348268155   6.8368128486     1,846.36      360         359       3.3238268155   NONCAPPED
428         3        355,292.80    7.8610000000   7.4860000000     1,339.10      360         359       3.8500000000   NONCAPPED
429         3        488,926.52    6.2610000000   5.5410000000     1,569.60      360         359       2.2500000000   NONCAPPED
430         3        350,688.72    6.4810000000   6.1060000000     1,125.74      360         359       2.4700000000   NONCAPPED
431         3        296,598.99    6.4110000000   5.5660000000       952.05      360         359       2.4000000000   NONCAPPED
432         3        477,993.09    6.4810000000   5.7434004168     1,534.22      360         359       2.4700000000   NONCAPPED
433         3        425,900.06    6.6610000000   5.9376470625     1,366.96      360         359       2.6500000000   NONCAPPED
434         3        140,306.63    6.6110000000   5.7660000000       450.30      360         359       2.6000000000   NONCAPPED
435         3        995,617.21    6.6610000000   6.3617499499     3,195.17      360         359       2.6500000000   NONCAPPED
436         3        497,133.08    6.8610000000   6.1410000000     1,595.33      360         359       2.8500000000   NONCAPPED
437         3        270,625.12    6.7610000000   6.3860000000       868.43      360         359       2.7500000000   NONCAPPED
438         3      1,254,121.87    6.8110000000   6.0907128009     4,051.48      360         359       2.8000000000   NONCAPPED
439         3      4,323,495.56    6.8610000000   6.2919115147    13,872.79      360         359       2.8500000000   NONCAPPED
440         3        150,414.42    6.8810000000   6.0360000000       510.78      360         359       2.8700000000   NONCAPPED
441         3        879,087.53    7.0110000000   6.2758788761     2,946.45      360         359       3.0000000000   NONCAPPED

                                                                S-85

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
442         3        349,579.42    7.0610000000   6.2160000000     1,186.94      360         359       3.0500000000   NONCAPPED
443         3        549,273.13    7.2360000000   6.5160000000     1,762.58      360         359       3.2250000000   NONCAPPED
444         3        282,735.16    7.1110000000   6.7360000000       907.02      360         359       3.1000000000   NONCAPPED
445         3        405,033.76    7.1610000000   6.3160000000     1,335.70      360         359       3.1500000000   NONCAPPED
446         3        435,627.84    7.2360000000   6.5160000000     1,397.36      360         359       3.2250000000   NONCAPPED
447         3        618,948.60    7.2610000000   6.4160000000     2,104.16      360         359       3.2500000000   NONCAPPED
448         3        513,795.72    7.5110000000   7.1360000000     1,743.86      360         359       3.5000000000   NONCAPPED
449         3        260,372.67    6.8110000000   6.4360000000       836.26      360         358       2.8000000000   NONCAPPED
450         3      1,382,128.75    7.2860000000   6.5660000000     4,845.87      360         358       3.2750000000   NONCAPPED
451         3        805,239.49    6.8610000000   6.5672499987     2,573.12      360         355       2.8500000000   NONCAPPED
452         3      1,800,132.92    7.1110000000   6.3655525729     6,085.29      360         355       3.1000000000   NONCAPPED
453         3      1,249,845.39    8.0697335201   7.8197335201     3,876.02      480         479       4.0587335201   NONCAPPED
454         3        401,101.25    6.4610000000   6.0860000000     1,011.42      480         479       2.4500000000   NONCAPPED
455         3        236,377.50    6.5810000000   5.7360000000       595.99      480         479       2.5700000000   NONCAPPED
456         3        898,813.47    6.6110000000   6.0449776448     2,266.17      480         479       2.6000000000   NONCAPPED
457         3      1,732,962.99    6.6821236894   6.1666902278     4,375.53      480         479       2.6711236894   NONCAPPED
458         3        264,781.82    6.7110000000   5.8660000000       667.54      480         479       2.7000000000   NONCAPPED
459         3      1,243,723.85    6.7610000000   6.2068064512     3,135.42      480         479       2.7500000000   NONCAPPED
460         3        912,068.61    6.8110000000   6.5610000000     2,299.22      480         479       2.8000000000   NONCAPPED
461         3        847,743.08    6.9610000000   6.7110000000     2,137.55      480         479       2.9500000000   NONCAPPED
462         3        647,003.52    7.0610000000   6.8110000000     1,630.92      480         479       3.0500000000   NONCAPPED
463         3      1,868,118.73    6.9610000000   6.2858696561     4,708.80      480         479       2.9500000000   NONCAPPED
464         3        376,131.75    7.0110000000   6.6360000000     1,020.75      480         479       3.0000000000   NONCAPPED
465         3        294,370.05    7.0610000000   6.2160000000       799.73      480         479       3.0500000000   NONCAPPED
466         3        244,756.72    7.1110000000   6.2660000000       664.17      480         479       3.1000000000   NONCAPPED
467         3        601,885.79    7.1610000000   6.4410000000     1,633.21      480         479       3.1500000000   NONCAPPED
468         3        488,535.91    7.3110000000   7.0610000000     1,325.62      480         479       3.3000000000   NONCAPPED
469         3        413,642.62    7.2110000000   6.7034651345     1,042.40      480         479       3.2000000000   NONCAPPED
470         3        425,108.33    7.2360000000   6.5160000000     1,153.45      480         479       3.2250000000   NONCAPPED
471         3        495,543.64    7.2610000000   6.5410000000     1,344.54      480         479       3.2500000000   NONCAPPED
472         3        440,452.95    7.3610000000   6.5160000000     1,194.96      480         479       3.3500000000   NONCAPPED
473         3        265,876.03    7.6610000000   7.2860000000       788.61      480         479       3.6500000000   NONCAPPED
474         3      1,418,250.86    7.1968335217   6.9468335217     3,575.38      480         478       3.1858335217   NONCAPPED
475         3        491,960.00    6.6880000000   5.9680000000     1,793.88      360         360       2.8000000000   NONCAPPED
476         3        162,305.42    6.7610000000   6.3860000000       590.71      360         359       2.7500000000   NONCAPPED
477         3        615,695.60    1.7500000000   1.1030551100     2,204.19      360         359       2.8921393851   NONCAPPED
478         3        250,740.08    2.0000000000   1.6250000000       928.67      360         359       3.2000000000   NONCAPPED
479         4        400,000.00    1.0000000000   0.6250000000          N/A      360         360       2.5200000000   NONCAPPED
480         4        540,000.00    8.0360000000   7.7860000000          N/A      360         359       4.0250000000   NONCAPPED
481         4        295,000.00    7.8610000000   7.4860000000          N/A      360         358       3.8500000000   NONCAPPED
482         4        313,873.48    6.8000000000   6.4250000000     1,905.85      480         479       4.4200000000   NONCAPPED
483         4        250,531.38    3.7500000000   3.3750000000     1,157.79      360         360       4.2200000000   NONCAPPED
484         4        280,000.00    8.4780000000   8.1030000000     1,316.66      360         360       4.5900000000   NONCAPPED
485         4        420,909.41    6.5810000000   6.3310000000     1,350.89      360         359       2.5700000000   NONCAPPED
486         4        576,427.11    6.9610000000   6.7110000000     1,849.43      360         359       2.9500000000   NONCAPPED
487         4        391,130.46    7.4610000000   7.0860000000     1,254.39      360         359       3.4500000000   NONCAPPED
488         4        313,015.01    8.1110000000   7.7360000000     1,061.87      360         359       4.1000000000   NONCAPPED
489         4        105,674.13    8.2310000000   7.8560000000       488.36      360         359       4.2200000000   NONCAPPED
490         4        575,481.61    8.3428736456   7.9678736456     2,703.86      360         358       4.3318736456   NONCAPPED
491         4        129,779.62    7.3110000000   6.9360000000       328.71      480         479       3.3000000000   NONCAPPED
492         4        132,837.39    8.1010000000   7.7260000000       543.51      480         479       4.0900000000   NONCAPPED
493         4      1,378,431.43    8.7010000000   8.3692055423     5,637.13      480         479       4.6900000000   NONCAPPED
494         4      2,084,453.57    7.8110000000   7.5610000000     5,508.78      480         478       3.8000000000   NONCAPPED
495         4        329,155.62    8.3210000000   7.9460000000     1,353.24      480         478       4.3100000000   NONCAPPED
496         4        296,000.00    6.5880000000   6.2130000000     1,079.33      360         360       2.7000000000   NONCAPPED
497         4        280,000.00    6.9880000000   6.1430000000     1,020.99      360         360       3.1000000000   NONCAPPED
498         4      1,196,700.00    7.3380000000   6.7065480906     4,363.64      360         360       3.4500000000   NONCAPPED
499         4        284,000.00    8.4780000000   8.1030000000     1,485.76      360         360       4.5900000000   NONCAPPED
500         4      1,406,365.60    7.1784575040   6.5547507086     5,126.82      360         359       3.1674575040   NONCAPPED
501         4      1,241,218.41    8.3310000000   8.0810000000     4,746.09      360         359       4.3200000000   NONCAPPED
502         4        451,020.14    7.4610000000   6.7410000000     1,731.61      360         359       3.4500000000   NONCAPPED
503         4        305,477.59    8.2610000000   7.8860000000     1,295.06      360         359       4.2500000000   NONCAPPED
504         4        216,410.95    6.5310000000   5.6860000000       794.91      360         359       2.5200000000   NONCAPPED
505         4        581,031.88    6.5256236589   6.0309056152     2,118.56      360         359       2.5146236589   NONCAPPED
506         4        475,841.28    6.7610000000   6.5110000000     1,732.03      360         359       2.7500000000   NONCAPPED
507         4        160,276.05    6.8110000000   5.9660000000       615.68      360         359       2.8000000000   NONCAPPED
508         4        298,943.79    6.8610000000   6.4860000000     1,091.01      360         359       2.8500000000   NONCAPPED
509         4        189,379.94    6.9110000000   6.0660000000       689.17      360         359       2.9000000000   NONCAPPED
510         4        280,574.54    6.9610000000   6.1160000000     1,020.99      360         359       2.9500000000   NONCAPPED
511         4        219,458.50    7.0110000000   6.3698812728       798.56      360         359       3.0000000000   NONCAPPED
512         4        143,806.41    7.0610000000   6.6860000000       523.26      360         359       3.0500000000   NONCAPPED
513         4        593,789.83    7.1110000000   6.3910000000     2,160.49      360         359       3.1000000000   NONCAPPED
514         4        314,696.64    7.1610000000   6.7860000000     1,144.97      360         359       3.1500000000   NONCAPPED
515         4        451,009.63    7.4610000000   6.7225333339     1,640.87      360         359       3.4500000000   NONCAPPED

                                                                S-86

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
516         4        575,970.54    7.2110000000   6.6397780931     2,095.76      360         359       3.2000000000   NONCAPPED
517         4        396,182.90    7.3310000000   6.4860000000     1,441.24      360         359       3.3200000000   NONCAPPED
518         4        811,964.55    7.4110000000   7.1208764795     2,954.85      360         359       3.4000000000   NONCAPPED
519         4      2,269,990.18    7.4610000000   6.8331217820     8,257.24      360         359       3.4500000000   NONCAPPED
520         4        253,384.48    7.5110000000   6.6660000000       921.62      360         359       3.5000000000   NONCAPPED
521         4        266,272.26    7.5360000000   6.6910000000       968.48      360         359       3.5250000000   NONCAPPED
522         4        190,195.97    7.5610000000   6.7160000000       730.16      360         359       3.5500000000   NONCAPPED
523         4        270,285.78    7.6710000000   7.2960000000     1,412.52      360         359       3.6600000000   NONCAPPED
524         4        466,244.78    7.7110000000   7.4610000000     1,695.57      360         359       3.7000000000   NONCAPPED
525         4        303,257.54    7.8060000000   7.4310000000     1,279.86      360         359       3.7950000000   NONCAPPED
526         4        207,036.97    7.8610000000   7.4860000000       794.61      360         359       3.8500000000   NONCAPPED
527         4        350,381.15    8.0510000000   7.6760000000     1,830.52      360         359       4.0400000000   NONCAPPED
528         4        230,391.64    8.6010000000   8.2260000000     1,203.10      360         359       4.5900000000   NONCAPPED
529         4      2,921,602.73    7.1058051993   6.4449114568    10,619.61      360         358       3.0948051993   NONCAPPED
530         4      1,582,706.57    7.7110000000   6.9910000000     5,940.36      360         358       3.7000000000   NONCAPPED
531         4        477,610.32    7.4610000000   6.7410000000     1,750.27      360         357       3.4500000000   NONCAPPED
532         4      2,169,860.00    7.4380000000   6.8572378771     6,457.27      480         480       3.5500000000   NONCAPPED
533         4      1,385,032.74    7.6525162830   6.9785992948     4,108.22      480         479       3.6415162830   NONCAPPED
534         4        409,060.95    8.5610000000   8.1860000000     1,473.04      480         479       4.5500000000   NONCAPPED
535         4        149,646.74    6.4810000000   6.1060000000       444.30      480         479       2.4700000000   NONCAPPED
536         4         61,894.96    6.5110000000   6.1360000000       183.76      480         479       2.5000000000   NONCAPPED
537         4        144,260.12    7.0110000000   6.1660000000       428.53      480         479       3.0000000000   NONCAPPED
538         4        507,356.47    6.9110000000   6.6610000000     1,505.80      480         479       2.9000000000   NONCAPPED
539         4        377,023.63    6.9610000000   6.5860000000     1,118.94      480         479       2.9500000000   NONCAPPED
540         4        492,039.30    7.0110000000   6.4620547050     1,460.22      480         479       3.0000000000   NONCAPPED
541         4        230,647.82    7.2110000000   6.3660000000       684.46      480         479       3.2000000000   NONCAPPED
542         4        262,741.66    7.3610000000   6.5160000000       779.69      480         479       3.3500000000   NONCAPPED
543         4        593,512.28    7.1110000000   6.4540025150     1,784.26      480         479       3.1000000000   NONCAPPED
544         4        344,993.85    7.1610000000   6.3160000000     1,023.71      480         479       3.1500000000   NONCAPPED
545         4        203,560.26    7.2610000000   6.8860000000       647.25      480         479       3.2500000000   NONCAPPED
546         4        526,582.40    7.3110000000   6.6763809503     1,562.35      480         479       3.3000000000   NONCAPPED
547         4        218,648.97    7.4110000000   7.0360000000       695.14      480         479       3.4000000000   NONCAPPED
548         4      1,031,195.31    7.5610000000   7.1860000000     3,059.22      480         479       3.5500000000   NONCAPPED
549         4        368,372.39    7.4610000000   6.6160000000     1,096.62      480         479       3.4500000000   NONCAPPED
550         4        332,985.46    7.5110000000   7.1360000000     1,058.56      480         479       3.5000000000   NONCAPPED
551         4      5,339,165.79    7.5610000000   7.0061898482    15,838.68      480         479       3.5500000000   NONCAPPED
552         4        272,339.81    7.6610000000   6.8160000000       865.66      480         479       3.6500000000   NONCAPPED
553         4        165,517.26    7.7110000000   6.8660000000       526.09      480         479       3.7000000000   NONCAPPED
554         4        473,589.83    7.7360000000   7.0160000000     1,404.62      480         479       3.7250000000   NONCAPPED
555         4        515,512.56    7.8110000000   7.4360000000     1,528.87      480         479       3.8000000000   NONCAPPED
556         4        516,753.09    8.1710000000   7.9210000000     1,642.05      480         479       4.1600000000   NONCAPPED
557         4      1,615,617.38    8.1360000000   7.8860000000     5,133.40      480         479       4.1250000000   NONCAPPED
558         4        551,935.03    8.1710000000   7.9210000000     1,753.64      480         479       4.1600000000   NONCAPPED
559         4        126,420.07    8.1810000000   7.8060000000       426.02      480         479       4.1700000000   NONCAPPED
560         4      2,412,862.66    7.4678051385   6.8057998105     7,155.56      480         478       3.4568051385   NONCAPPED
561         4        402,545.77    7.9610000000   7.5860000000     1,275.37      480         478       3.9500000000   NONCAPPED
562         4      1,824,119.57    7.2310000000   6.9810000000     5,902.00      480         478       3.2200000000   NONCAPPED
563         4        690,476.77    7.3771849717   6.6152774576     2,388.23      360         359       3.3661849717   NONCAPPED
564         4        478,526.84    7.3087580798   6.4637580798     1,772.33      360         359       3.2977580798   NONCAPPED
565         4        296,445.24    7.2110000000   6.8360000000     1,173.51      360         359       3.2000000000   NONCAPPED
566         4        501,701.01    7.1412870379   6.4425030690     1,613.35      360         358       3.1302870379   NONCAPPED
567         4        346,246.67    7.0844545117   6.2394545117     1,194.80      360         358       3.0442572675   NONCAPPED
568         4        453,620.68    7.2526767963   6.8776767963     1,792.77      360         358       3.2259753590   NONCAPPED
569         4        584,147.82    7.4610000000   6.7410000000     2,009.98      360         357       3.4500000000   NONCAPPED
570         4        424,107.26    7.3750000000   6.6550000000     1,786.55      360         357       3.3250000000   NONCAPPED
571         4        299,467.38    7.3360000000   6.4910000000     1,035.36      360         355       3.3250000000   NONCAPPED
572         4      2,589,874.55    4.9500000000   4.4693287547    13,860.40      360         358       3.6500000000   NONCAPPED
573         4        282,860.25    5.3500000000   4.5050000000     1,583.10      360         358       4.0500000000   NONCAPPED
574         4      3,325,544.60    4.9500000000   4.5402584927    15,947.02      480         478       3.7500000000   NONCAPPED
575         4      1,674,410.45    5.2000000000   4.9500000000     8,307.35      480         478       4.0000000000   NONCAPPED
576         4        254,694.49    5.3500000000   4.5050000000     1,289.29      480         478       4.0500000000   NONCAPPED
577         4      1,988,035.94    4.9500000000   4.4059236983    10,625.50      360         359       3.6500000000   NONCAPPED
578         4        454,637.59    5.3500000000   4.7705399326     2,541.62      360         359       4.2618669675   NONCAPPED
579         4        138,463.34    6.0500000000   5.6750000000       835.44      360         359       4.2700000000   NONCAPPED
580         4      6,020,759.72    4.9500000000   4.5559499388    28,857.90      480         479       3.7214196255   NONCAPPED
581         4        108,934.85    5.3500000000   4.5050000000       551.11      480         479       4.1500000000   NONCAPPED
582         4        427,410.00    2.1300000000   1.8800000000     1,607.72      360         360       4.4000000000   NONCAPPED
583         4        467,000.00    6.2880000000   6.0380000000     1,502.06      360         360       2.4000000000   NONCAPPED
584         4        444,000.00    6.4380000000   5.7180000000     1,428.08      360         360       2.5500000000   NONCAPPED
585         4        345,600.00    6.5380000000   5.6930000000     1,111.58      360         360       2.6500000000   NONCAPPED
586         4        336,000.00    6.6880000000   5.8430000000     1,080.71      360         360       2.8000000000   NONCAPPED
587         4        708,750.00    6.9380000000   6.1816243386     2,279.62      360         360       3.0500000000   NONCAPPED
588         4        879,185.00    6.9880000000   6.6977375695     2,827.80      360         360       3.1000000000   NONCAPPED
589         4        770,000.00    7.0380000000   6.3941688312     2,476.63      360         360       3.1500000000   NONCAPPED

                                                                S-87

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
590         4      1,061,200.00    7.0680000000   6.8180000000     3,413.24      360         360       3.4500000000   NONCAPPED
591         4      1,142,500.00    7.0880000000   6.7608665208     3,674.73      360         360       3.2000000000   NONCAPPED
592         4        629,030.00    7.2630000000   7.0130000000     2,023.21      360         360       3.3750000000   NONCAPPED
593         4         99,900.00    7.2880000000   6.4430000000       340.00      360         360       3.4000000000   NONCAPPED
594         4      5,366,250.00    7.3380000000   6.8230393664    17,259.96      360         360       3.4269392034   NONCAPPED
595         4        168,000.00    7.3880000000   7.0130000000       571.77      360         360       3.5000000000   NONCAPPED
596         4        411,000.00    7.5580000000   7.1830000000     1,468.27      360         360       3.6700000000   NONCAPPED
597         4      1,187,250.00    7.5880000000   6.9532084649     3,818.67      360         360       3.7000000000   NONCAPPED
598         4        100,000.00    7.7130000000   6.8680000000       321.64      360         360       3.8250000000   NONCAPPED
599         4         96,900.00    8.1080000000   7.7330000000       328.64      360         360       4.2200000000   NONCAPPED
600         4      8,152,232.89    7.4198510353   7.0775924985    26,191.44      360         359       3.4088510353   NONCAPPED
601         4        306,878.55    7.8346642313   7.2372204568     1,044.17      360         359       3.8236642313   NONCAPPED
602         4      2,636,759.57    7.4280647815   7.1668588717     9,092.19      360         359       3.4170647815   NONCAPPED
603         4      1,742,850.89    8.1517589111   7.7767589111     6,574.37      360         359       4.1407589111   NONCAPPED
604         4        793,563.98    6.4110000000   5.5660000000     2,547.39      360         359       2.4000000000   NONCAPPED
605         4        601,264.16    6.5110000000   5.7910000000     1,929.84      360         359       2.5000000000   NONCAPPED
606         4        125,284.20    6.7110000000   6.3360000000       402.05      360         359       2.7000000000   NONCAPPED
607         4        650,252.03    6.7610000000   6.0410000000     2,086.64      360         359       2.7500000000   NONCAPPED
608         4        192,452.53    6.8110000000   5.9660000000       617.55      360         359       2.8000000000   NONCAPPED
609         4      1,164,506.30    6.8610000000   6.3483308281     3,737.12      360         359       2.8500000000   NONCAPPED
610         4      1,120,135.83    6.9110000000   6.3628036902     3,685.50      360         359       2.9000000000   NONCAPPED
611         4      1,703,219.94    6.9610000000   6.2169709748     5,511.81      360         359       2.9500000000   NONCAPPED
612         4        818,059.26    7.0110000000   6.2450441178     2,624.58      360         359       3.0000000000   NONCAPPED
613         4        276,699.50    7.1610000000   6.3160000000       887.73      360         359       3.1500000000   NONCAPPED
614         4        778,191.17    7.0610000000   6.6860000000     2,496.56      360         359       3.0500000000   NONCAPPED
615         4        669,720.84    7.2110000000   6.3660000000     2,148.55      360         359       3.2000000000   NONCAPPED
616         4      1,232,035.48    7.1110000000   6.3577944870     3,995.67      360         359       3.1000000000   NONCAPPED
617         4      2,266,040.67    7.1610000000   6.4675007597     7,271.95      360         359       3.1500000000   NONCAPPED
618         4         99,463.81    7.3110000000   6.4660000000       319.07      360         359       3.3000000000   NONCAPPED
619         4        880,412.19    7.2110000000   6.5889428866     2,824.16      360         359       3.2000000000   NONCAPPED
620         4        884,397.04    7.2610000000   6.8135273199     2,841.04      360         359       3.2500000000   NONCAPPED
621         4        617,461.06    7.3110000000   6.7304809669     1,982.91      360         359       3.3000000000   NONCAPPED
622         4        300,833.33    7.5860000000   6.7410000000       964.92      360         359       3.5750000000   NONCAPPED
623         4        460,278.05    7.4610000000   6.6160000000     1,476.33      360         359       3.4500000000   NONCAPPED
624         4        169,220.86    7.3310000000   6.4860000000       542.77      360         359       3.3200000000   NONCAPPED
625         4      1,190,091.02    7.3610000000   6.8418900385     3,817.05      360         359       3.3500000000   NONCAPPED
626         4      1,521,942.67    7.4110000000   6.8073916389     4,966.65      360         359       3.4000000000   NONCAPPED
627         4     18,048,804.35    7.4610000000   6.8446968301    57,894.43      360         359       3.4500000000   NONCAPPED
628         4        374,117.91    7.4810000000   6.6360000000     1,269.81      360         359       3.4700000000   NONCAPPED
629         4      1,312,085.10    7.4951104056   6.8888856694     4,356.38      360         359       3.5000000000   NONCAPPED
630         4        846,024.39    7.7110000000   7.0977960840     2,713.04      360         359       3.7000000000   NONCAPPED
631         4        772,198.93    7.7710000000   7.5210000000     2,620.63      360         359       3.7600000000   NONCAPPED
632         4        454,852.33    7.6610000000   6.8160000000     1,521.56      360         359       3.6500000000   NONCAPPED
633         4        188,543.16    7.8110000000   6.9660000000       639.83      360         359       3.8000000000   NONCAPPED
634         4      3,715,216.93    7.7044199670   7.1438191224    11,974.15      360         359       3.7000000000   NONCAPPED
635         4      1,052,727.96    7.8610000000   7.1873704628     3,575.63      360         359       3.8500000000   NONCAPPED
636         4        124,543.73    7.7310000000   7.3560000000       443.70      360         359       3.7200000000   NONCAPPED
637         4         84,248.78    7.7610000000   6.9160000000       285.88      360         359       3.7500000000   NONCAPPED
638         4      2,435,591.66    7.8610000000   7.1295228680     8,264.18      360         359       3.8500000000   NONCAPPED
639         4        447,852.24    8.1110000000   7.7360000000     1,519.29      360         359       4.1000000000   NONCAPPED
640         4        393,073.61    8.1510000000   7.7760000000     1,548.87      360         359       4.1400000000   NONCAPPED
641         4      4,076,205.23    7.2995989905   6.7987327371    13,045.85      360         358       3.2885989905   NONCAPPED
642         4      6,749,689.35    7.4906354635   7.2406354635    22,797.94      360         358       3.4796354635   NONCAPPED
643         4      1,344,307.01    7.6873799798   6.9188667559     4,555.14      360         358       3.6763799798   NONCAPPED
644         4      1,322,930.33    7.1543708473   6.3961009484     4,253.36      360         357       3.1433708473   NONCAPPED
645         4      1,924,439.98    6.4110000000   5.6910000000     6,410.93      360         357       2.4000000000   NONCAPPED
646         4      2,613,411.50    7.5488702608   7.1443463740     8,344.94      360         355       3.5378702608   NONCAPPED
647         4        595,000.00    2.1300000000   1.8800000000     1,842.77      480         480       4.7250000000   NONCAPPED
648         4        361,000.00    6.7380000000   6.3630000000       912.81      480         480       2.8500000000   NONCAPPED
649         4        420,000.00    6.8380000000   6.1180000000     1,062.00      480         480       2.9500000000   NONCAPPED
650         4      2,341,300.00    6.8880000000   6.4449341819     5,920.13      480         480       3.0000000000   NONCAPPED
651         4      1,120,000.00    6.9280000000   6.2080000000     2,831.99      480         480       3.0400000000   NONCAPPED
652         4        263,200.00    6.9880000000   6.1430000000       665.52      480         480       3.1000000000   NONCAPPED
653         4      1,300,000.00    7.0380000000   6.3180000000     3,287.13      480         480       3.1500000000   NONCAPPED
654         4      1,622,500.00    7.0880000000   6.4983543914     4,102.58      480         480       3.2000000000   NONCAPPED
655         4        256,000.00    7.1110000000   6.2660000000       696.84      480         480       3.1000000000   NONCAPPED
656         4        272,400.00    7.1380000000   6.2930000000       688.78      480         480       3.2500000000   NONCAPPED
657         4        311,250.00    7.2380000000   6.3930000000       787.01      480         480       3.3500000000   NONCAPPED
658         4        322,000.00    7.2880000000   6.6473478261       814.20      480         480       3.4000000000   NONCAPPED
659         4      1,382,957.00    7.3380000000   7.0170508490     3,496.89      480         480       3.4500000000   NONCAPPED
660         4        708,000.00    7.3880000000   6.6475197740     1,790.22      480         480       3.5000000000   NONCAPPED
661         4      8,376,631.21    7.4380000000   6.7773562302    21,229.21      480         480       3.5500000000   NONCAPPED
662         4        320,000.00    7.5380000000   6.6930000000       871.04      480         480       3.6500000000   NONCAPPED
663         4        630,000.00    7.5880000000   7.0041111111     1,714.86      480         480       3.7000000000   NONCAPPED

                                                                S-88

                                                                                            REMAINING
                                                                               ORIGINAL      TERM TO
                     CURRENT        CURRENT       CURRENT NET       INITIAL     TERM TO      MATURITY                   INITIAL
          SUB-LOAN  BALANCES     MORTGAGE RATE     MORTGAGE         MONTHLY    MATURITY      (IN        GROSS MARGIN    PERIODIC
LOAN NO   GROUP        ($)            (%)          RATE (%)       PAYMENT ($) (IN MONTHS)    MONTHS)         (%)       RATE CAP (%)
-------   -----    -----------    -------------   ------------   -----------  -----------  -----------  -----------   ------------
664         4      5,439,250.00    7.6880000000   7.2437648113    13,896.14      480         480       3.8000000000   NONCAPPED
665         4      1,091,500.00    7.8380000000   6.9930000000     2,971.07      480         480       3.9500000000   NONCAPPED
666         4        401,000.00    8.0580000000   7.6830000000     1,162.23      480         480       4.1700000000   NONCAPPED
667         4        402,000.00    8.0880000000   7.7130000000     1,196.31      480         480       4.2000000000   NONCAPPED
668         4      5,789,108.16    6.9508974614   6.5234377047    14,616.98      480         479       2.9398974614   NONCAPPED
669         4      6,825,555.85    7.8110000000   7.2292352944    18,009.48      480         479       3.8000000000   NONCAPPED
670         4      1,430,001.03    7.2860000000   6.5660000000     3,861.28      480         479       3.2750000000   NONCAPPED
671         4        249,299.34    7.4610000000   7.0860000000       720.24      480         479       3.4500000000   NONCAPPED
672         4        416,149.08    8.5610000000   8.1860000000     1,290.56      480         479       4.5500000000   NONCAPPED
673         4        216,645.07    7.0110000000   6.1660000000       546.17      480         479       3.0000000000   NONCAPPED
674         4        248,759.24    6.8310000000   5.9860000000       627.08      480         479       2.8200000000   NONCAPPED
675         4        140,432.10    6.8610000000   6.4860000000       354.00      480         479       2.8500000000   NONCAPPED
676         4      1,422,441.91    6.9110000000   6.4798915353     3,590.56      480         479       2.9000000000   NONCAPPED
677         4      2,581,753.87    6.9610000000   6.4227495720     6,507.50      480         479       2.9500000000   NONCAPPED
678         4      1,017,768.99    7.1610000000   6.5180256272     2,565.23      480         479       3.1500000000   NONCAPPED
679         4      1,355,495.19    7.0610000000   6.2899676620     3,419.62      480         479       3.0500000000   NONCAPPED
680         4        235,967.68    7.2110000000   6.3660000000       594.72      480         479       3.2000000000   NONCAPPED
681         4      1,197,683.12    7.1110000000   6.6016439778     3,018.47      480         479       3.1000000000   NONCAPPED
682         4      2,470,731.80    7.1610000000   6.5967308851     6,301.98      480         479       3.1500000000   NONCAPPED
683         4      1,904,431.71    7.2110000000   6.6226095190     4,799.26      480         479       3.2000000000   NONCAPPED
684         4        731,794.04    7.2610000000   6.6702863001     1,844.08      480         479       3.2500000000   NONCAPPED
685         4      2,160,584.32    7.3110000000   6.8680872841     5,446.51      480         479       3.3000000000   NONCAPPED
686         4        626,172.94    7.3360000000   6.6160000000     1,577.82      480         479       3.3250000000   NONCAPPED
687         4      1,188,522.57    7.3610000000   6.7628997884     2,994.83      480         479       3.3500000000   NONCAPPED
688         4      1,538,835.54    7.4110000000   6.9957737052     3,877.31      480         479       3.4000000000   NONCAPPED
689         4      2,446,166.79    7.5610000000   6.9604605128     6,163.37      480         479       3.5500000000   NONCAPPED
690         4      1,221,866.50    7.4610000000   6.9912874732     3,078.52      480         479       3.4500000000   NONCAPPED
691         4        849,251.37    7.5110000000   6.7493154775     2,208.71      480         479       3.5000000000   NONCAPPED
692         4        326,788.09    7.5360000000   6.6910000000       823.30      480         479       3.5250000000   NONCAPPED
693         4     20,605,809.33    7.5362329066   6.9840735473    51,928.09      480         479       3.5252329066   NONCAPPED
694         4        612,678.18    7.7360000000   7.0160000000     1,543.43      480         479       3.7250000000   NONCAPPED
695         4        526,976.07    7.8110000000   7.0910000000     1,327.49      480         479       3.8000000000   NONCAPPED
696         4        399,008.42    7.7110000000   7.3360000000     1,005.10      480         479       3.7000000000   NONCAPPED
697         4      1,224,956.19    7.7360000000   7.2447412926     3,085.60      480         479       3.7250000000   NONCAPPED
698         4        331,160.84    7.7610000000   7.3860000000       939.61      480         479       3.7500000000   NONCAPPED
699         4      3,943,835.53    7.8110000000   7.2258176192     9,933.70      480         479       3.8000000000   NONCAPPED
700         4        127,971.17    7.9610000000   7.1160000000       347.06      480         479       3.9500000000   NONCAPPED
701         4        636,123.17    7.9360000000   7.0910000000     1,602.10      480         479       3.9250000000   NONCAPPED
702         4      2,886,806.00    7.9610000000   7.1959172415     7,828.10      480         479       3.9500000000   NONCAPPED
703         4        587,331.02    8.1710000000   7.4510000000     1,592.38      480         479       4.1600000000   NONCAPPED
704         4        480,529.18    8.2110000000   7.5414690038     1,379.14      480         479       4.2000000000   NONCAPPED
705         4        305,891.02    8.5510000000   8.1760000000     1,251.10      480         479       4.5400000000   NONCAPPED
706         4      3,224,675.80    7.3780418986   6.8204530962     8,119.21      480         478       3.3670418986   NONCAPPED
707         4      4,384,030.95    7.7360565847   7.2512338836    11,527.38      480         478       3.7250565847   NONCAPPED
708         4      3,497,694.93    7.7860000000   7.5360000000     9,483.84      480         478       3.7750000000   NONCAPPED
709         4        370,545.06    7.0752660302   6.3589410871     1,003.28      480         478       3.0642660302   NONCAPPED
710         4      1,337,356.61    7.5610000000   7.3110000000     3,362.99      480         477       3.5500000000   NONCAPPED
711         4        293,069.35    7.6610000000   6.8160000000       794.83      480         477       3.6500000000   NONCAPPED
712         4      1,051,171.70    7.5610000000   6.8410000000     2,634.22      480         476       3.5500000000   NONCAPPED
713         4        337,827.95    7.5110000000   6.6660000000       843.91      480         475       3.5000000000   NONCAPPED
714         4        405,000.00    3.0300000000   2.6550000000     1,714.06      360         360       4.4500000000   NONCAPPED
715         4        144,900.00    6.6880000000   6.3130000000       528.36      360         360       2.8000000000   NONCAPPED
716         4        627,000.00    7.3380000000   6.7142918660     2,286.29      360         360       3.4500000000   NONCAPPED
717         4        337,500.00    7.5880000000   6.7430000000     1,230.66      360         360       3.7000000000   NONCAPPED
718         4         40,000.00    7.9880000000   7.6130000000       153.92      360         360       4.1000000000   NONCAPPED
719         4        279,422.34    7.4610000000   7.0860000000     1,020.99      360         359       3.4500000000   NONCAPPED
720         4        192,000.00    7.0380000000   6.1930000000       700.11      360         359       3.1500000000   NONCAPPED
721         4        399,618.02    7.2110000000   6.3660000000     1,458.56      360         359       3.2000000000   NONCAPPED
722         4        201,462.69    7.2610000000   6.8860000000       732.92      360         359       3.2500000000   NONCAPPED
723         4        200,493.72    7.4610000000   7.0860000000       729.28      360         359       3.4500000000   NONCAPPED
724         4        234,000.00    7.6080000000   7.2330000000       942.94      360         359       3.7200000000   NONCAPPED
725         4        434,971.60    8.2510000000   8.0010000000     2,272.07      360         359       4.2400000000   NONCAPPED
726         4        653,416.36    7.7110000000   7.4610000000     2,370.15      360         358       3.7000000000   NONCAPPED
727         4        464,000.00    7.4380000000   7.1880000000     1,380.82      480         480       3.5500000000   NONCAPPED
728         4        280,000.00    7.5880000000   7.2130000000       833.25      480         480       3.7000000000   NONCAPPED
729         4        539,663.00    7.6480000000   7.3980000000     1,605.98      480         480       3.7600000000   NONCAPPED
730         4        399,206.75    7.8110000000   7.4360000000     1,187.38      480         479       3.8000000000   NONCAPPED
731         4        551,918.99    8.1360000000   7.8860000000     1,753.64      480         479       4.1250000000   NONCAPPED
732         4        139,904.34    7.5610000000   7.1860000000       415.58      480         478       3.5500000000   NONCAPPED
733         4        637,291.97    1.7500000000   1.0300000000     2,286.36      360         358       3.5500000000   NONCAPPED
734         4        109,767.45    1.7500000000   1.3750000000       392.97      360         359       2.8500000000   NONCAPPED
735         4        649,064.00    1.7500000000   1.0300000000     1,883.92      480         479       3.6500000000   NONCAPPED


                                                                S-89


                                                MORTGAGE LOAN ASSUMPTIONS (continued)

                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
1        1      NONCAPPED    9.9500000000    2.6624780936      1          1           1         1       119       MTA      N/A
2        1      NONCAPPED    9.9500000000    2.9900000000      1          1           1         1       119       MTA      N/A
3        1      NONCAPPED    9.9500000000    2.7450000000      1          1           1         1       119       MTA      N/A
4        1      NONCAPPED   10.3500000000    3.0047283892      1          1           1         1       119       MTA      N/A
5        1      NONCAPPED    9.9500000000    2.8450000000      1          1           1         1       119       MTA      N/A
6        1      NONCAPPED   10.5500000000    3.5253164557      1          1           1         1       119       MTA      N/A
7        1      NONCAPPED    9.9500000000    2.6410892928      1          1           1         1       118       MTA      N/A
8        1      NONCAPPED    9.9500000000    2.7557742690      1          1           1         1       118       MTA      N/A
9        1      NONCAPPED   10.3500000000    3.0208124519      1          1           1         1       118       MTA      N/A
10       1      NONCAPPED    9.9500000000    3.0197254514      1          1           1         1       118       MTA      N/A
11       1      NONCAPPED    9.9500000000    3.1000000000      1          1           1         1       117       MTA      N/A
12       1      NONCAPPED   10.3500000000    3.4500000000     10          10          1         12      N/A       MTA    110.00
13       1      NONCAPPED    9.9500000000    2.8000000000     11          11          1         12      N/A       MTA    110.00
14       1      NONCAPPED    9.9500000000    3.5750000000     11          11          1         12      N/A       MTA    110.00
15       1      NONCAPPED    9.9500000000    2.9000000000     11          11          1         12      N/A       MTA    110.00
16       1      NONCAPPED    9.9500000000    2.2200000000      1          12          1         12      N/A       MTA    110.00
17       1      NONCAPPED   10.5500000000    3.8900000000      1          11          1         12      N/A       MTA    110.00
18       1      NONCAPPED    9.9500000000    2.3700000000      1          11          1         12      N/A       MTA    110.00
19       1      NONCAPPED    9.9500000000    2.3700000000      1          11          1         12      N/A       MTA    110.00
20       1      NONCAPPED   10.5500000000    3.5400000000      1          11          1         12      N/A       MTA    110.00
21       1      NONCAPPED   10.5500000000    3.7400000000      1          11          1         12      N/A       MTA    110.00
22       1      NONCAPPED    9.9500000000    2.4198385273      1          10          1         12      N/A       MTA    110.00
23       1      NONCAPPED   10.5500000000    3.7400000000      1          10          1         12      N/A       MTA    110.00
24       1      NONCAPPED    9.9500000000    2.4000000000      1          9           1         12      N/A       MTA    110.00
25       1      NONCAPPED    9.9500000000    2.6200000000      1          9           1         12      N/A       MTA    110.00
26       1      NONCAPPED    9.9500000000    2.5016657921      1          7           1         12      N/A       MTA    110.00
27       1      NONCAPPED   10.3500000000    2.7700000000      1          7           1         12      N/A       MTA    110.00
28       1      NONCAPPED   10.5500000000    3.8400000000      1          11          1         12      N/A       MTA    110.00
29       1      NONCAPPED    9.9500000000    2.5546173029      1          10          1         12      N/A       MTA    110.00
30       1      NONCAPPED    9.9500000000    2.7450000000      1          10          1         12      N/A       MTA    110.00
31       1      NONCAPPED    9.9500000000    2.5076030764      1          9           1         12      N/A       MTA    110.00
32       1      NONCAPPED    9.9500000000    3.3500000000      1          59          1         12      N/A       MTA    110.00
33       1      NONCAPPED    9.9500000000    2.6000000000      1          60          1         12      N/A       MTA    110.00
34       1      NONCAPPED    9.9500000000    2.5359704572      1          59          1         12      N/A       MTA    110.00
35       1      NONCAPPED    9.9500000000    2.8500000000      1          59          1         12      N/A       MTA    110.00
36       1      NONCAPPED   10.3500000000    3.0000000000      1          59          1         12      N/A       MTA    110.00
37       1      NONCAPPED   10.5500000000    4.0250000000      1          59          1         12      N/A       MTA    110.00
38       1      NONCAPPED    9.9500000000    2.5500000000      1          59          1         12      N/A       MTA    110.00
39       1      NONCAPPED    9.9500000000    2.4000000000      1          59          1         12      N/A       MTA    110.00
40       1      NONCAPPED    9.9500000000    2.5500000000      1          59          1         12      N/A       MTA    110.00
41       1      NONCAPPED    9.9500000000    2.6000000000      1          59          1         12      N/A       MTA    110.00
42       1      NONCAPPED   10.3500000000    2.7700000000      1          59          1         12      N/A       MTA    110.00
43       1      NONCAPPED   10.3500000000    2.8000000000      1          59          1         12      N/A       MTA    110.00
44       1      NONCAPPED    9.9500000000    2.7203907205      1          59          1         12      N/A       MTA    110.00
45       1      NONCAPPED   10.3500000000    2.8000000000      1          59          1         12      N/A       MTA    110.00
46       1      NONCAPPED   10.1800258497    2.8500000000      1          59          1         12      N/A       MTA    110.00
47       1      NONCAPPED   10.3500000000    2.9500000000      1          59          1         12      N/A       MTA    110.00
48       1      NONCAPPED   10.3500000000    3.0000000000      1          59          1         12      N/A       MTA    110.00
49       1      NONCAPPED    9.9500000000    2.4700000000      1          59          1         12      N/A       MTA    110.00
50       1      NONCAPPED   10.3500000000    3.0500000000      1          59          1         12      N/A       MTA    110.00
51       1      NONCAPPED   10.3500000000    3.1500000000      1          59          1         12      N/A       MTA    110.00
52       1      NONCAPPED   10.3500000000    3.4500000000      1          59          1         12      N/A       MTA    110.00
53       1      NONCAPPED    9.9500000000    2.4000000000      1          59          1         12      N/A       MTA    110.00
54       1      NONCAPPED    9.9500000000    2.6855416304      1          58          1         12      N/A       MTA    110.00
55       1      NONCAPPED   10.3500000000    3.9500000000      1          60          1         12      N/A       MTA    110.00
56       1      NONCAPPED    9.9500000000    2.5761874006      1          59          1         12      N/A       MTA    110.00
57       1      NONCAPPED   10.3500000000    3.4000000000      1          59          1         12      N/A       MTA    110.00
58       1      NONCAPPED    9.9500000000    2.5000000000      1          59          1         12      N/A       MTA    110.00
59       1      NONCAPPED    9.9500000000    2.5000000000      1          59          1         12      N/A       MTA    110.00
60       1      NONCAPPED    9.9500000000    2.5700000000      1          59          1         12      N/A       MTA    110.00
61       1      NONCAPPED    9.9500000000    2.6500000000      1          59          1         12      N/A       MTA    110.00
62       1      NONCAPPED    9.9500000000    2.7000000000      1          59          1         12      N/A       MTA    110.00
63       1      NONCAPPED   10.3500000000    2.9000000000      1          59          1         12      N/A       MTA    110.00
64       1      NONCAPPED    9.9500000000    3.0750000000      1          59          1         12      N/A       MTA    110.00
65       1      NONCAPPED   10.3500000000    3.1000000000      1          59          1         12      N/A       MTA    110.00
66       1      NONCAPPED   10.5500000000    3.3200000000      1          59          1         12      N/A       MTA    110.00
67       1      NONCAPPED   10.5500000000    3.4700000000      1          59          1         12      N/A       MTA    110.00
68       1      NONCAPPED   10.3500000000    3.7500000000      1          59          1         12      N/A       MTA    110.00
69       1      NONCAPPED    9.9500000000    2.5676111825      1          58          1         12      N/A       MTA    110.00
70       1      NONCAPPED   10.3500000000    3.2750000000      1          58          1         12      N/A       MTA    110.00


                                                                S-90



                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------

71       1      NONCAPPED    9.9500000000    2.9400000000        2        11          1         12      N/A       MTA    110.00
72       1      NONCAPPED   10.3500000000    3.4500000000        1        10          1         12      N/A       MTA    115.00
73       1      NONCAPPED    9.9500000000    2.8000000000        1        10          1         12      N/A       MTA    115.00
74       1      NONCAPPED    9.9500000000    2.7754871439       10        10          1         12      N/A       MTA    125.00
75       1      NONCAPPED   10.3500000000    3.2644379927       10        10          1         12      N/A       MTA    125.00
76       1      NONCAPPED    9.9500000000    2.8000000000       10        10          1         12      N/A       MTA    125.00
77       1      NONCAPPED    9.9500000000    2.8946765966       10        10          1         12      N/A       MTA    125.00
78       1      NONCAPPED    9.9500000000    3.1500000000       10        10          1         12      N/A       MTA    125.00
79       1      NONCAPPED   10.3500000000    3.3000000000       10        10          1         12      N/A       MTA    125.00
80       1      NONCAPPED   10.3500000000    3.5500000000       10        10          1         12      N/A       MTA    125.00
81       1      NONCAPPED   10.5500000000    3.5200000000       10        10          1         12      N/A       MTA    125.00
82       1      NONCAPPED    9.9500000000    2.7801251215       11        11          1         12      N/A       MTA    125.00
83       1      NONCAPPED    9.9500000000    3.0500000000       11        11          1         12      N/A       MTA    125.00
84       1      NONCAPPED   10.3500000000    3.1599419448       11        11          1         12      N/A       MTA    125.00
85       1      NONCAPPED    9.9500000000    2.8000000000       11        11          1         12      N/A       MTA    125.00
86       1      NONCAPPED    9.9500000000    2.9196771254       11        11          1         12      N/A       MTA    125.00
87       1      NONCAPPED    9.9500000000    3.1500000000       11        11          1         12      N/A       MTA    125.00
88       1      NONCAPPED   10.3500000000    3.4296456358       11        11          1         12      N/A       MTA    125.00
89       1      NONCAPPED   10.3500000000    3.5500000000       11        11          1         12      N/A       MTA    125.00
90       1      NONCAPPED    9.9500000000    3.3000000000        1        10          1         12      N/A       MTA    125.00
91       1      NONCAPPED    9.9500000000    3.6250000000        1        11          1         12      N/A       MTA    125.00
92       1      NONCAPPED    9.9500000000    2.6000000000        1        10          1         12      N/A       MTA    125.00
93       1      NONCAPPED    9.9500000000    2.6000000000        1        12          1         12      N/A       MTA    125.00
94       1      NONCAPPED   10.3500000000    3.0000000000        1        12          1         12      N/A       MTA    125.00
95       1      NONCAPPED    9.9500000000    2.5803434832        1        11          1         12      N/A       MTA    125.00
96       1      NONCAPPED    9.9500000000    2.9750000000        1        11          1         12      N/A       MTA    125.00
97       1      NONCAPPED   10.3500000000    2.9665306217        1        11          1         12      N/A       MTA    125.00
98       1      NONCAPPED    9.9500000000    3.3750000000        1        11          1         12      N/A       MTA    125.00
99       1      NONCAPPED   10.5500000000    3.5468574525        1        11          1         12      N/A       MTA    125.00
100      1      NONCAPPED    9.9500000000    2.2000000000        1        11          1         12      N/A       MTA    125.00
101      1      NONCAPPED    9.9500000000    2.2200000000        1        11          1         12      N/A       MTA    125.00
102      1      NONCAPPED    9.9500000000    2.4000000000        1        11          1         12      N/A       MTA    125.00
103      1      NONCAPPED    9.9500000000    2.3950000000        1        11          1         12      N/A       MTA    125.00
104      1      NONCAPPED    9.9500000000    2.4000000000        1        11          1         12      N/A       MTA    125.00
105      1      NONCAPPED    9.9500000000    2.5500000000        1        11          1         12      N/A       MTA    125.00
106      1      NONCAPPED    9.9500000000    2.4500000000        1        11          1         12      N/A       MTA    125.00
107      1      NONCAPPED    9.9500000000    2.6000000000        1        11          1         12      N/A       MTA    125.00
108      1      NONCAPPED    9.9500000000    2.4700000000        1        11          1         12      N/A       MTA    125.00
109      1      NONCAPPED    9.9500000000    2.5000000000        1        11          1         12      N/A       MTA    125.00
110      1      NONCAPPED    9.9500000000    2.5500000000        1        11          1         12      N/A       MTA    125.00
111      1      NONCAPPED   10.3500000000    3.0000000000        1        11          1         12      N/A       MTA    125.00
112      1      NONCAPPED    9.9500000000    2.6000000000        1        11          1         12      N/A       MTA    125.00
113      1      NONCAPPED   10.3500000000    2.7700000000        1        11          1         12      N/A       MTA    125.00
114      1      NONCAPPED    9.9500000000    2.7750000000        1        11          1         12      N/A       MTA    125.00
115      1      NONCAPPED   10.3500000000    2.8000000000        1        11          1         12      N/A       MTA    125.00
116      1      NONCAPPED    9.9500000000    2.7000000000        1        11          1         12      N/A       MTA    125.00
117      1      NONCAPPED    9.9500000000    2.7400000000        1        11          1         12      N/A       MTA    125.00
118      1      NONCAPPED    9.9500000000    2.7500000000        1        11          1         12      N/A       MTA    125.00
119      1      NONCAPPED   10.3500000000    2.8000000000        1        11          1         12      N/A       MTA    125.00
120      1      NONCAPPED   10.0225584862    2.8500000000        1        11          1         12      N/A       MTA    125.00
121      1      NONCAPPED   10.3500000000    3.0000000000        1        11          1         12      N/A       MTA    125.00
122      1      NONCAPPED    9.9500000000    2.9750000000        1        11          1         12      N/A       MTA    125.00
123      1      NONCAPPED   10.3500000000    3.0000000000        1        11          1         12      N/A       MTA    125.00
124      1      NONCAPPED   10.3500000000    3.1750000000        1        11          1         12      N/A       MTA    125.00
125      1      NONCAPPED    9.9874788840    3.0500000000        1        11          1         12      N/A       MTA    125.00
126      1      NONCAPPED   10.3500000000    3.2000000000        1        11          1         12      N/A       MTA    125.00
127      1      NONCAPPED   10.3500000000    3.2600000000        1        11          1         12      N/A       MTA    125.00
128      1      NONCAPPED   10.3500000000    3.1250000000        1        11          1         12      N/A       MTA    125.00
129      1      NONCAPPED   10.3500000000    3.1500000000        1        11          1         12      N/A       MTA    125.00
130      1      NONCAPPED   10.3500000000    3.1750000000        1        11          1         12      N/A       MTA    125.00
131      1      NONCAPPED    9.9500000000    3.2000000000        1        11          1         12      N/A       MTA    125.00
132      1      NONCAPPED   10.3500000000    3.2500000000        1        11          1         12      N/A       MTA    125.00
133      1      NONCAPPED   10.3500000000    3.3900000000        1        11          1         12      N/A       MTA    125.00
134      1      NONCAPPED    9.9500000000    3.7000000000        1        11          1         12      N/A       MTA    125.00
135      1      NONCAPPED    9.9500000000    2.5861917313        1        10          1         12      N/A       MTA    125.00
136      1      NONCAPPED    9.9500000000    2.8500000000        1        10          1         12      N/A       MTA    125.00
137      1      NONCAPPED    9.9500000000    2.9750000000        1        10          1         12      N/A       MTA    125.00
138      1      NONCAPPED   10.3500000000    3.0796317149        1        10          1         12      N/A       MTA    125.00
139      1      NONCAPPED   10.3500000000    3.2500000000        1        10          1         12      N/A       MTA    125.00
140      1      NONCAPPED    9.9500000000    3.0750000000        1        10          1         12      N/A       MTA    125.00
141      1      NONCAPPED    9.9500000000    3.2250000000        1        9           1         12      N/A       MTA    125.00
142      1      NONCAPPED    9.9500000000    2.6134438872        1        7           1         12      N/A       MTA    125.00
143      1      NONCAPPED    9.9500000000    2.5947026431        1        11          1         12      N/A       MTA    125.00
144      1      NONCAPPED    9.9500000000    2.9500000000        1        11          1         12      N/A       MTA    125.00



                                                                S-91

                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
145      1      NONCAPPED   10.3500000000    3.1732355147        1        11          1         12      N/A       MTA    125.00
146      1      NONCAPPED    9.9500000000    3.4500000000        1        11          1         12      N/A       MTA    125.00
147      1      NONCAPPED   10.5500000000    4.4034482764        1        11          1         12      N/A       MTA    125.00
148      1      NONCAPPED   10.5500000000    3.3250000000        1        11          1         12      N/A       MTA    125.00
149      1      NONCAPPED    9.9500000000    2.3000000000        1        11          1         12      N/A       MTA    125.00
150      1      NONCAPPED    9.9500000000    2.3200000000        1        11          1         12      N/A       MTA    125.00
151      1      NONCAPPED    9.9500000000    2.3500000000        1        11          1         12      N/A       MTA    125.00
152      1      NONCAPPED    9.9500000000    2.5000000000        1        11          1         12      N/A       MTA    125.00
153      1      NONCAPPED    9.9500000000    2.5100000000        1        11          1         12      N/A       MTA    125.00
154      1      NONCAPPED    9.9500000000    2.4000000000        1        11          1         12      N/A       MTA    125.00
155      1      NONCAPPED    9.9500000000    2.4700000000        1        11          1         12      N/A       MTA    125.00
156      1      NONCAPPED    9.9500000000    2.5000000000        1        11          1         12      N/A       MTA    125.00
157      1      NONCAPPED    9.9500000000    2.5500000000        1        11          1         12      N/A       MTA    125.00
158      1      NONCAPPED    9.9500000000    2.7000000000        1        11          1         12      N/A       MTA    125.00
159      1      NONCAPPED    9.9500000000    2.6000000000        1        11          1         12      N/A       MTA    125.00
160      1      NONCAPPED    9.9500000000    2.6145933014        1        11          1         12      N/A       MTA    125.00
161      1      NONCAPPED    9.9500000000    2.7000000000        1        11          1         12      N/A       MTA    125.00
162      1      NONCAPPED    9.9500000000    2.8500000000        1        11          1         12      N/A       MTA    125.00
163      1      NONCAPPED   10.3500000000    3.0000000000        1        11          1         12      N/A       MTA    125.00
164      1      NONCAPPED   10.3500000000    2.8700000000        1        11          1         12      N/A       MTA    125.00
165      1      NONCAPPED   10.2507224538    2.9000000000        1        11          1         12      N/A       MTA    125.00
166      1      NONCAPPED   10.3500000000    3.0400000000        1        11          1         12      N/A       MTA    125.00
167      1      NONCAPPED    9.9500000000    2.9500000000        1        11          1         12      N/A       MTA    125.00
168      1      NONCAPPED   10.3500000000    3.1000000000        1        11          1         12      N/A       MTA    125.00
169      1      NONCAPPED   10.3500000000    2.9700000000        1        11          1         12      N/A       MTA    125.00
170      1      NONCAPPED    9.9500000000    3.0600000000        1        11          1         12      N/A       MTA    125.00
171      1      NONCAPPED   10.1975768244    3.0750000000        1        11          1         12      N/A       MTA    125.00
172      1      NONCAPPED   10.3297785365    3.1000000000        1        11          1         12      N/A       MTA    125.00
173      1      NONCAPPED   10.3500000000    3.2750000000        1        11          1         12      N/A       MTA    125.00
174      1      NONCAPPED   10.3500000000    3.2400000000        1        11          1         12      N/A       MTA    125.00
175      1      NONCAPPED   10.3500000000    3.3500000000        1        11          1         12      N/A       MTA    125.00
176      1      NONCAPPED   10.3500000000    3.4750000000        1        11          1         12      N/A       MTA    125.00
177      1      NONCAPPED   10.3500000000    3.7750000000        1        11          1         12      N/A       MTA    125.00
178      1      NONCAPPED    9.9500000000    2.6633051227        1        10          1         12      N/A       MTA    125.00
179      1      NONCAPPED   10.3500000000    3.1000000000        1        10          1         12      N/A       MTA    125.00
180      1      NONCAPPED    9.9500000000    3.0700000000        1        10          1         12      N/A       MTA    125.00
181      1      NONCAPPED    9.9500000000    2.8046127224        1        9           1         12      N/A       MTA    125.00
182      1      NONCAPPED   10.3500000000    3.1000000000        1        9           1         12      N/A       MTA    125.00
183      1      NONCAPPED    9.9500000000    2.7000000000        1        8           1         12      N/A       MTA    125.00
184      1      NONCAPPED    9.9500000000    2.6000000000        1        59          1         12      N/A       MTA    125.00
185      1      NONCAPPED    9.9500000000    2.6000000000        1        59          1         12      N/A       MTA    125.00
186      1      NONCAPPED    9.9500000000    2.6000000000        1        59          1         12      N/A       MTA    125.00
187      1      NONCAPPED    9.9500000000    2.4000000000        1        59          1         12      N/A       MTA    125.00
188      1      NONCAPPED   10.3500000000    2.7000000000        1        59          1         12      N/A       MTA    125.00
189      1      NONCAPPED   10.5500000000    3.0900000000        1        58          1         12      N/A       MTA    125.00
190      1      NONCAPPED    9.9500000000    2.7000000000        1        10          1         12      N/A       MTA    125.00
191      1      NONCAPPED    9.9500000000    2.9500000000        1        10          1         12      N/A       MTA    125.00
192      1      NONCAPPED   10.3500000000    3.2471061071        1        10          1         12      N/A       MTA    125.00
193      1      NONCAPPED    9.9500000000    3.3250000000        1        10          1         12      N/A       MTA    125.00
194      1      NONCAPPED    9.9500000000    2.7000000000        1        9           1         12      N/A       MTA    125.00
195      1      NONCAPPED    9.9500000000    2.8320258170        1        10          1         12      N/A       MTA    125.00
196      1      NONCAPPED   10.3500000000    3.4100000000        1        10          1         12      N/A       MTA    125.00
197      1      NONCAPPED    9.9500000000    2.7137099974        2        11          1         12      N/A       MTA    125.00
198      1      NONCAPPED    9.9500000000    2.9500000000        2        11          1         12      N/A       MTA    125.00
199      1      NONCAPPED   10.3500000000    3.1000000000        2        11          1         12      N/A       MTA    125.00
200      1      NONCAPPED   10.3500000000    3.2717098368        2        11          1         12      N/A       MTA    125.00
201      1      NONCAPPED    9.9500000000    2.7000000000        2        11          1         12      N/A       MTA    125.00
202      1      NONCAPPED   10.5500000000    3.3200000000        2        11          1         12      N/A       MTA    125.00
203      1      NONCAPPED    9.9500000000    2.8146304158        2        11          1         12      N/A       MTA    125.00
204      1      NONCAPPED    9.9500000000    3.0500000000        2        11          1         12      N/A       MTA    125.00
205      1      NONCAPPED   10.3500000000    3.2514802196        2        11          1         12      N/A       MTA    125.00
206      1      NONCAPPED    9.9500000000    2.8000000000        2        11          1         12      N/A       MTA    125.00
207      1      NONCAPPED    9.9500000000    4.0500000000        2        11          1         12      N/A       MTA    125.00
208      1      NONCAPPED    9.9500000000    3.1750000000        2        11          1         12      N/A       MTA    125.00
209      1      NONCAPPED    9.9500000000    2.7500000000        4        10          1         12      N/A       MTA    125.00
210      1      NONCAPPED   10.3500000000    3.3506172836        4        10          1         12      N/A       MTA    125.00
211      1      NONCAPPED    9.9500000000    2.8500000000        4        10          1         12      N/A       MTA    125.00
212      1      NONCAPPED    9.9500000000    3.5000000000        5        11          1         12      N/A       MTA    125.00
213      1      NONCAPPED    9.9500000000    2.7500000000        5        11          1         12      N/A       MTA    125.00
214      1      NONCAPPED   10.3500000000    3.1500000000        5        11          1         12      N/A       MTA    125.00
215      1      NONCAPPED    9.9500000000    3.2250000000        5        11          1         12      N/A       MTA    125.00
216      1      NONCAPPED   10.3500000000    3.3373655907        5        11          1         12      N/A       MTA    125.00
217      1      NONCAPPED    9.9500000000    2.9000000000        9        9           1         12      N/A       MTA    125.00
218      1      NONCAPPED   10.3500000000    3.3000000000        9        9           1         12      N/A       MTA    125.00


                                                                S-92


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
219      2      NONCAPPED    9.9500000000    2.7500000000        1        1           1      1         120       MTA      N/A
220      2      NONCAPPED   10.3500000000    2.9500000000        1        1           1      1         120       MTA      N/A
221      2      NONCAPPED    9.9500000000    2.5438742465        1        1           1      1         119       MTA      N/A
222      2      NONCAPPED    9.9500000000    2.7438073467        1        1           1      1         119       MTA      N/A
223      2      NONCAPPED   10.3500000000    3.1500000000        1        1           1      1         119       MTA      N/A
224      2      NONCAPPED   10.5500000000    3.5100000000        1        1           1      1         119       MTA      N/A
225      2      NONCAPPED    9.9500000000    2.7924241469        1        1           1      1         118       MTA      N/A
226      2      NONCAPPED   10.3500000000    3.1500000000        1        1           1      1         117       MTA      N/A
227      2      NONCAPPED   10.3500000000    3.3000000000       12        12          1      12        N/A       MTA    110.00
228      2      NONCAPPED   10.5500000000    3.8900000000        1        12          1      12        N/A       MTA    110.00
229      2      NONCAPPED   10.5500000000    4.1900000000        1        12          1      12        N/A       MTA    110.00
230      2      NONCAPPED    9.9500000000    2.3700000000        1        11          1      12        N/A       MTA    110.00
231      2      NONCAPPED    9.9500000000    2.3700000000        1        11          1      12        N/A       MTA    110.00
232      2      NONCAPPED   10.3500000000    3.1500000000        1        11          1      12        N/A       MTA    110.00
233      2      NONCAPPED   10.5500000000    3.6900000000        1        10          1      12        N/A       MTA    110.00
234      2      NONCAPPED    9.9500000000    2.7381904750        1        11          1      12        N/A       MTA    110.00
235      2      NONCAPPED   10.5500000000    3.9900000000        1        11          1      12        N/A       MTA    110.00
236      2      NONCAPPED    9.9500000000    2.4700000000        1        10          1      12        N/A       MTA    110.00
237      2      NONCAPPED    9.9500000000    2.7000000000        1        60          1      12        N/A       MTA    110.00
238      2      NONCAPPED    9.9500000000    2.7500000000        1        60          1      12        N/A       MTA    110.00
239      2      NONCAPPED   10.3500000000    2.8000000000        1        60          1      12        N/A       MTA    110.00
240      2      NONCAPPED    9.9500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
241      2      NONCAPPED   10.3500000000    3.1482626069        1        59          1      12        N/A       MTA    110.00
242      2      NONCAPPED   10.5500000000    3.7500000000        1        59          1      12        N/A       MTA    110.00
243      2      NONCAPPED    9.9500000000    2.3700000000        1        59          1      12        N/A       MTA    110.00
244      2      NONCAPPED    9.9500000000    2.4000000000        1        59          1      12        N/A       MTA    110.00
245      2      NONCAPPED    9.9500000000    2.5000000000        1        59          1      12        N/A       MTA    110.00
246      2      NONCAPPED    9.9500000000    2.5500000000        1        59          1      12        N/A       MTA    110.00
247      2      NONCAPPED    9.9500000000    2.7000000000        1        59          1      12        N/A       MTA    110.00
248      2      NONCAPPED    9.9500000000    2.7500000000        1        59          1      12        N/A       MTA    110.00
249      2      NONCAPPED   10.3500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
250      2      NONCAPPED    9.9500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
251      2      NONCAPPED    9.9500000000    3.0500000000        1        59          1      12        N/A       MTA    110.00
252      2      NONCAPPED   10.3500000000    3.1500000000        1        59          1      12        N/A       MTA    110.00
253      2      NONCAPPED   10.5500000000    3.8900000000        1        59          1      12        N/A       MTA    110.00
254      2      NONCAPPED   10.3500000000    3.2900000000        1        58          1      12        N/A       MTA    110.00
255      2      NONCAPPED   10.5500000000    3.8900000000        1        58          1      12        N/A       MTA    110.00
256      2      NONCAPPED    9.9500000000    2.7500000000        1        57          1      12        N/A       MTA    110.00
257      2      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
258      2      NONCAPPED   10.3500000000    3.2500000000        1        59          1      12        N/A       MTA    110.00
259      2      NONCAPPED    9.9500000000    3.1500000000        1        59          1      12        N/A       MTA    110.00
260      2      NONCAPPED   10.5500000000    3.4782623284        1        59          1      12        N/A       MTA    110.00
261      2      NONCAPPED    9.9500000000    2.5000000000        1        59          1      12        N/A       MTA    110.00
262      2      NONCAPPED    9.9500000000    2.6500000000        1        59          1      12        N/A       MTA    110.00
263      2      NONCAPPED    9.9500000000    2.6500000000        1        59          1      12        N/A       MTA    110.00
264      2      NONCAPPED    9.9500000000    2.7000000000        1        59          1      12        N/A       MTA    110.00
265      2      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
266      2      NONCAPPED    9.9500000000    2.7500000000        1        59          1      12        N/A       MTA    110.00
267      2      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
268      2      NONCAPPED   10.3500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
269      2      NONCAPPED    9.9500000000    3.0600000000        1        59          1      12        N/A       MTA    110.00
270      2      NONCAPPED   10.3500000000    3.2500000000        1        59          1      12        N/A       MTA    110.00
271      2      NONCAPPED    9.9500000000    2.8091874624        1        58          1      12        N/A       MTA    110.00
272      2      NONCAPPED    9.9500000000    2.8500000000        1        57          1      12        N/A       MTA    110.00
273      2      NONCAPPED    9.9500000000    2.9792149811       10        10          1      12        N/A       MTA    125.00
274      2      NONCAPPED   10.3500000000    3.3500000000       10        10          1      12        N/A       MTA    125.00
275      2      NONCAPPED    9.9500000000    3.0500000000       10        10          1      12        N/A       MTA    125.00
276      2      NONCAPPED   10.3500000000    3.4420638664       10        10          1      12        N/A       MTA    125.00
277      2      NONCAPPED    9.9500000000    3.0000000000       10        10          1      12        N/A       MTA    125.00
278      2      NONCAPPED    9.9500000000    2.9686173804       11        11          1      12        N/A       MTA    125.00
279      2      NONCAPPED   10.3500000000    3.4160211636       11        11          1      12        N/A       MTA    125.00
280      2      NONCAPPED    9.9500000000    3.0449849953       11        11          1      12        N/A       MTA    125.00
281      2      NONCAPPED    9.9500000000    3.3000000000       11        11          1      12        N/A       MTA    125.00
282      2      NONCAPPED   10.3500000000    3.4420758613       11        11          1      12        N/A       MTA    125.00
283      2      NONCAPPED    9.9500000000    3.0500000000       11        11          1      12        N/A       MTA    125.00
284      2      NONCAPPED    9.9500000000    2.9500000000       12        12          1      12        N/A       MTA    125.00
285      2      NONCAPPED    9.9500000000    2.3700000000        1        12          1      12        N/A       MTA    125.00
286      2      NONCAPPED    9.9500000000    2.6000000000        1        12          1      12        N/A       MTA    125.00
287      2      NONCAPPED    9.9500000000    2.7000000000        1        12          1      12        N/A       MTA    125.00
288      2      NONCAPPED    9.9500000000    2.7349164772        1        12          1      12        N/A       MTA    125.00
289      2      NONCAPPED   10.3500000000    2.9450000000        1        12          1      12        N/A       MTA    125.00
290      2      NONCAPPED    9.9500000000    3.0000000000        1        12          1      12        N/A       MTA    125.00
291      2      NONCAPPED    9.9500000000    3.1250000000        1        12          1      12        N/A       MTA    125.00
292      2      NONCAPPED   10.3500000000    3.1500000000        1        12          1      12        N/A       MTA    125.00



                                                                  S-93


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
293      2      NONCAPPED    9.9500000000    2.7276555200        1        11          1      12        N/A       MTA    125.00
294      2      NONCAPPED   10.3500000000    3.1938787071        1        11          1      12        N/A       MTA    125.00
295      2      NONCAPPED    9.9500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
296      2      NONCAPPED   10.5500000000    3.6667109042        1        11          1      12        N/A       MTA    125.00
297      2      NONCAPPED    9.9500000000    2.2000000000        1        11          1      12        N/A       MTA    125.00
298      2      NONCAPPED    9.9500000000    2.4500000000        1        11          1      12        N/A       MTA    125.00
299      2      NONCAPPED    9.9500000000    2.3700000000        1        11          1      12        N/A       MTA    125.00
300      2      NONCAPPED    9.9500000000    2.4000000000        1        11          1      12        N/A       MTA    125.00
301      2      NONCAPPED    9.9500000000    2.5500000000        1        11          1      12        N/A       MTA    125.00
302      2      NONCAPPED    9.9500000000    2.6000000000        1        11          1      12        N/A       MTA    125.00
303      2      NONCAPPED    9.9500000000    2.5100000000        1        11          1      12        N/A       MTA    125.00
304      2      NONCAPPED    9.9500000000    2.6500000000        1        11          1      12        N/A       MTA    125.00
305      2      NONCAPPED    9.9500000000    2.5500000000        1        11          1      12        N/A       MTA    125.00
306      2      NONCAPPED    9.9500000000    2.6000000000        1        11          1      12        N/A       MTA    125.00
307      2      NONCAPPED    9.9500000000    2.7500000000        1        11          1      12        N/A       MTA    125.00
308      2      NONCAPPED    9.9500000000    2.6500000000        1        11          1      12        N/A       MTA    125.00
309      2      NONCAPPED    9.9500000000    2.7000000000        1        11          1      12        N/A       MTA    125.00
310      2      NONCAPPED   10.3500000000    2.7200000000        1        11          1      12        N/A       MTA    125.00
311      2      NONCAPPED    9.9563173110    2.7500000000        1        11          1      12        N/A       MTA    125.00
312      2      NONCAPPED   10.3500000000    2.7700000000        1        11          1      12        N/A       MTA    125.00
313      2      NONCAPPED   10.0230026665    2.8000000000        1        11          1      12        N/A       MTA    125.00
314      2      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
315      2      NONCAPPED   10.3500000000    2.9500000000        1        11          1      12        N/A       MTA    125.00
316      2      NONCAPPED    9.9896963236    3.0000000000        1        11          1      12        N/A       MTA    125.00
317      2      NONCAPPED   10.3500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
318      2      NONCAPPED    9.9500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
319      2      NONCAPPED   10.3500000000    3.1000000000        1        11          1      12        N/A       MTA    125.00
320      2      NONCAPPED    9.9500000000    3.1250000000        1        11          1      12        N/A       MTA    125.00
321      2      NONCAPPED   10.3500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
322      2      NONCAPPED   10.3500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
323      2      NONCAPPED   10.3500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
324      2      NONCAPPED   10.3500000000    3.3250000000        1        11          1      12        N/A       MTA    125.00
325      2      NONCAPPED   10.1072956871    3.0252674525        1        11          1      12        N/A       MTA    125.00
326      2      NONCAPPED   10.3500000000    3.5250000000        1        11          1      12        N/A       MTA    125.00
327      2      NONCAPPED    9.9500000000    2.5368028288        1        10          1      12        N/A       MTA    125.00
328      2      NONCAPPED    9.9500000000    2.9250000000        1        10          1      12        N/A       MTA    125.00
329      2      NONCAPPED   10.3500000000    2.8491987913        1        10          1      12        N/A       MTA    125.00
330      2      NONCAPPED    9.9500000000    2.8000000000        1        9           1      12        N/A       MTA    125.00
331      2      NONCAPPED    9.9500000000    2.8395088410        1        8           1      12        N/A       MTA    125.00
332      2      NONCAPPED   10.3500000000    3.1500000000        1        8           1      12        N/A       MTA    125.00
333      2      NONCAPPED    9.9500000000    2.2200000000        1        7           1      12        N/A       MTA    125.00
334      2      NONCAPPED    9.9500000000    2.7753311722        1        11          1      12        N/A       MTA    125.00
335      2      NONCAPPED    9.9500000000    2.9760187761        1        11          1      12        N/A       MTA    125.00
336      2      NONCAPPED   10.5500000000    3.8188969259        1        11          1      12        N/A       MTA    125.00
337      2      NONCAPPED    9.9500000000    2.4000000000        1        11          1      12        N/A       MTA    125.00
338      2      NONCAPPED    9.9500000000    2.4700000000        1        11          1      12        N/A       MTA    125.00
339      2      NONCAPPED    9.9500000000    2.5000000000        1        11          1      12        N/A       MTA    125.00
340      2      NONCAPPED    9.9500000000    2.7000000000        1        11          1      12        N/A       MTA    125.00
341      2      NONCAPPED    9.9500000000    2.6000000000        1        11          1      12        N/A       MTA    125.00
342      2      NONCAPPED    9.9500000000    2.6500000000        1        11          1      12        N/A       MTA    125.00
343      2      NONCAPPED   10.0341013005    2.7000000000        1        11          1      12        N/A       MTA    125.00
344      2      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
345      2      NONCAPPED    9.9500000000    2.7200000000        1        11          1      12        N/A       MTA    125.00
346      2      NONCAPPED    9.9500000000    2.8097407782        1        11          1      12        N/A       MTA    125.00
347      2      NONCAPPED   10.3500000000    2.9000000000        1        11          1      12        N/A       MTA    125.00
348      2      NONCAPPED    9.9500000000    2.8000000000        1        11          1      12        N/A       MTA    125.00
349      2      NONCAPPED    9.9500000000    2.8250000000        1        11          1      12        N/A       MTA    125.00
350      2      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
351      2      NONCAPPED   10.3500000000    3.0000000000        1        11          1      12        N/A       MTA    125.00
352      2      NONCAPPED   10.3500000000    2.8700000000        1        11          1      12        N/A       MTA    125.00
353      2      NONCAPPED    9.9500000000    3.0250000000        1        11          1      12        N/A       MTA    125.00
354      2      NONCAPPED   10.0478145164    2.9000000000        1        11          1      12        N/A       MTA    125.00
355      2      NONCAPPED   10.3500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
356      2      NONCAPPED    9.9500000000    2.9500000000        1        11          1      12        N/A       MTA    125.00
357      2      NONCAPPED   10.3500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
358      2      NONCAPPED    9.9500000000    3.0750000000        1        11          1      12        N/A       MTA    125.00
359      2      NONCAPPED   10.0287540847    3.1000000000        1        11          1      12        N/A       MTA    125.00
360      2      NONCAPPED   10.3500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
361      2      NONCAPPED   10.3500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
362      2      NONCAPPED   10.0956863762    3.2250000000        1        11          1      12        N/A       MTA    125.00
363      2      NONCAPPED   10.3500000000    3.2500000000        1        11          1      12        N/A       MTA    125.00
364      2      NONCAPPED   10.3500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
365      2      NONCAPPED   10.3500000000    3.3900000000        1        11          1      12        N/A       MTA    125.00
366      2      NONCAPPED   10.3500000000    3.4500000000        1        11          1      12        N/A       MTA    125.00


                                                                  S-94


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
367      2      NONCAPPED   10.3500000000    3.4600000000        1        11          1      12        N/A       MTA    125.00
368      2      NONCAPPED   10.3500000000    3.5000000000        1        11          1      12        N/A       MTA    125.00
369      2      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
370      2      NONCAPPED   10.5500000000    3.9900000000        1        11          1      12        N/A       MTA    125.00
371      2      NONCAPPED    9.9500000000    2.8098793334        1        10          1      12        N/A       MTA    125.00
372      2      NONCAPPED    9.9500000000    3.1000000000        1        10          1      12        N/A       MTA    125.00
373      2      NONCAPPED    9.9500000000    2.9250000000        1        10          1      12        N/A       MTA    125.00
374      2      NONCAPPED   10.3500000000    3.1846182962        1        10          1      12        N/A       MTA    125.00
375      2      NONCAPPED   10.3500000000    3.6400000000        1        10          1      12        N/A       MTA    125.00
376      2      NONCAPPED    9.9500000000    2.8500000000        1        8           1      12        N/A       MTA    125.00
377      2      NONCAPPED    9.9500000000    2.8041465447        1        7           1      12        N/A       MTA    125.00
378      2      NONCAPPED    9.9500000000    2.9000000000        1        6           1      12        N/A       MTA    125.00
379      2      NONCAPPED    9.9500000000    2.7500000000        1        60          1      12        N/A       MTA    125.00
380      2      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    125.00
381      2      NONCAPPED    9.9500000000    2.8500000000        1        10          1      12        N/A       MTA    125.00
382      2      NONCAPPED    9.9500000000    2.7500000000        2        11          1      12        N/A       MTA    125.00
383      2      NONCAPPED   10.3500000000    3.2500000000        2        11          1      12        N/A       MTA    125.00
384      2      NONCAPPED    9.9500000000    2.9500000000        2        11          1      12        N/A       MTA    125.00
385      2      NONCAPPED   10.3500000000    3.3500000000        2        11          1      12        N/A       MTA    125.00
386      2      NONCAPPED    9.9500000000    2.9500000000        2        11          1      12        N/A       MTA    125.00
387      3      NONCAPPED    9.9500000000    2.6071847507        1        1           1      1         119       MTA      N/A
388      3      NONCAPPED    9.9500000000    2.4700000000        1        11          1      12        N/A       MTA    110.00
389      3      NONCAPPED    9.9500000000    2.5200000000        1        11          1      12        N/A       MTA    110.00
390      3      NONCAPPED    9.9500000000    2.5700000000        1        11          1      12        N/A       MTA    110.00
391      3      NONCAPPED   10.5500000000    3.8400000000        1        11          1      12        N/A       MTA    110.00
392      3      NONCAPPED    9.9500000000    2.8000000000        1        60          1      12        N/A       MTA    110.00
393      3      NONCAPPED    9.9500000000    2.8500000000        1        60          1      12        N/A       MTA    110.00
394      3      NONCAPPED    9.9500000000    3.1000000000        1        60          1      12        N/A       MTA    110.00
395      3      NONCAPPED    9.9500000000    3.0068880318        1        59          1      12        N/A       MTA    110.00
396      3      NONCAPPED    9.9500000000    2.5500000000        1        59          1      12        N/A       MTA    110.00
397      3      NONCAPPED    9.9500000000    2.6500000000        1        59          1      12        N/A       MTA    110.00
398      3      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
399      3      NONCAPPED   10.3500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
400      3      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
401      3      NONCAPPED    9.9500000000    2.6200537862        1        58          1      12        N/A       MTA    110.00
402      3      NONCAPPED    9.9500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
403      3      NONCAPPED   10.5500000000    3.9500000000        1        59          1      12        N/A       MTA    110.00
404      3      NONCAPPED    9.9500000000    2.5500000000        1        59          1      12        N/A       MTA    110.00
405      3      NONCAPPED    9.9500000000    2.5000000000        1        59          1      12        N/A       MTA    110.00
406      3      NONCAPPED    9.9500000000    2.6000000000        1        59          1      12        N/A       MTA    110.00
407      3      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
408      3      NONCAPPED    9.9500000000    2.7500000000        1        59          1      12        N/A       MTA    110.00
409      3      NONCAPPED    9.9500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
410      3      NONCAPPED    9.9500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
411      3      NONCAPPED   10.3500000000    3.0500000000        1        59          1      12        N/A       MTA    110.00
412      3      NONCAPPED   10.3500000000    3.2500000000        1        59          1      12        N/A       MTA    110.00
413      3      NONCAPPED   10.0802396595    3.1500000000        1        59          1      12        N/A       MTA    110.00
414      3      NONCAPPED    9.9500000000    3.5500000000        1        59          1      12        N/A       MTA    110.00
415      3      NONCAPPED   10.3500000000    3.3350000000        1        58          1      12        N/A       MTA    110.00
416      3      NONCAPPED    9.9500000000    2.8000000000        1        59          1      12        N/A       MTA    110.00
417      3      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
418      3      NONCAPPED    9.9500000000    3.5000000000        1        59          1      12        N/A       MTA    110.00
419      3      NONCAPPED    9.9500000000    3.3000000000       11        11          1      12        N/A       MTA    125.00
420      3      NONCAPPED   10.3500000000    3.3049600141       11        11          1      12        N/A       MTA    125.00
421      3      NONCAPPED    9.9500000000    3.1500000000       11        11          1      12        N/A       MTA    125.00
422      3      NONCAPPED    9.9500000000    2.3700000000        1        12          1      12        N/A       MTA    125.00
423      3      NONCAPPED    9.9500000000    2.5500000000        1        12          1      12        N/A       MTA    125.00
424      3      NONCAPPED    9.9500000000    2.8083333333        1        12          1      12        N/A       MTA    125.00
425      3      NONCAPPED    9.9500000000    3.2250000000        1        12          1      12        N/A       MTA    125.00
426      3      NONCAPPED    9.9500000000    2.8275763736        1        11          1      12        N/A       MTA    125.00
427      3      NONCAPPED   10.3500000000    3.3238268155        1        11          1      12        N/A       MTA    125.00
428      3      NONCAPPED   10.5500000000    3.8500000000        1        11          1      12        N/A       MTA    125.00
429      3      NONCAPPED    9.9500000000    2.2500000000        1        11          1      12        N/A       MTA    125.00
430      3      NONCAPPED    9.9500000000    2.4700000000        1        11          1      12        N/A       MTA    125.00
431      3      NONCAPPED    9.9500000000    2.4000000000        1        11          1      12        N/A       MTA    125.00
432      3      NONCAPPED    9.9500000000    2.4700000000        1        11          1      12        N/A       MTA    125.00
433      3      NONCAPPED    9.9500000000    2.6500000000        1        11          1      12        N/A       MTA    125.00
434      3      NONCAPPED    9.9500000000    2.6000000000        1        11          1      12        N/A       MTA    125.00
435      3      NONCAPPED    9.9500000000    2.6500000000        1        11          1      12        N/A       MTA    125.00
436      3      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
437      3      NONCAPPED    9.9500000000    2.7500000000        1        11          1      12        N/A       MTA    125.00
438      3      NONCAPPED    9.9963478498    2.8000000000        1        11          1      12        N/A       MTA    125.00
439      3      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
440      3      NONCAPPED   10.3500000000    2.8700000000        1        11          1      12        N/A       MTA    125.00


                                                                  S-95


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
441      3      NONCAPPED   10.2564860629    3.0000000000        1        11          1      12        N/A       MTA    125.00
442      3      NONCAPPED   10.3500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
443      3      NONCAPPED    9.9500000000    3.2250000000        1        11          1      12        N/A       MTA    125.00
444      3      NONCAPPED    9.9500000000    3.1000000000        1        11          1      12        N/A       MTA    125.00
445      3      NONCAPPED   10.1420605828    3.1500000000        1        11          1      12        N/A       MTA    125.00
446      3      NONCAPPED    9.9500000000    3.2250000000        1        11          1      12        N/A       MTA    125.00
447      3      NONCAPPED   10.3500000000    3.2500000000        1        11          1      12        N/A       MTA    125.00
448      3      NONCAPPED   10.3500000000    3.5000000000        1        11          1      12        N/A       MTA    125.00
449      3      NONCAPPED    9.9500000000    2.8000000000        1        10          1      12        N/A       MTA    125.00
450      3      NONCAPPED    9.9500000000    3.2750000000        1        10          1      12        N/A       MTA    125.00
451      3      NONCAPPED    9.9500000000    2.8500000000        1        7           1      12        N/A       MTA    125.00
452      3      NONCAPPED   10.3500000000    3.1000000000        1        7           1      12        N/A       MTA    125.00
453      3      NONCAPPED   10.5500000000    4.0587335201        1        11          1      12        N/A       MTA    125.00
454      3      NONCAPPED    9.9500000000    2.4500000000        1        11          1      12        N/A       MTA    125.00
455      3      NONCAPPED    9.9500000000    2.5700000000        1        11          1      12        N/A       MTA    125.00
456      3      NONCAPPED    9.9500000000    2.6000000000        1        11          1      12        N/A       MTA    125.00
457      3      NONCAPPED    9.9500000000    2.6711236894        1        11          1      12        N/A       MTA    125.00
458      3      NONCAPPED    9.9500000000    2.7000000000        1        11          1      12        N/A       MTA    125.00
459      3      NONCAPPED    9.9500000000    2.7500000000        1        11          1      12        N/A       MTA    125.00
460      3      NONCAPPED    9.9500000000    2.8000000000        1        11          1      12        N/A       MTA    125.00
461      3      NONCAPPED    9.9500000000    2.9500000000        1        11          1      12        N/A       MTA    125.00
462      3      NONCAPPED    9.9500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
463      3      NONCAPPED    9.9500000000    2.9500000000        1        11          1      12        N/A       MTA    125.00
464      3      NONCAPPED   10.3500000000    3.0000000000        1        11          1      12        N/A       MTA    125.00
465      3      NONCAPPED   10.3500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
466      3      NONCAPPED   10.3500000000    3.1000000000        1        11          1      12        N/A       MTA    125.00
467      3      NONCAPPED   10.3500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
468      3      NONCAPPED   10.3500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
469      3      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
470      3      NONCAPPED   10.3500000000    3.2250000000        1        11          1      12        N/A       MTA    125.00
471      3      NONCAPPED   10.3500000000    3.2500000000        1        11          1      12        N/A       MTA    125.00
472      3      NONCAPPED   10.3500000000    3.3500000000        1        11          1      12        N/A       MTA    125.00
473      3      NONCAPPED   10.3500000000    3.6500000000        1        11          1      12        N/A       MTA    125.00
474      3      NONCAPPED    9.9500000000    3.1858335217        1        10          1      12        N/A       MTA    125.00
475      3      NONCAPPED    9.9500000000    2.8000000000        1        60          1      12        N/A       MTA    125.00
476      3      NONCAPPED    9.9500000000    2.7500000000        1        59          1      12        N/A       MTA    125.00
477      3      NONCAPPED    9.9500000000    2.8921393851        2        11          1      12        N/A       MTA    125.00
478      3      NONCAPPED    9.9500000000    3.2000000000        2        11          1      12        N/A       MTA    125.00
479      4      NONCAPPED    9.9500000000    2.5200000000        1        1           1      1         120       MTA      N/A
480      4      NONCAPPED   10.3500000000    4.0250000000        1        1           1      1         119       MTA      N/A
481      4      NONCAPPED   10.3500000000    3.8500000000        1        1           1      1         118       MTA      N/A
482      4      NONCAPPED   10.5500000000    4.4200000000       11        11          1      12        N/A       MTA    110.00
483      4      NONCAPPED   10.5500000000    4.2200000000        1        12          1      12        N/A       MTA    110.00
484      4      NONCAPPED   10.5500000000    4.5900000000        1        12          1      12        N/A       MTA    110.00
485      4      NONCAPPED    9.9500000000    2.5700000000        1        11          1      12        N/A       MTA    110.00
486      4      NONCAPPED    9.9500000000    2.9500000000        1        11          1      12        N/A       MTA    110.00
487      4      NONCAPPED    9.9500000000    3.4500000000        1        11          1      12        N/A       MTA    110.00
488      4      NONCAPPED   10.3500000000    4.1000000000        1        11          1      12        N/A       MTA    110.00
489      4      NONCAPPED   10.5500000000    4.2200000000        1        11          1      12        N/A       MTA    110.00
490      4      NONCAPPED   10.5500000000    4.3318736456        1        10          1      12        N/A       MTA    110.00
491      4      NONCAPPED    9.9500000000    3.3000000000        1        11          1      12        N/A       MTA    110.00
492      4      NONCAPPED   10.5500000000    4.0900000000        1        11          1      12        N/A       MTA    110.00
493      4      NONCAPPED   10.5500000000    4.6900000000        1        11          1      12        N/A       MTA    110.00
494      4      NONCAPPED    9.9500000000    3.8000000000        1        10          1      12        N/A       MTA    110.00
495      4      NONCAPPED   10.5500000000    4.3100000000        1        10          1      12        N/A       MTA    110.00
496      4      NONCAPPED    9.9500000000    2.7000000000        1        60          1      12        N/A       MTA    110.00
497      4      NONCAPPED    9.9500000000    3.1000000000        1        60          1      12        N/A       MTA    110.00
498      4      NONCAPPED    9.9500000000    3.4500000000        1        60          1      12        N/A       MTA    110.00
499      4      NONCAPPED   10.5500000000    4.5900000000        1        60          1      12        N/A       MTA    110.00
500      4      NONCAPPED    9.9500000000    3.1674575040        1        59          1      12        N/A       MTA    110.00
501      4      NONCAPPED    9.9500000000    4.3200000000        1        59          1      12        N/A       MTA    110.00
502      4      NONCAPPED   10.3500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
503      4      NONCAPPED   10.5500000000    4.2500000000        1        59          1      12        N/A       MTA    110.00
504      4      NONCAPPED    9.9500000000    2.5200000000        1        59          1      12        N/A       MTA    110.00
505      4      NONCAPPED    9.9500000000    2.5146236589        1        59          1      12        N/A       MTA    110.00
506      4      NONCAPPED    9.9500000000    2.7500000000        1        59          1      12        N/A       MTA    110.00
507      4      NONCAPPED   10.3500000000    2.8000000000        1        59          1      12        N/A       MTA    110.00
508      4      NONCAPPED    9.9500000000    2.8500000000        1        59          1      12        N/A       MTA    110.00
509      4      NONCAPPED    9.9500000000    2.9000000000        1        59          1      12        N/A       MTA    110.00
510      4      NONCAPPED    9.9500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
511      4      NONCAPPED    9.9500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
512      4      NONCAPPED    9.9500000000    3.0500000000        1        59          1      12        N/A       MTA    110.00
513      4      NONCAPPED    9.9500000000    3.1000000000        1        59          1      12        N/A       MTA    110.00
514      4      NONCAPPED    9.9500000000    3.1500000000        1        59          1      12        N/A       MTA    110.00


                                                                  S-96

                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
515      4      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
516      4      NONCAPPED    9.9500000000    3.2000000000        1        59          1      12        N/A       MTA    110.00
517      4      NONCAPPED    9.9500000000    3.3200000000        1        59          1      12        N/A       MTA    110.00
518      4      NONCAPPED    9.9500000000    3.4000000000        1        59          1      12        N/A       MTA    110.00
519      4      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
520      4      NONCAPPED    9.9500000000    3.5000000000        1        59          1      12        N/A       MTA    110.00
521      4      NONCAPPED    9.9500000000    3.5250000000        1        59          1      12        N/A       MTA    110.00
522      4      NONCAPPED   10.3500000000    3.5500000000        1        59          1      12        N/A       MTA    110.00
523      4      NONCAPPED   10.5500000000    3.6600000000        1        59          1      12        N/A       MTA    110.00
524      4      NONCAPPED    9.9500000000    3.7000000000        1        59          1      12        N/A       MTA    110.00
525      4      NONCAPPED   10.5500000000    3.7950000000        1        59          1      12        N/A       MTA    110.00
526      4      NONCAPPED   10.3500000000    3.8500000000        1        59          1      12        N/A       MTA    110.00
527      4      NONCAPPED   10.5500000000    4.0400000000        1        59          1      12        N/A       MTA    110.00
528      4      NONCAPPED   10.5500000000    4.5900000000        1        59          1      12        N/A       MTA    110.00
529      4      NONCAPPED    9.9500000000    3.0948051993        1        58          1      12        N/A       MTA    110.00
530      4      NONCAPPED    9.9500000000    3.7000000000        1        58          1      12        N/A       MTA    110.00
531      4      NONCAPPED    9.9500000000    3.4500000000        1        57          1      12        N/A       MTA    110.00
532      4      NONCAPPED    9.9500000000    3.5500000000        1        60          1      12        N/A       MTA    110.00
533      4      NONCAPPED    9.9500000000    3.6415162830        1        59          1      12        N/A       MTA    110.00
534      4      NONCAPPED   10.5500000000    4.5500000000        1        59          1      12        N/A       MTA    110.00
535      4      NONCAPPED    9.9500000000    2.4700000000        1        59          1      12        N/A       MTA    110.00
536      4      NONCAPPED    9.9500000000    2.5000000000        1        59          1      12        N/A       MTA    110.00
537      4      NONCAPPED    9.9500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
538      4      NONCAPPED    9.9500000000    2.9000000000        1        59          1      12        N/A       MTA    110.00
539      4      NONCAPPED    9.9500000000    2.9500000000        1        59          1      12        N/A       MTA    110.00
540      4      NONCAPPED    9.9500000000    3.0000000000        1        59          1      12        N/A       MTA    110.00
541      4      NONCAPPED    9.9500000000    3.2000000000        1        59          1      12        N/A       MTA    110.00
542      4      NONCAPPED    9.9500000000    3.3500000000        1        59          1      12        N/A       MTA    110.00
543      4      NONCAPPED   10.0230463943    3.1000000000        1        59          1      12        N/A       MTA    110.00
544      4      NONCAPPED    9.9500000000    3.1500000000        1        59          1      12        N/A       MTA    110.00
545      4      NONCAPPED   10.3500000000    3.2500000000        1        59          1      12        N/A       MTA    110.00
546      4      NONCAPPED    9.9500000000    3.3000000000        1        59          1      12        N/A       MTA    110.00
547      4      NONCAPPED   10.3500000000    3.4000000000        1        59          1      12        N/A       MTA    110.00
548      4      NONCAPPED    9.9500000000    3.5500000000        1        59          1      12        N/A       MTA    110.00
549      4      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    110.00
550      4      NONCAPPED   10.3500000000    3.5000000000        1        59          1      12        N/A       MTA    110.00
551      4      NONCAPPED    9.9500000000    3.5500000000        1        59          1      12        N/A       MTA    110.00
552      4      NONCAPPED   10.3500000000    3.6500000000        1        59          1      12        N/A       MTA    110.00
553      4      NONCAPPED   10.3500000000    3.7000000000        1        59          1      12        N/A       MTA    110.00
554      4      NONCAPPED    9.9500000000    3.7250000000        1        59          1      12        N/A       MTA    110.00
555      4      NONCAPPED    9.9500000000    3.8000000000        1        59          1      12        N/A       MTA    110.00
556      4      NONCAPPED   10.3500000000    4.1600000000        1        59          1      12        N/A       MTA    110.00
557      4      NONCAPPED   10.3500000000    4.1250000000        1        59          1      12        N/A       MTA    110.00
558      4      NONCAPPED   10.3500000000    4.1600000000        1        59          1      12        N/A       MTA    110.00
559      4      NONCAPPED   10.5500000000    4.1700000000        1        59          1      12        N/A       MTA    110.00
560      4      NONCAPPED    9.9500000000    3.4568051385        1        58          1      12        N/A       MTA    110.00
561      4      NONCAPPED   10.3500000000    3.9500000000        1        58          1      12        N/A       MTA    110.00
562      4      NONCAPPED    9.9500000000    3.2200000000        1        58          1      12        N/A       MTA    110.00
563      4      NONCAPPED    9.9500000000    3.3661849717        1        11          1      12        N/A       MTA    115.00
564      4      NONCAPPED    9.9500000000    3.2977580798        1        11          1      12        N/A       MTA    115.00
565      4      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    115.00
566      4      NONCAPPED    9.9500000000    3.1302870379        1        10          1      12        N/A       MTA    115.00
567      4      NONCAPPED    9.9500000000    3.0442572675        1        10          1      12        N/A       MTA    115.00
568      4      NONCAPPED    9.9500000000    3.2259753590        1        10          1      12        N/A       MTA    115.00
569      4      NONCAPPED    9.9500000000    3.4500000000        1        9           1      12        N/A       MTA    115.00
570      4      NONCAPPED   10.3500000000    3.3250000000        1        9           1      12        N/A       MTA    115.00
571      4      NONCAPPED    9.9500000000    3.3250000000        1        7           1      12        N/A       MTA    115.00
572      4      NONCAPPED    9.9500000000    3.6500000000       10        10          1      12        N/A       MTA    125.00
573      4      NONCAPPED   10.3500000000    4.0500000000       10        10          1      12        N/A       MTA    125.00
574      4      NONCAPPED    9.9500000000    3.7500000000       10        10          1      12        N/A       MTA    125.00
575      4      NONCAPPED    9.9500000000    4.0000000000       10        10          1      12        N/A       MTA    125.00
576      4      NONCAPPED   10.3500000000    4.0500000000       10        10          1      12        N/A       MTA    125.00
577      4      NONCAPPED    9.9500000000    3.6500000000       11        11          1      12        N/A       MTA    125.00
578      4      NONCAPPED   10.3500000000    4.2618669675       11        11          1      12        N/A       MTA    125.00
579      4      NONCAPPED   10.5500000000    4.2700000000       11        11          1      12        N/A       MTA    125.00
580      4      NONCAPPED    9.9500000000    3.7214196255       11        11          1      12        N/A       MTA    125.00
581      4      NONCAPPED   10.3500000000    4.1500000000       11        11          1      12        N/A       MTA    125.00
582      4      NONCAPPED   10.5500000000    4.4000000000        1        12          1      12        N/A       MTA    125.00
583      4      NONCAPPED    9.9500000000    2.4000000000        1        12          1      12        N/A       MTA    125.00
584      4      NONCAPPED    9.9500000000    2.5500000000        1        12          1      12        N/A       MTA    125.00
585      4      NONCAPPED    9.9500000000    2.6500000000        1        12          1      12        N/A       MTA    125.00
586      4      NONCAPPED    9.9500000000    2.8000000000        1        12          1      12        N/A       MTA    125.00
587      4      NONCAPPED    9.9500000000    3.0500000000        1        12          1      12        N/A       MTA    125.00
588      4      NONCAPPED    9.9500000000    3.1000000000        1        12          1      12        N/A       MTA    125.00


                                                                  S-97


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
589      4      NONCAPPED    9.9500000000    3.1500000000        1        12          1      12        N/A       MTA    125.00
590      4      NONCAPPED    9.9500000000    3.4500000000        1        12          1      12        N/A       MTA    125.00
591      4      NONCAPPED    9.9500000000    3.2000000000        1        12          1      12        N/A       MTA    125.00
592      4      NONCAPPED    9.9500000000    3.3750000000        1        12          1      12        N/A       MTA    125.00
593      4      NONCAPPED   10.3500000000    3.4000000000        1        12          1      12        N/A       MTA    125.00
594      4      NONCAPPED    9.9500000000    3.4269392034        1        12          1      12        N/A       MTA    125.00
595      4      NONCAPPED   10.3500000000    3.5000000000        1        12          1      12        N/A       MTA    125.00
596      4      NONCAPPED   10.5500000000    3.6700000000        1        12          1      12        N/A       MTA    125.00
597      4      NONCAPPED    9.9500000000    3.7000000000        1        12          1      12        N/A       MTA    125.00
598      4      NONCAPPED    9.9500000000    3.8250000000        1        12          1      12        N/A       MTA    125.00
599      4      NONCAPPED   10.5500000000    4.2200000000        1        12          1      12        N/A       MTA    125.00
600      4      NONCAPPED    9.9500000000    3.4088510353        1        11          1      12        N/A       MTA    125.00
601      4      NONCAPPED   10.3500000000    3.8236642313        1        11          1      12        N/A       MTA    125.00
602      4      NONCAPPED   10.0506593407    3.4170647815        1        11          1      12        N/A       MTA    125.00
603      4      NONCAPPED   10.5500000000    4.1407589111        1        11          1      12        N/A       MTA    125.00
604      4      NONCAPPED    9.9500000000    2.4000000000        1        11          1      12        N/A       MTA    125.00
605      4      NONCAPPED    9.9500000000    2.5000000000        1        11          1      12        N/A       MTA    125.00
606      4      NONCAPPED    9.9500000000    2.7000000000        1        11          1      12        N/A       MTA    125.00
607      4      NONCAPPED    9.9500000000    2.7500000000        1        11          1      12        N/A       MTA    125.00
608      4      NONCAPPED    9.9500000000    2.8000000000        1        11          1      12        N/A       MTA    125.00
609      4      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
610      4      NONCAPPED   10.1244782898    2.9000000000        1        11          1      12        N/A       MTA    125.00
611      4      NONCAPPED   10.0091412992    2.9500000000        1        11          1      12        N/A       MTA    125.00
612      4      NONCAPPED    9.9500000000    3.0000000000        1        11          1      12        N/A       MTA    125.00
613      4      NONCAPPED    9.9500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
614      4      NONCAPPED    9.9500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
615      4      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
616      4      NONCAPPED   10.0250572865    3.1000000000        1        11          1      12        N/A       MTA    125.00
617      4      NONCAPPED    9.9500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
618      4      NONCAPPED    9.9500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
619      4      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
620      4      NONCAPPED    9.9500000000    3.2500000000        1        11          1      12        N/A       MTA    125.00
621      4      NONCAPPED    9.9500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
622      4      NONCAPPED    9.9500000000    3.5750000000        1        11          1      12        N/A       MTA    125.00
623      4      NONCAPPED    9.9500000000    3.4500000000        1        11          1      12        N/A       MTA    125.00
624      4      NONCAPPED    9.9500000000    3.3200000000        1        11          1      12        N/A       MTA    125.00
625      4      NONCAPPED    9.9500000000    3.3500000000        1        11          1      12        N/A       MTA    125.00
626      4      NONCAPPED   10.0699538403    3.4000000000        1        11          1      12        N/A       MTA    125.00
627      4      NONCAPPED    9.9500000000    3.4500000000        1        11          1      12        N/A       MTA    125.00
628      4      NONCAPPED   10.3500000000    3.4700000000        1        11          1      12        N/A       MTA    125.00
629      4      NONCAPPED   10.1894788143    3.5000000000        1        11          1      12        N/A       MTA    125.00
630      4      NONCAPPED    9.9500000000    3.7000000000        1        11          1      12        N/A       MTA    125.00
631      4      NONCAPPED   10.3500000000    3.7600000000        1        11          1      12        N/A       MTA    125.00
632      4      NONCAPPED   10.2463309785    3.6500000000        1        11          1      12        N/A       MTA    125.00
633      4      NONCAPPED   10.3500000000    3.8000000000        1        11          1      12        N/A       MTA    125.00
634      4      NONCAPPED    9.9801263334    3.7000000000        1        11          1      12        N/A       MTA    125.00
635      4      NONCAPPED   10.3500000000    3.8500000000        1        11          1      12        N/A       MTA    125.00
636      4      NONCAPPED   10.5500000000    3.7200000000        1        11          1      12        N/A       MTA    125.00
637      4      NONCAPPED   10.3500000000    3.7500000000        1        11          1      12        N/A       MTA    125.00
638      4      NONCAPPED   10.3500000000    3.8500000000        1        11          1      12        N/A       MTA    125.00
639      4      NONCAPPED   10.3500000000    4.1000000000        1        11          1      12        N/A       MTA    125.00
640      4      NONCAPPED   10.5500000000    4.1400000000        1        11          1      12        N/A       MTA    125.00
641      4      NONCAPPED    9.9500000000    3.2885989905        1        10          1      12        N/A       MTA    125.00
642      4      NONCAPPED    9.9500000000    3.4796354635        1        10          1      12        N/A       MTA    125.00
643      4      NONCAPPED   10.3500000000    3.6763799798        1        10          1      12        N/A       MTA    125.00
644      4      NONCAPPED    9.9500000000    3.1433708473        1        9           1      12        N/A       MTA    125.00
645      4      NONCAPPED    9.9500000000    2.4000000000        1        9           1      12        N/A       MTA    125.00
646      4      NONCAPPED    9.9500000000    3.5378702608        1        7           1      12        N/A       MTA    125.00
647      4      NONCAPPED   10.5500000000    4.7250000000        1        12          1      12        N/A       MTA    125.00
648      4      NONCAPPED    9.9500000000    2.8500000000        1        12          1      12        N/A       MTA    125.00
649      4      NONCAPPED    9.9500000000    2.9500000000        1        12          1      12        N/A       MTA    125.00
650      4      NONCAPPED    9.9500000000    3.0000000000        1        12          1      12        N/A       MTA    125.00
651      4      NONCAPPED    9.9500000000    3.0400000000        1        12          1      12        N/A       MTA    125.00
652      4      NONCAPPED    9.9500000000    3.1000000000        1        12          1      12        N/A       MTA    125.00
653      4      NONCAPPED    9.9500000000    3.1500000000        1        12          1      12        N/A       MTA    125.00
654      4      NONCAPPED    9.9500000000    3.2000000000        1        12          1      12        N/A       MTA    125.00
655      4      NONCAPPED   10.3500000000    3.1000000000        1        12          1      12        N/A       MTA    125.00
656      4      NONCAPPED    9.9500000000    3.2500000000        1        12          1      12        N/A       MTA    125.00
657      4      NONCAPPED    9.9500000000    3.3500000000        1        12          1      12        N/A       MTA    125.00
658      4      NONCAPPED    9.9500000000    3.4000000000        1        12          1      12        N/A       MTA    125.00
659      4      NONCAPPED    9.9500000000    3.4500000000        1        12          1      12        N/A       MTA    125.00
660      4      NONCAPPED    9.9500000000    3.5000000000        1        12          1      12        N/A       MTA    125.00
661      4      NONCAPPED    9.9614962683    3.5500000000        1        12          1      12        N/A       MTA    125.00
662      4      NONCAPPED   10.3500000000    3.6500000000        1        12          1      12        N/A       MTA    125.00


                                                                  S-98


                                                             NUMBER     NUMBER
                                                               OF         OF        RATE     PAY                       MAXIMUM
                                                             MONTHS     MONTHS    ADJUST-   ADJUST-                    NEGATIVE
                  SUB-                                       UNTIL      UNTIL      MENT      MENT    REMAIN-            AMORT-
                SEQUENT       MAXIMUM          MINIMUM        NEXT       NEXT      FRE-      FRE-      ING             IZATION
                PERIODIC      GROSS             GROSS         RATE       PAY      QUENCY    QUENCY   INTEREST-          PER-
LOAN              RATE       MORTGAGE          MORTGAGE      ADJUST-    ADJUST-    (IN       (IN      ONLY             CENTAGE
 NO    GROUP     CAP (%)      RATE(%)          RATE(%)        MENT       MENT     MONTHS)   MONTHS)  MONTHS     INDEX   (%)
----   -----    ---------  -------------     ------------   --------  ---------  --------  --------  ---------  -----  --------
663      4      NONCAPPED   10.3500000000    3.7000000000        1        12          1      12        N/A       MTA    125.00
664      4      NONCAPPED    9.9500000000    3.8000000000        1        12          1      12        N/A       MTA    125.00
665      4      NONCAPPED   10.3500000000    3.9500000000        1        12          1      12        N/A       MTA    125.00
666      4      NONCAPPED   10.5500000000    4.1700000000        1        12          1      12        N/A       MTA    125.00
667      4      NONCAPPED   10.3500000000    4.2000000000        1        12          1      12        N/A       MTA    125.00
668      4      NONCAPPED    9.9500000000    2.9398974614        1        11          1      12        N/A       MTA    125.00
669      4      NONCAPPED    9.9500000000    3.8000000000        1        11          1      12        N/A       MTA    125.00
670      4      NONCAPPED    9.9500000000    3.2750000000        1        11          1      12        N/A       MTA    125.00
671      4      NONCAPPED    9.9500000000    3.4500000000        1        11          1      12        N/A       MTA    125.00
672      4      NONCAPPED   10.5500000000    4.5500000000        1        11          1      12        N/A       MTA    125.00
673      4      NONCAPPED    9.9500000000    3.0000000000        1        11          1      12        N/A       MTA    125.00
674      4      NONCAPPED    9.9500000000    2.8200000000        1        11          1      12        N/A       MTA    125.00
675      4      NONCAPPED    9.9500000000    2.8500000000        1        11          1      12        N/A       MTA    125.00
676      4      NONCAPPED    9.9500000000    2.9000000000        1        11          1      12        N/A       MTA    125.00
677      4      NONCAPPED    9.9500000000    2.9500000000        1        11          1      12        N/A       MTA    125.00
678      4      NONCAPPED    9.9500000000    3.1500000000        1        11          1      12        N/A       MTA    125.00
679      4      NONCAPPED    9.9500000000    3.0500000000        1        11          1      12        N/A       MTA    125.00
680      4      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
681      4      NONCAPPED    9.9500000000    3.1000000000        1        11          1      12        N/A       MTA    125.00
682      4      NONCAPPED   10.0117118119    3.1500000000        1        11          1      12        N/A       MTA    125.00
683      4      NONCAPPED    9.9500000000    3.2000000000        1        11          1      12        N/A       MTA    125.00
684      4      NONCAPPED    9.9500000000    3.2500000000        1        11          1      12        N/A       MTA    125.00
685      4      NONCAPPED    9.9500000000    3.3000000000        1        11          1      12        N/A       MTA    125.00
686      4      NONCAPPED    9.9500000000    3.3250000000        1        11          1      12        N/A       MTA    125.00
687      4      NONCAPPED    9.9500000000    3.3500000000        1        11          1      12        N/A       MTA    125.00
688      4      NONCAPPED    9.9500000000    3.4000000000        1        11          1      12        N/A       MTA    125.00
689      4      NONCAPPED    9.9500000000    3.5500000000        1        11          1      12        N/A       MTA    125.00
690      4      NONCAPPED    9.9500000000    3.4500000000        1        11          1      12        N/A       MTA    125.00
691      4      NONCAPPED   10.1183711573    3.5000000000        1        11          1      12        N/A       MTA    125.00
692      4      NONCAPPED    9.9500000000    3.5250000000        1        11          1      12        N/A       MTA    125.00
693      4      NONCAPPED    9.9541596714    3.5252329066        1        11          1      12        N/A       MTA    125.00
694      4      NONCAPPED    9.9500000000    3.7250000000        1        11          1      12        N/A       MTA    125.00
695      4      NONCAPPED    9.9500000000    3.8000000000        1        11          1      12        N/A       MTA    125.00
696      4      NONCAPPED    9.9500000000    3.7000000000        1        11          1      12        N/A       MTA    125.00
697      4      NONCAPPED    9.9500000000    3.7250000000        1        11          1      12        N/A       MTA    125.00
698      4      NONCAPPED   10.3500000000    3.7500000000        1        11          1      12        N/A       MTA    125.00
699      4      NONCAPPED    9.9500000000    3.8000000000        1        11          1      12        N/A       MTA    125.00
700      4      NONCAPPED   10.3500000000    3.9500000000        1        11          1      12        N/A       MTA    125.00
701      4      NONCAPPED    9.9500000000    3.9250000000        1        11          1      12        N/A       MTA    125.00
702      4      NONCAPPED   10.3500000000    3.9500000000        1        11          1      12        N/A       MTA    125.00
703      4      NONCAPPED   10.3500000000    4.1600000000        1        11          1      12        N/A       MTA    125.00
704      4      NONCAPPED   10.3500000000    4.2000000000        1        11          1      12        N/A       MTA    125.00
705      4      NONCAPPED   10.5500000000    4.5400000000        1        11          1      12        N/A       MTA    125.00
706      4      NONCAPPED    9.9500000000    3.3670418986        1        10          1      12        N/A       MTA    125.00
707      4      NONCAPPED    9.9500000000    3.7250565847        1        10          1      12        N/A       MTA    125.00
708      4      NONCAPPED    9.9500000000    3.7750000000        1        10          1      12        N/A       MTA    125.00
709      4      NONCAPPED   10.3500000000    3.0642660302        1        10          1      12        N/A       MTA    125.00
710      4      NONCAPPED    9.9500000000    3.5500000000        1        9           1      12        N/A       MTA    125.00
711      4      NONCAPPED   10.3500000000    3.6500000000        1        9           1      12        N/A       MTA    125.00
712      4      NONCAPPED    9.9500000000    3.5500000000        1        8           1      12        N/A       MTA    125.00
713      4      NONCAPPED    9.9500000000    3.5000000000        1        7           1      12        N/A       MTA    125.00
714      4      NONCAPPED   10.5500000000    4.4500000000        1        60          1      12        N/A       MTA    125.00
715      4      NONCAPPED    9.9500000000    2.8000000000        1        60          1      12        N/A       MTA    125.00
716      4      NONCAPPED    9.9500000000    3.4500000000        1        60          1      12        N/A       MTA    125.00
717      4      NONCAPPED    9.9500000000    3.7000000000        1        60          1      12        N/A       MTA    125.00
718      4      NONCAPPED   10.3500000000    4.1000000000        1        60          1      12        N/A       MTA    125.00
719      4      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    125.00
720      4      NONCAPPED    9.9500000000    3.1500000000        1        59          1      12        N/A       MTA    125.00
721      4      NONCAPPED    9.9500000000    3.2000000000        1        59          1      12        N/A       MTA    125.00
722      4      NONCAPPED    9.9500000000    3.2500000000        1        59          1      12        N/A       MTA    125.00
723      4      NONCAPPED    9.9500000000    3.4500000000        1        59          1      12        N/A       MTA    125.00
724      4      NONCAPPED   10.5500000000    3.7200000000        1        59          1      12        N/A       MTA    125.00
725      4      NONCAPPED   10.5500000000    4.2400000000        1        59          1      12        N/A       MTA    125.00
726      4      NONCAPPED    9.9500000000    3.7000000000        1        58          1      12        N/A       MTA    125.00
727      4      NONCAPPED    9.9500000000    3.5500000000        1        60          1      12        N/A       MTA    125.00
728      4      NONCAPPED    9.9500000000    3.7000000000        1        60          1      12        N/A       MTA    125.00
729      4      NONCAPPED    9.9500000000    3.7600000000        1        60          1      12        N/A       MTA    125.00
730      4      NONCAPPED    9.9500000000    3.8000000000        1        59          1      12        N/A       MTA    125.00
731      4      NONCAPPED   10.3500000000    4.1250000000        1        59          1      12        N/A       MTA    125.00
732      4      NONCAPPED    9.9500000000    3.5500000000        1        58          1      12        N/A       MTA    125.00
733      4      NONCAPPED    9.9500000000    3.5500000000        1        10          1      12        N/A       MTA    125.00
734      4      NONCAPPED    9.9500000000    2.8500000000        2        11          1      12        N/A       MTA    125.00
735      4      NONCAPPED    9.9500000000    3.6500000000        2        11          1      12        N/A       MTA    125.00




                                                                                                     REMAINING   REMAINING
 MORTGAGE                                  INITIAL        GROSS            NET         ORIGINAL    AMORTIZATION  TERM OF
  LOAN       ORIGINAL        CURRENT       MONTHLY      MORTGAGE        MORTGAGE     AMORTIZATION      TERM      MATURITY    LOAN
  NUMBER    BALANCE ($)    BALANCE ($)   PAYMENT ($)    RATE (%)        RATE (%)     TERM (MONTHS)   (MONTHS)    (MONTHS)    TYPE
---------  ------------  --------------  ----------- -------------   -------------   ------------- ------------  --------- -------
     1       265,600.00      262,863.36      N/A      6.2500000000    5.9850000000        360          350         170       Fixed
     2       120,000.00      115,211.10      N/A      6.5000000000    5.9850000000        360          323         143       Fixed
     3     1,194,920.00    1,120,760.66      N/A      4.9408971914    4.6758971914        360          315          39       Fixed
     4       126,400.00      122,973.75      N/A      7.5000000000    6.9850000000        360          327         147       Fixed
     5       541,200.00      536,070.28      N/A      6.8054826701    6.5404826701        360          350         170       Fixed
     6       187,000.00      179,646.40      N/A      8.0000000000    7.7350000000        360          319         139       Fixed
     7        70,550.00       70,120.35      N/A      7.5000000000    7.2350000000        360          352         172       Fixed
     8       130,000.00      125,399.60      N/A      8.7500000000    8.4850000000        360          309         129       Fixed
     9        59,400.00       59,099.03      N/A      9.0000000000    8.4850000000        360          351         171       Fixed
    10       125,250.00      124,946.48      N/A     10.9660506643   10.4510506643        360          354         174       Fixed
    11       199,700.00       63,401.35      N/A      5.5267884269    5.2617884269        360          315          39       Fixed
    12       572,553.91      563,640.66      N/A      6.3445732694    5.8295732694        360          345         N/A       Fixed
    13       690,144.00      680,681.35      N/A      5.8309871499    5.3159871499        360          347         N/A       Fixed
    14    88,075,062.57   85,871,654.05      N/A      5.8280911883    5.4259383432        352          338         N/A       Fixed
    15       170,100.00      167,433.29      N/A      7.0000000000    6.7350000000        360          342         N/A       Fixed
    16       253,055.00      250,589.36      N/A      7.0619278089    6.5469278089        360          348         N/A       Fixed
    17       478,616.76      472,910.55      N/A      6.8561005961    6.3411005961        360          348         N/A       Fixed
    18       273,375.79      266,395.24      N/A      6.9332353255    6.4182353255        351          326         N/A       Fixed
    19    49,781,860.77   49,094,371.18      N/A      6.8440180003    6.5205379899        356          344         N/A       Fixed
    20       612,250.00      602,820.65      N/A      7.8649479451    7.3499479451        327          310         N/A       Fixed
    21       159,050.00      155,041.20      N/A      8.1960443901    7.6810443901        360          326         N/A       Fixed
    22     7,327,202.31    7,116,414.57      N/A      7.8069683217    7.4474254359        349          319         N/A       Fixed
    23       332,000.00      322,953.61      N/A      8.6250000000    8.3600000000        360          320         N/A       Fixed
    24       271,950.00      267,685.36      N/A      9.0144786588    8.5924644314        360          337         N/A       Fixed
    25     1,858,370.90    1,782,051.75      N/A      8.8872699909    8.5472661870        358          307         N/A       Fixed
    26       500,000.00      485,200.43      N/A      9.3750000000    9.1100000000        360          312         N/A       Fixed
    27       213,150.00      211,040.87      N/A      9.8094862893    9.4849283705        360          341         N/A       Fixed
    28        84,650.00       83,849.76      N/A     10.4632196443    9.9482196443        360          341         N/A       Fixed
    29        58,500.00       57,018.49      N/A     10.0000000000    9.7350000000        360          313         N/A       Fixed
    30     1,409,202.55    1,363,745.34      N/A      9.9942300142    9.7150730107        357          302         N/A       Fixed
    31        26,250.00       25,345.39      N/A      6.2500000000    5.7350000000        180          170         N/A       Fixed
    32       186,400.00      148,411.52      N/A      5.8750000000    5.6100000000        180          169         N/A       Fixed
    33        95,800.00       81,775.08      N/A      6.1250000000    5.6100000000        180          141         N/A       Fixed
    34    11,703,009.17   10,341,233.55      N/A      5.5549197019    5.1420983306        178          162         N/A       Fixed
    35       100,800.00       93,284.52      N/A      6.8750000000    6.3600000000        180          158         N/A       Fixed
    36     1,770,731.85    1,635,112.54      N/A      6.6482087226    6.3264867889        174          161         N/A       Fixed
    37        14,000.00       11,536.25      N/A      8.0000000000    7.4850000000        180          147         N/A       Fixed
    38       178,000.00      158,883.08      N/A      7.7221164142    7.2071164142        180          149         N/A       Fixed
    39        50,575.00       46,118.85      N/A      9.0282892678    8.5132892678        180          152         N/A       Fixed
    40       285,202.25      252,128.66      N/A      9.1702988268    8.7070554181        167          139         N/A       Fixed
    41        28,500.00       27,946.02      N/A     10.2500000000    9.7350000000        180          172         N/A       Fixed
    42        39,000.00       35,268.06      N/A     11.5000000000   10.9850000000        180          142         N/A       Fixed
    43       109,000.00       84,681.61      N/A     10.2380643814    9.7230643814        188          146         N/A       Fixed
    44       148,000.00      148,000.00      N/A      6.1250000000    5.8600000000        360          343         N/A       Fixed
    45       166,600.00      166,600.00      N/A      6.2500000000    5.7350000000        360          353         N/A       Fixed
    46     6,229,015.00    6,181,534.27      N/A      6.0359876165    5.6091374594        360          350         N/A       Fixed
    47       765,000.00      764,500.00      N/A      6.3750000000    6.1100000000        360          351         N/A       Fixed
    48       526,500.00      526,476.10      N/A      7.1250000000    6.6100000000        360          343         N/A       Fixed
    49     1,765,628.00    1,763,683.92      N/A      6.8958791210    6.4185032096        360          351         N/A       Fixed
    50       436,000.00      436,000.00      N/A      7.3750000000    7.1100000000        360          350         N/A       Fixed
    51       119,520.00      118,900.86      N/A      7.8500000000    7.3350000000        360          354         N/A       Fixed
    52       613,571.00      613,561.69      N/A      7.7955181287    7.2805181287        360          354         N/A       Fixed
    53       227,700.00      227,435.62      N/A      6.1250000000    5.6100000000        180          165         N/A       Fixed
    54       298,700.00      298,700.00      N/A      5.5000000000    4.9850000000        180          162         N/A       Fixed
    55       104,400.00       98,893.80      N/A      7.4164995429    6.9014995429        360          341         161       Fixed
    56        99,300.00       98,858.82      N/A      8.3750000000    7.8600000000        360          353         173       Fixed
    57     2,491,157.90    2,471,386.58      N/A      7.8869070867    7.3719070867        360          351         171       Fixed
    58       328,850.00      327,523.61      N/A      8.8557631006    8.3407631006        360          353         173       Fixed
    59       533,835.00      521,398.38      N/A      9.3141530721    8.7991530721        360          341         161       Fixed
    60       420,195.00      419,226.30      N/A     12.0669193102   11.5519193102        360          354         174       Fixed
    61        19,800.00       19,558.33      N/A     13.5000000000   13.2350000000        360          314         134       Fixed


                                     MONTHS TO                  NEXT
                                       NEXT       MONTHS      PAYMENT      MONTHS      INITIAL   SUBSEQUENT
 MORTGAGE                            INTEREST    BETWEEN    ADJUSTMENT    BETWEEN     PERIODIC    PERIODIC      GROSS      GROSS
  LOAN                  GROSS          RATE        RATE       PERIOD      PAYMENT       RATE        RATE       MINIMUM    MAXIMUM
  NUMBER    INDEX     MARGIN (%)    ADJUSTMENT  ADJUSTMENT   (MONTHS)    ADJUSTMENT    CAP (%)     CAP (%)    RATE (%)    RATE (%)
---------  -------    ----------    ----------  ----------  ----------   ----------   --------   -----------  ---------   --------
     1       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     2       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     3       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     4       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     5       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     6       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     7       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     8       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     9       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    10       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    11       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    12       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    13       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    14       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    15       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    16       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    17       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    18       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    19       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    20       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    21       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    22       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    23       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    24       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    25       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    26       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    27       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    28       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    29       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    30       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    31       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    32       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    33       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    34       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    35       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    36       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    37       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    38       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    39       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    40       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    41       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    42       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    43       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    44       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    45       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    46       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    47       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    48       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    49       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    50       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    51       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    52       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    53       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    54       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    55       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    56       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    57       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    58       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    59       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    60       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    61       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A



           REMAINING                 MAXIMUM
 MORTGAGE   INTEREST   PERIODIC      NEGATIVE
  LOAN     ONLY TERM   PAYMENT     AMORTIZATION
  NUMBER    (MONTHS)   CAP (%)    PERCENTAGE (%)
---------  ---------   --------   -------------
     1        N/A        N/A         N/A
     2        N/A        N/A         N/A
     3        N/A        N/A         N/A
     4        N/A        N/A         N/A
     5        N/A        N/A         N/A
     6        N/A        N/A         N/A
     7        N/A        N/A         N/A
     8        N/A        N/A         N/A
     9        N/A        N/A         N/A
    10        N/A        N/A         N/A
    11        N/A        N/A         N/A
    12        N/A        N/A         N/A
    13        N/A        N/A         N/A
    14        N/A        N/A         N/A
    15        N/A        N/A         N/A
    16        N/A        N/A         N/A
    17        N/A        N/A         N/A
    18        N/A        N/A         N/A
    19        N/A        N/A         N/A
    20        N/A        N/A         N/A
    21        N/A        N/A         N/A
    22        N/A        N/A         N/A
    23        N/A        N/A         N/A
    24        N/A        N/A         N/A
    25        N/A        N/A         N/A
    26        N/A        N/A         N/A
    27        N/A        N/A         N/A
    28        N/A        N/A         N/A
    29        N/A        N/A         N/A
    30        N/A        N/A         N/A
    31        N/A        N/A         N/A
    32        N/A        N/A         N/A
    33        N/A        N/A         N/A
    34        N/A        N/A         N/A
    35        N/A        N/A         N/A
    36        N/A        N/A         N/A
    37        N/A        N/A         N/A
    38        N/A        N/A         N/A
    39        N/A        N/A         N/A
    40        N/A        N/A         N/A
    41        N/A        N/A         N/A
    42        N/A        N/A         N/A
    43        N/A        N/A         N/A
    44        103        N/A         N/A
    45        113        N/A         N/A
    46         96        N/A         N/A
    47         51        N/A         N/A
    48        103        N/A         N/A
    49        102        N/A         N/A
    50        110        N/A         N/A
    51        114        N/A         N/A
    52        114        N/A         N/A
    53        105        N/A         N/A
    54        102        N/A         N/A
    55        N/A        N/A         N/A
    56        N/A        N/A         N/A
    57        N/A        N/A         N/A
    58        N/A        N/A         N/A
    59        N/A        N/A         N/A
    60        N/A        N/A         N/A
    61        N/A        N/A         N/A

                                                                              S-109





                                                                                                      REMAINING    REMAINING
 MORTGAGE                                  INITIAL        GROSS            NET         ORIGINAL     AMORTIZATION   TERM OF
  LOAN       ORIGINAL        CURRENT       MONTHLY      MORTGAGE        MORTGAGE     AMORTIZATION       TERM       MATURITY
  NUMBER    BALANCE ($)    BALANCE ($)   PAYMENT ($)    RATE (%)        RATE (%)     TERM (MONTHS)    (MONTHS)     (MONTHS)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    62     4,454,882.00    4,434,771.93      N/A     11.6176968159   11.1026968159        360           353          173
    63        18,150.00       9,549.65       N/A      9.3750000000    8.8600000000        360           310          130
    64        65,337.38       62,680.82      N/A      6.0000000000    5.4850000000        240           222          N/A
    65        27,000.00       26,720.54      N/A      8.4200000000    7.9050000000        360           353          N/A
    66       462,576.79      455,251.48      N/A      8.1714484047    7.6564484047        239           230          N/A
    67        26,800.00       26,587.10      N/A      8.6700000000    8.4050000000        360           347          N/A
    68       198,401.00      196,369.93      N/A      8.9471352233    8.4321352233        276           267          N/A
    69        63,700.00       63,540.94      N/A     11.1250000000   10.6100000000        360           353          N/A
    70       116,600.00      116,318.80      N/A     11.6616698204   11.1466698204        360           353          N/A
    71     1,175,802.88    1,169,541.78      N/A     11.7048879423   11.3062574682        353           344          N/A
    72         4,050.00        3,851.29      N/A      6.2500000000    5.7350000000        120           112          N/A
    73        86,770.00       84,440.64      N/A      7.4677417177    6.9527417177        180           171          N/A
    74       221,105.00      214,097.57      N/A      7.9835163940    7.4685163940        168           160          N/A
    75       245,500.00      200,479.38      N/A      9.0971731108    8.5821731108        176           132          N/A
    76       259,690.00      230,331.32      N/A     11.6111620680   11.1424239376        189           147          N/A
    77        63,980.00       63,962.41      N/A      8.2500000000    7.7350000000        360           351          N/A
    78        56,463.00       55,363.00      N/A      9.2629283095    8.8156630782        360           357          N/A
    79        67,000.00       67,000.00      N/A     10.7500000000   10.2350000000        240           232          N/A
    80        75,400.00       75,400.00      N/A     12.1250000000   11.6100000000        360           355          N/A
    81       143,000.00      142,995.00      N/A     10.8750000000   10.3600000000        240           233          N/A
    82       713,798.00      713,250.43      N/A     11.4355418440   10.9205418440        360           352          N/A
    83        31,400.00       31,400.00      N/A     12.8750000000   12.3600000000        180           175          N/A
    84       541,900.00      528,117.40      N/A      6.2782505807    5.8697302313        360           340          N/A
    85     1,102,700.00    1,055,221.31      N/A      4.6858026837    4.2820028119        360           329          N/A
    86       818,751.91      806,888.19      N/A      7.5017815030    6.9867815030        360           343          N/A
    87     3,255,095.00    3,219,986.39      N/A      7.8972348332    7.4658005952        360           343          N/A
    88       354,400.00      345,884.12      N/A      8.0691173485    7.6025955281        360           331          N/A
    89       263,900.00      258,605.43      N/A      8.9472976554    8.4322976554        360           335          N/A
    90     2,715,470.00    2,678,463.13      N/A      9.0996085763    8.7099844481        360           340          N/A
    91        85,500.00       85,431.43      N/A      7.5000000000    6.9850000000        360           351          N/A
    92     1,481,250.00    1,481,088.40      N/A      4.7527529417    4.2377529417        360           337          N/A
    93        45,600.00       31,567.50      N/A      6.8750000000    6.3600000000        360           175          N/A
    94       120,000.00      110,633.79      N/A      7.5190000000    7.0040000000        360           281          N/A
    95     1,406,341.30    1,300,737.74      N/A      5.9797916191    5.5051076765        359           301          N/A
    96     1,338,400.00    1,173,182.29      N/A      6.8313307785    6.3318006613        358           272          N/A
    97       500,000.00      500,000.00      N/A      5.7500000000    5.2350000000        360           350          N/A
    98       454,525.00      443,106.56      N/A      9.5457710669    9.0307710669        360           330          N/A
    99       218,700.00      212,783.59      N/A     11.4038896573   11.1388896573        360           311          N/A
    100      269,750.00      258,725.15      N/A      9.9097754296    9.3947754296        360           323          N/A
    101      755,000.00      741,614.11      N/A      9.0196939686    8.5046939686        360           334          N/A
    102    1,790,665.00    1,746,393.62      N/A     10.1325832725    9.6433419772        360           327          N/A
    103       44,900.00       31,070.86      N/A      6.8750000000    6.3600000000        360           147          N/A
    104      549,600.00      549,545.25      N/A      5.6679695052    5.1529695052        360           347          N/A
    105      350,000.00      349,985.00      N/A      5.3750000000    4.9850000000        360           347          N/A
    106      585,951.70      561,996.00      N/A      5.4666964360    4.9675085414        360           327          N/A
    107      468,000.00      468,000.00      N/A      5.3750000000    4.8600000000        360           322          N/A
    108      459,900.00      434,370.69      N/A      5.2441584082    4.7291584082        360           315          N/A
    109    2,458,538.27    2,360,564.60      N/A      5.4081368472    4.9048270542        360           329          N/A
    110      187,200.00      181,654.63      N/A      4.7500000000    4.2350000000        480           443          N/A
    111      228,000.00      227,987.14      N/A      8.6500000000    8.1350000000        360           353          N/A
    112      140,000.00      140,000.00      N/A      5.7500000000    5.2350000000        360           346          N/A
    113      140,700.00      140,435.91      N/A      6.8750000000    6.3600000000        360           352          N/A
    114      475,950.00      475,950.00      N/A      7.1250000000    6.6100000000        360           353          N/A
    115      509,220.00      509,038.04      N/A      7.4252455042    7.1602455042        360           351          N/A
    116      111,900.00      111,900.00      N/A      8.0500000000    7.5350000000        360           352          N/A
    117      968,400.00      968,366.86      N/A      6.0437783491    5.7787783491        360           350          N/A
    118       71,000.00       70,548.85      N/A      8.5000000000    7.9850000000        360           350          N/A
    119    1,953,882.00    1,937,072.78      N/A      7.6483513005    7.1333513005        360           351          N/A
    120    3,169,520.00    3,145,531.07      N/A      7.3022802747    6.9067477865        360           350          N/A
    121      177,550.00      176,782.32      N/A      8.9900000000    8.4750000000        360           353          N/A
    122      197,000.00      195,770.30      N/A      9.2000000000    8.6850000000        360           352          N/A
    123    1,096,150.00    1,088,847.87      N/A      7.6757342793    7.1607342793        360           351          N/A




                                                         MONTHS TO                  NEXT
                                                            NEXT       MONTHS      PAYMENT      MONTHS         INITIAL
 MORTGAGE                                                 INTEREST    BETWEEN    ADJUSTMENT    BETWEEN        PERIODIC
  LOAN                                       GROSS          RATE        RATE       PERIOD      PAYMENT          RATE
  NUMBER    LOAN TYPE      INDEX           MARGIN (%)    ADJUSTMENT  ADJUSTMENT   (MONTHS)    ADJUSTMENT       CAP (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    62        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    63        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    64        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    65        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    66        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    67        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    68        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    69        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    70        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    71        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    72        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    73        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    74        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    75        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    76        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    77        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    78        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    79        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    80        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    81        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    82        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    83        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    84     Adjustable  1-YearTreasury     4.3247569019       3           12           4           12        2.0000000000
    85     Adjustable  1-YearTreasury     2.7500000000       5           12           6           12        2.0000000000
    86     Adjustable   6-MonthLibor      5.3446601845       5           6            6           6         3.0000000000
    87     Adjustable   6-MonthLibor      5.3646781887       7           6            8           6         3.0000000000
    88     Adjustable   6-MonthLibor      6.4912084754       5           6            6           6         3.1596970107
    89     Adjustable   6-MonthLibor      6.1506005210       4           6            5           6         3.0000000000
    90     Adjustable   6-MonthLibor      6.3634849800       6           6            7           6         2.9626629395
    91     Adjustable   1-MonthLibor      2.6250000000       1           1            2           1         5.0000000000
    92     Adjustable  1-YearTreasury     2.7500000000       8           12           9           12        5.0000000000
    93     Adjustable  1-YearTreasury     2.7500000000       8           12           9           12        3.0000000000
    94     Adjustable  1-YearTreasury     4.5000000000       6           12           7           12        3.0000000000
    95     Adjustable  1-YearTreasury     2.6567720004       5           12           6           12        2.4229095675
    96     Adjustable  1-YearTreasury     2.8897713841       7           12           8           12        2.2532572496
    97     Adjustable   6-MonthLibor      1.8750000000       2           6            3           6         1.0000000000
    98     Adjustable   6-MonthLibor      4.6822138336       4           6            5           6         3.0000000000
    99     Adjustable   6-MonthLibor      6.9746978080       3           6            4           6         3.0000000000
    100    Adjustable   6-MonthLibor      5.1501403565       5           6            6           6         2.7988771482
    101    Adjustable   6-MonthLibor      4.8883473121       3           6            4           6         2.5501637098
    102    Adjustable   6-MonthLibor      5.6307997964       4           6            5           6         2.4569893699
    103    Adjustable  3-YearTreasury     2.7500000000       3           36           4           36        3.0000000000
    104    Adjustable   1-YearLibor       2.2500000000       23          12          24           12        3.0000000000
    105    Adjustable   1-YearLibor       2.2500000000       23          12          24           12        2.0000000000
    106    Adjustable   1-YearLibor       2.2500000000       21          12          22           12        4.3218716859
    107    Adjustable  1-YearTreasury     2.7500000000       22          12          23           12        5.0000000000
    108    Adjustable  1-YearTreasury     2.7500000000       15          12          16           12        2.8054365270
    109    Adjustable  1-YearTreasury     2.7500000000       17          12          18           12        3.4312261312
    110    Adjustable  1-YearTreasury     2.7500000000       23          12          24           12        6.7500000000
    111    Adjustable   6-MonthLibor      6.1500000000       17          6           18           6         2.0000000000
    112    Adjustable   6-MonthLibor      2.2500000000       22          6           23           6         6.0000000000
    113    Adjustable   6-MonthLibor      2.2500000000       16          6           17           6         3.0000000000
    114    Adjustable   6-MonthLibor      4.6250000000       17          6           18           6         3.0000000000
    115    Adjustable   6-MonthLibor      3.2376227521       15          6           16           6         3.0000000000
    116    Adjustable   6-MonthLibor      6.5500000000       16          6           17           6         3.0000000000
    117    Adjustable   6-MonthLibor      2.6180553928       14          6           15           6         3.0000000000
    118    Adjustable   6-MonthLibor      7.5000000000       14          6           15           6         3.0000000000
    119    Adjustable   6-MonthLibor      4.5627295855       15          6           16           6         2.9083767880
    120    Adjustable   6-MonthLibor      4.1300138904       14          6           15           6         3.0000000000
    121    Adjustable   6-MonthLibor      7.9900000000       17          6           18           6         3.0000000000
    122    Adjustable   6-MonthLibor      5.3750000000       16          6           17           6         3.0000000000
    123    Adjustable   6-MonthLibor      4.8326480539       15          6           16           6         2.4630721002



            SUBSEQUENT                                   REMAINING                 MAXIMUM
 MORTGAGE    PERIODIC         GROSS          GROSS        INTEREST   PERIODIC      NEGATIVE
  LOAN         RATE          MINIMUM        MAXIMUM      ONLY TERM   PAYMENT     AMORTIZATION
  NUMBER      CAP (%)       RATE (%)        RATE (%)      (MONTHS)   CAP (%)    PERCENTAGE (%)
---------   -----------     ---------       --------     ---------   --------   -------------
    62          N/A            N/A            N/A           N/A        N/A         N/A
    63          N/A            N/A            N/A           N/A        N/A         N/A
    64          N/A            N/A            N/A           N/A        N/A         N/A
    65          N/A            N/A            N/A           N/A        N/A         N/A
    66          N/A            N/A            N/A           N/A        N/A         N/A
    67          N/A            N/A            N/A           N/A        N/A         N/A
    68          N/A            N/A            N/A           N/A        N/A         N/A
    69          N/A            N/A            N/A           N/A        N/A         N/A
    70          N/A            N/A            N/A           N/A        N/A         N/A
    71          N/A            N/A            N/A           N/A        N/A         N/A
    72          N/A            N/A            N/A           N/A        N/A         N/A
    73          N/A            N/A            N/A           N/A        N/A         N/A
    74          N/A            N/A            N/A           N/A        N/A         N/A
    75          N/A            N/A            N/A           N/A        N/A         N/A
    76          N/A            N/A            N/A           N/A        N/A         N/A
    77          N/A            N/A            N/A           111        N/A         N/A
    78          N/A            N/A            N/A           117        N/A         N/A
    79          N/A            N/A            N/A            52        N/A         N/A
    80          N/A            N/A            N/A           115        N/A         N/A
    81          N/A            N/A            N/A            53        N/A         N/A
    82          N/A            N/A            N/A           112        N/A         N/A
    83          N/A            N/A            N/A           115        N/A         N/A
    84     2.0000000000   4.3247569019   12.2782505807      N/A        N/A         N/A
    85     2.0000000000   2.7500000000   10.6858026837      N/A        N/A         N/A
    86     2.1889273531   7.5017815030   13.5017815030      N/A        N/A         N/A
    87     1.0000000000   6.1015757482   13.9032709643      N/A        N/A         N/A
    88     1.0000000000   6.4912084754   14.0691173485      N/A        N/A         N/A
    89     2.0682680561   6.6179677956   13.2585335070      N/A        N/A         N/A
    90     1.0000000000   6.3634849800   14.7029519819      N/A        N/A         N/A
    91     2.0000000000   2.6250000000   20.1250000000      111        N/A         N/A
    92     2.0000000000   2.7500000000   10.2224244346       37        N/A         N/A
    93     2.0000000000   2.7500000000   14.9000000000      N/A        N/A         N/A
    94     2.0000000000   4.5000000000   13.8250000000      N/A        N/A         N/A
    95     1.2506165616   2.6567720004   10.7814906485      N/A        N/A         N/A
    96     1.8002628475   2.8897713841   11.4033124971      N/A        N/A         N/A
    97     1.0000000000   1.8750000000   12.0000000000      110        N/A         N/A
    98     1.5457710669   4.6822138336   13.2594588653      N/A        N/A         N/A
    99     1.2832326027   6.9746978080   16.3663141093      N/A        N/A         N/A
    100    2.5977542964   6.6080911519   12.9097754296      N/A        N/A         N/A
    101    1.6666539826   4.8883473121   13.7653088006      N/A        N/A         N/A
    102    1.0000000000   5.9264562819   13.8989734920      N/A        N/A         N/A
    103    2.0000000000   2.7500000000   15.5000000000      N/A        N/A         N/A
    104    3.0000000000   2.2500000000   10.6679695052      107        N/A         N/A
    105    2.0000000000   2.2500000000   11.3750000000       23        N/A         N/A
    106    4.3218716859   2.2500000000   10.5931932794      N/A        N/A         N/A
    107    2.0000000000   2.7500000000   10.3750000000       22        N/A         N/A
    108    2.0000000000   2.7500000000   10.9756795659      N/A        N/A         N/A
    109    2.4048415451   2.7500000000   10.8706255035      N/A        N/A         N/A
    110    2.0000000000   2.7500000000   10.7500000000      N/A        N/A         N/A
    111    1.0000000000   8.6500000000   15.6500000000      113        N/A         N/A
    112    2.0000000000   2.2500000000   11.7500000000      106        N/A         N/A
    113    3.0000000000   6.8750000000   12.8750000000       16        N/A         N/A
    114    1.0000000000   4.6250000000   13.1250000000       17        N/A         N/A
    115    1.0000000000   3.2376227521   13.4252455042       51        N/A         N/A
    116    3.0000000000   6.5500000000   14.0500000000       52        N/A         N/A
    117    1.0000000000   2.6180553928   12.0437783491       50        N/A         N/A
    118    1.0000000000   7.5000000000   14.5000000000      N/A        N/A         N/A
    119    2.8167535760   4.8923025903   13.7399745125      N/A        N/A         N/A
    120    1.0000000000   4.4103196282   13.3290536456      N/A        N/A         N/A
    121    3.0000000000   8.9900000000   14.9900000000      N/A        N/A         N/A
    122    1.0000000000   5.3750000000   15.2000000000      N/A        N/A         N/A
    123    1.8347596070   5.5960204891   14.0336862125      N/A        N/A         N/A


                                                                              S-110





                                                                                                      REMAINING    REMAINING
 MORTGAGE                                  INITIAL        GROSS            NET         ORIGINAL     AMORTIZATION   TERM OF
  LOAN       ORIGINAL        CURRENT       MONTHLY      MORTGAGE        MORTGAGE     AMORTIZATION       TERM       MATURITY
  NUMBER    BALANCE ($)    BALANCE ($)   PAYMENT ($)    RATE (%)        RATE (%)     TERM (MONTHS)    (MONTHS)     (MONTHS)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    124    4,769,679.00    4,723,300.09      N/A      7.0213591756    6.6818156113        360           349          N/A
    125      119,600.00       98,259.55      N/A      7.3750000000    6.8600000000        360           227          N/A
    126      119,920.00      119,920.00      N/A      5.5000000000    4.9850000000        360           348          N/A
    127      238,009.00      234,802.81      N/A      5.5000000000    5.1100000000        360           348          N/A
    128      195,000.00      193,338.34      N/A      7.9000000000    7.6350000000        360           348          N/A
    129      161,000.00      159,477.65      N/A      7.3750000000    7.1100000000        360           348          N/A
    130    1,501,600.00    1,501,544.12      N/A      5.2278987313    4.7128987313        360           351          N/A
    131      373,168.00      373,168.00      N/A      6.5000000000    6.1100000000        360           353          N/A
    132      571,600.00      571,600.00      N/A      8.1947165850    7.8047165850        360           352          N/A
    133    1,500,000.00    1,499,112.09      N/A      4.3750000000    3.8600000000        360           335          N/A
    134      499,500.00      493,521.61      N/A      5.1250000000    4.7350000000        360           350          N/A
    135      497,150.00      404,488.34      N/A      4.8420892975    4.4265219969        360           346          N/A
    136      743,478.00      743,468.00      N/A      5.2056251917    4.8411017421        360           351          N/A
    137      548,000.00      548,000.00      N/A      5.2500000000    4.7350000000        360           333          N/A
    138      274,150.00      265,915.96      N/A      4.3138276251    3.9238276251        360           339          N/A
    139    3,085,880.97    2,989,382.88      N/A      5.0684981967    4.5806735781        360           335          N/A
    140      168,000.00      166,067.25      N/A      4.7500000000    4.3600000000        360           351          N/A
    141      190,350.00      190,350.00      N/A      6.7500000000    6.2350000000        353           343          N/A
    142      108,000.00      107,977.10      N/A      9.7130000000    9.1980000000        360           353          N/A
    143      259,920.00      259,920.00      N/A      6.2500000000    5.7350000000        360           355          N/A
    144      206,300.00      204,800.90      N/A      7.7500000000    7.2350000000        360           350          N/A
    145      217,700.00      216,188.54      N/A      8.1030290875    7.5880290875        360           353          N/A
    146      782,192.22      767,099.87      N/A      5.1562300092    4.7355633683        360           344          N/A
    147    1,694,800.00    1,694,616.77      N/A      5.1203627362    4.6415066013        360           345          N/A
    148      553,240.00      525,364.26      N/A      4.7084026947    4.1934026947        360           323          N/A
    149      636,000.00      625,757.12      N/A      5.6794366059    5.2667234784        360           346          N/A
    150      172,000.00      171,694.64      N/A      4.6250000000    4.1100000000        360           337          N/A
    151      289,538.00      289,420.61      N/A      5.5000000000    4.9850000000        360           345          N/A
    152    3,637,057.00    3,634,561.11      N/A      4.7231373068    4.2480320824        360           340          N/A
    153      452,775.00      428,951.90      N/A      4.6245288749    4.1095288749        360           328          N/A
    154      913,500.00      894,534.32      N/A      5.2265256790    4.7477664266        360           343          N/A
    155      131,200.00      131,200.00      N/A      6.1250000000    5.6100000000        360           346          N/A
    156      212,256.00      212,159.58      N/A      5.1250000000    4.6100000000        360           345          N/A
    157       98,100.00       98,100.00      N/A      6.6250000000    6.1100000000        360           346          N/A
    158      712,500.00      712,495.78      N/A      6.6250000000    6.1100000000        360           347          N/A
    159      801,000.00      796,793.49      N/A      6.7500000000    6.2350000000        360           339          N/A
    160      816,364.00      816,364.00      N/A      7.1868486361    6.6718486361        360           347          N/A
    161      296,800.00      296,800.00      N/A      6.6250000000    6.3600000000        360           347          N/A
    162      323,100.00      321,350.00      N/A      5.3750000000    4.8600000000        360           347          N/A
    163      147,000.00      137,478.62      N/A      2.3500000000    1.8350000000        360           337          N/A
    164      123,850.00      119,698.94      N/A      6.0000000000    5.4850000000        360           337          N/A
    165      286,400.00      265,182.31      N/A      5.6801640916    5.1651640916        360           343          N/A
    166    5,022,085.00    5,015,805.35      N/A      5.8354250163    5.3204250163        360           349          N/A
    167    1,282,950.00    1,282,950.00      N/A      5.9487411824    5.5142392533        360           352          N/A
    168      120,800.00      119,899.66      N/A      4.8750000000    4.6100000000        360           354          N/A
    169    3,081,985.00    3,052,226.79      N/A      6.2759216659    5.7932123390        360           350          N/A
    170      316,000.00      316,000.00      N/A      4.8750000000    4.6100000000        360           351          N/A
    171      730,400.00      730,175.09      N/A      4.6790196085    4.3600000000        360           351          N/A
    172      587,000.00      586,899.22      N/A      5.8750000000    5.3600000000        360           351          N/A
    173    1,200,000.00    1,198,914.92      N/A      5.0000000000    4.4850000000        360           350          N/A
    174      889,800.00      889,743.53      N/A      5.6034286813    5.3384286813        360           352          N/A
    175    4,795,254.00    4,728,051.09      N/A      5.1209596936    4.7702673809        360           350          N/A
    176    1,806,710.00    1,769,911.45      N/A      5.2150191250    4.9132168827        360           345          N/A
    177    1,820,749.00    1,782,581.31      N/A      5.3819527078    5.0041028696        360           344          N/A
    178      135,600.00      135,599.95      N/A      6.3750000000    5.8600000000        360           351          N/A
    179      260,800.00      260,800.00      N/A      5.8895705521    5.3745705521        360           351          N/A
    180      151,200.00      151,200.00      N/A      7.3750000000    6.8600000000        360           352          N/A
    181      767,031.00      766,693.68      N/A      5.8633707728    5.3483707728        360           349          N/A
    182    1,480,660.00    1,478,706.38      N/A      5.7299738035    5.3399738035        360           352          N/A
    183      213,750.00      210,115.24      N/A      4.9400000000    4.5500000000        360           326          N/A
    184       73,400.00       72,963.16      N/A      6.8750000000    6.3600000000        360           355          N/A
    185      513,800.00      508,377.29      N/A      5.9181560510    5.4031560510        360           352          N/A



                                                         MONTHS TO                  NEXT
                                                            NEXT       MONTHS      PAYMENT      MONTHS         INITIAL
 MORTGAGE                                                 INTEREST    BETWEEN    ADJUSTMENT    BETWEEN        PERIODIC
  LOAN                                       GROSS          RATE        RATE       PERIOD      PAYMENT          RATE
  NUMBER    LOAN TYPE      INDEX           MARGIN (%)    ADJUSTMENT  ADJUSTMENT   (MONTHS)    ADJUSTMENT       CAP (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    124    Adjustable   6-MonthLibor      4.3394994875       15          6           16           6         4.0117615526
    125    Adjustable  1-YearTreasury     2.7500000000       12          12          13           12        3.0000000000
    126    Adjustable   1-YearLibor       2.2500000000       24          12          25           12        3.0000000000
    127    Adjustable  1-YearTreasury     2.0000000000       24          12          25           12        1.0000000000
    128    Adjustable   6-MonthLibor      7.9000000000       24          6           25           6         3.0000000000
    129    Adjustable   6-MonthLibor      3.5000000000       24          6           25           6         3.0000000000
    130    Adjustable   1-YearLibor       2.2500000000       27          12          28           12        2.4539327156
    131    Adjustable   1-YearLibor       2.2500000000       29          12          30           12        2.0000000000
    132    Adjustable   1-YearLibor       2.2500000000       28          12          29           12        2.0000000000
    133    Adjustable   1-YearLibor       2.2500000000       35          12          36           12        5.0000000000
    134    Adjustable   1-YearLibor       2.2500000000       26          12          27           12        2.0000000000
    135    Adjustable   1-YearLibor       2.2500000000       27          12          28           12        3.0482593268
    136    Adjustable  1-YearTreasury     2.7500000000       27          12          28           12        3.6019062017
    137    Adjustable  1-YearTreasury     2.7500000000       33          12          34           12        5.0000000000
    138    Adjustable  1-YearTreasury     2.5012898624       28          12          29           12        1.5025797248
    139    Adjustable  1-YearTreasury     2.7500000000       31          12          32           12        3.9119230421
    140    Adjustable  3-YearTreasury     2.7500000000       27          36          28           36        2.0000000000
    141    Adjustable   6-MonthLibor      2.2500000000       26          6           27           6         3.0000000000
    142    Adjustable   6-MonthLibor      6.2000000000       29          6           30           6         1.5000000000
    143    Adjustable   6-MonthLibor      6.2500000000       31          6           32           6         1.0000000000
    144    Adjustable   6-MonthLibor      5.0000000000       26          6           27           6         6.0000000000
    145    Adjustable   6-MonthLibor      7.2766720151       29          6           30           6         1.8469709125
    146    Adjustable   6-MonthLibor      2.0613332818       26          6           27           6         4.2640006183
    147    Adjustable   1-YearLibor       2.3092464336       45          12          46           12        5.0000000000
    148    Adjustable   1-YearLibor       2.2500000000       47          12          48           12        3.0000000000
    149    Adjustable   1-YearLibor       2.2500000000       46          12          47           12        5.0000000000
    150    Adjustable  1-YearTreasury     2.7500000000       37          12          38           12        2.0000000000
    151    Adjustable  1-YearTreasury     2.7500000000       45          12          46           12        5.0000000000
    152    Adjustable  1-YearTreasury     2.7500000000       41          12          42           12        4.1920266846
    153    Adjustable  1-YearTreasury     2.6224028498       46          12          47           12        3.3032847273
    154    Adjustable  1-YearTreasury     2.7500000000       43          12          44           12        3.4006860352
    155    Adjustable   6-MonthLibor      2.2500000000       46          6           47           6         12.1250000000
    156    Adjustable   6-MonthLibor      2.2500000000       45          6           46           6         6.0000000000
    157    Adjustable   6-MonthLibor      2.2500000000       46          6           47           6         12.6250000000
    158    Adjustable   6-MonthLibor      2.7500000000       47          6           48           6         2.0000000000
    159    Adjustable   6-MonthLibor      2.2500000000       39          6           40           6         2.0000000000
    160    Adjustable   6-MonthLibor      2.7500000000       47          6           48           6         2.0000000000
    161    Adjustable   6-MonthLibor      2.2500000000       47          6           48           6         3.0000000000
    162    Adjustable   6-MonthLibor      2.2500000000       47          6           48           6         2.0000000000
    163    Adjustable   6-MonthLibor      3.2500000000       37          6           38           6         1.0000000000
    164    Adjustable   6-MonthLibor      2.8750000000       37          6           38           6         2.0000000000
    165    Adjustable   6-MonthLibor      2.2500000000       43          6           44           6         2.0000000000
    166    Adjustable   1-YearLibor       2.2500000000       49          12          50           12        4.9789636985
    167    Adjustable   1-YearLibor       2.2500000000       52          12          53           12        5.0000000000
    168    Adjustable   1-YearLibor       2.2500000000       54          12          55           12        5.0000000000
    169    Adjustable   1-YearLibor       2.3440816893       50          12          51           12        4.3741592151
    170    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        5.0000000000
    171    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        4.3517646980
    172    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        5.0000000000
    173    Adjustable  1-YearTreasury     2.7500000000       50          12          51           12        5.0000000000
    174    Adjustable  1-YearTreasury     2.7500000000       52          12          53           12        5.0000000000
    175    Adjustable  1-YearTreasury     2.7467851447       50          12          51           12        4.6968182931
    176    Adjustable  1-YearTreasury     2.7500000000       53          12          54           12        5.0000000000
    177    Adjustable  1-YearTreasury     2.7500000000       52          12          53           12        5.0562286553
    178    Adjustable   6-MonthLibor      2.2500000000       51          6           52           6         5.0000000000
    179    Adjustable   6-MonthLibor      2.2500000000       51          6           52           6         5.6441717791
    180    Adjustable   6-MonthLibor      2.2500000000       52          6           53           6         5.0000000000
    181    Adjustable   6-MonthLibor      2.2500000000       49          6           50           6         2.0000000000
    182    Adjustable   6-MonthLibor      2.0000000000       52          6           53           6         5.0000000000
    183    Adjustable   6-MonthLibor      2.0000000000       50          6           51           6         5.0000000000
    184    Adjustable   6-MonthLibor      2.2500000000       55          6           56           6         6.0000000000
    185    Adjustable   6-MonthLibor      2.2500000000       52          6           53           6         6.0000000000




              SUBSEQUENT                                   REMAINING                 MAXIMUM
 MORTGAGE      PERIODIC         GROSS          GROSS        INTEREST   PERIODIC      NEGATIVE
  LOAN           RATE          MINIMUM        MAXIMUM      ONLY TERM   PAYMENT     AMORTIZATION
  NUMBER        CAP (%)       RATE (%)        RATE (%)      (MONTHS)   CAP (%)    PERCENTAGE (%)
---------     -----------     ---------       --------     ---------   --------   -------------
    124      1.2827350728   4.5089428512   13.0129052050      N/A        N/A         N/A
    125      2.0000000000   2.7500000000   13.0000000000      N/A        N/A         N/A
    126      3.0000000000   2.2500000000   10.5000000000      108        N/A         N/A
    127      1.0000000000   2.0000000000   10.5000000000      N/A        N/A         N/A
    128      1.0000000000   7.9000000000   13.9000000000      N/A        N/A         N/A
    129      1.0000000000   3.5000000000   13.3750000000      N/A        N/A         N/A
    130      2.2671916161   2.2500000000   10.7739660157      111        N/A         N/A
    131      2.0000000000   2.2500000000   12.5000000000       29        N/A         N/A
    132      2.0000000000   2.2500000000   14.1947165850       28        N/A         N/A
    133      2.0000000000   2.2500000000    9.3750000000       35        N/A         N/A
    134      2.0000000000   2.2500000000   11.1250000000      N/A        N/A         N/A
    135      2.0000000000   2.2500000000   10.6375508923      N/A        N/A         N/A
    136      2.3980937983   2.7500000000   10.8075313934      111        N/A         N/A
    137      5.0000000000   2.7500000000   10.2500000000       33        N/A         N/A
    138      1.5025797248   2.5012898624    9.3138276251      N/A        N/A         N/A
    139      2.6623520036   2.7500000000   10.2596330617      N/A        N/A         N/A
    140      2.0000000000   2.7500000000   10.7500000000      N/A        N/A         N/A
    141      2.0000000000   2.2500000000   11.2500000000      110        N/A         N/A
    142      1.5000000000   6.2000000000   16.7130000000       29        N/A         N/A
    143      1.5000000000   6.2500000000   13.2500000000       31        N/A         N/A
    144      6.0000000000   5.0000000000   13.7500000000      N/A        N/A         N/A
    145      1.5000000000   7.2766720151   15.1030290875      N/A        N/A         N/A
    146      1.0000000000   2.0613332818   10.1562300092      N/A        N/A         N/A
    147      2.9131564950   2.3092464336   10.1203627362       45        N/A         N/A
    148      2.0000000000   2.2500000000    9.7084026947      N/A        N/A         N/A
    149      2.5451150600   2.2500000000   10.6794366059      N/A        N/A         N/A
    150      2.0000000000   2.7500000000    9.6250000000       37        N/A         N/A
    151      2.0000000000   2.7500000000   10.5000000000       45        N/A         N/A
    152      2.1089487446   2.7500000000    9.7231373068       41        N/A         N/A
    153      1.7448056997   3.2625563554    9.6245288749      N/A        N/A         N/A
    154      2.0000000000   2.7500000000   10.2265256790      N/A        N/A         N/A
    155      6.0000000000   2.2500000000   12.1250000000      106        N/A         N/A
    156      6.0000000000   2.2500000000   11.1250000000      105        N/A         N/A
    157      6.0000000000   2.2500000000   12.6250000000      106        N/A         N/A
    158      2.0000000000   2.7500000000   12.6250000000       47        N/A         N/A
    159      1.0000000000   2.2500000000   11.7500000000       39        N/A         N/A
    160      2.0000000000   2.7500000000   13.1868486361       47        N/A         N/A
    161      1.0000000000   2.2500000000   11.6250000000       47        N/A         N/A
    162      1.0000000000   5.3750000000   10.3750000000       47        N/A         N/A
    163      1.0000000000   3.2500000000   22.2500000000      N/A        N/A         N/A
    164      1.0000000000   2.8750000000   11.0000000000      N/A        N/A         N/A
    165      1.0000000000   2.2500000000   10.6801640916      N/A        N/A         N/A
    166      4.3759552025   2.2500000000   10.8323634441      109        N/A         N/A
    167      3.0680462995   2.2500000000   10.9487411824       52        N/A         N/A
    168      2.0000000000   2.2500000000    9.8750000000      N/A        N/A         N/A
    169      2.6628343237   2.3440816893   11.2838970239      N/A        N/A         N/A
    170      2.0000000000   2.7500000000    9.8750000000      111        N/A         N/A
    171      2.0000000000   2.7500000000    9.6790196085      111        N/A         N/A
    172      2.0000000000   2.7500000000   10.8750000000       51        N/A         N/A
    173      5.0000000000   2.7500000000   10.0000000000       50        N/A         N/A
    174      2.0000000000   2.7500000000   10.6034286813       52        N/A         N/A
    175      2.2155786096   2.7467851447   10.1152113965       50        N/A         N/A
    176      2.0000000000   2.7500000000   10.2150191250      N/A        N/A         N/A
    177      2.7496839457   2.7500000000   10.3819527078      N/A        N/A         N/A
    178      5.0000000000   2.2500000000   11.3750000000      111        N/A         N/A
    179      5.6441717791   2.2500000000   11.5337423313      111        N/A         N/A
    180      1.0000000000   2.2500000000   12.3750000000       52        N/A         N/A
    181      1.0000000000   2.9881103428   10.8633707728       49        N/A         N/A
    182      1.0000000000   2.0000000000   10.7299738035       52        N/A         N/A
    183      1.0000000000   2.0000000000    9.9400000000       50        N/A         N/A
    184      1.0000000000   2.2500000000   12.8750000000      N/A        N/A         N/A
    185      6.0000000000   2.2500000000   11.9181560510      N/A        N/A         N/A


                                                                              S-111




                                                                                                      REMAINING    REMAINING
 MORTGAGE                                  INITIAL        GROSS            NET         ORIGINAL     AMORTIZATION   TERM OF
  LOAN       ORIGINAL        CURRENT       MONTHLY      MORTGAGE        MORTGAGE     AMORTIZATION       TERM       MATURITY
  NUMBER    BALANCE ($)    BALANCE ($)   PAYMENT ($)    RATE (%)        RATE (%)     TERM (MONTHS)    (MONTHS)     (MONTHS)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    186      575,000.00      575,000.00      N/A      6.2500000000    5.8600000000        360           350          N/A
    187    3,258,090.00    3,242,991.13      N/A      5.6396683565    5.1246683565        360           349          N/A
    188    1,374,000.00    1,374,000.00      N/A      5.6479257642    5.1329257642        360           350          N/A
    189    1,448,395.16    1,447,933.95      N/A      6.0263287387    5.6363287387        360           354          N/A
    190      120,000.00      112,888.52      N/A      4.2500000000    3.7350000000        360           328          N/A
    191    3,889,524.00    3,843,200.39      N/A      5.5152859718    5.0690190281        360           349          N/A
    192      645,000.00      645,000.00      N/A      5.6695736434    5.4045736434        360           350          N/A
    193      700,000.00      700,000.00      N/A      5.1250000000    4.8600000000        360           350          N/A
    194       87,600.00       87,536.55      N/A      5.8750000000    5.6100000000        360           349          N/A
    195    1,304,155.00    1,292,680.59      N/A      5.5934465306    5.3284465306        360           353          N/A
    196    1,309,000.00    1,292,773.53      N/A      5.6373211396    5.2435939805        360           349          N/A
    197    1,149,500.00    1,097,271.77      N/A      5.6808167490    5.2908167490        360           353          N/A
    198      270,350.00      270,350.00      N/A      4.6934880710    4.3034880710        360           340          N/A
    199      880,000.00      808,792.60      N/A      5.5690514429    5.1790514429        360           345          N/A
    200       93,000.00       89,893.20      N/A      5.8750000000    5.4850000000        360           337          N/A
    201      444,500.00      450,202.43    1,642.96   8.3750000000    7.8600000000        360           354          N/A
    202      228,536.00      231,006.01      735.06   7.5000000000    6.9850000000        360           350          N/A
    203      500,478.00      509,335.02    1,849.86   7.5000000000    6.9850000000        360           350          N/A
    204      100,000.00      100,621.83      395.13   7.5000000000    6.9850000000        360           355          N/A
    205      200,000.00      200,911.40      843.21   7.2500000000    6.7350000000        360           355          N/A
    206      392,000.00      395,563.60    1,260.83   7.0000000000    6.4850000000        360           354          N/A
    207      444,000.00      448,040.21    1,641.12   7.1250000000    6.6100000000        360           353          N/A
    208      524,000.00      528,925.24    2,209.21   7.5000000000    6.9850000000        360           352          N/A
    209      256,188.00      258,817.95      946.92   7.5000000000    6.9850000000        360           351          N/A
    210      792,800.00      798,083.78    2,004.65   6.8750000000    6.3600000000        480           476          N/A
    211      112,000.00      110,765.86      428.12   8.3750000000    7.8600000000        360           354          N/A
    212       97,000.00       97,886.48      358.54   7.5000000000    6.9850000000        360           354          N/A
    213      139,100.00      139,622.18      514.15   7.0000000000    6.4850000000        360           356          N/A
    214      200,010.00      202,118.87      739.28   7.3750000000    6.8600000000        360           353          N/A
    215      321,100.00      322,644.43    1,353.78   7.1250000000    6.6100000000        360           351          N/A
    216      129,000.00      130,749.71      414.91   7.5000000000    6.9850000000        360           350          N/A
    217      584,400.00      585,580.57    2,020.64   6.7633347662    6.2483347662        360           345          N/A
    218      303,750.00      306,024.35      976.98   7.1250000000    6.6100000000        360           355          N/A
    219      308,000.00      309,755.80    1,138.44   7.0621453658    6.5471453658        360           355          N/A
    220      341,200.00      342,898.35    1,438.52   7.3750000000    6.8600000000        360           355          N/A
    221      373,600.00      375,257.46    1,677.63   7.5000000000    6.9850000000        360           355          N/A
    222      241,600.00      243,250.48    1,018.60   7.5000000000    6.9850000000        360           354          N/A
    223    2,020,960.00    2,040,141.92    6,500.22   6.9298077496    6.4148077496        360           353          N/A
    224      179,200.00      181,455.30      576.38   7.5000000000    6.9850000000        360           352          N/A
    225      319,900.00      323,217.71    1,182.41   7.3750000000    6.8600000000        360           352          N/A
    226      217,600.00      219,646.79      699.89   7.0610000000    6.5460000000        360           352          N/A
    227      224,000.00      226,958.51      678.33   7.5000000000    6.9850000000        480           474          N/A
    228      343,200.00      349,135.91      867.80   7.2500000000    6.7350000000        480           473          N/A
    229      635,000.00      639,015.13    2,273.21   8.3750000000    7.8600000000        480           474          N/A
    230      340,000.00      335,801.65    1,133.06   3.8830000000    3.3680000000        360           350          N/A
    231      328,000.00      331,190.87    1,212.35   7.1250000000    6.6100000000        360           350          N/A
    232      125,000.00      125,240.31      416.57   5.2610000000    4.7460000000        360           350          N/A
    233      712,518.00      720,149.14    2,374.48   6.4110000000    5.8960000000        360           350          N/A
    234      251,200.00      255,926.63      807.96   7.1250000000    6.6100000000        360           349          N/A
    235      240,000.00      240,817.99      845.68   5.6610000000    5.1460000000        360           349          N/A
    236      456,000.00      462,116.45    2,066.70   7.5000000000    6.9850000000        360           348          N/A
    237      812,900.00      820,980.12    3,229.99   7.5000000000    6.9850000000        360           347          N/A
    238      339,100.00      344,265.22    1,347.38   7.2500000000    6.7350000000        360           345          N/A
    239    2,631,500.00    2,629,808.26    8,463.97   7.2125756257    6.6975756257        360           355          N/A
    240      241,600.00      243,084.86      893.00   7.2500000000    6.7350000000        360           355          N/A
    241       67,800.00       68,166.00      285.85   7.5000000000    6.9850000000        360           355          N/A
    242      212,000.00      214,039.16      681.88   7.1250000000    6.6100000000        360           354          N/A
    243      155,200.00      156,632.87      517.21   7.1250000000    6.6100000000        360           354          N/A
    244      117,000.00      117,747.42      493.28   7.5000000000    6.9850000000        360           354          N/A
    245       94,500.00       95,191.45      464.89   8.3750000000    7.8600000000        360           354          N/A
    246      288,000.00      290,990.33      926.33   6.8750000000    6.3600000000        360           353          N/A
    247      400,000.00      401,203.26    1,478.48   7.5000000000    6.9850000000        360           353          N/A



                                                         MONTHS TO                  NEXT
                                                            NEXT       MONTHS      PAYMENT      MONTHS         INITIAL
 MORTGAGE                                                 INTEREST    BETWEEN    ADJUSTMENT    BETWEEN        PERIODIC
  LOAN                                       GROSS          RATE        RATE       PERIOD      PAYMENT          RATE
  NUMBER    LOAN TYPE      INDEX           MARGIN (%)    ADJUSTMENT  ADJUSTMENT   (MONTHS)    ADJUSTMENT       CAP (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    186    Adjustable   1-YearLibor       2.2500000000      110          12          111          12        5.0000000000
    187    Adjustable   1-YearLibor       2.2672625137       83          12          84           12        4.9134227049
    188    Adjustable   1-YearLibor       2.2500000000      110          12          111          12        5.0000000000
    189    Adjustable   1-YearLibor       2.2500000000       78          12          79           12        5.0000000000
    190    Adjustable   1-YearLibor       2.2500000000       88          12          89           12        3.0000000000
    191    Adjustable   1-YearLibor       2.2880741720       73          12          74           12        5.5066012548
    192    Adjustable  1-YearTreasury     2.7500000000      110          12          111          12        5.0000000000
    193    Adjustable  1-YearTreasury     2.7500000000      110          12          111          12        7.2750000000
    194    Adjustable  1-YearTreasury     2.7500000000       73          12          74           12        5.0000000000
    195    Adjustable  1-YearTreasury     2.7500000000       99          12          100          12        5.0000000000
    196    Adjustable  1-YearTreasury     2.7689462419      105          12          106          12        6.1938339270
    197    Adjustable   6-MonthLibor      2.0000000000      113          6           114          6         5.0000000000
    198    Adjustable   6-MonthLibor      2.0000000000      100          6           101          6         7.7967301646
    199    Adjustable   6-MonthLibor      2.0000000000       69          6           70           6         5.0000000000
    200    Adjustable   6-MonthLibor      2.0000000000       97          6           98           6         5.0000000000
    201    Adjustable   1-MonthLibor      3.5000000000       1           1            7           12          Uncapped
    202    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    203    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    204    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    205    Adjustable       MTA           3.2500000000       1           1            8           12          Uncapped
    206    Adjustable       MTA           3.0000000000       1           1            7           12          Uncapped
    207    Adjustable       MTA           3.1250000000       1           1            6           12          Uncapped
    208    Adjustable       MTA           3.5000000000       1           1            5           12          Uncapped
    209    Adjustable       MTA           3.5000000000       1           1            4           12          Uncapped
    210    Adjustable       MTA           2.8750000000       1           1            9           12          Uncapped
    211    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    212    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    213    Adjustable       MTA           3.0000000000       1           1            9           12          Uncapped
    214    Adjustable       MTA           3.3750000000       1           1            6           12          Uncapped
    215    Adjustable       MTA           3.1250000000       1           1            4           12          Uncapped
    216    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    217    Adjustable       MTA           2.7633347662       1           1           10           12          Uncapped
    218    Adjustable       MTA           3.1250000000       1           1            8           12          Uncapped
    219    Adjustable       MTA           3.0621453658       1           1            8           12          Uncapped
    220    Adjustable       MTA           3.3750000000       1           1            8           12          Uncapped
    221    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    222    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    223    Adjustable       MTA           2.9160161865       1           1            6           12          Uncapped
    224    Adjustable       MTA           3.5000000000       1           1            5           12          Uncapped
    225    Adjustable       MTA           3.3750000000       1           1            5           12          Uncapped
    226    Adjustable       MTA           3.0500000000       1           1            5           12          Uncapped
    227    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    228    Adjustable       MTA           3.2500000000       1           1            6           12          Uncapped
    229    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    230    Adjustable       MTA           1.2500000000       1           1            3           12          Uncapped
    231    Adjustable       MTA           3.1250000000       1           1            3           12          Uncapped
    232    Adjustable       MTA           3.4000000000       1           1            3           12          Uncapped
    233    Adjustable       MTA           2.4000000000       1           1            3           12          Uncapped
    234    Adjustable       MTA           3.1250000000       1           1            2           12          Uncapped
    235    Adjustable       MTA           1.6500000000       1           1            2           12          Uncapped
    236    Adjustable       MTA           3.5000000000       1           1            1           12          Uncapped
    237    Adjustable       MTA           3.5000000000       1           1           12           12          Uncapped
    238    Adjustable       MTA           3.2500000000       1           1           10           12          Uncapped
    239    Adjustable       MTA           3.2125756257       1           1            8           12          Uncapped
    240    Adjustable       MTA           3.2500000000       1           1            8           12          Uncapped
    241    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    242    Adjustable       MTA           3.1250000000       1           1            7           12          Uncapped
    243    Adjustable       MTA           3.1250000000       1           1            7           12          Uncapped
    244    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    245    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    246    Adjustable       MTA           2.8750000000       1           1            6           12          Uncapped
    247    Adjustable       MTA           3.5000000000       1           1            6           12          Uncapped




                SUBSEQUENT                                   REMAINING                 MAXIMUM
 MORTGAGE        PERIODIC         GROSS          GROSS        INTEREST   PERIODIC      NEGATIVE
  LOAN             RATE          MINIMUM        MAXIMUM      ONLY TERM   PAYMENT     AMORTIZATION
  NUMBER          CAP (%)       RATE (%)        RATE (%)      (MONTHS)   CAP (%)    PERCENTAGE (%)
---------       -----------     ---------       --------     ---------   --------   -------------
    186        2.0000000000   2.2500000000   11.2500000000      110        N/A         N/A
    187        3.2261170539   2.2672625137   10.7931288286      109        N/A         N/A
    188        2.0000000000   2.2500000000   10.6479257642       50        N/A         N/A
    189        2.0000000000   2.2500000000   11.0263287387       78        N/A         N/A
    190        2.0000000000   2.2500000000    9.2500000000      N/A        N/A         N/A
    191        2.6351705642   2.2880741720   10.6581951710      N/A        N/A         N/A
    192        2.0000000000   2.7500000000   10.6695736434      110        N/A         N/A
    193        2.0000000000   2.7500000000   10.1250000000      110        N/A         N/A
    194        2.0000000000   2.7500000000   10.8750000000       73        N/A         N/A
    195        2.0000000000   2.7500000000   10.5934465306      N/A        N/A         N/A
    196        2.2273549026   2.7689462419   10.6373211396      N/A        N/A         N/A
    197        1.0000000000   2.0000000000   10.6808167490      113        N/A         N/A
    198        1.0000000000   2.0000000000   12.4902182356      100        N/A         N/A
    199        1.0000000000   2.0000000000   10.5690514429       69        N/A         N/A
    200        1.0000000000   2.0000000000   10.8750000000      N/A        N/A         N/A
    201          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    202          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    203          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    204          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    205          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    206          Uncapped     3.0000000000    9.9500000000      N/A       7.500       110.00
    207          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    208          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    209          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    210          Uncapped     2.8750000000    9.9500000000      N/A       7.500       110.00
    211          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    212          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    213          Uncapped     3.0000000000   12.0000000000      N/A       7.500       110.00
    214          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    215          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    216          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    217          Uncapped     2.7633347662   10.7262619668      N/A       7.500       110.00
    218          Uncapped     3.1250000000    9.9500000000      N/A       7.500       110.00
    219          Uncapped     3.0621453658   12.0000000000      N/A       7.500       110.00
    220          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    221          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    222          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    223          Uncapped     2.9160161865   10.1460373683      N/A       7.500       110.00
    224          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    225          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    226          Uncapped     3.0500000000    9.9500000000      N/A       7.500       110.00
    227          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    228          Uncapped     3.2500000000    9.9500000000      N/A       7.500       110.00
    229          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    230          Uncapped     1.2500000000    3.8830000000      N/A       7.500       110.00
    231          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    232          Uncapped     3.4000000000   10.4500000000      N/A       7.500       110.00
    233          Uncapped     2.4000000000   10.0500000000      N/A       7.500       110.00
    234          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    235          Uncapped     1.6500000000   10.4500000000      N/A       7.500       110.00
    236          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    237          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    238          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    239          Uncapped     3.2125756257   11.4993322506      N/A       7.500       110.00
    240          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    241          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    242          Uncapped     3.1250000000    9.9500000000      N/A       7.500       110.00
    243          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    244          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    245          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    246          Uncapped     2.8750000000    9.9500000000      N/A       7.500       110.00
    247          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00



                                                                              S-112




                                                                                                      REMAINING    REMAINING
 MORTGAGE                                  INITIAL        GROSS            NET         ORIGINAL     AMORTIZATION   TERM OF
  LOAN       ORIGINAL        CURRENT       MONTHLY      MORTGAGE        MORTGAGE     AMORTIZATION       TERM       MATURITY
  NUMBER    BALANCE ($)    BALANCE ($)   PAYMENT ($)    RATE (%)        RATE (%)     TERM (MONTHS)    (MONTHS)     (MONTHS)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    248      420,000.00      421,758.13    1,350.89   7.0000000000    6.4850000000        360           352          N/A
    249      520,600.00      526,972.11    1,924.25   7.3743495956    6.8593495956        360           352          N/A
    250      939,210.00      946,724.24    3,020.87   7.2841763656    6.7691763656        360           351          N/A
    251      178,800.00      178,885.58      697.22   6.4110000000    5.8960000000        360           351          N/A
    252      632,000.00      639,758.14    1,913.86   7.3750000000    6.8600000000        480           474          N/A
    253    1,091,750.00    1,105,242.53    2,760.56   7.0000000000    6.4850000000        480           473          N/A
    254      435,000.00      442,056.72    1,099.93   6.6250000000    6.1100000000        480           472          N/A
    255      245,600.00      250,683.29      879.86   6.9610000000    6.4460000000        360           337          N/A
    256       49,410.00       36,970.19      325.28   7.0000000000    6.4850000000        360           187          N/A
    257       66,600.00       37,146.03      382.92   5.8740000000    5.3590000000        360           128          N/A
    258       71,200.00       75,855.33      433.62   5.9540000000    5.4390000000        360           356          N/A
    259      345,000.00      349,595.73    1,149.72   6.7510000000    6.2360000000        360           350          N/A
    260      224,000.00      225,827.46      802.46   6.2610000000    5.7460000000        360           348          N/A
    261      995,700.00    1,005,192.77    3,567.06   6.4609202616    5.9459202616        360           347          N/A
    262      174,900.00      177,276.45      604.74   6.3610000000    5.8460000000        360           344          N/A
    263      248,000.00      249,751.05      844.05   6.5610000000    6.0460000000        360           353          N/A
    264      646,912.00      650,903.02    2,311.06   6.2880000000    5.7730000000        180           173          N/A
    265      240,000.00      243,482.05      799.80   6.7510000000    6.2360000000        360           350          N/A
    266      239,900.00      244,534.63      771.62   7.3750000000    6.8600000000        360           350          N/A
    267      188,000.00      190,547.75      626.51   6.7810000000    6.2660000000        360           350          N/A
    268      220,500.00      223,026.45      906.06   6.8610000000    6.3460000000        360           348          N/A
    269      341,250.00      347,548.73    1,222.51   6.9610000000    6.4460000000        360           347          N/A
    270      224,000.00      227,941.15      774.51   6.6110000000    6.0960000000        360           343          N/A
    271      519,920.00      528,442.35    1,797.69   6.6110000000    6.0960000000        360           342          N/A
    272      110,000.00      112,267.19      402.46   7.0110000000    6.4960000000        360           341          N/A
    273      157,000.00      159,192.03      562.45   6.6110000000    6.0960000000        360           340          N/A
    274      200,000.00      201,711.99      714.49   8.0000000000    7.4850000000        360           351          N/A
    275      329,250.00      333,256.47    1,097.23   6.6010000000    6.0860000000        360           350          N/A
    276      993,750.00    1,007,709.03    3,436.01   6.3610000000    5.8460000000        360           344          N/A
    277      440,000.00      445,422.50    1,576.28   6.3610000000    5.8460000000        360           343          N/A
    278    1,710,000.00    1,736,610.90    5,912.54   6.4610000000    5.9460000000        360           342          N/A
    279      775,000.00      781,599.17    2,776.40   6.3610000000    5.8460000000        360           342          N/A
    280      292,000.00      291,957.22    1,046.07   6.6610000000    6.1460000000        360           340          N/A
    281      279,000.00      276,783.70    1,146.46   6.1110000000    5.5960000000        360           337          N/A
    282      169,000.00      170,663.27      688.16   6.7110000000    6.1960000000        360           336          N/A
    283      228,750.00      231,966.94      880.94   6.6610000000    6.1460000000        360           335          N/A
    284      262,500.00      265,160.55      862.51   6.6110000000    6.0960000000        360           352          N/A
    285      180,000.00      183,070.85      536.32   6.4310000000    5.9160000000        480           462          N/A




                                                        MONTHS TO                  NEXT
                                                           NEXT       MONTHS      PAYMENT      MONTHS         INITIAL
 MORTGAGE                                                INTEREST    BETWEEN    ADJUSTMENT    BETWEEN        PERIODIC
  LOAN                                      GROSS          RATE        RATE       PERIOD      PAYMENT          RATE
  NUMBER   LOAN TYPE      INDEX           MARGIN (%)    ADJUSTMENT  ADJUSTMENT   (MONTHS)    ADJUSTMENT       CAP (%)
---------  ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    248   Adjustable       MTA           3.0000000000       1           1            5           12          Uncapped
    249   Adjustable       MTA           3.3743495956       1           1            5           12          Uncapped
    250   Adjustable       MTA           3.2841763656       1           1            4           12          Uncapped
    251   Adjustable       MTA           2.4000000000       1           1            4           12          Uncapped
    252   Adjustable       MTA           3.3750000000       1           1            7           12          Uncapped
    253   Adjustable       MTA           3.0000000000       1           1            6           12          Uncapped
    254   Adjustable       MTA           2.6250000000       1           1            5           12          Uncapped
    255   Adjustable   1-MonthLibor      2.9500000000       1           1            2           12          Uncapped
    256   Adjustable       COFI          2.6500000000       1           1            8           12          Uncapped
    257   Adjustable       COFI          2.2500000000       1           1            9           12          Uncapped
    258   Adjustable       COFI          2.3500000000       1           1            9           12          Uncapped
    259   Adjustable       MTA           2.7400000000       1           1            3           12          Uncapped
    260   Adjustable       MTA           2.2500000000       1           1            1           12          Uncapped
    261   Adjustable       MTA           2.4499202616       1           1           12           12          Uncapped
    262   Adjustable       MTA           2.3500000000       1           1            9           12          Uncapped
    263   Adjustable       MTA           2.5500000000       1           1            6           12          Uncapped
    264   Adjustable       MTA           2.4000000000       1           1            6           12          Uncapped
    265   Adjustable       MTA           2.7400000000       1           1            3           12          Uncapped
    266   Adjustable       MTA           3.4000000000       1           1            3           12          Uncapped
    267   Adjustable       MTA           2.7700000000       1           1            3           12          Uncapped
    268   Adjustable       MTA           2.8500000000       1           1            1           12          Uncapped
    269   Adjustable       MTA           2.9500000000       1           1           12           12          Uncapped
    270   Adjustable       MTA           2.6000000000       1           1            8           12          Uncapped
    271   Adjustable       MTA           2.6000000000       1           1            7           12          Uncapped
    272   Adjustable       MTA           3.0000000000       1           1            6           12          Uncapped
    273   Adjustable       MTA           2.6000000000       1           1            5           12          Uncapped
    274   Adjustable       MTA           3.9750000000       1           1            4           12          Uncapped
    275   Adjustable       MTA           2.5900000000       1           1            3           12          Uncapped
    276   Adjustable       MTA           2.3500000000       1           1            9           12          Uncapped
    277   Adjustable       MTA           2.3500000000       1           1            8           12          Uncapped
    278   Adjustable       MTA           2.4500000000       1           1            7           12          Uncapped
    279   Adjustable       MTA           2.3500000000       1           1            7           12          Uncapped
    280   Adjustable       MTA           2.6500000000       1           1            5           12          Uncapped
    281   Adjustable       MTA           2.1000000000       1           1            2           12          Uncapped
    282   Adjustable       MTA           2.7000000000       1           1            1           12          Uncapped
    283   Adjustable       MTA           2.6500000000       1           1           12           12          Uncapped
    284   Adjustable       MTA           2.6000000000       1           1            5           12          Uncapped
    285   Adjustable       MTA           2.4200000000       1           1            7           12          Uncapped





           SUBSEQUENT                                   REMAINING                 MAXIMUM
 MORTGAGE   PERIODIC         GROSS          GROSS        INTEREST   PERIODIC      NEGATIVE
  LOAN        RATE          MINIMUM        MAXIMUM      ONLY TERM   PAYMENT     AMORTIZATION
  NUMBER     CAP (%)       RATE (%)        RATE (%)      (MONTHS)   CAP (%)    PERCENTAGE (%)
---------  -----------     ---------       --------     ---------   --------   -------------
    248     Uncapped     3.0000000000    9.9500000000      N/A       7.500       110.00
    249     Uncapped     3.3743495956   12.0000000000      N/A       7.500       110.00
    250     Uncapped     3.2841763656   12.0000000000      N/A       7.500       110.00
    251     Uncapped     2.4000000000   10.3500000000      N/A       7.500       110.00
    252     Uncapped     3.3750000000    9.9500000000      N/A       7.500       110.00
    253     Uncapped     3.0000000000   10.8237181865      N/A       7.500       110.00
    254     Uncapped     2.6250000000   12.0000000000      N/A       7.500       110.00
    255     Uncapped     2.9500000000    9.9500000000      N/A       7.500       115.00
    256     Uncapped     7.0000000000   14.4500000000      N/A       7.500       115.00
    257     Uncapped     2.2500000000   14.2500000000      N/A       7.500       115.00
    258     Uncapped     2.3500000000   14.5000000000      N/A       7.500       115.00
    259     Uncapped     2.7400000000   10.0500000000      N/A       7.500       115.00
    260     Uncapped     2.2500000000    9.9500000000      N/A       7.500       115.00
    261     Uncapped     2.4499202616   10.0449760950      N/A       7.500       115.00
    262     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    263     Uncapped     2.5500000000   10.1000000000      N/A       7.500       115.00
    264     Uncapped     2.4000000000    9.9500000000      N/A       7.500       115.00
    265     Uncapped     2.7400000000   10.0500000000      N/A       7.500       115.00
    266     Uncapped     3.4000000000    9.9500000000      N/A       7.500       115.00
    267     Uncapped     2.7700000000    9.9500000000      N/A       7.500       115.00
    268     Uncapped     2.8500000000    9.9500000000      N/A       7.500       115.00
    269     Uncapped     2.9500000000   10.0500000000      N/A       7.500       115.00
    270     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    271     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    272     Uncapped     3.0000000000   10.3500000000      N/A       7.500       115.00
    273     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    274     Uncapped     3.9750000000   10.7000000000      N/A       7.500       115.00
    275     Uncapped     2.5900000000   10.0500000000      N/A       7.500       115.00
    276     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    277     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    278     Uncapped     2.4500000000    9.9500000000      N/A       7.500       115.00
    279     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    280     Uncapped     2.6500000000    9.9500000000      N/A       7.500       115.00
    281     Uncapped     2.1000000000    9.9500000000      N/A       7.500       115.00
    282     Uncapped     2.7000000000   10.3500000000      N/A       7.500       115.00
    283     Uncapped     2.6500000000    9.9500000000      N/A       7.500       115.00
    284     Uncapped     2.6000000000    9.8500000000      N/A       7.500       125.00
    285     Uncapped     2.4200000000    9.9500000000      N/A       7.500       125.00



                                                                S-113

         There will be discrepancies between the characteristics of the actual mortgage loans which will be delivered to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the applicable classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of Offered Certificates set forth in the tables below may mature earlier or later than indicated by the tables below.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the applicable classes of Offered Certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the mortgage loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of Principal Prepayments on the mortgage loans is consistent with the expectations of such investors.

                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE

                                       CLASS 1-A-1 CERTIFICATES                         CLASS 1-A-2 CERTIFICATES
                              ------------------------------------------     ---------------------------------------------

                              10%     15%     25%      40%     50%              10%     15%      25%     40%      50%
                              ------------------------------------------     ---------------------------------------------
 DISTRIBUTION DATE
Initial Percentage.            100     100      100     100      100             100      100     100      100     100
May 2007...........             91      86       75      58       47              91       86      75       58      47
May 2008...........             83      74       55      33       22              83       74      55       33      22
May 2009...........             76      63       41      19       10              76       63      41       19      10
May 2010...........             69      53       31      12        5              69       53      31       12       5
May 2011...........             62      45       24       7        3              62       45      24        7       3
May 2012...........             54      37       17       4        1              54       37      17        4       1
May 2013...........             48      31       13       3        1              48       31      13        3       1
May 2014...........             42      26       10       1        *              42       26      10        1       *
May 2015...........             37      22        7       1        *              37       22       7        1       *
May 2016...........             33      18        5       1        *              33       18       5        1       *
May 2017...........             29      15        4       *        *              29       15       4        *       *
May 2018...........             26      13        3       *        *              26       13       3        *       *
May 2019...........             22      11        2       *        *              22       11       2        *       *
May 2020...........             20       9        2       *        *              20        9       2        *       *
May 2021...........             17       7        1       *        *              17        7       1        *       *
May 2022...........             15       6        1       *        *              15        6       1        *       *
May 2023...........             13       5        1       *        *              13        5       1        *       *
May 2024...........             11       4        *       *        *              11        4       *        *       *
May 2025...........             10       3        *       *        *              10        3       *        *       *
May 2026...........              9       3        *       *        *               9        3       *        *       *
May 2027...........              7       2        *       *        *               7        2       *        *       *
May 2028...........              6       2        *       *        *               6        2       *        *       *
May 2029...........              5       1        *       *        *               5        1       *        *       *
May 2030...........              4       1        *       *        *               4        1       *        *       *
May 2031...........              4       1        *       *        *               4        1       *        *       *
May 2032...........              3       1        *       *        *               3        1       *        *       *
May 2033...........              2       1        *       *        *               2        1       *        *       *
May 2034...........              2       *        *       *        *               2        *       *        *       *
May 2035...........              1       *        *       *        *               1        *       *        *       *
May 2036...........              0       0        0       0        0               0        0       0        0       0
Weighted Average
 Life to Maturity (years)(1)  8.55    5.92     3.43    1.88     1.36            8.55     5.92    3.43     1.88    1.36
Weighted Average Life
 to Call (years)(1)(2)        8.14    5.51     3.14    1.72     1.26            8.14     5.51    3.14     1.72    1.26

----------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE


                                    CLASS 1-A-3 CERTIFICATES                        CLASS 2-A-1 CERTIFICATES
                            --------------------------------------------   -----------------------------------------------

                            10%     15%     25%      40%     50%                10%     15%      25%     40%      50%
                            -----------------------------------------          -------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.          100     100      100     100      100               100      100     100      100     100
 May 2007...........           91      86       75      58       47                92       86      75       58      47
 May 2008...........           83      74       55      33       22                84       74      56       34      22
 May 2009...........           76      63       41      19       10                77       64      41       19      10
 May 2010...........           69      53       31      12        5                70       54      32       12       5
 May 2011...........           62      45       24       7        3                63       46      24        7       3
 May 2012...........           54      37       17       4        1                56       38      18        4       1
 May 2013...........           48      31       13       3        1                49       32      13        3       1
 May 2014...........           42      26       10       1        *                43       27      10        2       *
 May 2015...........           37      22        7       1        *                38       23       7        1       *
 May 2016...........           33      18        5       1        *                34       19       5        1       *
 May 2017...........           29      15        4       *        *                30       16       4        *       *
 May 2018...........           26      13        3       *        *                26       13       3        *       *
 May 2019...........           22      11        2       *        *                23       11       2        *       *
 May 2020...........           20       9        2       *        *                20        9       2        *       *
 May 2021...........           17       7        1       *        *                18        8       1        *       *
 May 2022...........           15       6        1       *        *                16        6       1        *       *
 May 2023...........           13       5        1       *        *                14        5       1        *       *
 May 2024...........           11       4        *       *        *                12        4       *        *       *
 May 2025...........           10       3        *       *        *                10        3       *        *       *
 May 2026...........            9       3        *       *        *                 9        3       *        *       *
 May 2027...........            7       2        *       *        *                 8        2       *        *       *
 May 2028...........            6       2        *       *        *                 7        2       *        *       *
 May 2029...........            5       1        *       *        *                 6        2       *        *       *
 May 2030...........            4       1        *       *        *                 5        1       *        *       *
 May 2031...........            4       1        *       *        *                 4        1       *        *       *
 May 2032...........            3       1        *       *        *                 3        1       *        *       *
 May 2033...........            2       1        *       *        *                 3        1       *        *       *
 May 2034...........            2       *        *       *        *                 2        *       *        *       *
 May 2035...........            1       *        *       *        *                 2        *       *        *       *
 May 2036...........            0       0        0       0        0                 0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)     8.55    5.92     3.43    1.88     1.36              8.73     6.03    3.47     1.90    1.37
 Weighted Average Life
  to Call (years)(1)(2)      8.14    5.51     3.14    1.72     1.26              8.29     5.59    3.18     1.74    1.26

------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE



                                   CLASS 2-A-2 CERTIFICATES                      CLASS 2-A-3 CERTIFICATES
                           -------------------------------------------    --------------------------------------------

                           10%     15%     25%      40%     50%              10%     15%      25%     40%      50%
                           ---------------------------------------          ------------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.         100     100      100     100      100             100      100     100      100     100
 May 2007...........          92      86       75      58       47              92       86      75       58      47
 May 2008...........          84      74       56      34       22              84       74      56       34      22
 May 2009...........          77      64       41      19       10              77       64      41       19      10
 May 2010...........          70      54       32      12        5              70       54      32       12       5
 May 2011...........          63      46       24       7        3              63       46      24        7       3
 May 2012...........          56      38       18       4        1              56       38      18        4       1
 May 2013...........          49      32       13       3        1              49       32      13        3       1
 May 2014...........          43      27       10       2        *              43       27      10        2       *
 May 2015...........          38      23        7       1        *              38       23       7        1       *
 May 2016...........          34      19        5       1        *              34       19       5        1       *
 May 2017...........          30      16        4       *        *              30       16       4        *       *
 May 2018...........          26      13        3       *        *              26       13       3        *       *
 May 2019...........          23      11        2       *        *              23       11       2        *       *
 May 2020...........          20       9        2       *        *              20        9       2        *       *
 May 2021...........          18       8        1       *        *              18        8       1        *       *
 May 2022...........          16       6        1       *        *              16        6       1        *       *
 May 2023...........          14       5        1       *        *              14        5       1        *       *
 May 2024...........          12       4        *       *        *              12        4       *        *       *
 May 2025...........          10       3        *       *        *              10        3       *        *       *
 May 2026...........           9       3        *       *        *               9        3       *        *       *
 May 2027...........           8       2        *       *        *               8        2       *        *       *
 May 2028...........           7       2        *       *        *               7        2       *        *       *
 May 2029...........           6       2        *       *        *               6        2       *        *       *
 May 2030...........           5       1        *       *        *               5        1       *        *       *
 May 2031...........           4       1        *       *        *               4        1       *        *       *
 May 2032...........           3       1        *       *        *               3        1       *        *       *
 May 2033...........           3       1        *       *        *               3        1       *        *       *
 May 2034...........           2       *        *       *        *               2        *       *        *       *
 May 2035...........           2       *        *       *        *               2        *       *        *       *
 May 2036...........           0       0        0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    8.73    6.03     3.47    1.90     1.37            8.73     6.03    3.47     1.90    1.37
 Weighted Average Life
  to Call (years)(1)(2)     8.29    5.59     3.18    1.74     1.26            8.29     5.59    3.18     1.74    1.26

------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.




                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE



                                CLASS 3-A-1 CERTIFICATES                      CLASS 3-A-2 CERTIFICATES
                           -----------------------------------------       -----------------------------------------

                           10%     15%     25%      40%     50%              10%     15%      25%     40%      50%
                          ----------------------------------------         ----------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.        100     100      100     100      100             100      100     100      100     100
 May 2007...........         92      87       76      59       48              92       87      76       59      48
 May 2008...........         85      75       57      34       23              85       75      57       34      23
 May 2009...........         78      65       42      20       10              78       65      42       20      10
 May 2010...........         71      55       32      12        5              71       55      32       12       5
 May 2011...........         65      46       25       7        3              65       46      25        7       3
 May 2012...........         57      39       18       4        1              57       39      18        4       1
 May 2013...........         49      33       13       3        1              49       33      13        3       1
 May 2014...........         43      27       10       2        *              43       27      10        2       *
 May 2015...........         38      23        7       1        *              38       23       7        1       *
 May 2016...........         34      19        5       1        *              34       19       5        1       *
 May 2017...........         30      16        4       *        *              30       16       4        *       *
 May 2018...........         27      13        3       *        *              27       13       3        *       *
 May 2019...........         23      11        2       *        *              23       11       2        *       *
 May 2020...........         21       9        2       *        *              21        9       2        *       *
 May 2021...........         18       8        1       *        *              18        8       1        *       *
 May 2022...........         16       6        1       *        *              16        6       1        *       *
 May 2023...........         14       5        1       *        *              14        5       1        *       *
 May 2024...........         12       4        *       *        *              12        4       *        *       *
 May 2025...........         10       4        *       *        *              10        4       *        *       *
 May 2026...........          9       3        *       *        *               9        3       *        *       *
 May 2027...........          8       2        *       *        *               8        2       *        *       *
 May 2028...........          7       2        *       *        *               7        2       *        *       *
 May 2029...........          6       2        *       *        *               6        2       *        *       *
 May 2030...........          5       1        *       *        *               5        1       *        *       *
 May 2031...........          4       1        *       *        *               4        1       *        *       *
 May 2032...........          3       1        *       *        *               3        1       *        *       *
 May 2033...........          3       1        *       *        *               3        1       *        *       *
 May 2034...........          2       *        *       *        *               2        *       *        *       *
 May 2035...........          2       *        *       *        *               2        *       *        *       0
 May 2036...........          0       0        0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)   8.85    6.11     3.51    1.92     1.38            8.85     6.11    3.51     1.92    1.38
 Weighted Average Life
  to Call (years)(1)(2)    8.41    5.67     3.22    1.75     1.27            8.41     5.67    3.22     1.75    1.27

------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE



                                CLASS 3-A-3 CERTIFICATES                      CLASS 4-A-1 CERTIFICATES
                        -----------------------------------------        -----------------------------------------

                           10%     15%     25%      40%     50%              10%     15%      25%     40%      50%
                          ---------------------------------------           ----------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.         100     100      100     100      100             100      100     100      100     100
 May 2007...........          92      87       76      59       48              93       87      76       59      48
 May 2008...........          85      75       57      34       23              86       76      57       35      23
 May 2009...........          78      65       42      20       10              80       66      43       20      11
 May 2010...........          71      55       32      12        5              73       57      33       12       5
 May 2011...........          65      46       25       7        3              67       48      25        8       3
 May 2012...........          57      39       18       4        1              59       40      19        5       1
 May 2013...........          49      33       13       3        1              51       34      14        3       1
 May 2014...........          43      27       10       2        *              45       29      10        2       *
 May 2015...........          38      23        7       1        *              40       24       8        1       *
 May 2016...........          34      19        5       1        *              36       20       6        1       *
 May 2017...........          30      16        4       *        *              32       17       4        *       *
 May 2018...........          27      13        3       *        *              28       14       3        *       *
 May 2019...........          23      11        2       *        *              25       12       2        *       *
 May 2020...........          21       9        2       *        *              22       10       2        *       *
 May 2021...........          18       8        1       *        *              19        8       1        *       *
 May 2022...........          16       6        1       *        *              17        7       1        *       *
 May 2023...........          14       5        1       *        *              15        6       1        *       *
 May 2024...........          12       4        *       *        *              13        5       *        *       *
 May 2025...........          10       4        *       *        *              11        4       *        *       *
 May 2026...........           9       3        *       *        *              10        3       *        *       *
 May 2027...........           8       2        *       *        *               8        3       *        *       *
 May 2028...........           7       2        *       *        *               7        2       *        *       *
 May 2029...........           6       2        *       *        *               6        2       *        *       *
 May 2030...........           5       1        *       *        *               5        1       *        *       *
 May 2031...........           4       1        *       *        *               4        1       *        *       *
 May 2032...........           3       1        *       *        *               4        1       *        *       *
 May 2033...........           3       1        *       *        *               3        1       *        *       *
 May 2034...........           2       *        *       *        0               2        *       *        *       *
 May 2035...........           2       *        *       *        0               2        *       *        *       *
 May 2036...........           0       0        0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1)    8.85    6.11     3.51    1.92     1.38            9.15     6.27    3.57     1.94    1.40
 Weighted Average Life
  to Call (years)(1)(2)     8.41    5.67     3.22    1.75     1.27            8.66     5.80    3.26     1.77    1.28

-----------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.


                                       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                                                      FOLLOWING CPR PERCENTAGE



                                CLASS 4-A-2 CERTIFICATES                      CLASS 4-A-3 CERTIFICATES
                        ------------------------------------------        -----------------------------------------

                        10%     15%     25%      40%     50%              10%     15%      25%     40%      50%
                        ---------------------------------------           ----------------------------------------
 DISTRIBUTION DATE
 Initial Percentage.      100     100      100     100      100             100      100     100      100     100
 May 2007...........       93      87       76      59       48              93       87      76       59      48
 May 2008...........       86      76       57      35       23              86       76      57       35      23
 May 2009...........       80      66       43      20       11              80       66      43       20      11
 May 2010...........       73      57       33      12        5              73       57      33       12       5
 May 2011...........       67      48       25       8        3              67       48      25        8       3
 May 2012...........       59      40       19       5        1              59       40      19        5       1
 May 2013...........       51      34       14       3        1              51       34      14        3       1
 May 2014...........       45      29       10       2        *              45       29      10        2       *
 May 2015...........       40      24        8       1        *              40       24       8        1       *
 May 2016...........       36      20        6       1        *              36       20       6        1       *
 May 2017...........       32      17        4       *        *              32       17       4        *       *
 May 2018...........       28      14        3       *        *              28       14       3        *       *
 May 2019...........       25      12        2       *        *              25       12       2        *       *
 May 2020...........       22      10        2       *        *              22       10       2        *       *
 May 2021...........       19       8        1       *        *              19        8       1        *       *
 May 2022...........       17       7        1       *        *              17        7       1        *       *
 May 2023...........       15       6        1       *        *              15        6       1        *       *
 May 2024...........       13       5        *       *        *              13        5       *        *       *
 May 2025...........       11       4        *       *        *              11        4       *        *       *
 May 2026...........       10       3        *       *        *              10        3       *        *       *
 May 2027...........        8       3        *       *        *               8        3       *        *       *
 May 2028...........        7       2        *       *        *               7        2       *        *       *
 May 2029...........        6       2        *       *        *               6        2       *        *       *
 May 2030...........        5       1        *       *        *               5        1       *        *       *
 May 2031...........        4       1        *       *        *               4        1       *        *       *
 May 2032...........        4       1        *       *        *               4        1       *        *       *
 May 2033...........        3       1        *       *        *               3        1       *        *       *
 May 2034...........        2       *        *       *        *               2        *       *        *       *
 May 2035...........        2       *        *       *        *               2        *       *        *       *
 May 2036...........        0       0        0       0        0               0        0       0        0       0
 Weighted Average Life
  to Maturity (years)(1) 9.15    6.27     3.57    1.94     1.40            9.15     6.27    3.57     1.94    1.40
 Weighted Average Life
  to Call (years)(1)(2)  8.66    5.80     3.26    1.77     1.28            8.66     5.80    3.26     1.77    1.28

-------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                            CLASS B CERTIFICATES
                                    ----------------------------------------

                                     10%     15%      25%     40%      50%
                                    ----------------------------------------
          DISTRIBUTION DATE
          -----------------
          Initial Percentage.          100      100     100      100     100
          May 2007...........          100      100     100      100     100
          May 2008...........          100      100     100       89      74
          May 2009...........          100      100      97       70      53
          May 2010...........          100      100      74       43      27
          May 2011...........           99       99      56       26      14
          May 2012...........           98       85      42       15       7
          May 2013...........           97       71      31        9       3
          May 2014...........           94       60      23        5       2
          May 2015...........           84       50      17        3       1
          May 2016...........           74       42      13        2       *
          May 2017...........           66       35       9        1       *
          May 2018...........           58       29       7        1       *
          May 2019...........           51       24       5        *       *
          May 2020...........           45       20       4        *       *
          May 2021...........           40       17       3        *       *
          May 2022...........           35       14       2        *       *
          May 2023...........           30       11       1        *       *
          May 2024...........           26        9       1        *       *
          May 2025...........           23        8       1        *       *
          May 2026...........           20        6       1        *       *
          May 2027...........           17        5       *        *       *
          May 2028...........           15        4       *        *       *
          May 2029...........           12        3       *        *       *
          May 2030...........           10        3       *        *       *
          May 2031...........            9        2       *        *       *
          May 2032...........            7        2       *        *       *
          May 2033...........            6        1       *        *       *
          May 2034...........            5        1       *        *       *
          May 2035...........            4        1       *        *       *
          May 2036...........            0        0       0        0       0
          Weighted Average Life
            to Maturity (years)(1)   14.78    10.55    6.38     4.17    3.31
           Weighted Average Life
            to Call (years)(1)(2)    13.80     9.58    5.70     3.59    2.74

-------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.
(2)      To the optional termination date.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class 1-X, Class 2-X, Class 3-X, Class 4-X and Class M-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related Sub-Loan Group or Groups. The related yield to maturity on such interest-only certificates may fluctuate significantly over time, because the Notional Amount of the Class 1-X is equal to the aggregate Certificate Principal Balance of the Class 1-A Certificates; the Notional Amount of the Class 2-X is equal to the aggregate Certificate Principal Balance of the Class 2-A Certificates; the Notional Amount of the Class 3-X is equal to the aggregate Certificate Principal Balance of the Class 3-A Certificates; the Notional Amount of the Class 4-X is equal to the aggregate Certificate Principal Balance of the Class 4-A Certificates; and the Notional Amount of the Class M-X Certificates is equal to the aggregate Certificate Principal Balance of the Class B Certificates.

         The yield to maturity on the Class 1-X, Class 2-X, Class 3-X, Class 3-X, Class 4-X and Class M-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related Sub-Loan Group or Groups. The related yield to maturity on such Interest-Only Certificates may fluctuate significantly over time, because the Notional Amount of each such class of Interest-Only Certificates is equal to the Certificate Principal Balance of the related Classes of Certificates set forth in the preceding paragraph. Investors in these Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related Sub-Loan Group or Groups could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in all four Sub-Loan Groups on each distribution date during the first ten years after the Closing Date will be allocated to the related Classes of Class A Certificates (in each case, subject to limited exceptions).

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest-Only Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Interest-Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest-Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such Interest-Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                       PRE-TAX YIELD TO MATURITY OF THE CLASS 1-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            10%          15%           25%          40%           50%
----------------------------       ---------    ---------     ----------   ---------    ------------
          6,069,776.02*              49.23%        41.73%       26.23%        0.00%        -19.74%

                       PRE-TAX YIELD TO MATURITY OF THE CLASS 2-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            10%          15%           25%          40%           50%
     ----------------------            ---          ---           ---          ---           ---
          4,387,018.09*              49.05%        41.58%       26.13%        0.00%        -19.67%

                       PRE-TAX YIELD TO MATURITY OF THE CLASS 3-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            10%          15%           25%          40%           50%
----------------------------       ---------    ---------     ----------   ---------    ------------
          1,184,326.39*              48.84%        41.41%       26.03%        0.00%        -19.58%

                       PRE-TAX YIELD TO MATURITY OF THE CLASS 4-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            10%          15%           25%          40%           50%
----------------------------       ---------    ---------     ----------   ---------    ------------
          8,560,217.95*              48.52%        41.10%       25.76%        0.00%        -19.33%

                       PRE-TAX YIELD TO MATURITY OF THE CLASS M-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            10%          15%           25%          40%           50%
----------------------------       ---------    ---------     ----------   ---------    ------------
          1,453,648.80*              27.40%        24.80%       16.10%        0.00%        -14.63%


(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest-Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest-Only Certificates, and thus do not reflect the return on any investment in the Interest-Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest-Only Certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Interest-Only Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Interest-Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in the related Sub-Loan Group or Groups could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest-Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the Offered Certificates, see "YIELD CONSIDERATIONS" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates.

         The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the mortgage loans, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Distribution Account, the Final Maturity Reserve Account and such other accounts created under the Agreement, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the rights of the Depositor with respect to the Cap Contracts, (8) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (9) any proceeds of the foregoing.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, SAMI II Series 2006-AR5. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to the mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

         In addition, the Depositor will deposit with the custodian, as agent for the Trustee, with respect to each mortgage loan, the following: other than as set forth in the immediately succeeding two sentences, the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with mortgaged properties located in the States of Florida, Maryland, Mississippi, South Carolina or
Tennessee, as applicable, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "JPMorgan Chase Bank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. The Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

         Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee, or the custodian, as its agent, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa2, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date.

         With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

         The custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date (and will review each document permitted to be delivered to the Trustee after the closing date, if received by the custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (hereafter referred to as a "Material Defect"), the custodian, as agent for the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date. If the custodian discovers a material defect, the custodian, on behalf of the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and was the holder of each mortgage and mortgage note relating to the mortgage loans and as of the closing date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

CUSTODIAL ARRANGEMENTS

         Wells Fargo Bank, N.A., will act as custodian of the mortgage loans. The custodian is not an affiliate of the Depositor or the Sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the holders of the Certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "THE MASTER SERVICER AND THE SERVICER--THE MASTER SERVICER."

THE TRUSTEE

         The Trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of March 31, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,075 asset-backed securities transactions, including about 862 domestic residential mortgage receivables securities transactions.

         JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as Trustee until BNY succeeds to that role in accordance with the terms of the Pooling and Servicing Agreement and applicable law.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement, as applicable, include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The agreed-upon fees of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account established pursuant to the Agreement all reasonable out-of pocket expenses, disbursements and advances of the Trustee in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund, with respect to the Agreement.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee, if the Trustee ceases to be eligible to continue as Trustee under the Agreement, if the Trustee fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         In addition, upon the occurrence of certain Events of Default with respect to the Master Servicer, the Trustee shall automatically become the successor to the Master Servicer. See "POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" herein.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise enable the Trustee or successor master servicer to master service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the successor Master Servicer pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided in the Agreement, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an Event of Default of which the Trustee has actual knowledge has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "THE MASTER SERVICER AND THE SERVICER--THE MASTER SERVICER."

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any event of default, any breach of the Agreement, or any claim or legal action (including any pending or threatened claim or legal action) or incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

         The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND SERVICER

         MASTER SERVICER AND SECURITIES ADMINISTRATOR RESPONSIBILITIES

         The Master Servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as Master Servicer and Securities Administrator, include:

              o   receiving funds from servicer,

              o reconciling servicing activity with respect to the mortgage loans,

              o   calculating remittance amounts to certificateholders,

              o   making distributions to certificateholders,

              o   investor and tax reporting,

              o   oversight of all servicing activity, including servicer,

              o providing certain notices and other responsibilities as detailed in the Agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the master servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "THE AGREEMENTS--EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT" in the prospectus.

         SERVICER RESPONSIBILITIES

         The Servicer is generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

              o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly scheduled payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

              o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to four days of investment income on funds in the Distribution Account in each calendar month.

         The Servicer will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the Servicing Agreement equal to a servicing fee rate ranging from 0.250% to 0.375% per annum multiplied by the Scheduled Principal Balance of each mortgage loan serviced by the Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         The Servicer will be entitled to withdraw from the respective Protected Account or to retain from interest payments on the mortgage loans the amounts provided for as its servicing fee. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty charges and other ancillary fees will be retained by the Servicer to the extent collected from mortgagors and as provided in the Servicing Agreement.

         The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the Servicing Agreement).

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                ITEM                        FEE                                    PAID FROM
        -------------------------------------------------------------  -----------------------------------
       Servicing/Subservicing         0.250% - 0.375% per annum         Mortgage Loan Interest Collections
       Fee(1)

       LPMI Fee                       With respect to any mortgage      Mortgage Loan Interest Collections
                                      loan covered by LPMI,
                                      0.470% per annum

       (1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Servicer, as an independent contract servicer, will service and administer the mortgage loans in accordance with the Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on the Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the Servicing Agreement, the Servicer will service the mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the Servicing Agreement will control and be binding upon the Servicer. The Trustee shall deliver powers-of-attorney to the Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the Servicer.

         Consistent with the terms of the Servicing Agreement, the Servicer may waive, modify or vary any term of any mortgage loan (with the exception of the prepayment penalty provisions) or consent to the postponement of any such term or in any manner grant indulgence to any mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence is not materially adverse to the trust; provided, however, that the Servicer will not permit any modification with respect to any mortgage loan that would change the mortgage rate, forgive the payment of principal or interest, reduce or increase the Outstanding Principal Balance (except for actual payments of principal) or change the final maturity date on such mortgage loan. In the event of any such modification which permits the deferral of interest or principal payments on any mortgage loan, the Servicer will, on the business day immediately preceding the 18th day of each month, or, if such day is not a business day, the preceding business day, in any month in which any such principal or interest payment has been deferred, deposit in the related Protected Account from its own funds, in accordance with the terms of the Servicing Agreement, the difference between (a) such month's principal and one month's interest at the related mortgage loan remittance rate, as set forth in the Servicing Agreement, on the unpaid principal balance of such mortgage loan and (b) the amount paid by the mortgagor. The Servicer will be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to the Servicing Agreement. Without limiting the generality of the foregoing, the Servicer will continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the mortgage loans and with respect to the related mortgaged properties.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then the Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to the Servicing Agreement, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see "LEGAL ASPECTS OF MORTGAGE LOANS" in the prospectus.

         The Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The Servicer will segregate and hold all funds collected and received pursuant to each mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of the Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--THE PROTECTED ACCOUNTS" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the Servicer in accordance with the terms of the Servicing Agreement. The Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

         The Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

                  (i) all escrow payments collected on account of the mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the Servicing Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

                  (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

         The Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the Servicing Agreement, and for such other purposes as set forth below. Except as provided below, the Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

         Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

                  (ii) to reimburse the Servicer for any servicing advance made by the Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

                  (iii) to refund to the related mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the related mortgaged property;

                  (vi) to pay to the Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

                  (vii) to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the related Escrow Account in error by the Servicer; and

                  (ix) to clear and terminate the related Escrow Account on the termination of the Servicing Agreement.

         As part of its servicing duties, the Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Servicer will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         It is understood and agreed that no other additional insurance need be required by the Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         The Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

         The Master Servicer will be entitled to indemnification by the issuing entity in connection with the performance of its duties under the Agreement to the extent set forth therein. The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master
Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

         The Sponsor will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Sponsor may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

EVENTS OF DEFAULT

         If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of not less than 51% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Sponsor, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Sponsor shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicer, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicer shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

         Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available to each certificateholder, the Servicer and the depositor a statement generally setting forth, among other information:

         (i) the Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates immediately prior to such Distribution Date;

         (ii) the amount of the related distribution to holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

         (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

         (iv) the shortfalls and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

         (v) the amount of the distribution allocable to interest on each Class of Certificates that bears interest;

         (vi) the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

         (vii) the amount of any Monthly Advances, Compensating Interest and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

         (viii) the aggregate amount of any Realized Losses on the Mortgage Loans and Subsequent Recoveries on the Mortgage Loans during the related Prepayment Period and cumulatively since the Cut-off Date;

         (ix) the amount of Scheduled Principal and Principal Prepayments and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date;

         (x) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Prepayment Period;

         (xi) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

         (xii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding
Principal Balance of such Mortgage Loans;

         (xiii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

         (xiv) the amount of Realized Losses on the Mortgage Loans allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

         (xv) the Carry-forward Amount and any Carry-forward Shortfall Amount for each Class of Certificates, as applicable;

         (xvi) the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts; and

         (xvii) the cumulative amount of Realized Losses allocated to the Certificates to date.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. To the extent it timely receives such reports from the Securities Administrator, the Trustee will make available the related report on each distribution date via its internet website, the address of which can be obtained by calling (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed by the Securities Administrator with the Securities and Exchange Commission. In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

MODIFICATIONS

         The servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the servicing agreement, as applicable.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related certificateholders, the Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the servicer may modify the loan only to the extent set forth in the Servicing Agreement, provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

EVIDENCE AS TO COMPLIANCE

         The Agreement and the Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the Servicer and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement and the Servicing Agreement will also provide that the Securities Administrator, the Master Servicer, the Servicer and each other party participating in the servicing function will deliver to the Master Servicer, the Depositor and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Servicing Agreement will also provide for delivery to the Master Servicer, the Depositor, the Securities Administrator and the Trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from the Servicer and each other party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         Unless available on the Securities Administrator's website, copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "THE MASTER SERVICER." These items will be filed with the Issuing Entity's annual report on Form 10-K.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreement, the Servicer will use its reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the Servicing Agreement. The Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer will promptly provide the Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Trustee will determine how the Servicer will proceed with respect to the mortgaged property.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its net rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

THE PROTECTED ACCOUNTS

         The Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the Servicer). Funds deposited in a Protected Account may be drawn on by the Servicer in accordance with the terms of the Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Protected Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

         The Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

                  (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

                  (ii) all payments on account of interest on the mortgage loans adjusted to the related mortgage loan remittance rate;

                  (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by the Servicer of any REO Property;

                  (iv) any net amounts received by the Servicer in connection with any REO Property pursuant to the terms of the Servicing Agreement;

                  (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

                  (vi) all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

                  (vii)    any Monthly Advances;

                  (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the Servicer's aggregate servicing fee received with respect to the related due period; and

                  (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the Servicing Agreement.

         The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the Servicing Agreement, need not be deposited by the Servicer in the related Protected Account.

         The Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

                  (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the Servicing Agreement;

                  (ii) to reimburse itself for Monthly Advances as set forth in the Servicing Agreement, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of related Servicing Fees) of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed servicing advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account (all such interest to be withdrawn monthly not later than the 18th day of each month, or if such day is not a business day, the preceding business day) and (b) any payable Servicing Fee;

                  (v) to reimburse itself for any nonrecoverable advances, as set forth in the Servicing Agreement;

                  (vi) to transfer funds to another qualified depository in accordance with the terms of the Servicing Agreement;

                  (vii) to reimburse itself as provided in the Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the Protected Account in error by the Servicer; and

                  (ix) to clear and terminate the related Protected Account upon the termination of the Servicing Agreement.

         On the 18th day of each month, or, if such day is not a business day, the following business day, the Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

         As additional compensation for its servicing obligations, the Servicer is entitled to receive all investment earnings on amounts in the related Protected Accounts.

THE DISTRIBUTION ACCOUNT

         The Securities Administrator, as Paying Agent, shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in each Sub-Loan Group in the related Protected Accounts for such distribution date will be transferred by the Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account to the extent provided in the Agreement.

         The Paying Agent will deposit in the Distribution Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

         On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement. The Trustee, the Master Servicer, the Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

THE RESERVE FUND

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Adjustable Rate Certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "THE CAP CONTRACTS" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-11 Certificateholder, be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-11 Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated to the extent of amounts on deposit and available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "THE CAP CONTRACTS" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the issuing entity in general will be allocated among the classes of certificates (other than the interest-only certificates and residual certificates) based upon their respective Certificate Principal Amounts; provided that voting rights will be allocated to each class of the interest-only certificates and residual certificates in percentage set forth in the Agreement.

TERMINATION

         The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans, and properties acquired in respect thereof, is equal to 10% or less of the aggregate Scheduled Principal Balance of the mortgage loans in all sub-loan groups as of the cut-off date, the Depositor or its designee may repurchase from the trust all mortgage loans and REO Property remaining outstanding at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such related mortgage loans of any predatory or abusive lending laws, and (e) any related unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates of the related group and the termination of the obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement. The trust may also be terminated and the certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "THE AGREEMENTS-- TERMINATION" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than the Cap Contracts, the Final Maturity Reserve Account and the Reserve Fund, in each case, if and to the extent created under the Agreement) will each qualify as one or more REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the residual certificates) will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." Certain of the Offered Certificates (other than the interest-only certificates) will represent the right to receive payments in respect of the related Coupon Strips and/or payments under the related Cap Contract, none of which shall be an entitlement from any REMIC, but from the related Cap Contract, Final Maturity Reserve Account and the Reserve Fund, in each case as applicable. The Class R certificates will be designated as the residual interest in each REMIC (as each such term is defined in the Agreement). All certificateholders are advised to see "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Interest-Only Certificates will be issued with original issue discount, and that the remaining Offered Certificates will not be issued with original issue discount. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--TAXATION OF DEBT SECURITIES--INTEREST AND ACQUISITION DISCOUNT" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "YIELD ON THE CERTIFICATES--PREPAYMENT CONSIDERATIONS" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator and the Trustee in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--TAXATION OF DEBT SECURITIES--INTEREST AND ACQUISITION DISCOUNT" in the prospectus.

         Each holder of a regular certificate entitled to receive payments in respect of Coupon Strips or Cap Contracts is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest and (other than with respect to the interest-only certificates) payments in respect of the related Coupon Strips and the right to receive payments under the related Cap Contract. Under the REMIC regulations, each such holder of regular certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments under the related Cap Contract and Coupon Strip payments, in each case as applicable, in accordance with the relative fair market values thereof. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, the related Coupon Strip payments and payments under the Cap Contracts have de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Trustee is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments under the related Cap Contract and as discrete property rights (or obligations).

         The Securities Administrator shall treat such payments in accordance with the tax regulations relating to notional principal contracts. It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the person deemed obligated to make such payments, in which case holders of such certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S. Treasury Department regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to pay, the related Coupon Strips and payments under the related Cap Contracts are characterized as a "notional principal contract" for federal income tax purposes, holders of the certificates (other than the interest-only certificates) will be entitled to amortize the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate (other than an interest-only certificate), the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates, this paragraph applies exclusive of any rights, in respect of payments under the related Cap Contracts. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "POOLING AND SERVICING AGREEMENT--TERMINATION" in this prospectus supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate (other than the interest-only certificates) will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the related Coupon Strips and payments under the related Cap Contract. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates (other than the interest-only certificates), as applicable, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

CHARACTERIZATION OF THE REGULAR CERTIFICATES

         With respect to the regular certificates (other than the interest-only certificates), this paragraph applies exclusive of any rights, in respect of payments under the related Cap Contracts. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--TAXATION OF THE REMIC AND ITS HOLDERS" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the sale of the Offered Certificates (which are estimated to be $1,035,000), will be approximately 103.2% of the aggregate initial Certificate Principal Balance of the Offered Certificates, as of the cut-off date, plus accrued interest on the Offered Certificates, as applicable. In connection with the purchase and sale of the

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Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-Offered Certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates, and no assurances are made that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "POOLING AND SERVICING AGREEMENT--REPORTS TO CERTIFICATEHOLDERS", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, the Originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the Sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the Underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator and the Custodian are the same entity. There are no affiliations between the Sponsor, the Depositor, the Cap Counterparty, the Underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, the Master Servicer, the Originator, the Servicer or the Custodian. There are no affiliations among the Master Servicer, the Trustee, the

Originator or the Servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's:

                                         RATING
                                         ------
                  CLASS             S&P        MOODY'S
                  -----             ---        -------
                  1-A-1             AAA          Aaa
                  1-A-2             AAA          Aaa
                  1-A-3             AAA          Aaa
                  1-X               AAA          Aaa
                  2-A-1             AAA          Aaa
                  2-A-2             AAA          Aaa
                  2-A-3             AAA          Aaa
                  2-X               AAA          Aaa
                  3-A-1             AAA          Aaa
                  3-A-2             AAA          Aaa
                  3-A-3             AAA          Aaa
                  3-X               AAA          Aaa
                  4-A-1             AAA          Aaa
                  4-A-2             AAA          Aaa
                  4-A-3             AAA          Aaa
                  4-X               AAA          Aaa
                  M-X               AA+          Aa1
                  B-1               AA+          Aa1
                  B-2                AA          Aa2
                  B-3                AA          Aa3
                  B-4               AA-          A1
                  B-5                A+          A2
                  B-6                A           A3
                  B-7                A-         Baa1
                  B-8               BBB+        Baa2

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the residual certificates do not address the likelihood of receipt by the holders of the residual certificates of any amounts in excess of their initial principal balance thereof.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificate is outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.


                                LEGAL INVESTMENT

         The Senior Certificates, Class M-X Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "LEGAL INVESTMENT MATTERS" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA CONSIDERATIONS" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "AA-" (or its equivalent) by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "AA-" or higher at the time of purchase.

         Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "AA-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA CONSIDERATIONS" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                    GLOSSARY

         BELOW ARE ABBREVIATED DEFINITIONS OF SIGNIFICANT TERMS USED IN THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE ACCOMPANYING PROSPECTUS. THE AGREEMENT, THE CAP CONTRACTS, AND THE MORTGAGE LOAN PURCHASE AGREEMENT MAY EACH CONTAIN MORE COMPLETE DEFINITIONS OF THE TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND REFERENCE SHOULD BE MADE TO THOSE AGREEMENTS FOR A MORE COMPLETE UNDERSTANDING OF THESE TERMS.

ACCRUED CERTIFICATE INTEREST -- On any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Senior Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans, (2) in the case of a Subordinate Certificate, such Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans, (3) in the case of the Class 1-X Certificates, the Class 2-X Certificates, the Class 3-X Certificates and the Class 4-X Certificates, the Accrued Certificate Interest for such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class 1-A Certificates, the Class 2-A Certificates, the Class 3-A Certificates and the Class 4-A Certificates, respectively, and (4) in the case of the Class M-X Certificates, the Accrued Certificate Interest for such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class B Certificates. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class A Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class B Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the Adjustable Rate Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. Accrued Certificate Interest with respect to the Interest-Only Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such Certificate has been reduced to zero.

ACTUAL MONTHLY PAYMENTS -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

ADJUSTABLE RATE CERTIFICATES -- The Class A Certificates and the Class B Certificates.

ADJUSTED RATE CAP -- With respect to each Class of Class A Certificates in a Sub-Loan Group, each distribution date and the related Due Period, the sum of
(i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

With respect to each Class of Class B Certificates, each distribution date and the related Due Period, the weighted average of the Adjusted Rate Caps of the Class A Certificates of each Sub-Loan Group, weighted in proportion to the excess of the aggregate Scheduled Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Class A Certificates related to such Sub-Loan Group.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of May 1, 2006, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

AGGREGATE SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- The sum of each of the components of the definition of Subordinate Optimal Principal Amount for all Sub-Loan Groups.

ALLOCABLE SHARE -- With respect to any class of Subordinate Certificates (other than the Class M-X Certificates) on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Subordinate Certificates (other than the class of Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the related definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Subordinate Certificates, in the order of their numerical Class designations.

AVAILABLE FUNDS -- For any distribution date and each Sub-Loan Group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Sub-Loan Group, (2) any Monthly Advances and payments of Compensating Interest made by the Master Servicer or the Servicer for such distribution date in respect of the mortgage loans in the related Sub-Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (F) under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the LPMI Insurer and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY CERTIFICATES -- The Offered Certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

BUSINESS DAY -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or the Servicer is located are obligated by law or executive order to be closed.

CAP CONTRACT -- Any one of the Interest Rate Corridor Letter Agreements, dated May 31, 2006, entered into by the Cap Counterparty and the Trustee on behalf of the trust and relating to the Adjustable Rate Certificates.

CAP COUNTERPARTY -- Bear Stearns Financial Products Inc.

CARRY-FORWARD AMOUNT -- If on the distribution date the Pass-Through Rate for a Class of Adjustable Rate Certificates is based upon the related Net Rate Cap, the excess, if any, of:

         1. The amount of Accrued Certificate Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

         2. The amount of Accrued Certificate Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

CARRY-FORWARD SHORTFALL AMOUNT -- As of any distribution date for any Class of Adjustable Rate Certificates, the sum of the Carry-forward Amount for such distribution date and the Carry-forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, for such distribution date.

CERTIFICATE GROUP -- Either Sub-Loan Group 1 Certificate Group, Sub-Loan Group 2 Certificate Group, Sub-Loan Group 3 Certificate Group or Sub-Loan Group 4 Certificate Group, as applicable.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-Entry Certificate.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Certificate (other than any Interest-Only Certificates) as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF REALIZED LOSSES; SUBORDINATION" in this prospectus supplement, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limitation), and (3) such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

CERTIFICATES -- The Offered Certificates and the Non-Offered Certificates.

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- A test, which shall be satisfied for a class of Class B Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

CLASS A CERTIFICATES -- The Class 1-A Certificates, Class 2-A Certificates, Class 3-A Certificates and Class 4-A Certificates.

CLASS 1-A CERTIFICATES -- The Class 1-A-1 Certificates, Class 1-A-2 Certificates and Class 1-A-3 Certificates.

CLASS 2-A CERTIFICATES -- The Class 2-A-1 Certificates, Class 2-A-2 Certificates and Class 2-A-3 Certificates.

CLASS 3-A CERTIFICATES -- The Class 3-A-1 Certificates, Class 3-A-2 Certificates and Class 3-A-3 Certificates.

CLASS 4-A CERTIFICATES -- The Class 4-A-1 Certificates, Class 4-A-2 Certificates and Class 4-A-3 Certificates.

CLASS B CERTIFICATES -- The Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates, Class B-8 Certificates, Class B-9 Certificates, Class B-10 Certificates and Class B-11 Certificates.

CLOSING DATE -- May 31, 2006.

COMBINED LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or the Servicer from its own funds to cover Prepayment Interest Shortfalls.

COUPON STRIP -- As defined in "DESCRIPTION OF THE CERTIFICATES--FINAL MATURITY RESERVE ACCOUNT" in this prospectus supplement.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSS-OVER DATE -- The distribution date on which the Certificate Principal Balances of the Class B Subordinate Certificates are reduced to zero.

CUSTODIAL AGREEMENT -- The custodial agreement, dated as of the Closing Date, between JPMorgan Chase Bank, National Association, as trustee, Structured Asset Mortgage Investments II Inc., as company, Wells Fargo Bank, National Association, as master servicer and securities administrator, and Wells Fargo Bank, National Association, as custodian.

CUSTODIAN -- Wells Fargo Bank, National Association.

CUT-OFF DATE -- May 1, 2006.

DEBT SERVICE REDUCTION -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

DEFERRED INTEREST -- The amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

EVENTS OF DEFAULT -- Under the Agreement consist of:

                  (1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

                  (2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

                  (3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

                  (4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

                  (5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

                  (6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement,

                  (7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made with respect to such distribution date, or

                  (8) failure to comply with its obligations under the Agreement in connection with the filing of reports with the Securities and Exchange Commission.

EXEMPTION -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

FINAL MATURITY RESERVE ACCOUNT -- An account established by the Securities Administrator pursuant to the Agreement for the distributions of Coupon Strips.

FINAL MATURITY RESERVE FUND TARGET -- As defined in "DESCRIPTION OF THE CERTIFICATES--FINAL MATURITY RESERVE ACCOUNT" in this prospectus supplement.

FISCAL QUARTER -- December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

INTEREST ACCRUAL PERIOD -- For each class of Adjustable Rate Certificates and any distribution date, the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. For each class of Certificates other than the Adjustable Rate Certificates, the Class XP Certificates and the Residual Certificates in each group and each distribution date, the calendar month immediately preceding the calendar month in which such distribution date occurs.

INTEREST-ONLY CERTIFICATES -- The Senior Interest-Only Certificates and the Class M-X Certificates.

INTEREST SHORTFALL -- With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on the related mortgage loans resulting from (a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the related mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and
(iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the related mortgage loans for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

LPMI INSURER -- Triad Guaranty Insurance Corporation.

LPMI INSURER FEE -- With respect to any distribution date and each mortgage loan covered by a lender-paid primary mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the Master Servicer or the Servicer out of interest collections on the related mortgage loan.


MARGIN -- With respect to any Class of Adjustable Rate Certificates and distribution date, the respective per annum rate set forth on pages S-15 through S-17 of this prospectus supplement.

MASTER SERVICER -- Wells Fargo Bank, National Association.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the Servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

MOODY'S -- Moody's Investors Service, Inc., and any successor in interest.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of May 31, 2006, between the Depositor and the Sponsor.

NET DEFERRED INTEREST -- With respect to the mortgage loans in a Sub-Loan Group, on any distribution date, the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to the related Sub-Loan Group, included in the related Available Funds for such distribution date and available to be distributed on the related Certificates on that distribution date.

With respect to any Class of Certificates (other than any Interest-Only Certificates) as of any distribution date, an amount equal to the product of (1) the difference, if any, between (a) the lesser of (i) the pass-through rate for such Class, without regard to the Net Rate Cap on such distribution date and
(ii) the weighted average of the net rates on the related mortgage loans and (b) the related Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Class of Certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

NET INTEREST SHORTFALLS -- With respect to any distribution date, Prepayment Interest Shortfalls, if any, for such distribution date net of payments of Compensating Interest made with respect to such distribution date.

NET LIQUIDATION PROCEEDS -- Liquidation Proceeds net of unreimbursed advances by the Servicer and Monthly Advances made with respect to such mortgage loan and the related mortgaged property, unreimbursed expenses paid or incurred by or for the account of the Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the Servicer under the Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the related Servicing Fee Rate and any LPMI Rate attributable thereto, in each case expressed as per annum rate.

NET RATE CAP --  (a) With respect to any distribution date and

                  (1) each class of Class 1-A Certificates, the per annum rate equal to (i) the weighted average net rates of the mortgage loans in Sub-Loan Group 1, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip with respect to Sub-Loan Group 1, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate;

                  (2) each class of Class 2-A Certificates, the per annum rate equal to (i) the weighted average net rates of the mortgage loans in Sub-Loan Group 2, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip with respect to Sub-Loan Group 2, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate;

                  (3) each class of Class 3-A Certificates, the per annum rate equal to (i) the weighted average net rates of the mortgage loans in Sub-Loan Group 3, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip with respect to Sub-Loan Group 3, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate;

                  (4) each class of Class 4-A Certificates, the per annum rate equal to (i) the weighted average net rates of the mortgage loans in Sub-Loan Group 4, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the Coupon Strip with respect to Sub-Loan Group 4, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate; and

                  (5) each class of Class B Certificates, the per annum rate equal to (i) the weighted average of the weighted average net rates of the mortgage loans in each Sub-Loan Group, weighted in proportion to the excess of the aggregate Scheduled Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, minus (ii) the aggregate Coupon Strip with respect to each Sub-Loan Group, if any, payable to the Final Maturity Reserve Account, in each case on such distribution date, expressed as a per annum rate.

NON-OFFERED CERTIFICATES -- The Class B-9 Certificates, the Class B-10 Certificates, the Class B-11 Certificates, the Class XP Certificates and the Residual Certificates.

NOTIONAL AMOUNT -- With respect to any distribution date and the Class 1-X Certificates, the aggregate certificate principal balance of the Class 1-A Certificates, with respect to any distribution date and the Class 2-X Certificates, the aggregate certificate principal balance of the Class 2-A Certificates, with respect to any distribution date and the Class 3-X Certificates, the aggregate certificate principal balance of the Class 3-A Certificates, with respect to any distribution date and the Class 4-X Certificates, the aggregate certificate principal balance of the Class 4-A Certificates, with respect to any distribution date and the Class M-X Certificates, the aggregate certificate principal balance of the Class B Certificates (in each case before taking into account the payment of principal on such Certificates on such distribution date).

OFFERED CERTIFICATES -- The Class A Certificates, the Interest-Only Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates and the Class B-8 Certificates.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

ORIGINATOR -- American Home Mortgage Corp.

ONE-MONTH LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

PASS-THROUGH RATE -- For each class of the Certificates (other than the Residual Certificates), the rate of interest determined with respect thereto as provided in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES--INTEREST DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement.

PERMITTED INVESTMENT -- As defined in the Agreement.

PREPAYMENT CHARGE -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

PREPAYMENT INTEREST SHORTFALLS -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

PREPAYMENT PERIOD -- With respect to a distribution date, such period as is provided in the Servicing Agreement with respect to the mortgage loans.

PRINCIPAL PREPAYMENT -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

PROHIBITED TRANSACTION TAX -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

PROTECTED ACCOUNT -- An account or accounts established and maintained for the benefit of certificateholders by the Servicer with respect to the mortgage loans and with respect to REO Property serviced by the Servicer pursuant to the Servicing Agreement.

RATING AGENCIES -- S&P and Moody's.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates (other than the interest-only certificates and any non-offered certificates) on any distribution date.

RECORD DATE -- For each class of Adjustable Rate Certificates and each distribution date, the close of business on the Business Day immediately preceding the applicable distribution date so long as such Certificates remain in book-entry form; and otherwise the record date shall be the close of business on the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Certificates other than the Adjustable Rate Certificates in each group and each distribution date, the close of business on the last Business Day of the month preceding the month in which such distribution date occurs.

REFERENCE BANK RATE -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

REFERENCE BANKS -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Master Servicer.

REGULAR CERTIFICATES -- All classes of Certificates other than Residual Certificates.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO PROPERTY -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REPURCHASE PRICE -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Agreement or the Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "DESCRIPTION OF THE SECURITIES--ASSIGNMENT OF TRUST FUND ASSETS" in the prospectus and "POOLING AND SERVICING AGREEMENT--REPRESENTATIONS AND WARRANTIES" in this prospectus supplement.

RESERVE FUND -- The account to be established and maintained pursuant to the Cap Contracts, which account will be an asset of the trust but not of any REMIC.

RESIDUAL CERTIFICATES -- The Class R-X and Class R Certificates.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date, the principal balance thereof as of the cut-off date plus any Net Deferred Interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date) (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing Agreement, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

SECURITIES ADMINISTRATOR -- Wells Fargo Bank, National Association.

SENIOR CERTIFICATES -- The Class A Certificates and the Senior Interest-Only Certificates.

SENIOR INTEREST-ONLY CERTIFICATES -- The Class 1-X Certificates, the Class 2-X Certificates, the Class 3-X Certificates and the Class 4-X Certificates.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each Sub-Loan Group and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group immediately prior to such distribution date):

         (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a related Cross-Over Date);

         (2) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

         (3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated
                  Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause
                  (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (G) under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement; and

         (6) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

SENIOR PERCENTAGE -- With respect to each Certificate Group related to a Sub-Loan Group and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Senior Interest-Only Certificates) in the related Certificate Group by the aggregate Scheduled Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each Certificate Group related to a Sub-Loan Group will be equal to approximately 92.25%.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Senior Certificates (other than the Senior Interest-Only Certificates) of each Certificate Group related to a Sub-Loan Group, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)          Senior Prepayment Percentage
--------------------------------  ----------------------------------------------------------------
June 2006 - May 2016              100%

June 2016 - May 2017              Senior Percentage for the related Senior  Certificates plus 70%
                                  of the Subordinate Percentage for the related Sub-Loan Group.

June 2017 - May 2018              Senior Percentage for the related Senior  Certificates plus 60%
                                  of the Subordinate Percentage for the related Sub-Loan Group.

Period (dates inclusive)          Senior Prepayment Percentage
--------------------------------  ----------------------------------------------------------------
June 2018 - May 2019              Senior Percentage for the related Senior  Certificates plus 40%
                                  of the Subordinate Percentage for the related Sub-Loan Group.

June 2019 - May 2020              Senior Percentage for the related Senior  Certificates plus 20%
                                  of the Subordinate Percentage for the related Sub-Loan Group.

June 2020 and thereafter          Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in all Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2016 and May 2017, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2017 and May 2018, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2018 and May 2019, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including June 2019 and May 2020, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after April 2020.

In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in May 2009, cumulative Realized Losses on the mortgage loans in all Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the distribution date occurring in May 2009, cumulative Realized Losses on the mortgage loans in all Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in May 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the related Senior Prepayment Percentage with respect to all the Senior Certificates for such distribution date will equal 100%.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Subordinate Certificates (other than the Class M-X Certificates), the amount by which (x) the sum of the Certificate Principal Balances of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on such distribution date) exceeds (y) the Scheduled Principal Balances of the mortgage loans on the Due Date related to such distribution date.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to any Sub-Loan Group and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

         (5)      the related Subordinate Prepayment Percentage of the sum of
                  (a) the Scheduled Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any Sub-Loan Group, 100% minus the related Senior Percentage for the related Certificate Group.

SUBORDINATE PREPAYMENT PERCENTAGE -- With respect to any Sub-Loan Group, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

SERVICER REMITTANCE DATE -- With respect to each mortgage loan, the 18th day of each month, or if such day is not a business day, then the following business day.

SERVICER -- American Home Mortgage Servicing, Inc.

SERVICING AGREEMENT -- The Servicing Agreement specified in the Agreement as having been entered into between the Sponsor and the Servicer.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

SERVICING FEE RATE -- The servicing fee rate set forth under the heading "POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.

STRIKE PRICE -- As specified in "DESCRIPTION OF THE CERTIFICATES--THE CAP CONTRACTS" in this prospectus supplement.

SUB-LOAN GROUP -- Any of Sub-Loan Group 1, Sub-Loan Group 2, Sub-Loan Group 3 or Sub-Loan Group 4, as applicable.

SUB-LOAN GROUP 1 -- The pool of mortgage loans designated as Sub-Loan Group 1.

SUB-LOAN GROUP 2 -- The pool of mortgage loans designated as Sub-Loan Group 2.

SUB-LOAN GROUP 3 -- The pool of mortgage loans designated as Sub-Loan Group 3.

SUB-LOAN GROUP 4 -- The pool of mortgage loans designated as Sub-Loan Group 4.

SUB-LOAN GROUP 1 CERTIFICATE GROUP -- The Class 1-A-1 Certificates, the Class 1-A-2 Certificates, the Class 1-A-3 Certificates and the Class 1-X Certificates.

SUB-LOAN GROUP 2 CERTIFICATE GROUP -- The Class 2-A-1 Certificates, the Class 2-A-2 Certificates, the Class 2-A-3 Certificates and the Class 2-X Certificates.

SUB-LOAN GROUP 3 CERTIFICATE GROUP -- The Class 3-A-1 Certificates, the Class 3-A-2 Certificates, the Class 3-A-3 Certificates and the Class 3-X Certificates.

SUB-LOAN GROUP 4 CERTIFICATE GROUP -- The Class 4-A-1 Certificates, the Class 4-A-2 Certificates, the Class 4-A-3 Certificates and the Class 4-X Certificates.

SUBORDINATE CERTIFICATES -- The Class B Certificates, the Class M-X Certificates and the Class XP Certificates.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received during the related Due Period by the Servicer or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

TRUST -- Structured Asset Mortgage Investments II Trust 2006-AR5.

TRUSTEE -- JPMorgan Chase Bank, National Association.

                                    SCHEDULE A


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

           The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans, or of mortgage loans in each loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.




   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL PORTFOLIO

                                                                  NUMBER OF       AGGREGATE PRINCIPAL
                                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL PRINCIPAL BALANCE ($)                               LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                            ------------   -----------------------   ----------------
                               0    -     100,000                         73           $ 5,790,537                  0.60 %
                         100,001    -     200,000                        375            58,406,233                  6.01
                         200,001    -     300,000                        472           119,668,392                 12.32
                         300,001    -     400,000                        351           123,238,913                 12.69
                         400,001    -     500,000                        291           130,779,754                 13.46
                         500,001    -     600,000                        187           103,603,797                 10.67
                         600,001    -     700,000                        111            71,575,539                  7.37
                         700,001    -     800,000                         65            48,844,723                  5.03
                         800,001    -     900,000                         42            36,232,462                  3.73
                         900,001    -     1,000,000                       46            44,782,421                  4.61
                       1,000,001    -     1,100,000                       13            13,783,932                  1.42
                       1,100,001    -     1,200,000                       20            23,158,900                  2.38
                       1,200,001    -     1,300,000                       15            18,960,757                  1.95
                       1,300,001    -     1,400,000                       11            14,982,985                  1.54
                       1,400,001    -     1,500,000                       29            42,632,878                  4.39
                       1,500,001    or    greater                         52           114,906,243                 11.83
                                                                  -------------------------------------------------------
                              Total                                    2,153         $ 971,348,464                100.00 %
                                                                  =======================================================

      Minimum Original Principal Balance:                           $40,000
      Maximum Original Principal Balance:                        $4,400,000
      Average Original Principal Balance:                          $451,019


CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO

                                                                  NUMBER OF       AGGREGATE PRINCIPAL
                                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CURRENT PRINCIPAL BALANCE ($)                               LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                            ------------   -----------------------   ----------------
                            0    -     100,000                        69                $ 5,389,360               0.55 %
                      100,001    -     200,000                       368                 56,602,267               5.83
                      200,001    -     300,000                       467                117,059,696              12.05
                      300,001    -     400,000                       358                124,376,397              12.80
                      400,001    -     500,000                       297                132,829,826              13.67
                      500,001    -     600,000                       178                 97,789,338              10.07
                      600,001    -     700,000                       123                 79,016,278               8.13
                      700,001    -     800,000                        62                 46,437,627               4.78
                      800,001    -     900,000                        39                 33,221,764               3.42
                      900,001    -     1,000,000                      44                 42,167,928               4.34
                    1,000,001    -     1,100,000                      21                 21,753,237               2.24
                    1,100,001    -     1,200,000                      17                 19,449,801               2.00
                    1,200,001    -     1,300,000                      17                 21,164,962               2.18
                    1,300,001    -     1,400,000                      11                 14,780,759               1.52
                    1,400,001    -     1,500,000                      27                 39,426,542               4.06
                    1,500,001    or    greater                        55                119,882,681              12.34

                                                             ----------------------------------------------------------
                               Total                               2,153              $ 971,348,464             100.00 %
                                                             ==========================================================

             Minimum Current Principal Balance:                  $39,895
             Maximum Current Principal Balance:               $4,420,342
             Average Current Principal Balance:                 $451,160


MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO


                                                                  NUMBER OF       AGGREGATE PRINCIPAL
                                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
        MORTGAGE INTEREST RATES (%)                               LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                            ------------   -----------------------   ----------------
          1.000    -     1.249                                            2                $  728,000               0.07 %
          1.250    -     1.499                                            1                   263,000               0.03
          1.750    -     1.999                                          104                71,246,739               7.33
          2.000    -     2.249                                           24                16,385,840               1.69
          2.250    -     2.499                                            1                 2,251,370               0.23
          2.750    -     2.999                                            4                 1,232,582               0.13
          3.000    -     3.249                                            3                 1,944,857               0.20
          3.250    -     3.499                                            2                   714,843               0.07
          3.750    -     3.999                                            1                   250,531               0.03
          4.250    -     4.499                                           12                 7,672,130               0.79
          4.750    -     4.999                                          163                86,313,639               8.89
          5.000    -     5.249                                            8                 7,858,008               0.81
          5.250    -     5.499                                           68                23,324,215               2.40
          5.500    -     5.749                                            2                 1,692,022               0.17
          5.750    -     5.999                                            2                 1,046,642               0.11
          6.000    -     6.249                                           10                 3,292,753               0.34
          6.250    -     6.499                                           93                41,512,999               4.27
          6.500    -     6.749                                          326               149,632,134              15.40
          6.750    -     6.999                                          370               182,364,338              18.77
          7.000    -     7.249                                          302               123,162,256              12.68
          7.250    -     7.499                                          302               115,172,306              11.86
          7.500    -     7.749                                          203                72,824,661               7.50
          7.750    -     7.999                                          100                42,950,945               4.42
          8.000    -     8.249                                           30                10,243,144               1.05
          8.250    -     8.499                                           11                 4,097,156               0.42
          8.500    -     8.749                                            9                 3,171,353               0.33
                                                               ----------------------------------------------------------
                       Total                                          2,153             $ 971,348,464             100.00 %
                                                               ==========================================================

             Minimum Mortgage Rate:                                   1.000%
             Maximum Mortgage Rate:                                   8.701%
             Weighted Average Mortgage Rate:                          6.291%

ORIGINAL LOAN-TO-VALUE RATIOS* IN TOTAL PORTFOLIO

                                                                  NUMBER OF       AGGREGATE PRINCIPAL
                                                                  MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
        ORIGINAL LOAN-TO-VALUE RATIOS ($)                           LOANS           OF CUT OFF DATE            LOANS
       ----------------------------------                       ------------   -----------------------   ----------------
                      0.01    -     30.00                               19                $ 5,184,315             0.53 %
                     30.01    -     40.00                               37                 11,358,908             1.17
                     40.01    -     50.00                               61                 20,776,585             2.14
                     50.01    -     55.00                               41                 20,371,027             2.10
                     55.01    -     60.00                               57                 24,426,300             2.51
                     60.01    -     65.00                              126                 93,932,116             9.67
                     65.01    -     70.00                              220                144,766,598            14.90
                     70.01    -     75.00                              470                215,405,222            22.18
                     75.01    -     80.00                              900                365,166,503            37.59
                     80.01    -     85.00                               29                  9,898,104             1.02
                     85.01    -     90.00                              138                 45,691,674             4.70
                     90.01    -     95.00                               21                  4,875,316             0.50
                     95.01    -     100.00                              34                  9,495,796             0.98
                                                                -----------------------------------------------------------
                       Total                                         2,153              $ 971,348,464           100.00 %
                                                                ===========================================================

             Weighted Average Original Loan-to-Value:                73.32%

             *Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                         NUMBER OF       AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GEOGRAPHIC DISTRIBUTION                            LOANS           OF CUT OFF DATE            LOANS
       -----------------------                          ------------   -----------------------   ----------------
       Alabama                                                    2                $ 421,177               0.04 %
       Alaska                                                     1                  151,648               0.02
       Arizona                                                   80               33,377,202               3.44
       Arkansas                                                   1                  199,000               0.02
       California                                               717              380,623,171              39.19
       Colorado                                                  20                6,864,698               0.71
       Connecticut                                               12                9,048,583               0.93
       Delaware                                                   1                  155,209               0.02
       District of Columbia                                       6                3,344,834               0.34
       Florida                                                  389              148,723,991              15.31
       Georgia                                                   21                7,592,060               0.78
       Hawaii                                                     4                1,283,358               0.13
       Idaho                                                      4                  837,228               0.09
       Illinois                                                 184               80,224,643               8.26
       Indiana                                                    5                  788,163               0.08
       Iowa                                                       1                  108,775               0.01
       Kentucky                                                   5                  459,074               0.05
       Maryland                                                  87               31,660,153               3.26
       Massachusetts                                             59               28,700,799               2.95
       Michigan                                                  81               40,383,868               4.16
       Minnesota                                                  8                3,151,341               0.32
       Mississippi                                                2                  213,345               0.02
       Missouri                                                   4                1,360,381               0.14
       Montana                                                    1                  712,500               0.07
       Nevada                                                    68               24,526,130               2.52
       New Hampshire                                              3                  518,750               0.05
       New Jersey                                                41               16,343,924               1.68
       New Mexico                                                 4                1,639,789               0.17
       New York                                                  67               44,380,128               4.57
       North Carolina                                            34               15,649,384               1.61
       Ohio                                                      16                7,407,882               0.76
       Oregon                                                    16                4,175,766               0.43
       Pennsylvania                                              24                5,451,475               0.56
       Rhode Island                                               6                1,150,362               0.12
       South Carolina                                            14                7,186,444               0.74
       Tennessee                                                  2                  872,153               0.09
       Texas                                                     15                4,227,083               0.44
       Utah                                                      17                5,006,594               0.52
       Virginia                                                  87               40,426,434               4.16
       Washington                                                39               11,248,806               1.16
       Wisconsin                                                  4                  630,257               0.06
       Wyoming                                                    1                  121,900               0.01
                                                        ------------------------------------------------------------
                       Total                                  2,153            $ 971,348,464             100.00 %
                                                        ============================================================

       *No more than approximately 0.75% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CREDIT SCORES                            LOANS           OF CUT OFF DATE            LOANS
       -------------                          ------------   -----------------------   ----------------
                     N/A                                 7              $ 1,250,464               0.13 %
                 600 -        619                        5                1,463,394               0.15
                 620 -        639                      101               35,502,732               3.65
                 640 -        659                      174               66,384,223               6.83
                 660 -        679                      265              120,857,605              12.44
                 680 -        699                      291              138,632,315              14.27
                 700 -        719                      316              143,465,946              14.77
                 720 -        739                      262              125,524,631              12.92
                 740 -        759                      258              114,973,045              11.84
                 760 -        779                      241              116,677,903              12.01
                 780 -        799                      159               74,355,076               7.65
                 800 -        819                       73               31,828,129               3.28
                 820 -        839                        1                  433,000               0.04
                                              ---------------------------------------------------------
                       Total                         2,153            $ 971,348,464             100.00 %
                                              =========================================================

       Non-Zero Weighted Average Credit Score:  718


PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PROPERTY TYPE                            LOANS           OF CUT OFF DATE            LOANS
       -------------                          ------------   -----------------------   ---------------
       2-4 Family                                    113            $ 43,932,315             4.52 %
       CO-OP                                           9               6,108,047             0.63
       Condominium                                   273              96,110,096             9.89
       PUD                                           436             215,477,495            22.18
       Single Family                               1,322             609,720,511            62.77
                                               ---------------------------------------------------
                 Total                             2,153           $ 971,348,464           100.00 %
                                               ===================================================

OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       OCCUPANCY STATUS                          LOANS           OF CUT OFF DATE            LOANS
       ----------------                       ------------   -----------------------   ---------------
       Investor                                       465          $ 147,408,158               15.18 %
       Owner Occupied                               1,546            760,496,868               78.29
       Second Home                                    142             63,443,438                6.53
                                              -------------------------------------------------------
                       Total                        2,153          $ 971,348,464              100.00 %
                                              =======================================================


LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               NUMBER OF      AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       LOAN PURPOSE                           LOANS            OF CUT OFF DATE               LOANS
       -------------                          ------------   -----------------------   ---------------
             Cash Out Refinance                      1,255           $ 560,535,427            57.71 %
             Purchase                                  509             223,914,369            23.05
             Rate/Term Refinance                       389             186,898,668            19.24
                                              ------------------------------------------------------
                       Total                         2,153           $ 971,348,464           100.00 %
                                              ======================================================

DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       DOCUMENTATION TYPE                       LOANS           OF CUT OFF DATE            LOANS
       ------------------                     ------------   -----------------------   ---------------
             Full/Alternative                          456           $ 151,931,188              15.64 %
             Stated Income                           1,392             711,975,700              73.30
             Stated/Stated                             305             107,441,576              11.06
                                              --------------------------------------------------------
                       Total                         2,153           $ 971,348,464             100.00 %
                                              ========================================================

ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL TERM                            LOANS           OF CUT OFF DATE            LOANS
       --------------                         ------------   -----------------------   ---------------
        360 Months                            1,187           $ 506,050,634               52.10 %
        480 Months                              966             465,297,830               47.90
                                         --------------------------------------------------------
                  Total                       2,153           $ 971,348,464               100.00 %
                                         ========================================================

        Minimum Original Term to Stated Maturity :             360 Months
        Maximum Original Term to Stated Maturity :             480 Months
        Weighted Average Original Term to Stated Maturity :    417 Months

REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                               NUMBER OF       AGGREGATE PRINCIPAL
                                               MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       STATED REMAINING TERM                    LOANS           OF CUT OFF DATE            LOANS
       ---------------------                  ------------   -----------------------   ---------------
                 300    -     359                   1,075            $ 468,936,501                48.28 %
                 360    -     360                     112               37,114,132                 3.82
                 361    or    greater                 966              465,297,830                47.90
                                              ----------------------------------------------------------
                       Total                        2,153            $ 971,348,464               100.00 %
                                              ==========================================================

       Minimum Remaining Term to Stated Maturity :                  355 Months
       Maximum Remaining Term to Stated Maturity :                  480 Months
       Weighted Average Remaining Term to Stated Maturity :         416 Months

INDEX OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                             NUMBER OF    AGGREGATE PRINCIPAL
                                             MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       INDEX                                  LOANS           OF CUT OFF DATE            LOANS
       -----                               ------------   -----------------------   ---------------
        MTA                                      2,153           $ 971,348,464              100.00 %
                                           -------------------------------------------------------
                       Total                     2,153           $ 971,348,464              100.00 %
                                           =======================================================


RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       RATE ADJUSTMENT FREQUENCY             LOANS           OF CUT OFF DATE            LOANS
       -------------------------           ------------   -----------------------   ---------------
         1 Month                                 2,153             $ 971,348,464            100.00 %
                                           --------------------------------------------------------
                       Total                     2,153             $ 971,348,464            100.00 %
                                           ========================================================

PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           NUMBER OF    AGGREGATE PRINCIPAL
                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PAYMENT ADJUSTMENT FREQUENCY          LOANS           OF CUT OFF DATE            LOANS
       ----------------------------        ------------   -----------------------   ---------------

          1 Months                             58              $ 32,573,155               3.35 %
         12 Months                          2,095               938,775,309              96.65
                                           ------------------------------------------------------
                       Total                   2,153             $ 971,348,464             100.00 %
                                           ======================================================

MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MONTHS TO NEXT RATE ADJUSTMENT        LOANS           OF CUT OFF DATE            LOANS
       ------------------------------      ------------   -----------------------   ---------------
       1 Month                                 1,795            $ 777,007,028               79.99 %
       2 Months                                   99               65,423,521                6.74
       4 Months                                    9                5,937,971                0.61
       5 Months                                   13                6,968,467                0.72
       9 Months                                    2                1,440,461                0.15
       10 Months                                  87               43,763,085                4.51
       11 Months                                 145               68,989,680                7.10
       12 Months                                   3                1,818,250                0.19
                                           ------------------------------------------------------
                 Total                         2,153            $ 971,348,464              100.00 %
                                           ======================================================

       Weighted Average Next Rate Adjustment : 2 Months


MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                             NUMBER OF      AGGREGATE PRINCIPAL
                                             MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MAXIMUM MORTGAGE RATE (%)               LOANS           OF CUT OFF DATE            LOANS
       ------------------------------        ------------   -----------------------   ---------------
                 9.751    -     10.000           1,601            $ 797,746,336              82.13 %
                10.251    -     10.500             467              147,800,553              15.22
                10.501    -     10.750              85               25,801,575               2.66
                                             -----------------------------------------------------
                       Total                     2,153            $ 971,348,464             100.00 %
                                             =====================================================

        Weighted Average Maximum Mortgage Rate: 10.027%


GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                             NUMBER OF    AGGREGATE PRINCIPAL
                                             MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GROSS MARGIN (%)                       LOANS           OF CUT OFF DATE            LOANS
       ----------------                    ------------   -----------------------   ---------------
            2.001    -     2.250                   10            $ 3,504,454               0.36 %
            2.251    -     2.500                  117             52,327,646               5.39
            2.501    -     2.750                  445            221,008,779              22.75
            2.751    -     3.000                  502            255,830,098              26.34
            3.001    or    greater              1,079            438,677,488              45.16
                                           ----------------------------------------------------
                       Total                    2,153          $ 971,348,464             100.00 %
                                           ====================================================

             Weighted Average Gross Margin:     3.062%

PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP I

                                                   NUMBER OF      AGGREGATE PRINCIPAL
                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL PRINCIPAL BALANCE ($)                LOANS           OF CUT OFF DATE            LOANS
       ------------------------------            ------------   -----------------------   ---------------
                     0    -     100,000                    19             $ 1,409,433              0.37 %
               100,001    -     200,000                    89              13,889,346              3.68
               200,001    -     300,000                    88              22,367,638              5.92
               300,001    -     400,000                    94              33,230,970              8.80
               400,001    -     500,000                   115              51,780,095             13.71
               500,001    -     600,000                    72              39,946,165             10.58
               600,001    -     700,000                    55              35,377,488              9.37
               700,001    -     800,000                    35              26,224,107              6.94
               800,001    -     900,000                    22              19,190,564              5.08
               900,001    -     1,000,000                  25              24,498,307              6.49
             1,000,001    -     1,100,000                   9               9,551,285              2.53
             1,100,001    -     1,200,000                  12              13,799,055              3.65
             1,200,001    -     1,300,000                   7               8,791,920              2.33
             1,300,001    -     1,400,000                   4               5,562,740              1.47
             1,400,001    -     1,500,000                  13              19,113,914              5.06
             1,500,001    or    greater                    23              52,918,914             14.01
                                                      -------------------------------------------------
                       Total                              682           $ 377,651,940            100.00 %
                                                      =================================================

             Minimum Original Principal Balance:      $40,000
             Maximum Original Principal Balance:   $4,400,000
             Average Original Principal Balance:     $554,019

CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I


                                                   NUMBER OF     AGGREGATE PRINCIPAL
                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CURRENT PRINCIPAL BALANCE ($)                LOANS           OF CUT OFF DATE            LOANS
       ------------------------------            ------------   -----------------------   ---------------
                     0    -     100,000                  19              $ 1,409,433               0.37 %
               100,001    -     200,000                  86               13,288,126               3.52
               200,001    -     300,000                  89               22,366,606               5.92
               300,001    -     400,000                  96               33,767,235               8.94
               400,001    -     500,000                 112               50,227,162              13.30
               500,001    -     600,000                  74               40,745,879              10.79
               600,001    -     700,000                  56               36,196,694               9.58
               700,001    -     800,000                  35               26,224,107               6.94
               800,001    -     900,000                  17               14,674,816               3.89
               900,001    -     1,000,000                26               24,996,647               6.62
             1,000,001    -     1,100,000                13               13,568,692               3.59
             1,100,001    -     1,200,000                10               11,389,342               3.02
             1,200,001    -     1,300,000                 9               11,201,634               2.97
             1,300,001    -     1,400,000                 3                4,159,663               1.10
             1,400,001    -     1,500,000                13               19,013,288               5.03
             1,500,001    or    greater                  24               54,422,616              14.41
                                                   ----------------------------------------------------
                       Total                            682            $ 377,651,940             100.00 %
                                                   ====================================================

             Minimum Current Principal Balance:    $39,895
             Maximum Current Principal Balance: $4,420,342
             Average Current Principal Balance:   $553,742

MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                                   NUMBER OF    AGGREGATE PRINCIPAL
                                                   MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MORTGAGE INTEREST RATES (%)                  LOANS           OF CUT OFF DATE            LOANS
       ------------------------------            ------------   -----------------------   ---------------
             1.750    -     1.999                         96              $ 66,969,539            17.73 %
             2.000    -     2.249                         18                14,196,424             3.76
             2.250    -     2.499                          1                 2,251,370             0.60
             2.750    -     2.999                          3                   963,591             0.26
             3.000    -     3.249                          2                 1,539,857             0.41
             3.250    -     3.499                          2                   714,843             0.19
             4.250    -     4.499                         12                 7,672,130             2.03
             4.750    -     4.999                         83                45,230,866            11.98
             5.000    -     5.249                          5                 5,054,381             1.34
             5.250    -     5.499                         26                 9,536,286             2.53
             5.500    -     5.749                          2                 1,692,022             0.45
             5.750    -     5.999                          2                 1,046,642             0.28
             6.000    -     6.249                          7                 2,745,501             0.73
             6.250    -     6.499                         46                19,004,949             5.03
             6.500    -     6.749                        187                91,373,714            24.20
             6.750    -     6.999                         68                45,804,242            12.13
             7.000    -     7.249                         81                37,823,190            10.02
             7.250    -     7.499                         24                17,555,754             4.65
             7.500    -     7.749                          5                 3,016,692             0.80
             7.750    -     7.999                          9                 2,659,040             0.70
             8.000    -     8.249                          2                   369,478             0.10
             8.500    -     8.749                          1                   431,429             0.11
                                                     ---------------------------------------------------
                       Total                             682             $ 377,651,940           100.00 %
                                                     ===================================================

             Minimum Mortgage Rate:                    1.750%
             Maximum Mortgage Rate:                    8.561%
             Weighted Average Mortgage Rate:           5.344%


ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP I

                                                      NUMBER OF      AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL LOAN-TO-VALUE RATIOS (%)                LOANS           OF CUT OFF DATE            LOANS
       ---------------------------------            ------------   -----------------------   ---------------
                 0.00    -     30.00                         4             $ 2,013,381                 0.53 %
                30.01    -     40.00                        11               3,591,051                 0.95
                40.01    -     50.00                        16               6,287,082                 1.66
                50.01    -     55.00                        15               7,293,616                 1.93
                55.01    -     60.00                        14               6,262,039                 1.66
                60.01    -     65.00                        44              43,770,107                11.59
                65.01    -     70.00                        78              61,438,526                16.27
                70.01    -     75.00                       135              78,730,463                20.85
                75.01    -     80.00                       304             148,806,015                39.40
                80.01    -     85.00                         8               2,768,807                 0.73
                85.01    -     90.00                        40              13,137,904                 3.48
                90.01    -     95.00                         4               1,360,174                 0.36
                95.01    -     100.00                        9               2,192,775                 0.58
                                                      -----------------------------------------------------
                       Total                               682           $ 377,651,940               100.00 %
                                                      =====================================================

             Weighted Average Original Loan-to-Value:    73.12%

             *Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP I

                                                      NUMBER OF      AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GEOGRAPHIC DISTRIBUTION                         LOANS           OF CUT OFF DATE            LOANS
       ---------------------------------            ------------   -----------------------   ---------------
       Alabama                                                2             $ 421,177                0.11 %
       Alaska                                                 1               151,648                0.04
       Arizona                                               25            13,574,196                3.59
       Arkansas                                               1               199,000                0.05
       California                                           261           163,974,585               43.42
       Colorado                                               3             1,495,886                0.40
       Connecticut                                            3             3,113,446                0.82
       District of Columbia                                   1               272,922                0.07
       Florida                                               60            32,620,025                8.64
       Georgia                                                6             3,502,503                0.93
       Idaho                                                  2               448,616                0.12
       Illinois                                             108            58,334,451               15.45
       Indiana                                                2               146,829                0.04
       Iowa                                                   1               108,775                0.03
       Maryland                                              20             7,188,726                1.90
       Massachusetts                                          8             4,045,812                1.07
       Michigan                                               5             3,132,633                0.83
       Minnesota                                              1             1,263,005                0.33
       Montana                                                1               712,500                0.19
       Nevada                                                 9             4,143,998                1.10
       New Jersey                                            41            16,343,924                4.33
       New Mexico                                             4             1,639,789                0.43
       New York                                              41            29,029,641                7.69
       North Carolina                                        12             4,985,004                1.32
       Oregon                                                 7             1,674,957                0.44
       Pennsylvania                                           4               310,440                0.08
       Rhode Island                                           1               288,586                0.08
       South Carolina                                        10             4,292,265                1.14
       Tennessee                                              2               872,153                0.23
       Texas                                                  5               531,117                0.14
       Utah                                                   7             2,072,960                0.55
       Virginia                                              18            14,061,656                3.72
       Washington                                             8             2,372,174                0.63
       Wisconsin                                              1               204,640                0.05
       Wyoming                                                1               121,900                0.03
                                                      ----------------------------------------------------
             Total                                          682         $ 377,651,940              100.00 %
                                                      ====================================================

       *No more than approximately 1.57% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP I

                                                      NUMBER OF      AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CREDIT SCORES                                    LOANS           OF CUT OFF DATE            LOANS
       -------------                                ------------   -----------------------   ---------------
                 N/A                                            2              $ 483,326              0.13 %
           620    -     639                                    22              8,604,174              2.28
           640    -     659                                    53             23,692,942              6.27
           660    -     679                                    67             38,047,893             10.07
           680    -     699                                    83             53,331,474             14.12
           700    -     719                                    82             44,045,119             11.66
           720    -     739                                    79             46,100,203             12.21
           740    -     759                                    96             46,832,420             12.40
           760    -     779                                    91             56,179,027             14.88
           780    -     799                                    75             40,931,411             10.84
           800    -     819                                    32             19,403,952              5.14
                                                    -------------------------------------------------------
                       Total                                  682          $ 377,651,940            100.00 %
                                                    =======================================================

        Non-Zero Weighted Average Credit Score:               727

PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP I

                                                      NUMBER OF      AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PROPERTY TYPE                                    LOANS           OF CUT OFF DATE            LOANS
       -------------                                ------------   -----------------------   ---------------
       2-4 Family                                          39               $ 16,970,851              4.49 %
       CO-OP                                                7                  3,576,862              0.95
       Condominium                                         84                 40,627,131             10.76
       PUD                                                124                 74,271,404             19.67
       Single Family                                      428                242,205,692             64.13
                                                    ------------------------------------------------------
                 Total                                    682              $ 377,651,940            100.00 %
                                                    ======================================================


OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP I

                                                      NUMBER OF      AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       OCCUPANCY STATUS                                 LOANS           OF CUT OFF DATE            LOANS
       ----------------                             ------------   -----------------------   ---------------
       Investor                                           162             $ 61,092,863           16.18 %
       Owner Occupied                                     465              289,604,891           76.69
       Second Home                                         55               26,954,187            7.14
                                                       -------------------------------------------------------
                 Total                                    682            $ 377,651,940           100.00 %
                                                       =======================================================


LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                                      NUMBER OF    AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       LOAN PURPOSE                                 LOANS           OF CUT OFF DATE            LOANS
       ----------------                             ------------   -----------------------   ---------------
       Cash Out Refinance                                  319              $ 182,223,213             48.25 %
       Purchase                                            221                110,262,616             29.20
       Rate/Term Refinance                                 142                 85,166,111             22.55
                                                    --------------------------------------------------------
                 Total                                     682              $ 377,651,940            100.00 %
                                                    ========================================================


DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP I

                                                      NUMBER OF    AGGREGATE PRINCIPAL
                                                      MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       DOCUMENTATION TYPE                               LOANS           OF CUT OFF DATE            LOANS
       -------------------                          ------------   -----------------------   ---------------
             Full/Alternative                               141             $ 58,086,038           15.38 %
             Stated Income                                  487              296,379,102           78.48
             Stated/Stated                                   54               23,186,800            6.14
                                                    -----------------------------------------------------
                       Total                                682            $ 377,651,940          100.00 %
                                                    =====================================================

ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF     AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL TERM                                        LOANS           OF CUT OFF DATE            LOANS
       -------------                                    ------------   -----------------------   ---------------
       360 Months                                             393             $ 216,482,588              57.32 %
       480 Months                                             289               161,169,352              42.68
                                                          -----------------------------------------------------
                 Total                                        682             $ 377,651,940             100.00 %
                                                          =====================================================

       Minimum Original Term to Stated Maturity :           360 Months
       Maximum Original Term to Stated Maturity :           480 Months
       Weighted Average Original Term to Stated Maturity :  411 Months

REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF     AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       STATED REMAINING TERM                                LOANS           OF CUT OFF DATE            LOANS
       ---------------------                            ------------   -----------------------   ---------------
             300    -     359                                  387               $ 215,071,288            56.95 %
             360    -     360                                    6                   1,411,300             0.37
             361    or    greater                              289                 161,169,352            42.68
                                                        --------------------------------------------------------
                       Total                                   682               $ 377,651,940           100.00 %
                                                        ========================================================

       Minimum Remaining Term to Stated Maturity :             355 Months
       Maximum Remaining Term to Stated Maturity :             480 Months
       Weighted Average Remaining Term to Stated Maturity :    410 Months

INDEX OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF      AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       INDEX                                                LOANS           OF CUT OFF DATE            LOANS
       -----                                             ------------   -----------------------   ---------------
       MTA                                                      682             $ 377,651,940            100.00 %
                                                         -------------------------------------------------------
                 Total                                          682             $ 377,651,940            100.00 %
                                                         =======================================================


RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF      AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       RATE ADJUSTMENT FREQUENCY                           LOANS           OF CUT OFF DATE            LOANS
       -------------------------                         ------------   -----------------------   ---------------
         1 Month                                                682               $ 377,651,940             100.00 %
                                                         ---------------------------------------------------------
                       Total                                    682               $ 377,651,940             100.00 %
                                                         =========================================================

PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF      AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PAYMENT ADJUSTMENT FREQUENCY                        LOANS           OF CUT OFF DATE            LOANS
       ----------------------------                      ------------   -----------------------   ---------------
       1 Months                                                 37                 $ 22,759,823             6.03 %
       12 Months                                               645                  354,892,117            93.97
                                                         -------------------------------------------------------
                 Total                                         682                $ 377,651,940           100.00 %
                                                         =======================================================


MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I

                                                          NUMBER OF      AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MONTHS TO NEXT RATE ADJUSTMENT                       LOANS           OF CUT OFF DATE            LOANS
       ------------------------------                   ------------   -----------------------   ---------------
       1 Month                                                 462            $ 246,019,174            65.14 %
       2 Months                                                 88               60,841,517            16.11
       4 Months                                                  9                5,937,971             1.57
       5 Months                                                 13                6,968,467             1.85
       9 Months                                                  2                1,440,461             0.38
       10 Months                                                44               22,401,592             5.93
       11 Months                                                64               34,042,757             9.01
                                                        -----------------------------------------------------
                 Total                                         682            $ 377,651,940           100.00 %
                                                        =====================================================

       Weighted Average Next Rate Adjustment :            3 Months

MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP I


                                                         NUMBER OF      AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MAXIMUM MORTGAGE RATE (%)                          LOANS           OF CUT OFF DATE            LOANS
       -------------------------                      ------------   -----------------------   ---------------
                  9.751    -     10.000                       499            $ 310,260,824            82.16 %
                 10.251    -     10.500                       162               61,092,863            16.18
                 10.501    -     10.750                        21                6,298,253             1.67
                                                      ------------------------------------------------------
                       Total                                  682            $ 377,651,940           100.00 %
                                                      ======================================================

             Weighted Average Maximum Mortgage Rate:       10.025%

GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP I

                                                         NUMBER OF      AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GROSS MARGIN  (%)                                  LOANS           OF CUT OFF DATE            LOANS
       -----------------                              ------------   -----------------------   ---------------
                   2.001    -     2.250                         6             $ 2,473,072               0.65 %
                   2.251    -     2.500                        68              29,058,880               7.69
                   2.501    -     2.750                       241             133,258,670              35.29
                   2.751    -     3.000                       210             124,521,733              32.97
                   3.001    or    greater                     157              88,339,585              23.39
                                                      -------------------------------------------------------
                       Total                                  682           $ 377,651,940             100.00 %
                                                      =======================================================

       Weighted Average Gross Margin:                        2.855%

PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP II

                                                  NUMBER OF       AGGREGATE PRINCIPAL
                                                    MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL PRINCIPAL BALANCE ($)                 LOANS           OF CUT OFF DATE            LOANS
       ------------------------------              ------------   -----------------------   ---------------
                    0    -     100,000                  18               $ 1,409,478                 0.57 %
              100,001    -     200,000                  87                13,637,547                 5.56
              200,001    -     300,000                 123                31,338,535                12.78
              300,001    -     400,000                 100                34,670,327                14.14
              400,001    -     500,000                  77                34,528,087                14.08
              500,001    -     600,000                  51                28,144,300                11.47
              600,001    -     700,000                  29                18,904,273                 7.71
              700,001    -     800,000                  13                 9,743,782                 3.97
              800,001    -     900,000                   9                 7,688,818                 3.13
              900,001    -     1,000,000                11                10,693,884                 4.36
            1,100,001    -     1,200,000                 5                 5,849,816                 2.39
            1,200,001    -     1,300,000                 3                 3,805,912                 1.55
            1,300,001    -     1,400,000                 3                 4,078,294                 1.66
            1,400,001    -     1,500,000                 9                13,281,175                 5.41
            1,500,001    or    greater                  14                27,497,198                11.21
                                                   ------------------------------------------------------
                       Total                           552             $ 245,271,425               100.00 %
                                                   ======================================================

       Minimum Original Principal Balance:        $41,000
       Maximum Original Principal Balance:     $2,765,000
       Average Original Principal Balance:       $444,749

CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II


                                                    NUMBER OF      AGGREGATE PRINCIPAL
                                                    MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CURRENT PRINCIPAL BALANCE ($)                 LOANS           OF CUT OFF DATE            LOANS
       ------------------------------              ------------   -----------------------   ---------------
                    0    -     100,000                     16              $ 1,208,941               0.49 %
              100,001    -     200,000                     87               13,437,257               5.48
              200,001    -     300,000                    122               30,836,923              12.57
              300,001    -     400,000                    100               34,369,952              14.01
              400,001    -     500,000                     81               36,225,151              14.77
              500,001    -     600,000                     46               25,241,671              10.29
              600,001    -     700,000                     33               21,312,653               8.69
              700,001    -     800,000                     12                8,941,107               3.65
              800,001    -     900,000                      9                7,589,446               3.09
              900,001    -     1,000,000                    9                8,587,171               3.50
            1,000,001    -     1,100,000                    4                4,049,919               1.65
            1,100,001    -     1,200,000                    4                4,646,317               1.89
            1,200,001    -     1,300,000                    3                3,703,994               1.51
            1,300,001    -     1,400,000                    3                3,975,524               1.62
            1,400,001    -     1,500,000                    8               11,683,672               4.76
            1,500,001    or    greater                     15               29,461,726              12.01
                                                     ----------------------------------------------------
                       Total                              552            $ 245,271,425             100.00 %
                                                     ====================================================

             Minimum Current Principal Balance:       $41,011
             Maximum Current Principal Balance:    $2,778,619
             Average Current Principal Balance:      $444,332

Mortgage Rates of the Mortgage Loans as of the Cut-off Date in Group II

                                                    NUMBER OF      AGGREGATE PRINCIPAL
                                                    MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MORTGAGE INTEREST RATES (%)                   LOANS           OF CUT OFF DATE            LOANS
       ---------------------------                 ------------   -----------------------   ---------------
              1.000    -     1.249                       1              $ 328,000                 0.13 %
              1.250    -     1.499                       1                263,000                 0.11
              1.750    -     1.999                       3              2,265,381                 0.92
              2.000    -     2.249                       3                916,266                 0.37
              2.750    -     2.999                       1                268,991                 0.11
              4.750    -     4.999                      52             26,968,284                11.00
              5.000    -     5.249                       1                979,391                 0.40
              5.250    -     5.499                      34             12,268,423                 5.00
              6.000    -     6.249                       2                408,789                 0.17
              6.250    -     6.499                      29             14,690,674                 5.99
              6.500    -     6.749                      96             40,692,374                16.59
              6.750    -     6.999                     186             91,356,228                37.25
              7.000    -     7.249                      88             36,028,969                14.69
              7.250    -     7.499                      35             11,370,618                 4.64
              7.500    -     7.749                       8              2,455,996                 1.00
              7.750    -     7.999                       9              2,877,300                 1.17
              8.000    -     8.249                       3              1,132,741                 0.46
                                                      ------------------------------------------------
                       Total                           552          $ 245,271,425               100.00 %
                                                      ================================================

             Minimum Mortgage Rate:                 1.000%
             Maximum Mortgage Rate:                 8.078%
             Weighted Average Mortgage Rate:        6.495%


ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP II

                                                    NUMBER OF      AGGREGATE PRINCIPAL
                                                    MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL LOAN-TO-VALUE RATIOS (%)              LOANS           OF CUT OFF DATE            LOANS
       --------------------------------            ------------   -----------------------   ---------------
              0.00    -     30.00                         5              $ 1,355,590                0.55 %
             30.01    -     40.00                        14                5,394,212                2.20
             40.01    -     50.00                        15                7,003,497                2.86
             50.01    -     55.00                         6                3,655,301                1.49
             55.01    -     60.00                        16                9,574,045                3.90
             60.01    -     65.00                        28               19,540,890                7.97
             65.01    -     70.00                        62               38,885,465               15.85
             70.01    -     75.00                       106               51,185,670               20.87
             75.01    -     80.00                       254               93,248,656               38.02
             80.01    -     85.00                         5                2,110,937                0.86
             85.01    -     90.00                        31               10,922,969                4.45
             90.01    -     95.00                         2                  340,737                0.14
             95.01    -     100.00                        8                2,053,455                0.84
                                                   -----------------------------------------------------
                       Total                            552            $ 245,271,425              100.00 %
                                                   ======================================================

        Weighted Average Original Loan-to-Value:      72.63%

        *Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP II

                                                    NUMBER OF      AGGREGATE PRINCIPAL
                                                    MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GEOGRAPHIC DISTRIBUTION                        LOANS           OF CUT OFF DATE            LOANS
       ------------------------                    ------------   -----------------------   ---------------
       Arizona                                             31                $ 9,867,732             4.02 %
       California                                         198                102,155,062            41.65
       Colorado                                             8                  3,187,133             1.30
       Connecticut                                          5                  4,646,089             1.89
       Delaware                                             1                    155,209             0.06
       District of Columbia                                 3                  2,352,110             0.96
       Florida                                             87                 33,539,872            13.67
       Georgia                                              9                  3,070,449             1.25
       Hawaii                                               3                    952,215             0.39
       Idaho                                                1                    250,461             0.10
       Illinois                                            40                 12,916,062             5.27
       Indiana                                              1                    152,870             0.06
       Kentucky                                             5                    459,074             0.19
       Maryland                                            21                  9,865,639             4.02
       Massachusetts                                       21                 13,971,288             5.70
       Michigan                                            18                  8,157,716             3.33
       Mississippi                                          2                    213,345             0.09
       Missouri                                             2                    503,517             0.21
       Nevada                                              12                  4,500,232             1.83
       New Hampshire                                        3                    518,750             0.21
       New York                                             9                  4,598,299             1.87
       North Carolina                                      15                  8,905,808             3.63
       Ohio                                                 4                    893,039             0.36
       Oregon                                               8                  2,245,671             0.92
       Pennsylvania                                         8                  2,512,430             1.02
       South Carolina                                       3                  2,189,322             0.89
       Texas                                                6                  3,069,984             1.25
       Utah                                                 2                    514,488             0.21
       Virginia                                            16                  5,884,951             2.40
       Washington                                           9                  2,932,410             1.20
       Wisconsin                                            1                     90,198             0.04
                                                     ----------------------------------------------------
                 Total                                    552              $ 245,271,425           100.00 %
                                                     ====================================================

       *No more than approximately 1.62% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Credit Scores                              Mortgage Loans              of Cut-off Date                  Loans
      -------------                              --------------          -----------------------          --------------
                          N/A                          4                      $    526,163                      0.21 %
                       600  -   619                    2                           796,906                      0.32
                       620  -   639                   18                         7,670,989                      3.13
                       640  -   659                   29                        12,345,975                      5.03
                       660  -   679                   62                        30,216,832                     12.32
                       680  -   699                   84                        35,693,196                     14.55
                       700  -   712                   91                        42,701,306                     17.41
                       720  -   739                   74                        33,019,355                     13.46
                       740  -   759                   68                        32,425,910                     13.22
                       760  -   779                   73                        30,702,813                     12.52
                       780  -   799                   34                        14,396,875                      5.87
                       800  -   819                   12                         4,342,104                      1.77
                       820  -   839                    1                           433,000                      0.18
                                                 -----------------------------------------------------------------------
                          Total                      552                     $ 245,271,425                    100.00 %
                                                 =======================================================================

      Non-Zero Weighted Average Credit Score:       718


PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Property Type                              Mortgage Loans              of Cut-off Date                  Loans
      -------------                              --------------          -----------------------          --------------
        2-4 Family                                    35                     $  13,101,737                     5.34 %
        CO-OP                                          1                           325,000                     0.13
        Condominium                                   84                        25,974,527                    10.59
        PUD                                          106                        50,292,955                    20.51
        Single Family                                326                       155,577,206                    63.43
                                                 -----------------------------------------------------------------------
                          Total                      552                     $ 245,271,425                   100.00 %
                                                 =======================================================================


                                                                A-18

OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Occupancy Status                           Mortgage Loans              of Cut-off Date                  Loans
      ----------------                           --------------          -----------------------          --------------
      Investor                                       155                     $  47,567,551                    19.39 %
      Owner Occupied                                 350                       176,016,252                    71.76
      Second Home                                     47                        21,687,621                     8.84
                                                 -----------------------------------------------------------------------
                          Total                      552                     $ 245,271,425                   100.00 %
                                                 =======================================================================


LOAN PRUPOSE OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Loan Purpose                               Mortgage Loans              of Cut-off Date                  Loans
      ----------------                           --------------          -----------------------          --------------
      Cash Out Refinance                             307                    $ 140,076,865                      57.11 %
      Purchase                                       150                       59,164,890                      24.12
      Rate/Term Refinance                             95                       46,029,670                      18.77
                                                 -----------------------------------------------------------------------
                          Total                      552                    $ 245,271,425                     100.00 %
                                                 =======================================================================


DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Documentation Type                         Mortgage Loans              of Cut-off Date                  Loans
      ------------------                         --------------          -----------------------          --------------
      Full/Alternative                               120                   $  41,613,260                       16.97 %
      Stated Income                                  379                     179,404,869                       73.15
      Stated/Stated                                   53                      24,253,296                        9.89
                                                 -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                 =======================================================================


                                                                A-19


ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Original Term                              Mortgage Loans              of Cut-off Date                  Loans
      -------------                              --------------          -----------------------          --------------
      360 Months                                     306                   $ 124,548,332                       50.78 %
      480 Months                                     246                     120,723,092                       49.22
                                                 -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                 =======================================================================

        Minimum Original Term to Stated Maturity :                        360 Months
        Maximum Original Term to Stated Maturity :                        480 Months
        Weighted Average Original Term to Stated Maturity                 419 Months



REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Stated Remaining Term                      Mortgage Loans              of Cut-off Date                  Loans
      ---------------------                      --------------          -----------------------          --------------
      300 -  359 Months                              272                   $ 110,669,566                       45.12 %
      360 - 360 Months                                34                      13,878,766                        5.66
      361 -  480 Months                              246                     120,723,092                       49.22
                                                 -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                 =======================================================================

        Minimum Remaining Term to Stated Maturity :                       355 Months
        Maximum Remaining Term to Stated Maturity :                       479 Months
        Weighted Average Remaining Term to Stated Maturity                418 Months


INDEX OF THE MORTGAGE LOANS IN GROUP II


                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Index                                      Mortgage Loans              of Cut-off Date                  Loans
      -----                                      --------------          -----------------------          --------------
      MTA                                            552                   $ 245,271,425                      100.00 %
                                                 -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                 =======================================================================

RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                                                           Aggregate Principal
                                                   Number of              Balance Outstanding as          % of Mortgage
      Rate Adjustment Frequency                  Mortgage Loans              of Cut-off Date                  Loans
      -------------------------                  --------------          -----------------------          --------------
      1 Month                                        552                   $ 245,271,425                      100.00 %
                                                 -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                 =======================================================================


PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LAONS IN GROUP II

                                                                          Aggregate Principal
                                                  Number of              Balance Outstanding as           % of Mortgage
      Payment Adjustment Frequency              Mortgage Loans              of Cut-off Date                  Loans
      -------------------------                 ---------------          -----------------------          --------------
      1 Month                                         16                 $     7,725,832                        3.15 %
      12 Months                                      536                     237,545,593                       96.85
                                                -----------------------------------------------------------------------
                          Total                      552                 $   245,271,425                      100.00 %
                                                ========================================================================


                                                                A-20



MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II


                                                                          Aggregate Principal
                                                  Number of              Balance Outstanding as           % of Mortgage
        Months to Next Rate Adjustment          Mortgage Loans              of Cut-off Date                  Loans
        ------------------------------          ---------------          -----------------------          --------------
        1 Month                                      459                   $ 202,098,590                       82.40 %
        2 Months                                       6                   $   2,956,737                        1.21
        10 Months                                     27                   $  13,234,108                        5.40
        11 Months                                     57                   $  25,163,740                       10.26
        12 Months                                      3                   $   1,818,250                        0.74
                                                -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                ========================================================================

        Weighted Average Next Rate Adjustment:       3 Months


MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP II


                                                                          Aggregate Principal
                                                  Number of              Balance Outstanding as           % of Mortgage
        Maximum Mortgage Rate (%)               Mortgage Loans              of Cut-off Date                  Loans
        -------------------------               ---------------          -----------------------          --------------
                9.751  -   10.000                    378                   $ 191,962,457                       78.27 %
               10.251  -   10.500                    156                   $  47,745,663                       19.47
               10.501  -   10.750                     18                   $   5,563,306                        2.27
                                                -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                ========================================================================

        Weighted Average Maximum Mortgage Rate:    10.041%



GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP II


                                                                        Aggregate Principal
                                                  Number of              Balance Outstanding as           % of Mortgage
        GROSS MARGIN (%)                        Mortgage Loans              of Cut-off Date                  Loans
        ------------------                      ---------------          -----------------------          --------------
                2.001  -   2.250                       2                       $ 408,789                        0.17 %
                2.251  -   2.500                      32                      15,904,121                        6.48
                2.501  -   2.750                     157                      66,846,185                       27.25
                2.751  -   3.000                     169                      88,079,359                       35.91
                3.001  or  greater                   192                      74,032,971                       30.18
                                                -----------------------------------------------------------------------
                          Total                      552                   $ 245,271,425                      100.00 %
                                                ========================================================================
        Weighted Average Gross Margin:             2.912%


                                                                A-21


PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP III


                                                                        Aggregate Principal
                                                  Number of              Balance Outstanding as           % of Mortgage
        ORIGINAL PRINCIPAL BALANCE ($)          Mortgage Loans              of Cut-off Date                  Loans
        -----------------------------           ---------------          -----------------------          --------------
                    0  -   100,000                     3                    $    273,871                        0.47 %
              100,001  -   200,000                    31                       4,711,684                        8.11
              200,001  -   300,000                    49                      12,429,828                       21.39
              300,001  -   400,000                    28                      10,057,346                       17.30
              400,001  -   500,000                    17                       7,863,411                       13.53
              500,001  -   600,000                     8                       4,367,003                        7.51
              600,001  -   700,000                     7                       4,449,706                        7.66
              700,001  -   800,000                     3                       2,251,812                        3.87
              800,001  -   900,000                     3                       2,512,381                        4.32
              900,001  -   1,000,000                   3                       2,816,201                        4.85
            1,300,001  -   1,400,000                   2                       2,686,351                        4.62
            1,400,001  -   1,500,000                   1                       1,495,059                        2.57
            1,500,001  or  greater                     1                       2,206,185                        3.80
                                                -----------------------------------------------------------------------
                          Total                      156                    $ 58,120,838                      100.00 %
                                                ========================================================================


             Minimum Original Principal Balance:       $80,000
             Maximum Original Principal Balance:    $2,200,000
             Average Original Principal Balance:      $371,756




      CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP III


                                                                              Aggregate Principal
                                                          Number of          Balance Outstanding as           % of Mortgage
        CURRENT PRINCIPAL BALANCE ($)                  Mortgage Loans            of Cut-off Date                  Loans
        -----------------------------                  ---------------      -----------------------          --------------
                       0    -     100,000                 3                      $ 273,871                      0.47 %
                 100,001    -     200,000                31                      4,711,684                      8.11
                 200,001    -     300,000                46                     11,527,354                     19.83
                 300,001    -     400,000                28                      9,756,515                     16.79
                 400,001    -     500,000                20                      9,066,715                     15.60
                 500,001    -     600,000                 6                      3,163,315                      5.44
                 600,001    -     700,000                 9                      5,653,394                      9.73
                 700,001    -     800,000                 3                      2,251,812                      3.87
                 800,001    -     900,000                 3                      2,512,381                      4.32
                 900,001    -     1,000,000               3                      2,816,201                      4.85
               1,300,001    -     1,400,000               2                      2,686,351                      4.62
               1,400,001    -     1,500,000               1                      1,495,059                      2.57
               1,500,001    or    greater                 1                      2,206,185                      3.80
                                                      ---------------------------------------------------------------
        Total                                           156                   $ 58,120,838                    100.00 %
                                                      =================================================================


             Minimum Current Principal Balance:         $80,209
             Maximum Current Principal Balance:      $2,206,185
             Average Current Principal Balance:        $372,569






MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                            MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MORTGAGE INTEREST RATES ($)                           LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                     ------------   -----------------------   ----------------
              1.750    -     1.999                             2              $  615,696                  1.06 %
              2.000    -     2.249                             1                 250,740                  0.43
              4.750    -     4.999                             1                 190,274                  0.33
              5.000    -     5.249                             1                 149,826                  0.26
              5.250    -     5.499                             2                 418,378                  0.72
              6.250    -     6.499                             9               3,472,026                  5.97
              6.500    -     6.749                            29              12,510,017                 21.52
              6.750    -     6.999                            55              20,900,758                 35.96
              7.000    -     7.249                            30              10,596,310                 18.23
              7.250    -     7.499                            15               5,538,982                  9.53
              7.500    -     7.749                             5               1,309,327                  2.25
              7.750    -     7.999                             5               1,521,360                  2.62
              8.000    -     8.249                             1                 647,143                  1.11
                                                        ---------------------------------------------------------
                       Total                                 156            $ 58,120,838                 100.00 %
                                                        =========================================================

       Minimum Mortgage Rate:                             1.750%
       Maximum Mortgage Rate:                             8.171%
       Weighted Average Mortgage Rate:                    6.838%

ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                            MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL LOAN-TO-VALUE RATIOS ($)                      LOANS           OF CUT OFF DATE               LOANS
       ---------------------------------                 ------------   -----------------------   ----------------
               0.00    -     30.00                             2              $ 481,360                   0.83 %
              30.01    -     40.00                             1                761,823                   1.31
              40.01    -     50.00                             5              1,138,884                   1.96
              50.01    -     55.00                             3                837,885                   1.44
              55.01    -     60.00                             6              1,642,762                   2.83
              60.01    -     65.00                            13              6,483,496                  11.16
              65.01    -     70.00                            13              6,556,695                  11.28
              70.01    -     75.00                            31             11,846,208                  20.38
              75.01    -     80.00                            64             22,573,398                  38.84
              80.01    -     85.00                             3              1,060,797                   1.83
              85.01    -     90.00                            12              4,105,488                   7.06
              90.01    -     95.00                             2                347,379                   0.60
              95.01    -     100.00                            1                284,664                   0.49
                                                        ---------------------------------------------------------
                       Total                                 156           $ 58,120,838                 100.00 %
                                                        =========================================================

        Weighted Average Original Loan-to-Value:          73.73%

        *Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                            MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GEOGRAPHIC DISTRIBUTION                               LOANS           OF CUT OFF DATE               LOANS
       ---------------------------------                 ------------   -----------------------   ----------------
       Arizona                                                5               $ 2,909,790                 5.01 %
       California                                            50                24,542,006                42.23
       Colorado                                               2                   717,462                 1.23
       Connecticut                                            1                   236,378                 0.41
       Florida                                               32                 8,542,510                14.70
       Georgia                                                2                   389,227                 0.67
       Illinois                                               8                 1,891,731                 3.25
       Indiana                                                1                   350,000                 0.60
       Maryland                                               8                 1,944,313                 3.35
       Massachusetts                                          8                 2,601,420                 4.48
       Michigan                                               5                 2,020,693                 3.48
       Nevada                                                 5                 1,198,508                 2.06
       New York                                               3                 3,872,792                 6.66
       North Carolina                                         5                 1,131,921                 1.95
       Pennsylvania                                           1                   426,099                 0.73
       Rhode Island                                           2                   364,805                 0.63
       South Carolina                                         1                   704,857                 1.21
       Texas                                                  3                   294,370                 0.51
       Utah                                                   1                   497,133                 0.86
       Virginia                                               5                 1,588,436                 2.73
       Washington                                             7                 1,745,971                 3.00
       Wisconsin                                              1                   150,414                 0.26
                                                        ---------------------------------------------------------
                 Total                                      156              $ 58,120,838               100.00 %
                                                        =========================================================

       *No more than approximately 3.80% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                            MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CREDIT SCORES                                         LOANS           OF CUT OFF DATE               LOANS
       -------------                                     ------------   -----------------------   ----------------
               620    -     639                               11              $ 3,879,929                  6.68 %
               640    -     659                               14                6,240,300                 10.74
               660    -     679                               22                9,406,394                 16.18
               680    -     699                               20                7,124,840                 12.26
               700    -     719                               28               11,771,675                 20.25
               720    -     739                               22                6,336,610                 10.90
               740    -     759                               14                5,147,013                  8.86
               760    -     779                               12                4,756,172                  8.18
               780    -     799                               10                2,660,351                  4.58
               800    -     819                                3                  797,554                  1.37
                                                        ---------------------------------------------------------
                       Total                                 156              $58,120,838                100.00 %
                                                        =========================================================

        Non-Zero Weighted Average Credit Score:              703


PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                            MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PROPERTY TYPE                                         LOANS           OF CUT OFF DATE               LOANS
       -------------                                     ------------   -----------------------   ----------------
       2-4 Family                                               9             $  3,978,802                 6.85 %
       CO-OP                                                    1                2,206,185                 3.80
       Condominium                                             18                4,801,608                 8.26
       PUD                                                     31               13,524,076                23.27
       Single Family                                           97               33,610,168                57.83
                                                        --------------------- ------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                        =========================================================

OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP III

                                                         NUMBER OF       AGGREGATE PRINCIPAL
                                                          MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       OCCUPANCY STATUS                                     LOANS           OF CUT OFF DATE               LOANS
       -----------------                               ------------   -----------------------   ----------------
       Investor                                                37             $ 10,561,198                18.17 %
       Owner Occupied                                         113               45,727,897                78.68
       Second Home                                              6                1,831,743                 3.15
                                                      ---------------------------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                      =========================================================

LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP III

                                                         NUMBER OF       AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       LOAN PURPOSE                                       LOANS           OF CUT OFF DATE               LOANS
       ------------                                   ------------   -----------------------   ----------------
       Cash Out Refinance                                     104             $ 38,488,448                66.22 %
       Purchase                                                33               11,473,131                19.74
       Rate/Term Refinance                                     19                8,159,260                14.04
                                                        ---------------------------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                        =========================================================

DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP III

                                                         NUMBER OF       AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       DOCUMENTATION TYPE                                  LOANS           OF CUT OFF DATE               LOANS
       ------------------                              ------------   -----------------------   ----------------
       Full/Alternative                                       35              $ 11,395,888                19.61 %
       Stated Income                                          94                37,636,742                64.76
       Stated/Stated                                          27                 9,088,209                15.64
                                                        ---------------------------------------------------------
                 Total                                       156              $ 58,120,838               100.00 %
                                                        =========================================================

ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                                         NUMBER OF       AGGREGATE PRINCIPAL
                                                         MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL TERM                                       LOANS           OF CUT OFF DATE               LOANS
       -------------                                   ------------   -----------------------   ----------------
        360 Months                                             93             $ 31,211,522                53.70 %
        480 Months                                             63               26,909,316                46.30
                                                        ---------------------------------------------------------
                  Total                                       156             $ 58,120,838               100.00 %
                                                        =========================================================

        Minimum Original Term to Stated Maturity :            360 Months
        Maximum Original Term to Stated Maturity :            480 Months
        Weighted Average Original Term to Stated Maturity :   416 Months

REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       STATED REMAINING TERM                                LOANS           OF CUT OFF DATE               LOANS
       ---------------------                             ------------   -----------------------   ----------------
            300 -        359                                   84             $ 28,569,062                49.15 %
            360 -        360                                    9                2,642,460                 4.55
            361 or Greater                                     63               26,909,316                46.30
                                                        ---------------------------------------------------------
                       Total                                  156             $ 58,120,838               100.00 %
                                                        =========================================================

        Minimum Remaining Term to Stated Maturity :           355 Months
        Maximum Remaining Term to Stated Maturity :           479 Months
        Weighted Average Remaining Term to Stated Maturity :  414 Months

INDEX OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       INDEX                                                LOANS           OF CUT OFF DATE               LOANS
       -----                                             ------------   -----------------------   ----------------
       MTA                                                    156             $ 58,120,838               100 %
                                                        ---------------------------------------------------------
                       Total                                  156             $ 58,120,838               100 %
                                                        =========================================================


RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       RATE ADJUSTMENT FREQUENCY                            LOANS           OF CUT OFF DATE               LOANS
       -------------------------                         ------------   -----------------------   ----------------
       1 Month                                                156             $ 58,120,838               100.00 %
                                                        ---------------------------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                        =========================================================


PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PAYMENT ADJUSTMENT FREQUENCY                         LOANS           OF CUT OFF DATE               LOANS
       ----------------------------                      ------------   -----------------------   ----------------
       1 Month                                                  2             $    852,500                 1.47 %
       12 Months                                              154               57,268,338                98.53
                                                        ---------------------------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                        =========================================================

MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MONTHS TO NEXT RATE ADJUSTMENT                        LOANS           OF CUT OFF DATE               LOANS
       ------------------------------                    ------------   -----------------------   ----------------
       1 Month                                                149             $ 56,495,924                97.20 %
       2 Months                                                 3                  866,436                 1.49
       11 Months                                                4                  758,478                 1.31
                                                        ---------------------------------------------------------
                 Total                                        156             $ 58,120,838               100.00 %
                                                        =========================================================

       Weighted Average Next Rate Adjustment:            1 Month


MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MAXIMUM MORTGAGE RATE (%)                             LOANS           OF CUT OFF DATE               LOANS
       -------------------------                         ------------   -----------------------   ----------------
               9.751    -     10.000                          113             $ 45,391,137                78.10 %
              10.251    -     10.500                           37               10,561,198                18.17
              10.501    -     10.750                            6                2,168,503                 3.73
                                                        ---------------------------------------------------------
                       Total                                  156             $ 58,120,838               100.00 %
                                                        =========================================================

       Weighted Average Maximum Mortgage Rate:            10.045%


GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP III

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GROSS MARGIN (%)                                      LOANS           OF CUT OFF DATE               LOANS
       ----------------                                   ------------   -----------------------   ----------------
             2.001    -     2.250                               1              $   488,927                 0.84 %
             2.251    -     2.500                               8                2,933,804                 5.05
             2.501    -     2.750                              33               13,954,075                24.01
             2.751    -     3.000                              57               21,349,258                36.73
             3.001    or    greater                            57               19,394,774                33.37
                                                        ---------------------------------------------------------
                       Total                                  156             $ 58,120,838               100.00 %
                                                        =========================================================

      Weighted Average Gross Margin:                      2.937%

PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL PRINCIPAL BALANCE ($)                        LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                     ------------   -----------------------   ----------------
                     0    -     100,000                        33               $ 2,697,754                0.93 %
               100,001    -     200,000                       168                26,167,656                9.01
               200,001    -     300,000                       212                53,532,392               18.44
               300,001    -     400,000                       129                45,280,271               15.60
               400,001    -     500,000                        82                36,608,161               12.61
               500,001    -     600,000                        56                31,146,329               10.73
               600,001    -     700,000                        20                12,844,071                4.42
               700,001    -     800,000                        14                10,625,023                3.66
               800,001    -     900,000                         8                 6,840,699                2.36
               900,001    -     1,000,000                       7                 6,774,030                2.33
             1,000,001    -     1,100,000                       4                 4,232,647                1.46
             1,100,001    -     1,200,000                       3                 3,510,028                1.21
             1,200,001    -     1,300,000                       5                 6,362,925                2.19
             1,300,001    -     1,400,000                       2                 2,655,600                0.91
             1,400,001    -     1,500,000                       6                 8,742,729                3.01
             1,500,001    or    greater                        14                32,283,946               11.12
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

        Minimum Original Principal Balance:               $40,000
        Maximum Original Principal Balance:            $3,500,000
        Average Original Principal Balance:              $379,695



CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CURRENT PRINCIPAL BALANCE ($)                        LOANS           OF CUT OFF DATE               LOANS
       -----------------------------                     ------------   -----------------------   ----------------
                      0    -     100,000                       31               $ 2,497,115                0.86 %
                100,001    -     200,000                      164                25,165,200                8.67
                200,001    -     300,000                      210                52,328,813               18.03
                300,001    -     400,000                      134                46,482,694               16.01
                400,001    -     500,000                       84                37,310,799               12.85
                500,001    -     600,000                       52                28,638,473                9.86
                600,001    -     700,000                       25                15,853,537                5.46
                700,001    -     800,000                       12                 9,020,602                3.11
                800,001    -     900,000                       10                 8,445,120                2.91
                900,001    -     1,000,000                      6                 5,767,909                1.99
              1,000,001    -     1,100,000                      4                 4,134,626                1.42
              1,100,001    -     1,200,000                      3                 3,414,142                1.18
              1,200,001    -     1,300,000                      5                 6,259,334                2.16
              1,300,001    -     1,400,000                      3                 3,959,220                1.36
              1,400,001    -     1,500,000                      5                 7,234,523                2.49
              1,500,001    or    greater                       15                33,792,153               11.64
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

             Minimum Current Principal Balance:           $40,000
             Maximum Current Principal Balance:        $3,497,695
             Average Current Principal Balance:          $380,477

MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MORTGAGE INTEREST RATES (%)                          LOANS           OF CUT OFF DATE               LOANS
       ---------------------------                       ------------   -----------------------   ----------------
              1.000    -     1.249                              1                 $ 400,000                0.14 %
              1.750    -     1.999                              3                 1,396,123                0.48
              2.000    -     2.249                              2                 1,022,410                0.35
              3.000    -     3.249                              1                   405,000                0.14
              3.750    -     3.999                              1                   250,531                0.09
              4.750    -     4.999                             27                13,924,215                4.80
              5.000    -     5.249                              1                 1,674,410                0.58
              5.250    -     5.499                              6                 1,101,127                0.38
              6.000    -     6.249                              1                   138,463                0.05
              6.250    -     6.499                              9                 4,345,350                1.50
              6.500    -     6.749                             14                 5,056,030                1.74
              6.750    -     6.999                             61                24,303,110                8.37
              7.000    -     7.249                            103                38,713,787               13.34
              7.250    -     7.499                            228                80,706,951               27.80
              7.500    -     7.749                            185                66,042,645               22.75
              7.750    -     7.999                             77                35,893,246               12.36
              8.000    -     8.249                             24                 8,093,782                2.79
              8.250    -     8.499                             11                 4,097,156                1.41
              8.500    -     8.749                              8                 2,739,924                0.94
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

             Minimum Mortgage Rate:                        1.000%
             Maximum Mortgage Rate:                        8.701%
             Weighted Average Mortgage Rate:               7.242%

ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL LOAN-TO-VALUE RATIOS(%)                     LOANS           OF CUT OFF DATE               LOANS
       --------------------------------                  ------------   -----------------------   ----------------
                 0.00    -     30.00                            8               $ 1,333,985                0.46 %
                30.01    -     40.00                           11                 1,611,822                0.56
                40.01    -     50.00                           25                 6,347,122                2.19
                50.01    -     55.00                           17                 8,584,225                2.96
                55.01    -     60.00                           21                 6,947,454                2.39
                60.01    -     65.00                           41                24,137,623                8.31
                65.01    -     70.00                           67                37,885,912               13.05
                70.01    -     75.00                          198                73,642,881               25.37
                75.01    -     80.00                          278               100,538,434               34.63
                80.01    -     85.00                           13                 3,957,563                1.36
                85.01    -     90.00                           55                17,525,313                6.04
                90.01    -     95.00                           13                 2,827,025                0.97
                95.01    -     100.00                          16                 4,964,901                1.71
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

             Weighted Average Original Loan-to-Value:       74.07%

             *Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GEOGRAPHIC DISTRIBUTION                              LOANS           OF CUT OFF DATE               LOANS
       -----------------------                           ------------   -----------------------   ----------------
       Arizona                                                 19               $ 7,025,483                2.42 %
       California                                             208                89,951,519               30.99
       Colorado                                                 7                 1,464,218                0.50
       Connecticut                                              3                 1,052,670                0.36
       District of Columbia                                     2                   719,802                0.25
       Florida                                                210                74,021,584               25.50
       Georgia                                                  4                   629,882                0.22
       Hawaii                                                   1                   331,142                0.11
       Idaho                                                    1                   138,150                0.05
       Illinois                                                28                 7,082,398                2.44
       Indiana                                                  1                   138,463                0.05
       Maryland                                                38                12,661,476                4.36
       Massachusetts                                           22                 8,082,278                2.78
       Michigan                                                53                27,072,826                9.33
       Minnesota                                                7                 1,888,336                0.65
       Missouri                                                 2                   856,864                0.30
       Nevada                                                  42                14,683,392                5.06
       New York                                                14                 6,879,396                2.37
       North Carolina                                           2                   626,652                0.22
       Ohio                                                    12                 6,514,843                2.24
       Oregon                                                   1                   255,137                0.09
       Pennsylvania                                            11                 2,202,507                0.76
       Rhode Island                                             3                   496,970                0.17
       Texas                                                    1                   331,613                0.11
       Utah                                                     7                 1,922,013                0.66
       Virginia                                                48                18,891,391                6.51
       Washington                                              15                 4,198,250                1.45
       Wisconsin                                                1                   185,004                0.06
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

       *No more than approximately 1.78% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.


CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       CREDIT SCORES                                        LOANS           OF CUT OFF DATE               LOANS
       -------------                                     ------------   -----------------------   ----------------
                     N/A                                        1                 $ 240,975                0.08 %
               600    -     619                                 3                   666,488                0.23
               620    -     639                                50                15,347,640                5.29
               640    -     659                                78                24,105,006                8.30
               660    -     679                               114                43,186,486               14.88
               680    -     699                               104                42,482,806               14.63
               700    -     719                               115                44,947,846               15.48
               720    -     739                                87                40,068,462               13.80
               740    -     759                                80                30,567,703               10.53
               760    -     779                                65                25,039,891                8.63
               780    -     799                                40                16,366,438                5.64
               800    -     819                                26                 7,284,519                2.51
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

             Non-Zero Weighted Average Credit Score:          710

PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PROPERTY TYPE                                        LOANS           OF CUT OFF DATE               LOANS
       -------------                                     ------------   -----------------------   ----------------
       2-4 Family                                              30               $ 9,880,924                3.40 %
       Condominium                                             87                24,706,831                8.51
       PUD                                                    175                77,389,060               26.66
       Single Family                                          471               178,327,445               61.43
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       OCCUPANCY STATUS                                     LOANS           OF CUT OFF DATE               LOANS
       ----------------                                  ------------   -----------------------   ----------------
       Investor                                               111              $ 28,186,546                9.71 %
       Owner Occupied                                         618               249,147,828               85.82
       Second Home                                             34                12,969,887                4.47
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       LOAN PURPOSE                                         LOANS           OF CUT OFF DATE               LOANS
       ------------                                      ------------   -----------------------   ----------------
       Cash Out Refinance                                     525              $ 199,746,901              68.81 %
       Purchase                                               105                 43,013,732              14.82
       Rate/Term Refinance                                    133                 47,543,628              16.38
                                                        ---------------------------------------------------------
                 Total                                        763              $ 290,304,261             100.00 %
                                                        =========================================================

DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       DOCUMENTATION TYPE                                   LOANS           OF CUT OFF DATE               LOANS
       ------------------                                ------------   -----------------------   ----------------
       Full/Alternative                                       160              $ 40,836,002               14.07 %
       Stated Income                                          432               198,554,987               68.40
       Stated/Stated                                          171                50,913,272               17.54
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       ORIGINAL TERM                                        LOANS           OF CUT OFF DATE               LOANS
       -------------                                     ------------   -----------------------   ----------------
       360 Months                                             395             $ 133,808,191               46.09 %
       480 Months                                             368               156,496,069               53.91
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

       Minimum Original Term to Stated Maturity :                       360 Months
       Maximum Original Term to Stated Maturity :                       480 Months
       Weighted Average Original Term to Stated Maturity :              425 Months

REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       STATED REMAINING TERM                                 LOANS           OF CUT OFF DATE               LOANS
       ---------------------                             ------------   -----------------------   ----------------
           300    -     359                                    332            $ 114,626,585               39.48 %
           360    -     360                                     63               19,181,606                6.61
           361    or    greater                                368              156,496,069               53.91
                                                        ---------------------------------------------------------
                Total                                          763            $ 290,304,261              100.00 %
                                                        =========================================================

             Minimum Remaining Term to Stated Maturity :                      355 Months
             Maximum Remaining Term to Stated Maturity :                      480 Months
             Weighted Average Remaining Term to Stated Maturity :             424 Months

INDEX OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       INDEX                                                 LOANS           OF CUT OFF DATE               LOANS
       -----                                             ------------   -----------------------   ----------------
       MTA                                                    763             $ 290,304,261              100.00 %
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       INDEX                                                 LOANS           OF CUT OFF DATE               LOANS
       -----                                             ------------   -----------------------   ----------------
       1 Month                                                763             $ 290,304,261              100.00 %
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261              100.00 %
                                                        =========================================================

PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       PAYMENT ADJUSTMENT FREQUENCY                         LOANS           OF CUT OFF DATE               LOANS
       ----------------------------                      ------------   -----------------------   ----------------
       1 Months                                                 3               $ 1,235,000                 0.43 %
       12 Months                                              760               289,069,261                99.57
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261               100.00 %
                                                        =========================================================


MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MONTHS TO NEXT RATE ADJUSTMENT                       LOANS           OF CUT OFF DATE               LOANS
       ------------------------------                    ------------   -----------------------   ----------------
       1 Month                                                725             $ 272,393,340              93.83 %
       2 Months                                                 2                   758,831               0.26
       10 Months                                               16                 8,127,384               2.80
       11 Months                                               20                 9,024,705               3.11
                                                        ---------------------------------------------------------
                 Total                                        763             $ 290,304,261             100.00 %
                                                        =========================================================

       Weighted Average Next Rate Adjustment:            2 Month

MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       MAXIMUM MORTGAGE RATE (%)                            LOANS           OF CUT OFF DATE               LOANS
       -------------------------                         ------------   -----------------------   ----------------
              9.751    -     10.000                           611             $ 250,131,918               86.16 %
             10.251    -     10.500                           112                28,400,829                9.78
             10.501    -     10.750                            40                11,771,513                4.05
                                                        ---------------------------------------------------------
                       Total                                  763             $ 290,304,261              100.00 %
                                                        =========================================================

        Weighted Average Maximum Mortgage Rate:          10.013%

GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP IV

                                                           NUMBER OF       AGGREGATE PRINCIPAL
                                                           MORTGAGE      BALANCE OUTSTANDING AS     % OF MORTGAGE
       GROSS MARGIN (%)                                     LOANS           OF CUT OFF DATE               LOANS
       ----------------                                  ------------   -----------------------   ----------------
            2.001    -     2.250                                1               $ 133,667                  0.05 %
            2.251    -     2.500                                9               4,430,842                  1.53
            2.501    -     2.750                               14               6,949,848                  2.39
            2.751    -     3.000                               66              21,879,747                  7.54
            3.001    or    greater                            673             256,910,158                 88.50
                                                        ---------------------------------------------------------
                       Total                                  763           $ 290,304,261                100.00 %
                                                        =========================================================

       Weighted Average Gross Margin:                       3.484%

                                   SCHEDULE B

           SCHEDULE OF STRIKE PRICES AND PROJECTED PRINCIPAL BALANCES


                             CLASS 1-A CERTIFICATES
                             ----------------------



MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
June 2006                           348,384,000.00                    100.00
July 2006                           339,738,387.74                      7.29
August 2006                         331,960,758.60                      8.32
September 2006                      324,727,267.56                      8.32
October 2006                        317,645,034.29                      8.69
November 2006                       310,734,366.55                      8.51
December 2006                       303,994,924.74                      8.80
January 2007                        297,395,067.30                      8.52
February 2007                       290,930,941.25                      8.52
March 2007                          284,600,369.26                      9.46
April 2007                          278,403,045.62                      8.82
May 2007                            272,381,891.62                      9.54
June 2007                           266,544,194.72                      9.23
July 2007                           260,824,304.22                      9.54
August 2007                         255,219,937.55                      9.23
September 2007                      249,728,668.35                      9.23
October 2007                        244,348,122.91                      9.54
November 2007                       239,055,330.06                      9.23
December 2007                       233,850,210.08                      9.54
January 2008                        228,694,097.18                      9.23
February 2008                       223,610,430.64                      9.23
March 2008                          218,582,151.34                      9.87
April 2008                          213,656,026.19                      9.23
May 2008                            208,814,446.61                      9.54
June 2008                           204,037,869.06                      9.23
July 2008                           199,360,980.43                      9.54
August 2008                         194,781,767.98                      9.23
September 2008                      190,298,122.32                      9.23
October 2008                        185,903,113.20                      9.54
November 2008                       181,599,783.73                      9.23
December 2008                       177,386,155.99                      9.54
January 2009                        173,259,658.24                      9.23
February 2009                       169,218,834.56                      9.23
March 2009                          165,261,983.09                     10.22
April 2009                          161,386,243.57                      9.23
May 2009                            157,578,842.84                      9.54
June 2009                           153,824,070.41                      9.23
July 2009                           150,732,705.97                      9.54
August 2009                         147,681,473.23                      9.23
September 2009                      144,599,670.99                      9.23
October 2009                        141,561,023.42                      9.54
November 2009                       138,587,388.58                      9.23
December 2009                       135,669,743.89                      9.54
January 2010                        132,801,996.09                      9.23

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
February 2010                       129,961,018.38                      9.23
March 2010                          127,044,545.65                     10.22
April 2010                          124,179,838.91                      9.23
May 2010                            121,361,766.54                      9.54
June 2010                           118,591,063.97                      9.23
July 2010                           115,869,037.06                      9.54
August 2010                         113,183,069.78                      9.23
September 2010                      110,558,554.88                      9.23
October 2010                        107,950,505.04                      9.54
November 2010                       105,398,099.30                      9.23
December 2010                       102,902,961.10                      9.54
January 2011                        100,466,905.85                      9.23
February 2011                        98,087,610.75                      9.23
March 2011                           95,764,271.77                     10.22
April 2011                           93,494,950.56                      9.23
May 2011                             91,260,325.37                      9.54
June 2011                            89,053,604.05                      9.23
July 2011                            86,899,854.23                      9.54
August 2011                          84,797,810.25                      9.23
September 2011                       82,746,236.62                      9.23
October 2011                         80,743,927.27                      9.54
November 2011                        78,789,704.85                      9.23
December 2011                        76,882,420.08                      9.54
January 2012                         75,020,951.06                      9.23
February 2012                        73,204,202.61                      9.23
March 2012                           71,431,105.65                      9.87
April 2012                           69,700,616.60                      9.23
May 2012                             68,011,716.71                      9.54
June 2012                            66,363,411.53                      9.23
July 2012                            64,754,730.32                      9.54
August 2012                          63,184,725.45                      9.23
September 2012                       61,652,471.91                      9.23
October 2012                         60,157,066.72                      9.54
November 2012                        58,697,628.42                      9.23
December 2012                        57,273,296.57                      9.54
January 2013                         55,883,231.27                      9.23
February 2013                        54,526,612.59                      9.23
March 2013                           53,202,640.20                     10.22
April 2013                           51,910,532.83                      9.23
May 2013                             50,649,527.85                      9.54
June 2013                            49,418,880.80                      9.23
July 2013                            48,217,864.99                      9.54
August 2013                          47,045,771.06                      9.23
September 2013                       45,901,906.57                      9.23
October 2013                         44,785,595.58                      9.54
November 2013                        43,696,178.30                      9.23
December 2013                        42,633,010.67                      9.54
January 2014                         41,595,463.99                      9.23
February 2014                        40,582,924.55                      9.23

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
March 2014                           39,594,793.32                     10.22
April 2014                           38,630,485.51                      9.23
May 2014                             37,689,430.34                      9.54
June 2014                            36,771,070.61                      9.23
July 2014                            35,874,862.45                      9.54
August 2014                          35,000,274.94                      9.23
September 2014                       34,146,789.85                      9.23
October 2014                         33,313,901.32                      9.54
November 2014                        32,501,115.56                      9.23
December 2014                        31,707,950.58                      9.54
January 2015                         30,933,935.88                      9.23

                             CLASS 2-A CERTIFICATES
                             ----------------------

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        ------------------
June 2006                            226,263,000.00                    100.00
July 2006                            220,926,544.11                      8.61
August 2006                          216,199,525.36                      8.43
September 2006                       211,588,060.90                      8.43
October 2006                         207,071,204.58                      8.72
November 2006                        202,646,940.52                      8.44
December 2006                        198,313,297.13                      8.73
January 2007                         194,068,276.64                      8.45
February 2007                        189,909,801.86                      8.45
March 2007                           185,835,765.22                      9.36
April 2007                           181,844,549.43                      8.71
May 2007                             177,967,274.18                      9.49
June 2007                            174,216,076.22                      9.21
July 2007                            170,542,535.87                      9.52
August 2007                          166,942,003.37                      9.21
September 2007                       163,412,966.79                      9.21
October 2007                         159,953,946.62                      9.52
November 2007                        156,553,887.97                      9.21
December 2007                        153,214,445.76                      9.52
January 2008                         149,889,433.71                      9.21
February 2008                        146,605,330.78                      9.21
March 2008                           143,354,921.23                      9.85
April 2008                           140,169,674.06                      9.21
May 2008                             137,042,920.71                      9.52
June 2008                            133,957,973.45                      9.21
July 2008                            130,934,824.53                      9.52
August 2008                          127,972,112.05                      9.21
September 2008                       125,070,489.78                      9.21
October 2008                         122,228,652.28                      9.52
November 2008                        119,445,322.83                      9.21
December 2008                        116,719,252.80                      9.52
January 2009                         114,049,175.82                      9.21
February 2009                        111,433,773.19                      9.21
March 2009                           108,871,705.79                     10.20
April 2009                           106,361,952.55                      9.21
May 2009                             103,898,228.21                      9.52
June 2009                            101,467,397.91                      9.21
July 2009                             99,459,487.82                      9.52
August 2009                           97,470,283.18                      9.21
September 2009                        95,389,677.92                      9.21
October 2009                          93,317,147.71                      9.52
November 2009                         91,283,743.93                      9.21
December 2009                         89,295,759.81                      9.52
January 2010                          87,352,162.07                      9.21
February 2010                         85,424,782.88                      9.21
March 2010                            83,419,733.47                     10.20
April 2010                            81,454,840.98                      9.21

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
May 2010                             79,529,329.14                      9.52
June 2010                            77,644,865.41                      9.21
July 2010                            75,804,165.00                      9.52
August 2010                          74,004,811.12                      9.21
September 2010                       72,248,138.55                      9.21
October 2010                         70,530,903.92                      9.52
November 2010                        68,854,438.34                      9.21
December 2010                        67,217,774.62                      9.52
January 2011                         65,619,968.53                      9.21
February 2011                        64,060,098.24                      9.21
March 2011                           62,537,263.75                     10.20
April 2011                           61,050,586.42                      9.21
May 2011                             59,590,796.70                      9.52
June 2011                            58,151,886.22                      9.21
July 2011                            56,746,506.37                      9.52
August 2011                          55,374,849.96                      9.21
September 2011                       54,036,111.42                      9.21
October 2011                         52,729,504.37                      9.52
November 2011                        51,454,261.18                      9.21
December 2011                        50,209,632.48                      9.52
January 2012                         48,994,886.77                      9.21
February 2012                        47,809,309.95                      9.21
March 2012                           46,652,204.97                      9.85
April 2012                           45,522,891.34                      9.21
May 2012                             44,420,704.83                      9.52
June 2012                            43,344,997.01                      9.21
July 2012                            42,295,134.90                      9.52
August 2012                          41,270,500.61                      9.21
September 2012                       40,270,490.98                      9.21
October 2012                         39,294,517.21                      9.52
November 2012                        38,342,004.55                      9.21
December 2012                        37,412,391.92                      9.52
January 2013                         36,505,131.65                      9.21
February 2013                        35,619,689.11                      9.21
March 2013                           34,755,542.39                     10.20
April 2013                           33,912,182.07                      9.21
May 2013                             33,089,110.82                      9.52
June 2013                            32,285,843.21                      9.21
July 2013                            31,501,905.37                      9.52
August 2013                          30,736,834.72                      9.21
September 2013                       29,990,179.73                      9.21
October 2013                         29,261,499.61                      9.52
November 2013                        28,550,364.10                      9.21
December 2013                        27,856,353.22                      9.52
January 2014                         27,179,056.96                      9.21
February 2014                        26,518,075.13                      9.21
March 2014                           25,873,017.06                     10.20
April 2014                           25,243,501.43                      9.21
May 2014                             24,629,155.98                      9.52

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
June 2014                            24,029,617.36                      9.21
July 2014                            23,444,530.88                      9.52
August 2014                          22,873,550.30                      9.21
September 2014                       22,316,337.66                      9.21
October 2014                         21,772,563.07                      9.52
November 2014                        21,241,904.49                      9.21
December 2014                        20,724,047.58                      9.52
January 2015                         20,218,685.50                      9.21

                             CLASS 3-A CERTIFICATES
                             ----------------------

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
June 2006                            53,616,000.00                    100.00
July 2006                            52,385,058.24                      9.32
August 2006                          51,318,270.67                      9.14
September 2006                       50,277,716.92                      9.14
October 2006                         49,257,445.63                      9.45
November 2006                        48,257,044.07                      9.14
December 2006                        47,276,108.21                      9.45
January 2007                         46,314,242.57                      9.14
February 2007                        45,370,523.97                      9.14
March 2007                           44,445,130.43                     10.12
April 2007                           43,537,690.36                      9.14
May 2007                             42,647,306.62                      9.51
June 2007                            41,770,260.16                      9.20
July 2007                            40,909,989.26                      9.51
August 2007                          40,066,437.36                      9.20
September 2007                       39,239,265.18                      9.20
October 2007                         38,428,140.61                      9.51
November 2007                        37,619,480.31                      9.20
December 2007                        36,805,005.40                      9.51
January 2008                         35,997,671.29                      9.20
February 2008                        35,203,218.94                      9.20
March 2008                           34,405,230.59                      9.84
April 2008                           33,623,953.26                      9.20
May 2008                             32,858,595.25                      9.51
June 2008                            32,104,790.71                      9.20
July 2008                            31,366,602.56                      9.51
August 2008                          30,643,920.57                      9.20
September 2008                       29,936,408.33                      9.20
October 2008                         29,243,736.95                      9.51
November 2008                        28,565,584.84                      9.20
December 2008                        27,901,637.58                      9.51
January 2009                         27,251,587.71                      9.20
February 2009                        26,614,786.18                      9.20
March 2009                           25,991,301.14                     10.19
April 2009                           25,380,844.77                      9.20
May 2009                             24,782,788.95                      9.51
June 2009                            24,193,623.67                      9.20
July 2009                            23,706,696.61                      9.51
August 2009                          23,221,294.68                      9.20
September 2009                       22,719,346.08                      9.20
October 2009                         22,224,942.88                      9.51
November 2009                        21,741,572.14                      9.20
December 2009                        21,268,983.07                      9.51
January 2010                         20,806,930.62                      9.20
February 2010                        20,343,810.23                      9.20
March 2010                           19,859,173.53                     10.19
April 2010                           19,384,678.66                      9.20

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
May 2010                             18,921,363.28                      9.51
June 2010                            18,466,505.41                      9.20
July 2010                            18,022,525.46                      9.51
August 2010                          17,589,164.13                      9.20
September 2010                       17,166,168.32                      9.20
October 2010                         16,752,327.37                      9.51
November 2010                        16,348,029.20                      9.20
December 2010                        15,953,424.11                      9.51
January 2011                         15,568,280.68                      9.20
February 2011                        15,192,373.01                      9.20
March 2011                           14,825,480.58                     10.19
April 2011                           14,467,388.10                      9.20
May 2011                             14,117,885.43                      9.51
June 2011                            13,776,333.39                      9.20
July 2011                            13,442,982.73                      9.51
August 2011                          13,117,637.47                      9.20
September 2011                       12,800,106.27                      9.20
October 2011                         12,490,202.36                      9.51
November 2011                        12,187,743.44                      9.20
December 2011                        11,892,551.53                      9.51
January 2012                         11,604,452.89                      9.20
February 2012                        11,323,277.95                      9.20
March 2012                           11,048,861.14                      9.84
April 2012                           10,781,040.86                      9.20
May 2012                             10,519,659.37                      9.51
June 2012                            10,264,562.67                      9.20
July 2012                            10,015,600.43                      9.51
August 2012                           9,772,625.92                      9.20
September 2012                        9,535,495.90                      9.20
October 2012                          9,304,070.55                      9.51
November 2012                         9,078,213.37                      9.20
December 2012                         8,857,791.12                      9.51
January 2013                          8,642,673.74                      9.20
February 2013                         8,432,734.28                      9.20
March 2013                            8,227,848.80                     10.19
April 2013                            8,027,896.33                      9.20
May 2013                              7,832,758.78                      9.51
June 2013                             7,642,320.87                      9.20
July 2013                             7,456,470.07                      9.51
August 2013                           7,275,096.55                      9.20
September 2013                        7,098,093.09                      9.20
October 2013                          6,925,355.03                      9.51
November 2013                         6,756,780.19                      9.20
December 2013                         6,592,268.85                      9.51
January 2014                          6,431,723.66                      9.20
February 2014                         6,275,049.60                      9.20
March 2014                            6,122,153.92                     10.19
April 2014                            5,972,946.05                      9.20
May 2014                              5,827,337.63                      9.51

MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------     -------------------        -------------------
June 2014                             5,685,242.38                      9.20
July 2014                             5,546,576.09                      9.51
August 2014                           5,411,256.55                      9.20
September 2014                        5,279,203.52                      9.20
October 2014                          5,150,338.67                      9.51
November 2014                         5,024,585.56                      9.20
December 2014                         4,901,869.54                      9.51
January 2015                          4,782,117.78                      9.20

                             CLASS 4-A CERTIFICATES

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
June 2006                            267,806,000.00                    100.00
July 2006                            261,750,709.64                      9.17
August 2006                          256,388,282.65                      8.89
September 2006                       251,136,403.65                      8.90
October 2006                         245,987,978.07                      9.19
November 2006                        240,940,880.29                      8.90
December 2006                        235,993,029.99                      9.20
January 2007                         231,142,391.18                      8.90
February 2007                        226,386,338.24                      8.90
March 2007                           221,723,419.57                      9.86
April 2007                           217,150,792.39                      9.03
May 2007                             212,685,344.47                      9.48
June 2007                            208,308,723.68                      9.17
July 2007                            204,010,518.72                      9.48
August 2007                          199,795,961.75                      9.17
September 2007                       195,663,353.70                      9.17
October 2007                         191,611,031.38                      9.48
November 2007                        187,636,802.48                      9.17
December 2007                        183,644,376.74                      9.48
January 2008                         179,718,502.93                      9.17
February 2008                        175,861,138.54                      9.17
March 2008                           172,006,773.84                      9.81
April 2008                           168,229,758.86                      9.17
May 2008                             164,523,738.94                      9.48
June 2008                            160,870,518.52                      9.17
July 2008                            157,285,818.29                      9.48
August 2008                          153,771,319.84                      9.17
September 2008                       150,328,567.89                      9.17
October 2008                         146,954,416.03                      9.48
November 2008                        143,649,068.98                      9.17
December 2008                        140,405,355.47                      9.48
January 2009                         137,226,476.90                      9.17
February 2009                        134,112,033.84                      9.17
March 2009                           131,059,124.56                     10.16
April 2009                           128,066,713.57                      9.17
May 2009                             125,130,976.31                      9.48
June 2009                            122,239,280.42                      9.17
July 2009                            119,841,440.89                      9.48
August 2009                          117,476,393.98                      9.17
September 2009                       114,939,887.61                      9.17
October 2009                         112,428,838.36                      9.48
November 2009                        109,956,853.18                      9.17
December 2009                        107,539,689.31                      9.48
January 2010                         105,164,704.50                      9.17
February 2010                        102,828,235.96                      9.17
March 2010                           100,398,088.83                     10.16
April 2010                            98,014,223.96                      9.17

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
May 2010                              95,667,713.25                      9.48
June 2010                             93,376,002.36                      9.17
July 2010                             91,138,513.74                      9.48
August 2010                           88,953,383.83                      9.17
September 2010                        86,820,423.46                      9.17
October 2010                          84,738,218.41                      9.48
November 2010                         82,705,734.90                      9.17
December 2010                         80,721,788.92                      9.48
January 2011                          78,785,224.63                      9.17
February 2011                         76,894,282.90                      9.17
March 2011                            75,048,517.38                     10.16
April 2011                            73,246,851.96                      9.17
May 2011                              71,483,090.09                      9.48
June 2011                             69,755,911.91                      9.17
July 2011                             68,070,174.08                      9.48
August 2011                           66,424,886.76                      9.17
September 2011                        64,819,083.69                      9.17
October 2011                          63,251,821.63                      9.48
November 2011                         61,722,179.80                      9.17
December 2011                         60,229,259.34                      9.48
January 2012                          58,772,182.83                      9.17
February 2012                         57,350,093.74                      9.17
March 2012                            55,962,155.92                      9.81
April 2012                            54,607,553.19                      9.17
May 2012                              53,285,488.78                      9.48
June 2012                             51,995,184.92                      9.17
July 2012                             50,735,882.35                      9.48
August 2012                           49,506,839.95                      9.17
September 2012                        48,307,334.21                      9.17
October 2012                          47,136,658.89                      9.48
November 2012                         45,994,124.58                      9.17
December 2012                         44,879,058.29                      9.48
January 2013                          43,790,803.09                      9.17
February 2013                         42,728,717.69                      9.17
March 2013                            41,692,176.10                     10.16
April 2013                            40,680,567.24                      9.17
May 2013                              39,693,294.62                      9.48
June 2013                             38,729,775.95                      9.17
July 2013                             37,789,442.83                      9.48
August 2013                           36,871,740.41                      9.17
September 2013                        35,976,127.09                      9.17
October 2013                          35,102,074.16                      9.48
November 2013                         34,249,065.54                      9.17
December 2013                         33,416,597.44                      9.48
January 2014                          32,604,178.10                      9.17
February 2014                         31,811,327.48                      9.17
March 2014                            31,037,576.99                     10.16
April 2014                            30,282,469.24                      9.17
May 2014                              29,545,557.72                      9.48

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
June 2014                             28,826,406.59                      9.17
July 2014                             28,124,590.42                      9.48
August 2014                           27,439,693.90                      9.17
September 2014                        26,771,311.67                      9.17
October 2014                          26,119,048.00                      9.48
November 2014                         25,482,516.65                      9.17
December 2014                         24,861,340.56                      9.48
January 2015                          24,255,151.68                      9.17

                              CLASS B CERTIFICATES
                              --------------------

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
June 2006                             75,279,464.00                    100.00
July 2006                             75,256,962.96                      8.30
August 2006                           75,238,521.54                      8.56
September 2006                        75,229,151.52                      8.56
October 2006                          75,219,781.76                      8.88
November 2006                         75,210,874.64                      8.64
December 2006                         75,202,605.36                      8.93
January 2007                          75,194,337.04                      8.64
February 2007                         75,186,069.83                      8.65
March 2007                            75,177,803.84                      9.59
April 2007                            75,169,612.27                      8.87
May 2007                              75,164,414.55                      9.50
June 2007                             75,164,247.59                      9.20
July 2007                             75,164,247.59                      9.51
August 2007                           75,164,247.59                      9.20
September 2007                        75,164,247.59                      9.20
October 2007                          75,164,247.59                      9.51
November 2007                         75,164,098.48                      9.20
December 2007                         75,163,453.72                      9.51
January 2008                          75,162,288.56                      9.20
February 2008                         75,160,364.48                      9.20
March 2008                            75,156,516.97                      9.83
April 2008                            75,152,630.73                      9.20
May 2008                              75,148,712.32                      9.50
June 2008                             75,144,701.54                      9.20
July 2008                             75,140,664.01                      9.50
August 2008                           75,136,536.96                      9.20
September 2008                        75,132,391.99                      9.20
October 2008                          75,128,182.04                      9.50
November 2008                         75,123,953.92                      9.20
December 2008                         75,119,620.02                      9.50
January 2009                          75,115,236.04                      9.20
February 2009                         75,110,833.33                      9.20
March 2009                            75,106,380.12                     10.18
April 2009                            75,101,886.97                      9.20
May 2009                              75,097,374.83                      9.50
June 2009                             75,092,843.48                      9.20
July 2009                             73,600,227.70                      9.50
August 2009                           72,125,027.94                      9.20
September 2009                        70,592,371.68                      9.20
October 2009                          69,075,489.71                      9.50
November 2009                         67,587,477.93                      9.20
December 2009                         66,130,649.57                      9.50
January 2010                          64,701,287.27                      9.20
February 2010                         63,286,911.74                      9.20
March 2010                            61,822,492.39                     10.18
April 2010                            60,385,783.98                      9.20

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
May 2010                              58,974,220.45                      9.50
June 2010                             57,590,952.57                      9.20
July 2010                             56,237,079.09                      9.50
August 2010                           54,909,364.85                      9.20
September 2010                        53,612,793.86                      9.20
October 2010                          52,337,742.22                      9.50
November 2010                         51,091,772.11                      9.20
December 2010                         49,874,821.13                      9.50
January 2011                          48,686,801.79                      9.20
February 2011                         47,526,736.07                      9.20
March 2011                            46,394,180.28                     10.18
April 2011                            45,288,364.88                      9.20
May 2011                              44,202,715.40                      9.50
June 2011                             43,134,459.63                      9.20
July 2011                             42,091,655.06                      9.50
August 2011                           41,073,879.36                      9.20
September 2011                        40,080,534.54                      9.20
October 2011                          39,111,036.90                      9.50
November 2011                         38,164,816.61                      9.20
December 2011                         37,241,317.42                      9.50
January 2012                          36,339,996.36                      9.20
February 2012                         35,460,323.37                      9.20
March 2012                            34,601,781.01                      9.83
April 2012                            33,763,864.20                      9.20
May 2012                              32,946,079.88                      9.50
June 2012                             32,147,946.72                      9.20
July 2012                             31,368,994.90                      9.50
August 2012                           30,608,765.76                      9.20
September 2012                        29,866,811.59                      9.20
October 2012                          29,142,695.36                      9.50
November 2012                         28,435,990.43                      9.20
December 2012                         27,746,280.34                      9.50
January 2013                          27,073,158.58                      9.20
February 2013                         26,416,228.30                      9.20
March 2013                            25,775,102.12                     10.18
April 2013                            25,149,401.91                      9.20
May 2013                              24,538,758.54                      9.50
June 2013                             23,942,811.68                      9.20
July 2013                             23,361,209.61                      9.50
August 2013                           22,793,608.99                      9.20
September 2013                        22,239,674.65                      9.20
October 2013                          21,699,079.44                      9.50
November 2013                         21,171,504.00                      9.20
December 2013                         20,656,636.59                      9.50
January 2014                          20,154,172.90                      9.20
February 2014                         19,663,815.89                      9.20
March 2014                            19,185,275.60                     10.18
April 2014                            18,718,268.98                      9.20
May 2014                              18,262,519.76                      9.50

MONTH OF DISTRIBUTION DATE      NOTIONAL AMOUNT ($)        STRIKE PERCENT (%)
--------------------------      -------------------        -------------------
June 2014                             17,817,758.23                      9.20
July 2014                             17,383,721.15                      9.50
August 2014                           16,960,151.52                      9.20
September 2014                        16,546,798.51                      9.20
October 2014                          16,143,417.26                      9.50
November 2014                         15,749,768.75                      9.20
December 2014                         15,365,619.69                      9.50
January 2015                          14,990,742.33                      9.20

                                   SCHEDULE C

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                             STATIC POOL INFORMATION



[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2004 Q1

                                                        2004            2004            2004            2004            2005
                                                     1st quarter     2nd quarter     3rd quarter     4th quarter     1st quarter
                                                   ------------------------------------------------------------------------------
                                                                       Jun-04          Sep-04          Dec-04          Mar-05
                                                      Original         Current         Current         Current         Current
                                                   ------------------------------------------------------------------------------
Number of Loans                                             2,945           2,502           2,206           1,994           1,816
Aggregate Balance                                  632,603,026.89  562,559,778.41  493,406,598.76  435,703,161.62  392,058,489.36
Average Loan Balance                                   214,805.78      224,844.04      223,665.73      218,507.10      215,891.24
Weighted Average Mortgage Interest Rate                     4.721%          4.638%          4.669%          4.676%          4.746%
Weighted Average Original Term                                361             361             361             361             361
Weighted Average Remaining Term                               361             357             354             351             348
Weighted Average FICO                                         687             688             689             688             688
Minimum FICO                                                  506             520             522             522             522
Maximum FICO                                                  816             816             816             816             816

Product Type - Sub Breakout
   1-3 mo.                                                   0.02%           0.03%           0.03%           0.03%           0.04%
   6 mo.                                                    11.64%          13.18%          13.45%          11.54%          10.82%
   12 mo.                                                    8.25%          10.41%          11.43%          12.17%          12.82%
   2/1 Arm                                                  28.97%          18.77%          15.37%          14.51%          13.59%
   3/1 Arm                                                  51.11%          57.62%          59.73%          61.75%          62.74%
Product Features
   Neg. Am                                                   0.00%           0.00%           0.00%           0.00%           0.00%
   Prepayment Penalties                                      4.92%           5.81%           6.42%           6.91%           6.66%
   Interest Only                                            20.39%          25.55%          28.40%          27.53%          27.91%
   Balloons                                                  0.00%           0.00%           0.00%           0.00%           0.00%
Loan Purpose
   Cashout                                                    N/A             N/A             N/A             N/A             N/A
   Relocation                                                 N/A             N/A             N/A             N/A             N/A
   Primary Residence                                        88.72%          88.71%          88.80%          88.91%          88.60%
Weighted Average Loan-To-Value Ratio:                       77.60%          76.80%          76.32%          91.26%          90.79%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                   28.43%          30.93%          23.55%          22.83%          20.92%
   4.01 - 5%                                                38.56%          38.30%          47.74%          49.30%          46.25%
   5.01 - 6%                                                22.64%          22.94%          22.04%          21.59%          27.10%
   6.01 - 7%                                                 8.77%           6.87%           6.12%           5.66%           5.13%
   7.01 - 8%                                                 1.37%           0.85%           0.55%           0.63%           0.59%
   8.01 - 9%                                                 0.23%           0.10%           0.00%           0.00%           0.00%
   9.01 - 10%                                                0.00%           0.00%           0.00%           0.00%           0.00%
   Over 10%                                                  0.00%           0.00%           0.00%           0.00%           0.00%

                                                        2005            2005            2005            2006
                                                     2nd quarter     3rd quarter     4th quarter     1st quarter
                                                   --------------------------------------------------------------
                                                       Jun-05          Sep-05          Dec-05          Mar-06
                                                       Current         Current         Current         Current
                                                   --------------------------------------------------------------
Number of Loans                                             1,589           1,414           1,288           1,184
Aggregate Balance                                  334,397,577.05  295,066,551.33  266,188,334.76  244,284,228.18
Average Loan Balance                                   210,445.30      208,675.07      206,667.96      206,321.14
Weighted Average Mortgage Interest Rate                     4.742%          4.770%          4.757%          4.882%
Weighted Average Original Term                                361             361             361             362
Weighted Average Remaining Term                               345             345             342             339
Weighted Average FICO                                         686             684             683             681
Minimum FICO                                                  522             552             552             552
Maximum FICO                                                  816             816             816             811

Product Type - Sub Breakout
   1-3 mo.                                                   0.04%           0.05%           0.00%           0.00%
   6 mo.                                                     8.14%           7.69%           6.24%           5.66%
   12 mo.                                                   13.81%          14.71%          15.59%          16.53%
   2/1 Arm                                                  13.49%          12.26%          11.88%          10.79%
   3/1 Arm                                                  64.51%          65.29%          66.29%          67.02%
Product Features
   Neg. Am                                                   0.00%           0.00%           0.00%           0.00%
   Prepayment Penalties                                      6.98%           7.00%           7.13%           7.02%
   Interest Only                                            26.16%          26.78%          26.28%          26.28%
   Balloons                                                  0.00%           0.00%           0.00%           0.00%
Loan Purpose
   Cashout                                                    N/A              N/A            N/A             N/A
   Relocation                                                 N/A              N/A            N/A             N/A
   Primary Residence                                        88.38%          88.38%          88.13%          88.15%
Weighted Average Loan-To-Value Ratio:                       90.37%          89.81%          89.33%          73.60%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                   21.42%          22.17%          23.16%          24.06%
   4.01 - 5%                                                46.33%          45.38%          45.61%          45.48%
   5.01 - 6%                                                26.66%          24.00%          21.69%          17.29%
   6.01 - 7%                                                 5.06%           7.97%           9.06%           6.66%
   7.01 - 8%                                                 0.52%           0.49%           0.48%           3.42%
   8.01 - 9%                                                 0.00%           0.00%           0.00%           1.78%
   9.01 - 10%                                                0.00%           0.00%           0.00%           1.30%
   Over 10%                                                  0.00%           0.00%           0.00%           0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                     2004                   2004                     2004                   2004
                                 1st quarter             2nd quarter             3rd quarter             4th quarter
                            ---------------------------------------------------------------------------------------------
                                   Original                Current                 Current                 Current
                                Balance     Conc.       Balance     Conc.       Balance     Conc.       Balance     Conc.
                            --------------  ------  --------------  ------  --------------  ------  --------------  ------
Geographic Concentrations:
   ALABAMA                      595,800.00   0.10%      485,300.00   0.09%      485,300.00   0.10%      350,300.00   0.08%
   ALASKA                       143,100.00   0.03%      143,100.00   0.03%      143,100.00   0.03%      143,100.00   0.03%
   ARIZONA                   31,300,869.00   5.49%   28,875,505.00   5.10%   26,118,235.00   5.24%   23,565,085.00   5.34%
   ARKANSAS                           0.00   0.00%            0.00   0.00%            0.00   0.00%            0.00   0.00%
   CALIFORNIA               150,259,740.00  26.37%  101,598,980.00  17.95%   84,543,467.00  16.97%   73,290,427.00  16.60%
   COLORADO                  17,651,776.84   3.10%   17,490,459.00   3.09%   14,776,495.00   2.97%   14,470,495.00   3.28%
   CONNECTICUT                4,968,640.00   0.87%    3,505,775.00   0.62%    3,505,775.00   0.70%    3,172,075.00   0.72%
   DELAWARE                   1,098,717.00   0.19%      949,005.00   0.17%      949,005.00   0.19%      692,505.00   0.16%
   D.C.                       3,112,906.00   0.55%    2,365,966.00   0.42%    2,365,966.00   0.47%    2,085,966.00   0.47%
   FLORIDA                   23,358,120.00   4.10%   23,646,230.00   4.18%   21,784,890.00   4.37%   19,259,790.00   4.36%
   GEORGIA                    4,596,053.00   0.81%    4,936,008.00   0.87%    4,420,470.00   0.89%    4,245,470.00   0.96%
   HAWAII                       257,100.00   0.05%      257,100.00   0.05%      257,100.00   0.05%      257,100.00   0.06%
   IDAHO                      2,449,355.00   0.43%    1,870,257.00   0.33%    1,362,257.00   0.27%    1,362,257.00   0.31%
   ILLINOIS                 126,538,707.00  22.20%  145,598,101.00  25.73%  126,720,442.00  25.44%  107,637,637.00  24.37%
   INDIANA                    2,214,196.00   0.39%    1,240,050.00   0.22%    1,171,624.00   0.24%      953,124.00   0.22%
   IOWA                       3,515,531.00   0.62%    2,245,111.00   0.40%    2,245,111.00   0.45%    2,065,111.00   0.47%
   KANSAS                     2,738,150.00   0.48%    2,843,650.00   0.50%    2,708,450.00   0.54%    2,413,575.00   0.55%
   KENTUCKY                   2,163,611.00   0.38%    1,125,700.00   0.20%    1,125,700.00   0.23%    1,125,700.00   0.25%
   LOUISIANA                    655,412.00   0.12%      491,450.00   0.09%      491,450.00   0.10%      297,850.00   0.07%
   MAINE                        601,715.00   0.11%            0.00   0.00%            0.00   0.00%            0.00   0.00%
   MARYLAND                  33,867,547.54   5.94%   28,512,610.54   5.04%   23,455,158.54   4.71%   21,975,758.54   4.98%
   MASSACHUSETTS             10,466,395.00   1.84%   10,715,004.00   1.89%    9,619,104.00   1.93%    9,162,104.00   2.07%
   MICHIGAN                   3,588,742.00   0.63%    3,034,620.00   0.54%    3,034,620.00   0.61%    2,924,220.00   0.66%
   MINNESOTA                  2,825,038.40   0.50%    3,031,119.40   0.54%    2,837,001.40   0.57%    2,837,001.40   0.64%
   MISSISSIPPI                        0.00   0.00%            0.00   0.00%            0.00   0.00%            0.00   0.00%
   MISSOURI                   9,791,886.00   1.72%    9,022,643.00   1.59%    8,566,888.00   1.72%    8,358,038.00   1.89%
   MONTANA                      262,490.00   0.05%       88,490.00   0.02%       88,490.00   0.02%       88,490.00   0.02%
   NEBRASKA                           0.00   0.00%            0.00   0.00%            0.00   0.00%            0.00   0.00%
   NEVADA                    40,133,546.50   7.04%   33,882,402.50   5.99%   29,285,735.50   5.88%   24,261,490.50   5.49%
   NEW HAMPSHIRE                190,855.00   0.03%      190,855.00   0.03%      190,855.00   0.04%      190,855.00   0.04%
   NEW JERSEY                12,802,941.00   2.25%   12,194,775.00   2.15%   10,945,120.00   2.20%    9,449,885.00   2.14%
   NEW MEXICO                   403,800.00   0.07%      663,800.00   0.12%      613,800.00   0.12%      613,800.00   0.14%
   NEW YORK                  20,315,650.00   3.56%   23,659,353.00   4.18%   22,710,953.00   4.56%   21,676,953.00   4.91%
   NORTH CAROLINA            18,832,865.25   3.30%    8,501,393.75   1.50%    7,218,358.75   1.45%    7,107,628.75   1.61%
   NORTH DAKOTA                       0.00   0.00%            0.00   0.00%            0.00   0.00%            0.00   0.00%

                                    2005                    2005                  2005
                                 1st quarter            2nd quarter            3rd quarter
                            -------------------------------------------------------------------
                                   Current                Current                Current
                               Balance     Conc.      Balance     Conc.      Balance     Conc.
                            -------------  ------  -------------  ------  -------------  -------
Geographic Concentrations:
   ALABAMA                     350,300.00   0.09%           0.00   0.00%           0.00    0.00%
   ALASKA                      143,100.00   0.04%     143,100.00   0.04%     143,100.00    0.05%
   ARIZONA                  20,597,485.00   5.16%  17,535,025.00   5.12%  14,700,885.00    4.84%
   ARKANSAS                          0.00   0.00%           0.00   0.00%           0.00    0.00%
   CALIFORNIA               66,062,797.00  16.54%  56,338,247.00  16.45%  48,343,197.00   15.92%
   COLORADO                 13,175,495.00   3.30%  11,528,295.00   3.37%  10,543,269.00    3.47%
   CONNECTICUT               2,857,075.00   0.72%   2,857,075.00   0.83%   2,857,075.00    0.94%
   DELAWARE                    558,505.00   0.14%     558,505.00   0.16%     558,505.00    0.18%
   D.C.                      2,085,966.00   0.52%   1,861,866.00   0.54%   1,661,891.00    0.55%
   FLORIDA                  18,182,740.00   4.55%  14,923,100.00   4.36%  11,517,350.00    3.79%
   GEORGIA                   3,901,720.00   0.98%   2,815,020.00   0.82%   2,679,820.00    0.88%
   HAWAII                      257,100.00   0.06%     257,100.00   0.08%     257,100.00    0.08%
   IDAHO                     1,362,257.00   0.34%   1,209,440.00   0.35%   1,209,440.00    0.40%
   ILLINOIS                 95,278,243.00  23.86%  83,912,368.00  24.50%  72,967,118.00   24.03%
   INDIANA                     953,124.00   0.24%     876,330.00   0.26%     799,530.00    0.26%
   IOWA                      2,065,111.00   0.52%   1,791,325.00   0.52%   1,430,450.00    0.47%
   KANSAS                    2,413,575.00   0.60%   2,098,575.00   0.61%   2,098,575.00    0.69%
   KENTUCKY                  1,125,700.00   0.28%     932,200.00   0.27%     932,200.00    0.31%
   LOUISIANA                   297,850.00   0.07%     297,850.00   0.09%     122,850.00    0.04%
   MAINE                             0.00   0.00%           0.00   0.00%           0.00    0.00%
   MARYLAND                 19,091,908.54   4.78%  15,283,153.54   4.46%  14,415,693.54    4.75%
   MASSACHUSETTS             8,334,598.00   2.09%   7,792,598.00   2.28%   6,954,898.00    2.29%
   MICHIGAN                  2,849,370.00   0.71%   2,849,370.00   0.83%   2,849,370.00    0.94%
   MINNESOTA                 2,837,001.40   0.71%   2,487,825.00   0.73%   2,253,325.00    0.74%
   MISSISSIPPI                       0.00   0.00%           0.00   0.00%           0.00    0.00%
   MISSOURI                  8,203,038.00   2.05%   7,653,738.00   2.24%   7,011,538.00    2.31%
   MONTANA                      88,490.00   0.02%      88,490.00   0.03%      88,490.00    0.03%
   NEBRASKA                          0.00   0.00%           0.00   0.00%           0.00    0.00%
   NEVADA                   20,613,172.50   5.16%  16,774,250.50   4.90%  14,154,800.50    4.66%
   NEW HAMPSHIRE               190,855.00   0.05%     190,855.00   0.06%     190,855.00    0.06%
   NEW JERSEY                8,630,335.00   2.16%   7,550,785.00   2.21%   7,295,785.00    2.40%
   NEW MEXICO                  613,800.00   0.15%     613,800.00   0.18%     613,800.00    0.20%
   NEW YORK                 20,944,953.00   5.24%  17,320,653.00   5.06%  16,161,253.00    5.32%
   NORTH CAROLINA            6,559,047.75   1.64%   5,760,402.75   1.68%   5,163,933.75    1.70%
   NORTH DAKOTA                      0.00   0.00%           0.00   0.00%           0.00    0.00%

                                         2005                         2006
                                     4th quarter                  1st quarter
                               -----------------------------------------------------
                                       Current                      Current
                                  Balance         Conc.        Balance         Conc.
                               -------------      ------    -------------      ------
Geographic Concentrations:
   ALABAMA                              0.00       0.00%             0.00       0.00%
   ALASKA                         143,100.00       0.05%       143,100.00       0.06%
   ARIZONA                     12,525,885.00       4.55%     9,569,580.00       3.75%
   ARKANSAS                             0.00       0.00%             0.00       0.00%
   CALIFORNIA                  43,879,472.00      15.93%    40,818,372.00      16.01%
   COLORADO                    10,254,269.00       3.72%     8,977,169.00       3.52%
   CONNECTICUT                  2,400,075.00       0.87%     2,400,075.00       0.94%
   DELAWARE                       558,505.00       0.20%       558,505.00       0.22%
   D.C.                         1,661,891.00       0.60%     1,661,891.00       0.65%
   FLORIDA                     10,622,450.00       3.86%     9,865,050.00       3.87%
   GEORGIA                      2,567,900.00       0.93%     2,567,900.00       1.01%
   HAWAII                         257,100.00       0.09%       257,100.00       0.10%
   IDAHO                          991,440.00       0.36%       991,440.00       0.39%
   ILLINOIS                    66,501,928.00      24.14%    62,128,208.00      24.36%
   INDIANA                        799,530.00       0.29%       799,530.00       0.31%
   IOWA                         1,203,890.00       0.44%     1,203,890.00       0.47%
   KANSAS                       1,477,725.00       0.54%     1,477,725.00       0.58%
   KENTUCKY                       756,200.00       0.27%       756,200.00       0.30%
   LOUISIANA                      122,850.00       0.04%       122,850.00       0.05%
   MAINE                                0.00       0.00%             0.00       0.00%
   MARYLAND                    12,252,826.54       4.45%    10,942,186.54       4.29%
   MASSACHUSETTS                5,926,398.00       2.15%     5,926,398.00       2.32%
   MICHIGAN                     2,849,370.00       1.03%     2,739,570.00       1.07%
   MINNESOTA                    2,253,325.00       0.82%     2,253,325.00       0.88%
   MISSISSIPPI                          0.00       0.00%             0.00       0.00%
   MISSOURI                     6,175,028.00       2.24%     5,654,648.00       2.22%
   MONTANA                         88,490.00       0.03%        88,490.00       0.03%
   NEBRASKA                             0.00       0.00%             0.00       0.00%
   NEVADA                      12,480,500.50       4.53%    11,061,770.00       4.34%
   NEW HAMPSHIRE                  190,855.00       0.07%             0.00       0.00%
   NEW JERSEY                   6,798,585.00       2.47%     6,464,885.00       2.54%
   NEW MEXICO                     613,800.00       0.22%       613,800.00       0.24%
   NEW YORK                    14,901,803.00       5.41%    15,157,503.00       5.94%
   NORTH CAROLINA               4,577,933.75       1.66%     4,577,933.75       1.80%
   NORTH DAKOTA                         0.00       0.00%             0.00       0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                              2004                    2004                    2004
                                          1st quarter             2nd Quarter             3rd quarter
                                   ---------------------------------------------------------------------------
                                          Original                   Current                   Current
                                       Balance       Conc.       Balance       Conc.       Balance       Conc.
                                   --------------   -------  --------------   -------  --------------   -------
Geographic Concentrations (cont):
   OHIO                              6,812,178.00     1.20%    5,991,937.00     1.06%    5,273,887.00     1.06%
   OKLAHOMA                            229,150.00     0.04%      229,150.00     0.04%      229,150.00     0.05%
   OREGON                            9,135,886.00     1.60%    8,081,920.00     1.43%    7,486,920.00     1.50%
   PENNSYLVANIA                      4,567,551.75     0.80%    4,093,966.00     0.72%    3,895,966.00     0.78%
   RHODE ISLAND                        499,250.00     0.09%      499,250.00     0.09%      499,250.00     0.10%
   SOUTH CAROLINA                    7,941,298.12     1.39%    4,135,292.68     0.73%    2,792,263.68     0.56%
   SOUTH DAKOTA                              0.00     0.00%            0.00     0.00%            0.00     0.00%
   TENNESSEE                         4,868,828.00     0.85%    3,832,517.00     0.68%    3,429,205.00     0.69%
   TEXAS                             9,250,519.75     1.62%   10,376,676.00     1.83%    9,039,929.00     1.81%
   UTAH                              4,115,363.36     0.72%    4,100,408.00     0.72%    3,938,059.00     0.79%
   VERMONT                              55,000.00     0.01%       55,000.00     0.01%       55,000.00     0.01%
   VIRGINIA                         39,865,013.38     7.00%   38,551,821.88     6.81%   36,351,504.88     7.30%
   WASHINGTON                        8,407,769.00     1.48%    7,544,467.00     1.33%    6,088,900.00     1.22%
   WEST VIRGINIA                       644,914.00     0.11%      737,914.00     0.13%      737,914.00     0.15%
   WISCONSIN                         4,392,050.00     0.77%    4,463,000.00     0.79%    4,463,000.00     0.90%
   WYOMING                             117,000.00     0.02%      117,000.00     0.02%      117,000.00     0.02%

Originator Concentrations:
   American Home                   632,603,026.89   100.00%  565,975,132.75   100.00%  498,138,869.75   100.00%

                                              2004                    2005                    2005
                                          4th quarter             1st quarter             2nd quarter
                                   ---------------------------------------------------------------------------
                                           Current                   Current                   Current
                                       Balance       Conc.       Balance       Conc.       Balance       Conc.
                                   --------------   -------  --------------   -------  --------------   -------
Geographic Concentrations (cont):
   OHIO                              5,041,387.00     1.14%    4,934,987.00     1.24%    4,814,575.00     1.41%
   OKLAHOMA                            229,150.00     0.05%      229,150.00     0.06%      229,150.00     0.07%
   OREGON                            7,227,720.00     1.64%    6,554,620.00     1.64%    5,802,200.00     1.69%
   PENNSYLVANIA                      3,895,966.00     0.88%    3,709,966.00     0.93%    3,270,316.00     0.96%
   RHODE ISLAND                        499,250.00     0.11%      499,250.00     0.13%      499,250.00     0.15%
   SOUTH CAROLINA                    2,682,542.00     0.61%    2,682,542.00     0.67%    1,484,342.00     0.43%
   SOUTH DAKOTA                              0.00     0.00%            0.00     0.00%            0.00     0.00%
   TENNESSEE                         3,223,005.00     0.73%    3,140,640.00     0.79%    2,924,040.00     0.85%
   TEXAS                             7,982,729.00     1.81%    7,300,329.00     1.83%    6,780,329.00     1.98%
   UTAH                              3,062,359.00     0.69%    2,958,359.00     0.74%    2,829,659.00     0.83%
   VERMONT                              55,000.00     0.01%       55,000.00     0.01%       55,000.00     0.02%
   VIRGINIA                         33,679,739.88     7.63%   29,831,935.88     7.47%   23,757,686.88     6.94%
   WASHINGTON                        5,454,740.00     1.24%    4,918,700.00     1.23%    3,761,450.00     1.10%
   WEST VIRGINIA                       494,904.00     0.11%      262,258.00     0.07%      262,258.00     0.08%
   WISCONSIN                         1,962,000.00     0.44%    1,543,000.00     0.39%    1,543,000.00     0.45%
   WYOMING                             117,000.00     0.03%      117,000.00     0.03%      117,000.00     0.03%

Originator Concentrations:
   American Home                   441,641,283.07   100.00%  399,362,449.07   100.00%  342,431,597.67   100.00%

                                              2005                    2005                     2006
                                          3rd quarter             4th quarter              1st quarter
                                   ---------------------------------------------------------------------------
                                           Current                   Current                   Current
                                       Balance       Conc.       Balance       Conc.       Balance       Conc.
                                   --------------   -------  --------------   -------  --------------   -------
Geographic Concentrations (cont):
   OHIO                              4,604,575.00     1.52%    4,146,700.00     1.51%    4,146,700.00     1.63%
   OKLAHOMA                            229,150.00     0.08%      118,750.00     0.04%            0.00     0.00%
   OREGON                            5,622,200.00     1.85%    4,990,200.00     1.81%    4,635,600.00     1.82%
   PENNSYLVANIA                      3,048,316.00     1.00%    3,048,316.00     1.11%    2,897,866.00     1.14%
   RHODE ISLAND                        499,250.00     0.16%      499,250.00     0.18%      499,250.00     0.20%
   SOUTH CAROLINA                    1,484,342.00     0.49%    1,484,342.00     0.54%    1,484,342.00     0.58%
   SOUTH DAKOTA                              0.00     0.00%            0.00     0.00%            0.00     0.00%
   TENNESSEE                         2,924,040.00     0.96%    2,722,035.00     0.99%    2,012,035.00     0.79%
   TEXAS                             5,608,529.00     1.85%    5,608,529.00     2.04%    5,187,289.00     2.03%
   UTAH                              2,829,659.00     0.93%    2,083,559.00     0.76%    1,654,239.00     0.65%
   VERMONT                              55,000.00     0.02%       55,000.00     0.02%       55,000.00     0.02%
   VIRGINIA                         21,424,674.88     7.06%   19,563,424.88     7.10%   18,124,414.88     7.11%
   WASHINGTON                        3,411,500.00     1.12%    3,411,500.00     1.24%    2,903,000.00     1.14%
   WEST VIRGINIA                       262,258.00     0.09%      262,258.00     0.10%      157,258.00     0.06%
   WISCONSIN                         1,543,000.00     0.51%    1,543,000.00     0.56%    1,341,000.00     0.53%
   WYOMING                             117,000.00     0.04%      117,000.00     0.04%      117,000.00     0.05%

Originator Concentrations:
   American Home                   303,639,590.67   100.00%  275,486,988.67   100.00%  254,994,088.17   100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                          2004                            2004                         2004
                                                       1st quarter                     2nd quarter                 3rd quarter
                                                 -----------------------------------------------------------------------------------
                                                                                        Jun-04                         Sep-04
                                                         Original                       Current                        Current
                                                 -----------------------------------------------------------------------------------
                                                 Balance           Count / %      Balance      Count / %       Balance     Count / %
                                                 -------           ---------    -------------  ---------   --------------  ---------
Delinquency Data:
   30 - 59 Days                                   0.00                 0         9,271,376.10     45        1,448,763.30      5
   60 - 89 Days                                   0.00                 0         3,359,865.68     14        1,696,024.20      7
   90 Days or More                                0.00                 0         1,610,407.64      7         668,329.30       4
   Total Delinquent Loans                         0.00                 0        14,241,649.42     66        3,813,116.80     16
   Total Delinquent Loans as % of Current Pool
    Balance                                       0.00%                             2.52%                       0.77%

   Assets in Bankruptcy                           0.00                 0             0.00          0         232,435.69       1
   Assets in Foreclosure                          0.00                 0          239,772.28       1        1,292,177.58      4
   Assets in REO                                  0.00                 0             0.00          0            0.00          0

Current Period Loss Data:
   Loss Frequency                                   --                                --                         --
   Loss Severity                                    --                                --                         --
   Net Losses                                       --                 --             --          --             --
   Net Losses as % of Original Pool Balance         --                                --                         --
Cumulative Loss Data:
   Cumulative Loss Frequency:                       --                                --                         --
   Cumulative Loss Severity                         --                                --                         --
   Cumulative Net Losses as % of Original Pool
    Balance                                         --                                --                         --

Prepayment Data:
   Current Pool Factor                            1.000                             0.749                      0.657
   Current Prepayment Rate                        0.00%                             20.36%                     28.09%

                                                          2004                       2005                        2005
                                                       4th quarter                1st quarter                2nd quarter
                                                 ------------------------------------------------------------------------------
                                                          Dec-04                     Mar-05                      Jun-05
                                                          Current                    Current                     Current
                                                 ------------------------------------------------------------------------------
                                                    Balance     Count / %     Balance      Count / %     Balance      Count / %
                                                 -------------  ---------  --------------  ---------   -------------  ---------
Delinquency Data:
   30 - 59 Days                                   642,656.13         4      1,676,509.12        8      3,130,533.88        9
   60 - 89 Days                                  1,397,815.86        5      1,046,187.85        6       479,345.09         3
   90 Days or More                               1,465,551.84        3       950,993.73         3       178,605.28         2
   Total Delinquent Loans                        3,506,023.83       12      3,673,690.70       17      3,788,484.25       14
   Total Delinquent Loans as % of Current Pool
    Balance                                         0.79%                       0.92%                      1.11%

   Assets in Bankruptcy                           345,094.56         2       344,563.77         2       822,342.68         5
   Assets in Foreclosure                         3,813,085.95       11      4,858,637.87       15      2,561,867.96        7
   Assets in REO                                  99,750.00          1          0.00            0          0.00            0

Current Period Loss Data:
   Loss Frequency                                     --                         --                         --
   Loss Severity                                      --                         --                         --
   Net Losses                                         --            --           --             --          --           --
   Net Losses as % of Original Pool Balance           --                         --                         --
Cumulative Loss Data:
   Cumulative Loss Frequency:                         --                         --                         --
   Cumulative Loss Severity                           --                         --                         --
   Cumulative Net Losses as % of Original Pool
     Balance                                          --                         --                         --

Prepayment Data:
   Current Pool Factor                              0.580                     0.522                       0.445
   Current Prepayment Rate                          39.52%                    33.28%                      47.50%

                                                           2005                       2005                      2006
                                                       3rd quarter                 4th quarter               1st quarter
                                                 ------------------------------------------------------------------------------
                                                         Sep-05                      Dec-05                     Mar-06
                                                         Current                     Current                    Current
                                                 ------------------------------------------------------------------------------
                                                    Balance      Count / %     Balance     Count / %     Balance      Count / %
                                                 --------------  ---------  -------------  ---------  -------------  ----------
Delinquency Data:
   30 - 59 Days                                   4,099,685.81       16      1,575,345.63      9      1,249,081.72       7
   60 - 89 Days                                       0.00            0       101,389.96       1       75,043.35         1
   90 Days or More                                 253,376.92         1       287,921.78       2       153,205.31        1
   Total Delinquent Loans                         4,353,062.73       17      1,964,657.37     12      1,477,330.38       9
   Total Delinquent Loans as % of Current Pool
    Balance                                           1.43%                      0.71%                   0.58%

   Assets in Bankruptcy                           1,501,310.29        9      2,127,820.33     12       924,837.30        5
   Assets in Foreclosure                          1,423,886.24        7      2,725,724.32      8      3,378,823.16       11
   Assets in REO                                   484,958.44         1       157,051.93       2       533,528.74        4

Current Period Loss Data:
   Loss Frequency                                       --                         --                       --
   Loss Severity                                        --                         --                       --
   Net Losses                                           --           --            --          --           --          --
   Net Losses as % of Original Pool Balance             --                         --                       --
Cumulative Loss Data:
   Cumulative Loss Frequency:                         0.00                       0.00                     0.00
   Cumulative Loss Severity                           0.20                       0.35                     0.35
   Cumulative Net Losses as % of Original Pool
     Balance                                          0.00                       0.00                     0.00

Prepayment Data:
   Current Pool Factor                               0.393                      0.354                    0.325
   Current Prepayment Rate                           38.75%                     32.26%                  27.58%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)   Short Reset

Vintage Origination:   2004 Q2

                                                         2004             2004            2004            2005
                                                     2nd quarter       3rd quarter     4th quarter     1st quarter
                                                   -----------------------------------------------------------------
                                                                          Sep-04         Dec-04          Mar-05
                                                       Original          Current         Current         Current
                                                   -----------------------------------------------------------------
Number of Loans                                               4,841           4,052           3,674           3,361
Aggregate Balance                                  1,119,521,153.22  974,289,086.43  869,298,310.20  788,687,371.88
Average Loan Balance                                     231,258.24      240,446.47      236,608.14      234,658.55
Weighted Average Mortgage Interest Rate                       4.846%          4.834%          4.863%          4.868%
Weighted Average Original Term                                  360             360             360             360
Weighted Average Remaining Term                                 360             356             353             350
Weighted Average FICO                                           689             698             697             697
Minimum FICO                                                    497             526             549             549
Maximum FICO                                                    840             840             840             840

Product Type - Sub Breakout
   1-3 mo.                                                     0.11%           0.13%           0.11%           0.12%
   6 mo.                                                      10.35%          10.96%          10.16%           8.98%
   12 mo.                                                      5.48%           5.73%           6.17%           6.38%
   2/1 Arm                                                    28.90%          18.91%          16.69%          15.80%
   3/1 Arm                                                    55.16%          64.27%          66.87%          68.72%
Product Features
   Neg. Am                                                     0.00%           0.00%           0.00%           0.00%
   Prepayment Penalties                                        6.32%           7.11%           7.55%           7.98%
   Interest Only                                              32.28%          41.45%          41.38%          41.32%
   Balloons                                                    0.00%           0.00%           0.00%           0.00%
Loan Purpose
   Cashout                                                      N/A             N/A             N/A             N/A
   Relocation                                                   N/A             N/A             N/A             N/A
   Primary Residence                                          87.51%          88.34%          88.08%          88.03%
Weighted Average Loan-To-Value Ratio:                         76.72%          76.06%          89.82%          89.47%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                     28.81%          26.78%          21.72%          20.19%
   4.01 - 5%                                                  36.72%          39.57%          46.08%          47.76%
   5.01 - 6%                                                  19.20%          18.41%          18.56%          19.30%
   6.01 - 7%                                                  11.94%          11.98%          10.89%          10.16%
   7.01 - 8%                                                   3.04%           3.12%           2.62%           2.46%
   8.01 - 9%                                                   0.28%           0.14%           0.12%           0.13%
   9.01 - 10%                                                  0.01%           0.00%           0.00%           0.00%
   Over 10%                                                    0.00%           0.00%           0.00%           0.00%

                                                        2005            2005            2005            2006
                                                     2nd quarter     3rd quarter     4th quarter      1st quarter
                                                   ---------------------------------------------------------------
                                                       Jun-05          Sep-05          Dec-05           Mar-06
                                                       Current         Current         Current          Current
                                                   ---------------------------------------------------------------
Number of Loans                                             2,984           2,605           2,307           2,149
Aggregate Balance                                  681,191,620.69  587,856,950.02  513,815,609.57  471,412,307.64
Average Loan Balance                                   228,281.37      225,664.86      222,720.25      219,363.57
Weighted Average Mortgage Interest Rate                     4.930%          4.936%          4.932%          4.925%
Weighted Average Original Term                                360             360             360             360
Weighted Average Remaining Term                               347             346             343             340
Weighted Average FICO                                         696             696             696             699
Minimum FICO                                                  549             549             549             549
Maximum FICO                                                  840             813             813             813

Product Type - Sub Breakout
   1-3 mo.                                                   0.03%           0.00%           0.00%           0.00%
   6 mo.                                                     7.36%           6.71%           5.37%           4.82%
   12 mo.                                                    6.83%           6.69%           6.93%           6.75%
   2/1 Arm                                                  15.49%          14.74%          14.29%          14.05%
   3/1 Arm                                                  70.29%          71.85%          73.41%          74.39%
Product Features
   Neg. Am                                                   0.00%           0.00%           0.00%           0.00%
   Prepayment Penalties                                      8.79%           9.11%           9.63%           9.80%
   Interest Only                                            40.66%          40.14%          39.50%          39.76%
   Balloons                                                  0.00%           0.00%           0.00%           0.00%
Loan Purpose
   Cashout                                                    N/A             N/A             N/A             N/A
   Relocation                                                 N/A             N/A             N/A             N/A
   Primary Residence                                        87.81%          87.56%          87.93%          88.60%
Weighted Average Loan-To-Value Ratio:                       89.14%          88.81%          88.44%          74.34%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                   19.60%          19.83%          20.73%          21.60%
   4.01 - 5%                                                44.04%          43.15%          44.51%          44.70%
   5.01 - 6%                                                23.21%          23.82%          19.18%          17.37%
   6.01 - 7%                                                10.48%          10.64%          12.80%          13.12%
   7.01 - 8%                                                 2.55%           2.42%           2.68%           3.11%
   8.01 - 9%                                                 0.12%           0.13%           0.10%           0.11%
   9.01 - 10%                                                0.00%           0.00%           0.00%           0.00%
   Over 10%                                                  0.00%           0.00%           0.00%           0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                       2004                   2004                  2004                   2005
                                   2nd quarter            3rd quarter           4th quarter            1st quarter
                              ------------------------------------------------------------------------------------------
                                     Original                Current               Current                 Current
                                  Balance      Conc.     Balance      Conc.     Balance      Conc.     Balance      Conc.
                              --------------  ------ --------------  ------ --------------  ------ --------------  ------
Geographic Concentrations:
   ALABAMA                              0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   ALASKA                         182,500.00   0.02%     182,500.00   0.02%     182,500.00   0.02%     182,500.00   0.02%
   ARIZONA                     45,335,527.00   4.41%  45,904,826.00   4.68%  41,799,726.00   4.76%  40,732,176.00   5.10%
   ARKANSAS                       185,000.00   0.02%     185,000.00   0.02%     185,000.00   0.02%     185,000.00   0.02%
   CALIFORNIA                 239,234,516.00  23.27% 192,450,037.00  19.63% 169,265,329.00  19.29% 149,613,076.00  18.72%
   COLORADO                    30,381,105.00   2.96%  24,177,857.00   2.47%  22,606,607.00   2.58%  21,497,492.00   2.69%
   CONNECTICUT                  8,515,789.00   0.83%   8,953,898.00   0.91%   6,997,898.00   0.80%   6,809,998.00   0.85%
   DELAWARE                     1,584,465.00   0.15%   1,584,465.00   0.16%   1,584,465.00   0.18%   1,584,465.00   0.20%
   D.C.                         5,756,860.00   0.56%   6,203,000.00   0.63%   6,203,000.00   0.71%   5,242,920.00   0.66%
   FLORIDA                     31,109,305.00   3.03%  30,681,879.00   3.13%  28,646,249.00   3.27%  26,444,129.00   3.31%
   GEORGIA                     11,337,094.00   1.10%   9,458,225.00   0.96%   9,458,225.00   1.08%   9,529,425.00   1.19%
   HAWAII                         892,950.00   0.09%     478,000.00   0.05%     478,000.00   0.05%     478,000.00   0.06%
   IDAHO                        4,255,554.00   0.41%   3,451,439.00   0.35%   3,320,707.00   0.38%   2,798,438.00   0.35%
   ILLINOIS                   261,591,024.25  25.44% 256,902,254.25  26.21% 222,453,312.25  25.35% 198,999,102.25  24.91%
   INDIANA                      5,403,822.35   0.53%   4,950,140.00   0.51%   4,666,390.00   0.53%   4,044,390.00   0.51%
   IOWA                         6,075,660.00   0.59%   2,709,005.00   0.28%   2,598,205.00   0.30%   2,484,805.00   0.31%
   KANSAS                       3,089,775.00   0.30%   3,014,975.00   0.31%   2,763,275.00   0.31%   2,436,675.00   0.30%
   KENTUCKY                     5,292,532.89   0.51%   3,371,065.79   0.34%   2,969,240.79   0.34%   2,168,924.79   0.27%
   LOUISIANA                      548,420.00   0.05%     983,420.00   0.10%     983,420.00   0.11%     983,420.00   0.12%
   MAINE                        1,128,910.70   0.11%   1,128,910.70   0.12%     697,660.70   0.08%     697,660.70   0.09%
   MARYLAND                    68,045,877.65   6.62%  57,505,252.90   5.87%  53,025,494.90   6.04%  47,100,997.90   5.89%
   MASSACHUSETTS               20,195,463.00   1.96%  18,631,632.00   1.90%  15,228,532.00   1.74%  12,975,032.00   1.62%
   MICHIGAN                     9,147,808.00   0.89%   7,431,798.00   0.76%   7,024,698.00   0.80%   6,764,698.00   0.85%
   MINNESOTA                    2,646,004.50   0.26%   1,799,938.00   0.18%   1,645,088.00   0.19%   1,645,088.00   0.21%
   MISSISSIPPI                          0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   MISSOURI                    20,555,706.20   2.00%  19,654,785.20   2.01%  17,719,885.20   2.02%  16,967,285.20   2.12%
   MONTANA                      1,505,753.00   0.15%   1,246,653.00   0.13%   1,091,653.00   0.12%     925,023.00   0.12%
   NEBRASKA                       561,750.00   0.05%     561,750.00   0.06%     561,750.00   0.06%      61,750.00   0.01%
   NEVADA                      67,371,126.00   6.55%  59,233,528.00   6.04%  51,518,171.00   5.87%  45,267,061.00   5.67%
   NEW HAMPSHIRE                2,356,140.00   0.23%   2,446,220.00   0.25%   2,446,220.00   0.28%   2,446,220.00   0.31%
   NEW JERSEY                  13,329,763.00   1.30%  10,407,450.00   1.06%   9,931,350.00   1.13%   9,461,150.00   1.18%
   NEW MEXICO                   1,701,070.00   0.17%   1,109,420.00   0.11%   1,109,420.00   0.13%   1,109,420.00   0.14%
   NEW YORK                    43,863,361.00   4.27%  38,862,903.00   3.97%  37,204,503.00   4.24%  35,267,003.00   4.41%
   NORTH CAROLINA              27,223,154.00   2.65%  12,091,016.00   1.23%  11,411,499.00   1.30%  10,775,849.00   1.35%
   NORTH DAKOTA                         0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%

                                       2005                   2005                   2005                   2006
                                   2nd quarter            3rd quarter            4th quarter            1st quarter
                              -------------------------------------------------------------------------------------------
                                     Current                 Current               Current                 Current
                                  Balance      Conc.     Balance      Conc.     Balance      Conc.     Balance      Conc.
                              --------------  ------ --------------  ------ --------------  ------ --------------  ------
Geographic Concentrations:
   ALABAMA                              0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   ALASKA                         182,500.00   0.03%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   ARIZONA                     34,327,421.00   4.96%  28,254,930.00   4.70%  22,515,840.00   4.27%  20,619,340.00   4.25%
   ARKANSAS                       185,000.00   0.03%     185,000.00   0.03%     185,000.00   0.04%     185,000.00   0.04%
   CALIFORNIA                 123,699,165.00  17.86% 105,601,345.00  17.57%  88,456,899.00  16.77%  81,072,299.00  16.70%
   COLORADO                    20,364,342.00   2.94%  17,860,427.00   2.97%  15,832,427.00   3.00%  15,832,427.00   3.26%
   CONNECTICUT                  6,155,886.00   0.89%   5,774,786.00   0.96%   5,374,786.00   1.02%   5,374,786.00   1.11%
   DELAWARE                     1,584,465.00   0.23%   1,029,365.00   0.17%     789,365.00   0.15%     789,365.00   0.16%
   D.C.                         4,658,920.00   0.67%   3,776,170.00   0.63%   2,912,970.00   0.55%   2,515,470.00   0.52%
   FLORIDA                     22,720,479.00   3.28%  19,470,909.00   3.24%  17,469,286.00   3.31%  16,450,236.00   3.39%
   GEORGIA                      8,853,325.00   1.28%   8,369,325.00   1.39%   7,632,525.00   1.45%   7,632,525.00   1.57%
   HAWAII                         478,000.00   0.07%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   IDAHO                        2,049,638.00   0.30%   2,049,638.00   0.34%   1,427,038.00   0.27%   1,427,038.00   0.29%
   ILLINOIS                   169,814,467.25  24.52% 148,913,582.25  24.77% 131,208,396.25  24.88% 119,114,376.25  24.53%
   INDIANA                      3,865,990.00   0.56%   3,593,990.00   0.60%   3,348,990.00   0.64%   3,348,990.00   0.69%
   IOWA                         2,204,805.00   0.32%   1,866,805.00   0.31%   1,866,805.00   0.35%   1,866,805.00   0.38%
   KANSAS                       2,436,675.00   0.35%   2,105,175.00   0.35%   1,670,025.00   0.32%   1,670,025.00   0.34%
   KENTUCKY                     1,500,774.79   0.22%   1,364,774.79   0.23%   1,364,774.79   0.26%   1,364,774.79   0.28%
   LOUISIANA                      983,420.00   0.14%     983,420.00   0.16%     983,420.00   0.19%     983,420.00   0.20%
   MAINE                          697,660.70   0.10%     457,660.70   0.08%     457,660.70   0.09%     457,660.70   0.09%
   MARYLAND                    44,560,697.90   6.44%  36,636,447.90   6.09%  32,433,347.90   6.15%  30,747,651.90   6.33%
   MASSACHUSETTS               12,444,132.00   1.80%  10,657,522.00   1.77%   9,306,322.00   1.76%   8,648,700.00   1.78%
   MICHIGAN                     5,762,848.00   0.83%   5,068,448.00   0.84%   4,944,348.00   0.94%   4,876,948.00   1.00%
   MINNESOTA                    1,527,088.00   0.22%   1,193,388.00   0.20%   1,193,388.00   0.23%   1,193,388.00   0.25%
   MISSISSIPPI                          0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   MISSOURI                    16,302,885.20   2.35%  16,010,485.20   2.66%  14,474,895.20   2.74%  12,767,285.20   2.63%
   MONTANA                        642,923.00   0.09%     642,923.00   0.11%     642,923.00   0.12%     642,923.00   0.13%
   NEBRASKA                        61,750.00   0.01%      61,750.00   0.01%      61,750.00   0.01%      61,750.00   0.01%
   NEVADA                      37,435,570.00   5.41%  31,988,324.00   5.32%  27,021,864.00   5.12%  23,972,889.00   4.94%
   NEW HAMPSHIRE                2,446,220.00   0.35%   2,446,220.00   0.41%   2,446,220.00   0.46%   2,140,720.00   0.44%
   NEW JERSEY                   7,977,250.00   1.15%   7,087,750.00   1.18%   5,927,750.00   1.12%   5,788,750.00   1.19%
   NEW MEXICO                   1,109,420.00   0.16%   1,109,420.00   0.18%     963,580.00   0.18%     963,580.00   0.20%
   NEW YORK                    27,857,028.00   4.02%  24,257,828.00   4.03%  22,799,528.00   4.32%  17,768,728.00   3.66%
   NORTH CAROLINA              10,412,049.00   1.50%   9,648,449.00   1.60%   9,299,049.00   1.76%   8,516,106.00   1.75%
   NORTH DAKOTA                         0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                                   2004                          2004                          2004
                                                2nd quarter                   3rd quarter                   4th quarter
                                     ---------------------------------------------------------------------------------------
                                                 Original                       Current                       Current
                                          Balance         Conc.          Balance        Conc.          Balance        Conc.
                                     ----------------    -------     --------------    -------     --------------    -------
Geographic Concentrations (cont):
    OHIO                                 9,072,321.00      0.88%       5,505,693.00      0.56%       4,534,871.00      0.52%
    OKLAHOMA                               226,400.00      0.02%         226,400.00      0.02%         226,400.00      0.03%
    OREGON                              17,920,452.00      1.74%      15,526,356.00      1.58%      14,139,606.00      1.61%
    PENNSYLVANIA                         7,531,239.00      0.73%       6,377,274.00      0.65%       5,717,574.00      0.65%
    RHODE ISLAND                         1,341,270.00      0.13%       1,727,190.00      0.18%       1,727,190.00      0.20%
    SOUTH CAROLINA                      17,450,705.85      1.70%      11,540,456.00      1.18%      10,857,956.00      1.24%
    SOUTH DAKOTA                                 0.00      0.00%               0.00      0.00%               0.00      0.00%
    TENNESSE                             6,474,058.00      0.63%       4,109,836.00      0.42%       4,040,736.00      0.46%
    TEXAS                               13,085,178.75      1.27%      13,233,093.75      1.35%      12,434,743.75      1.42%
    UTAH                                 9,211,254.00      0.90%       9,536,787.00      0.97%       8,680,987.00      0.99%
    VERMONT                                391,850.00      0.04%         241,850.00      0.02%         123,100.00      0.01%
    VIRGINIA                            70,091,604.08      6.82%      60,729,641.58      6.20%      53,951,751.58      6.15%
    WASHINGTON                          22,227,293.00      2.16%      19,679,715.00      2.01%      19,285,515.00      2.20%
    WEST VIRGINIA                          223,650.00      0.02%         223,650.00      0.02%         141,200.00      0.02%
    WISCONSIN                            3,870,091.00      0.38%       3,726,522.00      0.38%       3,726,522.00      0.42%
    WYOMING                                      0.00      0.00%               0.00      0.00%               0.00      0.00%

Originator Concentrations:
    American Home                    1,119,521,153.22    100.00%     980,137,707.17    100.00%     877,365,626.17    100.00%

                                                    2005                         2005                           2005
                                                1st quarter                   2nd quarter                   3rd quarter
                                     ---------------------------------------------------------------------------------------
                                                  Current                       Current                       Current
                                          Balance         Conc.          Balance        Conc.          Balance        Conc.
                                     ----------------    -------     --------------    -------     --------------    -------
Geographic Concentrations (cont):
    OHIO                                 4,370,711.00      0.55%       4,288,711.00      0.62%       3,689,861.00      0.61%
    OKLAHOMA                               226,400.00      0.03%         226,400.00      0.03%         226,400.00      0.04%
    OREGON                              13,425,776.00      1.68%      12,757,076.00      1.84%      10,886,626.00      1.81%
    PENNSYLVANIA                         5,717,574.00      0.72%       5,489,574.00      0.79%       5,207,374.00      0.87%
    RHODE ISLAND                         1,527,440.00      0.19%       1,002,640.00      0.14%       1,002,640.00      0.17%
    SOUTH CAROLINA                      10,155,956.00      1.27%       7,831,056.00      1.13%       6,904,160.00      1.15%
    SOUTH DAKOTA                                 0.00      0.00%               0.00      0.00%               0.00      0.00%
    TENNESSE                             3,801,936.00      0.48%       3,661,536.00      0.53%       3,562,736.00      0.59%
    TEXAS                               12,314,743.75      1.54%      11,192,393.75      1.62%      10,315,153.75      1.72%
    UTAH                                 8,284,962.00      1.04%       7,717,787.00      1.11%       7,177,287.00      1.19%
    VERMONT                                123,100.00      0.02%         123,100.00      0.02%         123,100.00      0.02%
    VIRGINIA                            49,155,331.58      6.15%      43,440,151.58      6.27%      37,655,277.00      6.26%
    WASHINGTON                          18,359,115.00      2.30%      16,430,115.00      2.37%      13,812,205.00      2.30%
    WEST VIRGINIA                          141,200.00      0.02%         141,200.00      0.02%         141,200.00      0.02%
    WISCONSIN                            3,726,522.00      0.47%       2,816,017.00      0.41%       2,027,827.00      0.34%
    WYOMING                                      0.00      0.00%               0.00      0.00%               0.00      0.00%

Originator Concentrations:
    American Home                      799,009,941.17    100.00%     692,420,552.17    100.00%     601,198,104.59    100.00%

                                                   2005                           2006
                                               4th quarter                    1st quarter
                                     --------------------------------------------------------
                                                 Current                        Current
                                          Balance         Conc.         Balance        Conc.
                                     ----------------    -------    --------------    -------
Geographic Concentrations (cont):
    OHIO                                 3,548,861.00      0.67%      3,455,261.00      0.71%
    OKLAHOMA                               226,400.00      0.04%              0.00      0.00%
    OREGON                               9,397,125.00      1.78%      8,581,125.00      1.77%
    PENNSYLVANIA                         4,849,552.00      0.92%      4,849,552.00      1.00%
    RHODE ISLAND                         1,002,640.00      0.19%      1,002,640.00      0.21%
    SOUTH CAROLINA                       5,781,510.00      1.10%      5,312,310.00      1.09%
    SOUTH DAKOTA                                 0.00      0.00%              0.00      0.00%
    TENNESSE                             2,642,786.00      0.50%      2,642,786.00      0.54%
    TEXAS                                9,971,253.75      1.89%      9,845,253.75      2.03%
    UTAH                                 6,662,164.00      1.26%      6,092,464.00      1.25%
    VERMONT                                123,100.00      0.02%        123,100.00      0.03%
    VIRGINIA                            34,618,827.00      6.56%     32,273,317.00      6.65%
    WASHINGTON                          11,611,455.00      2.20%     10,756,455.00      2.22%
    WEST VIRGINIA                          141,200.00      0.03%        141,200.00      0.03%
    WISCONSIN                            1,743,427.00      0.33%      1,630,927.00      0.34%
    WYOMING                                      0.00      0.00%              0.00      0.00%

Originator Concentrations:
    American Home                      527,331,473.59    100.00%    485,500,347.59    100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                                2004                   2004                     2004
                                                            2nd quarter              3rd quarter             4th quarter
                                                         -------------------------------------------------------------------------
                                                                                       Sep-04                      Dec-04
                                                             Original                 Current                     Current
                                                         -------------------------------------------------------------------------
                                                         Balance  Count / %     Balance      Count / %      Balance     Count / %
                                                         -------  ---------  -------------  -----------  ------------  -----------
Delinquency Data:
   30 - 59 Days                                           0.00        0       6,666,433.46      26       2,088,395.82       10
   60 - 89 Days                                           0.00        0       3,130,387.00      10       1,276,830.59        5
   90 Days or More                                        0.00        0        689,452.00        3       1,580,450.39        7
   Total Delinquent Loans                                 0.00        0      10,486,272.46      39       4,945,676.80       22
   Total Delinquent Loans as % of Current Pool Balance    0.00%                  1.07%                       0.56%

   Assets in Bankruptcy                                   0.00        0       111,992.38         1        695,176.18         5
   Assets in Foreclosure                                  0.00        0       896,750.00         3       4,857,133.73       15
   Assets in REO                                          0.00        0           0.00           0        109,250.00         1

Current Period Loss Data:
   Loss Frequency                                           --                     --                          --
   Loss Severity                                            --                     --                          --
   Net Losses                                               --       --            --           --             --           --
   Net Losses as % of Original Pool Balance                 --                     --                          --
Cumulative Loss Data:
   Cumulative Loss Frequency:                               --                     --                          --
   Cumulative Loss Severity                                 --                     --                          --
   Cumulative Net Losses as % of Original Pool Balance      --                     --                          --

Prepayment Data:
   Current Pool Factor                                   1.000                   0.765                       0.682
   Current Prepayment Rate                                0.00%                  19.98%                      32.36%

                                                                  2005                     2005                     2005
                                                               1st quarter              2nd quarter              3rd quarter
                                                         --------------------------------------------------------------------------
                                                                 Mar-05                   Jun-05                   Sep-05
                                                                 Current                  Current                  Current
                                                         --------------------------------------------------------------------------
                                                            Balance     Count / %     Balance    Count / %     Balance    Count / %
                                                         ------------   ---------  ------------  ---------  ------------  ---------
Delinquency Data:
   30 - 59 Days                                          2,016,186.88       12     2,768,893.13     13      3,825,553.98    14
   60 - 89 Days                                          2,045,314.70        9     2,405,655.52     11      1,020,774.98     4
   90 Days or More                                       1,985,165.50        7     531,612.50        3       349,713.02      3
   Total Delinquent Loans                                6,046,667.08       28     5,706,161.15     27      5,196,041.98    21
   Total Delinquent Loans as % of Current Pool Balance       0.76%                      0.82%                   0.86%

   Assets in Bankruptcy                                    674,051.05        5      899,682.14       8      1,417,736.89     7
   Assets in Foreclosure                                 9,183,937.69        9     7,705,902.04     23      6,796,764.00    25
   Assets in REO                                             0.00            0         0.00          0      1,059,098.50     0

Current Period Loss Data:
   Loss Frequency                                             --                        --                       --
   Loss Severity                                              --                        --                       --
   Net Losses                                                 --            --          --          --           --         --
   Net Losses as % of Original Pool Balance                   --                        --                       --
Cumulative Loss Data:
   Cumulative Loss Frequency:                                0.00                      0.00                     0.00
   Cumulative Loss Severity                                  0.51                      0.51                     0.51
   Cumulative Net Losses as % of Original Pool Balance       0.00                      0.00                     0.00

Prepayment Data:
   Current Pool Factor                                      0.619                     0.535                    0.461
   Current Prepayment Rate                                  31.64%                    45.95%                   43.72%

                                                                  2005                     2006
                                                               4th quarter             1st quarter
                                                         -------------------------------------------------
                                                                 Dec-05                   Mar-06
                                                                 Current                  Current
                                                         --------------------------------------------------
                                                            Balance     Count / %     Balance     Count / %
                                                         ------------   ---------  ------------   ---------
Delinquency Data:
   30 - 59 Days                                          2,767,416.73       15     2,250,386.28       8
   60 - 89 Days                                           418,090.37         2     1,275,454.51       5
   90 Days or More                                        349,713.02         2      349,713.02        3
   Total Delinquent Loans                                3,535,220.12       19     3,875,553.81      16
   Total Delinquent Loans as % of Current Pool Balance       0.67%                   0.80%

   Assets in Bankruptcy                                  2,610,544.30       13     1,666,854.62      10
   Assets in Foreclosure                                 6,512,753.34       25     6,031,523.27      21
   Assets in REO                                          932,677.24         5     1,380,784.37       6

Current Period Loss Data:
   Loss Frequency                                             --                        --
   Loss Severity                                              --                        --
   Net Losses                                                 --            --          --           --
   Net Losses as % of Original Pool Balance                   --                        --
Cumulative Loss Data:
   Cumulative Loss Frequency:                                0.00                      0.00
   Cumulative Loss Severity                                  0.29                      0.29
   Cumulative Net Losses as % of Original Pool Balance       0.00                      0.00

Prepayment Data:
   Current Pool Factor                                      0.403                     0.370
   Current Prepayment Rate                                  40.56%                    28.30%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative ) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2004 Q3

                               2004                2004              2005              2005
                            3rd quarter        4th quarter       1st quarter        2nd quarter
                         --------------------------------------------------------------------------
                                                  Dec-04            Mar-05            Jun-05
                              Original            Current           Current           Current
                         --------------------------------------------------------------------------
Number of Loans                     4,457              4,267              3,946            3,525
Aggregate Balance        1,127,371,393.41   1,111,285,544.60   1,020,669,066.90   892,026,832.03
Average Loan Balance           252,944.00         260,437.20         258,659.17       253,057.26
Weighted Average
  Mortgage Interest
  Rate                              5.184%             5.254%             5.361%           5.365%
Weighted Average
  Original Term                       360                360                360              360
Weighted Average
  Remaining Term                      360                356                353              350
Weighted Average FICO                 706                708                709              710
Minimum FICO                          509                509                539              539
Maximum FICO                          817                817                817              817

Product Type - Sub
  Breakout
       1-3 mo.                       4.89%              6.06%              5.79%            4.54%
       6 mo.                        10.82%             17.25%             17.22%           16.59%
       12 mo.                       14.42%             18.60%             19.24%           19.83%
       2/1 Arm                      26.54%             19.91%             18.91%           18.59%
       3/1 Arm                      43.33%             38.18%             38.85%           40.45%
Product Features
       Neg. Am                       1.37%              3.91%              4.06%            4.39%
       Prepayment
         Penalties                   6.60%              7.25%              7.69%            8.12%
       Interest Only                66.95%              0.00%             75.01%           75.73%
       Balloons                      0.00%              0.00%              0.00%            0.00%
Loan Purpose
       Cashout                        N/A                N/A                N/A              N/A
       Relocation                     N/A                N/A                N/A              N/A
       Primary
         Residence                  84.83%             84.56%             84.59%           84.66%
Weighted Average
  Loan-To-Value Ratio:              76.47%             86.70%             86.33%           86.07%

Distribution of
  Assets by Mortgage
  Interest Rate:
       0 - 4%                       13.41%             11.25%              5.92%            6.02%
       4.01 - 5%                    37.71%             36.13%             37.57%           36.10%
       5.01 - 6%                    26.16%             29.50%             34.30%           35.87%
       6.01 - 7%                    17.78%             19.01%             18.71%           18.79%
       7.01 - 8%                     4.64%              3.91%              3.35%            3.10%
       8.01 - 9%                     0.29%              0.20%              0.16%            0.11%
       9.01 - 10%                    0.00%              0.00%              0.00%            0.00%
       Over 10%                      0.00%              0.00%              0.00%            0.00%

                              2005             2005             2006
                           3rd quarter      4th quarter      1st quarter
                         ------------------------------------------------
                             Sep-05           Dec-05           Mar-06
                             Current          Current          Current
                         ------------------------------------------------
Number of Loans                   3,069            2,637            2,410
Aggregate Balance        765,709,408.30   645,823,179.17   583,777,878.35
Average Loan Balance         249,498.02       244,908.30       242,231.48
Weighted Average
  Mortgage Interest
  Rate                            5.526%           5.553%           5.558%
Weighted Average
  Original Term                     360              360              360
Weighted Average
  Remaining Term                    350              346              343
Weighted Average FICO               710              711              711
Minimum FICO                        539              571              571
Maximum FICO                        817              817              817

Product Type - Sub
  Breakout
       1-3 mo.                     4.22%            4.01%            3.73%
       6 mo.                      16.18%           15.72%           15.35%
       12 mo.                     19.20%           18.24%           18.77%
       2/1 Arm                    18.87%           18.92%           17.90%
       3/1 Arm                    41.54%           43.10%           44.26%
Product Features
       Neg. Am                     4.88%            4.73%            4.57%
       Prepayment
         Penalties                 8.59%            8.98%            9.14%
       Interest Only              75.52%           74.52%           74.63%
       Balloons                    0.00%            0.00%            0.00%
Loan Purpose
       Cashout                      N/A              N/A              N/A
       Relocation                   N/A              N/A              N/A
       Primary
         Residence                83.69%           83.49%           83.63%
Weighted Average
  Loan-To-Value Ratio:             85.71%           85.60%           76.34%

Distribution of
  Assets by Mortgage
  Interest Rate:
       0 - 4%                      1.73%            0.86%            0.91%
       4.01 - 5%                  33.63%           34.69%           36.04%
       5.01 - 6%                  37.78%           35.95%           34.06%
       6.01 - 7%                  23.48%           24.93%           24.22%
       7.01 - 8%                   3.30%            3.45%            4.59%
       8.01 - 9%                   0.09%            0.11%            0.17%
       9.01 - 10%                  0.00%            0.00%            0.00%
       Over 10%                    0.00%            0.00%            0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                        2004                       2004                      2005                      2005
                                    3rd quarter                4th quarter               1st quarter               2nd quarter
                             ------------------------------------------------------------------------------------------------------
                                      Original                   Current                    Current                  Current
                                 Balance       Conc.       Balance       Conc.       Balance       Conc.       Balance       Conc.
                             --------------   -------  --------------   -------  --------------   -------  --------------   -------
Geographic Concentrations:
   ALABAMA                       161,500.00     0.02%      161,500.00     0.01%      161,500.00     0.02%      161,500.00     0.02%
   ALASKA                        219,100.00     0.02%      219,100.00     0.02%      219,100.00     0.02%      219,100.00     0.02%
   ARIZONA                    50,304,258.00     4.69%   55,545,653.00     4.98%   51,330,333.00     4.99%   43,128,103.00     4.79%
   ARKANSAS                       68,000.00     0.01%       68,000.00     0.01%       68,000.00     0.01%       68,000.00     0.01%
   CALIFORNIA                308,476,038.00    28.78%  304,459,511.00    27.28%  283,686,300.00    27.60%  255,930,236.00    28.43%
   COLORADO                   28,660,811.70     2.67%   30,414,371.00     2.72%   28,640,461.00     2.79%   26,436,461.00     2.94%
   CONNECTICUT                10,028,588.00     0.94%    6,587,600.00     0.59%    6,587,600.00     0.64%    4,947,600.00     0.55%
   DELAWARE                    1,625,798.00     0.15%    1,807,798.00     0.16%    1,465,108.00     0.14%    1,195,108.00     0.13%
   D.C.                        5,547,020.00     0.52%    5,706,900.00     0.51%    4,118,900.00     0.40%    3,984,500.00     0.44%
   FLORIDA                    30,992,493.00     2.89%   31,910,960.00     2.86%   30,982,460.00     3.01%   26,315,410.00     2.92%
   GEORGIA                    12,426,409.90     1.16%   12,824,847.00     1.15%   12,615,747.00     1.23%   12,447,027.00     1.38%
   HAWAII                        528,000.00     0.05%      528,000.00     0.05%      528,000.00     0.05%      528,000.00     0.06%
   IDAHO                       4,158,179.00     0.39%    3,548,950.00     0.32%    3,345,650.00     0.33%    3,097,700.00     0.34%
   ILLINOIS                  204,965,042.00    19.13%  198,169,841.00    17.75%  175,494,051.00    17.07%  147,198,486.00    16.35%
   INDIANA                     5,626,650.00     0.53%    5,937,914.00     0.53%    5,862,914.00     0.57%    5,225,164.00     0.58%
   IOWA                        4,392,561.00     0.41%    2,967,879.00     0.27%    2,754,279.00     0.27%    2,002,459.00     0.22%
   KANSAS                      3,319,188.00     0.31%    3,905,922.00     0.35%    3,905,922.00     0.38%    3,546,722.00     0.39%
   KENTUCKY                    4,217,589.00     0.39%    4,148,814.00     0.37%    3,951,478.00     0.38%    3,853,078.00     0.43%
   LOUISIANA                   1,753,200.00     0.16%    1,473,200.00     0.13%    1,333,000.00     0.13%    1,333,000.00     0.15%
   MAINE                         928,300.00     0.09%      928,300.00     0.08%      928,300.00     0.09%      928,300.00     0.10%
   MARYLAND                   65,838,419.00     6.14%   66,008,056.00     5.91%   59,385,806.00     5.78%   49,631,060.00     5.51%
   MASSACHUSETTS              22,483,234.33     2.10%   24,962,688.00     2.24%   23,648,688.00     2.30%   21,284,843.00     2.36%
   MICHIGAN                   10,850,030.00     1.01%   13,792,347.00     1.24%   12,810,097.00     1.25%   12,431,067.00     1.38%
   MINNESOTA                   1,163,700.00     0.11%    1,170,950.00     0.10%    1,170,950.00     0.11%    1,058,000.00     0.12%
   MISSISSIPPI                         0.00     0.00%            0.00     0.00%            0.00     0.00%            0.00     0.00%
   MISSOURI                   12,432,948.00     1.16%   11,610,606.00     1.04%   10,115,606.00     0.98%    5,902,806.00     0.66%
   MONTANA                     1,997,305.00     0.19%    1,855,475.00     0.17%    1,498,975.00     0.15%    1,338,975.00     0.15%
   NEBRASKA                      470,400.00     0.04%      470,400.00     0.04%      470,400.00     0.05%      315,600.00     0.04%
   NEVADA                     69,826,673.00     6.52%   74,767,257.00     6.70%   64,340,085.00     6.26%   56,010,433.00     6.22%
   NEW HAMPSHIRE               2,008,710.00     0.19%    2,048,096.00     0.18%    2,048,096.00     0.20%    1,819,075.00     0.20%
   NEW JERSEY                 19,193,492.00     1.79%   19,447,065.00     1.74%   17,976,860.00     1.75%   13,834,205.00     1.54%
   NEW MEXICO                    867,300.00     0.08%    1,190,900.00     0.11%    1,190,900.00     0.12%    1,190,900.00     0.13%
   NEW YORK                   34,620,794.00     3.23%   28,628,870.00     2.56%   27,734,220.00     2.70%   25,764,400.00     2.86%
   NORTH CAROLINA             29,605,991.87     2.76%   21,690,734.75     1.94%   20,916,334.75     2.03%   20,709,834.75     2.30%
   NORTH DAKOTA                        0.00     0.00%            0.00     0.00%            0.00     0.00%            0.00     0.00%

                                        2005                        2005                        2006
                                    3rd quarter                 4th quarter                 1st quarter
                             ---------------------------------------------------------------------------------
                                      Current                     Current                     Current
                                 Balance         Conc.       Balance         Conc.       Balance         Conc.
                             ---------------   --------  ---------------   --------  ---------------   --------
Geographic Concentrations:
   ALABAMA                        161,500.00      0.02%             0.00      0.00%             0.00      0.00%
   ALASKA                         219,100.00      0.03%       219,100.00      0.03%       219,100.00      0.04%
   ARIZONA                     37,183,366.00      4.80%    28,928,135.00      4.42%    26,193,915.00      4.42%
   ARKANSAS                        68,000.00      0.01%        68,000.00      0.01%        68,000.00      0.01%
   CALIFORNIA                 217,918,071.00     28.15%   173,379,548.00     26.48%   157,862,088.00     26.66%
   COLORADO                    23,649,761.00      3.05%    21,601,661.00      3.30%    21,106,877.00      3.56%
   CONNECTICUT                  4,566,400.00      0.59%     3,486,400.00      0.53%     2,829,400.00      0.48%
   DELAWARE                       987,108.00      0.13%       777,508.00      0.12%       777,508.00      0.13%
   D.C.                         3,572,700.00      0.46%     2,858,750.00      0.44%     2,858,750.00      0.48%
   FLORIDA                     21,519,710.00      2.78%    19,441,110.00      2.97%    16,449,228.00      2.78%
   GEORGIA                     11,465,527.00      1.48%     9,740,167.00      1.49%     9,345,967.00      1.58%
   HAWAII                         528,000.00      0.07%       528,000.00      0.08%       528,000.00      0.09%
   IDAHO                        2,962,500.00      0.38%     2,802,500.00      0.43%     2,293,450.00      0.39%
   ILLINOIS                   120,099,956.00     15.51%   106,310,656.00     16.24%    94,170,657.00     15.90%
   INDIANA                      5,079,414.00      0.66%     5,079,414.00      0.78%     4,851,414.00      0.82%
   IOWA                         2,002,459.00      0.26%     1,811,059.00      0.28%     1,811,059.00      0.31%
   KANSAS                       3,236,922.00      0.42%     2,842,172.00      0.43%     1,582,172.00      0.27%
   KENTUCKY                     3,853,078.00      0.50%     3,530,978.00      0.54%     3,291,478.00      0.56%
   LOUISIANA                    1,227,000.00      0.16%     1,027,000.00      0.16%     1,027,000.00      0.17%
   MAINE                          767,000.00      0.10%       767,000.00      0.12%       608,000.00      0.10%
   MARYLAND                    41,949,809.00      5.42%    34,514,621.00      5.27%    29,087,388.00      4.91%
   MASSACHUSETTS               19,635,193.00      2.54%    16,881,543.00      2.58%    15,810,393.00      2.67%
   MICHIGAN                    11,652,067.00      1.51%    10,299,067.00      1.57%     9,963,067.00      1.68%
   MINNESOTA                    1,058,000.00      0.14%     1,058,000.00      0.16%     1,058,000.00      0.18%
   MISSISSIPPI                          0.00      0.00%             0.00      0.00%             0.00      0.00%
   MISSOURI                     4,814,356.00      0.62%     4,560,756.00      0.70%     4,252,281.00      0.72%
   MONTANA                      1,338,975.00      0.17%     1,338,975.00      0.20%     1,106,700.00      0.19%
   NEBRASKA                        75,600.00      0.01%        75,600.00      0.01%        75,600.00      0.01%
   NEVADA                      47,663,059.00      6.16%    42,764,629.00      6.53%    38,644,809.00      6.53%
   NEW HAMPSHIRE                1,555,075.00      0.20%     1,349,950.00      0.21%       872,200.00      0.15%
   NEW JERSEY                  12,843,805.00      1.66%     9,158,470.00      1.40%     8,634,840.00      1.46%
   NEW MEXICO                   1,056,500.00      0.14%       925,200.00      0.14%       925,200.00      0.16%
   NEW YORK                    22,898,680.00      2.96%    19,478,180.00      2.98%    18,615,680.00      3.14%
   NORTH CAROLINA              18,924,428.75      2.44%    18,068,903.75      2.76%    15,940,103.75      2.69%
   NORTH DAKOTA                         0.00      0.00%             0.00      0.00%             0.00      0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                                2004                      2004                     2005
                                             3rd quarter              4th quarter              1st quarter
                                      -----------------------------------------------------------------------------
                                              Original                   Current                   Current
                                           Balance        Conc.     Balance        Conc.       Balance        Conc.
                                      ----------------  ------- ----------------  ------  ----------------  -------
Geographic Concentrations (cont):
   OHIO                                  13,001,080.00    1.21%    11,562,315.00    1.04%    11,498,315.00    1.12%
   OKLAHOMA                                 334,049.00    0.03%       254,400.00    0.02%       254,400.00    0.02%
   OREGON                                17,940,885.00    1.67%    20,895,635.00    1.87%    19,127,079.00    1.86%
   PENNSYLVANIA                           8,444,714.00    0.79%     7,881,590.00    0.71%     7,602,090.00    0.74%
   RHODE ISLAND                           1,365,200.00    0.13%     1,365,200.00    0.12%     1,365,200.00    0.13%
   SOUTH CAROLINA                        20,316,085.00    1.90%    18,330,900.00    1.64%    16,793,761.00    1.63%
   SOUTH DAKOTA                                   0.00    0.00%             0.00    0.00%             0.00    0.00%
   TENNESSE                               3,720,019.61    0.35%     3,124,195.61    0.28%     3,124,195.61    0.30%
   TEXAS                                 12,315,890.00    1.15%    14,038,560.00    1.26%    13,382,293.00    1.30%
   UTAH                                  11,548,248.00    1.08%    10,719,977.00    0.96%    10,338,727.00    1.01%
   VERMONT                                  337,600.00    0.03%       337,600.00    0.03%       337,600.00    0.03%
   VIRGINIA                              67,343,803.00    6.28%    67,214,626.00    6.02%    62,188,830.00    6.05%
   WASHINGTON                            18,643,347.00    1.74%    19,713,910.00    1.77%    19,086,760.00    1.86%
   WEST VIRGINIA                            175,000.00    0.02%             0.00    0.00%             0.00    0.00%
   WISCONSIN                              1,702,750.00    0.16%     1,493,500.00    0.13%     1,225,500.00    0.12%
   WYOMING                                  425,000.00    0.04%       282,500.00    0.03%       282,500.00    0.03%

Originator Concentrations:
   American Home                      1,127,371,393.41  100.00% 1,116,173,413.36  100.00% 1,027,893,371.36  100.00%

                                            2005                   2005                    2005                  2006
                                         2nd quarter           3rd quarter             4th quarter            1st quarter
                                   -------------------------------------------------------------------------------------------
                                           Current                Current                Current                Current
                                      Balance      Conc.     Balance       Conc.     Balance     Conc.      Balance      Conc.
                                   -------------- ------- -------------- ------- -------------- ------- -------------- -------
Geographic Concentrations (cont):
   OHIO                             10,658,450.00   1.18%   9,861,218.00   1.27%   9,602,878.00   1.47%   9,284,878.00   1.57%
   OKLAHOMA                            254,400.00   0.03%     254,400.00   0.03%     254,400.00   0.04%     118,400.00   0.02%
   OREGON                           17,154,779.00   1.91%  15,342,129.00   1.98%  12,698,479.00   1.94%  11,170,500.00   1.89%
   PENNSYLVANIA                      7,208,340.00   0.80%   6,338,416.00   0.82%   5,378,034.00   0.82%   5,042,494.00   0.85%
   RHODE ISLAND                      1,365,200.00   0.15%     669,200.00   0.09%     433,200.00   0.07%     433,200.00   0.07%
   SOUTH CAROLINA                   15,846,061.00   1.76%  14,483,411.00   1.87%  12,551,545.00   1.92%  10,169,445.00   1.72%
   SOUTH DAKOTA                              0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   TENNESSE                          2,792,275.61   0.31%   2,493,945.61   0.32%   1,759,520.61   0.27%   1,436,520.61   0.24%
   TEXAS                            12,862,293.00   1.43%  10,809,793.00   1.40%  10,074,393.00   1.54%   9,497,503.00   1.60%
   UTAH                              8,565,977.00   0.95%   7,798,627.00   1.01%   6,852,927.00   1.05%   6,680,927.00   1.13%
   VERMONT                             337,600.00   0.04%      88,000.00   0.01%      88,000.00   0.01%      88,000.00   0.01%
   VIRGINIA                         50,569,873.00   5.62%  44,996,103.00   5.81%  36,616,682.00   5.59%  32,994,982.00   5.57%
   WASHINGTON                       17,521,960.00   1.95%  13,301,160.00   1.72%  12,078,160.00   1.84%  11,328,010.00   1.91%
   WEST VIRGINIA                             0.00   0.00%           0.00   0.00%           0.00   0.00%           0.00   0.00%
   WISCONSIN                           915,500.00   0.10%     915,500.00   0.12%     662,800.00   0.10%     662,800.00   0.11%
   WYOMING                             282,500.00   0.03%     282,500.00   0.04%           0.00   0.00%           0.00   0.00%

Originator Concentrations:
   American Home                   900,172,361.36 100.00% 774,167,522.36 100.00% 654,724,071.36 100.00% 592,118,894.36 100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                        2004                    2004                      2005                        2005
                                    3rd quarter             4th quarter                1st quarter                 2nd quarter
                               -----------------------------------------------------------------------------------------------------
                                                              Dec-04                      Mar-05                     Jun-05
                                     Original                 Current                    Current                     Current
                               -----------------------------------------------------------------------------------------------------
                               Balance   Count / %      Balance     Count / %      Balance      Count / %      Balance     Count / %
                               -------   ---------   ------------   ---------   -------------   ---------   ------------   ---------
Delinquency Data:
   30 - 59 Days                   0.00        0      2,040,490.42        8      3,206,944.34        13      4,516,986.38       13
   60 - 89 Days                   0.00        0      1,255,558.67        5      4,874,902.85        12      2,281,405.44        5
   90 Days or More                0.00        0       99,750.00          1      2,474,676.18         9       555,153.44         4
   Total Delinquent Loans         0.00        0      3,395,799.09       14      10,556,523.37       34      7,353,545.26       22
   Total Delinquent Loans as %
     of Current Pool Balance      0.00%                  0.30%                      1.03%                       0.82%

   Assets in Bankruptcy           0.00        0          0.00            0       187,973.93          1      1,899,726.81        9
   Assets in Foreclosure          0.00        0      1,397,867.78        4      5,828,697.84        23      4,416,398.07       15
   Assets in REO                  0.00        0          0.00            0          0.00             0        754,000.00        2

Current Period Loss Data:
   Loss Frequency                   --                    --                          --                          --
   Loss Severity                    --                    --                          --                          --
   Net Losses                       --       --           --            --            --            --            --           --
   Net Losses as % of Original      --                    --                          --                          --
     Pool Balance
Cumulative Loss Data:
   Cumulative Loss Frequency:       --                    --                          --                          --
   Cumulative Loss Severity         --                    --                          --                          --
   Cumulative Net Losses as %
     of Original Pool Balance       --                    --                          --                          --
Prepayment Data:
   Current Pool Factor           1.000                 0.843                       0.774                       0.676
   Current Prepayment Rate        0.00%                20.93%                      27.87%                      42.77%

                                            2005                       2005                       2006
                                        3rd quarter                4th quarter                1st quarter
                               ---------------------------------------------------------------------------------
                                           Sep-05                      Dec-05                    Mar-06
                                          Current                     Current                    Current
                               ---------------------------------------------------------------------------------
                                     Balance     Count / %      Balance     Count / %     Balance      Count / %
                                  ------------   ---------   ------------   ---------   ------------   ---------
Delinquency Data:
   30 - 59 Days                   4,189,549.47      19       2,520,833.06       12       932,884.70         8
   60 - 89 Days                   2,128,668.45       5       2,260,984.37        7      1,121,616.58        6
   90 Days or More                 552,970.38        2           0.00            0      1,003,338.01        6
   Total Delinquent Loans         6,871,188.30      26       4,781,817.43       19      3,057,839.29       20
   Total Delinquent Loans as %
     of Current Pool Balance         0.89%                     0.73%                      0.52%

   Assets in Bankruptcy           2,741,882.66      12       2,359,596.46       10      1,790,224.12        9
   Assets in Foreclosure          6,664,665.98      16       9,858,430.36       27      9,034,104.56       25
   Assets in REO                   133,369.90        2        304,870.73         3          0.00            0

Current Period Loss Data:
   Loss Frequency                        --                        --                         --
   Loss Severity                         --                        --                         --
   Net Losses                            --         --             --           --            --           --
   Net Losses as % of Original
     Pool Balance                        --                        --                         --
Cumulative Loss Data:
   Cumulative Loss Frequency:          0.00                      0.00                       0.00
   Cumulative Loss Severity            0.40                      0.39                       0.39
   Cumulative Net Losses as %
     of Original Pool Balance          0.00                      0.00                       0.00
Prepayment Data:
   Current Pool Factor                0.581                     0.490                      0.442
   Current Prepayment Rate            46.37%                    49.21%                     32.99%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)   Short Reset

Vintage Origination:   2004 Q4


                              2004               2005              2005              2005              2005              2006
                           4th quarter        1st quarter       2nd quarter       3rd quarter       4th quarter       1st quarter
                         -----------------------------------------------------------------------------------------------------------
                                                Mar-05            Jun-05            Sep-05             Dec-05            Mar-06
                             Original           Current           Current           Current           Current           Current
                         -----------------------------------------------------------------------------------------------------------
Number of Loans                     9,574             9,006             8,186             7,336             6,574             5,996
Aggregate Balance        2,450,024,099.39  2,350,141,578.50  2,114,857,737.59  1,868,973,214.25  1,659,365,789.78  1,502,924,527.95
Average Loan Balance           255,903.92        260,952.87        258,350.57        254,767.34        252,413.41        250,654.52
Weighted Average
  Mortgage Interest Rate            5.419%            5.515%            5.551%            5.551%            5.609%            5.619%
Weighted Average
  Original Term                       360               360               360               360               360               360
Weighted Average
  Remaining Term                      360               356               353               352               349               346
Weighted Average FICO                 707               710               710               710               712               713
Minimum FICO                          300               524               524               524               524               524
Maximum FICO                          817               817               817               816               816               816

Product Type - Sub
  Breakout
   1-3 mo.                           5.76%             5.73%             4.38%             3.51%             3.07%             2.85%
   6 mo.                            43.09%            45.69%            46.19%            46.25%            45.98%            45.62%
   12 mo.                           42.44%            42.16%            43.90%            44.85%            45.37%            46.03%
   2/1 Arm                           3.28%             2.95%             2.73%             2.56%             2.54%             2.35%
   3/1 Arm                           5.43%             3.47%             2.79%             2.83%             3.03%             3.15%
Product Features
   Neg. Am                           0.07%             0.07%             0.08%             0.08%             0.04%             0.15%
   Prepayment Penalties              6.18%             6.58%             7.02%             7.40%             7.78%             7.97%
   Interest Only                    89.81%            92.11%            93.19%            93.33%            93.40%            93.50%
   Balloons                          0.00%             0.00%             0.00%             0.00%             0.00%             0.00%
Loan Purpose
   Cashout                            N/A               N/A               N/A               N/A               N/A               N/A
   Relocation                         N/A               N/A               N/A               N/A               N/A               N/A
   Primary Residence                83.49%            83.42%            83.65%            83.24%            83.41%            83.65%
Weighted Average
  Loan-To-Value Ratio:              75.99%            75.56%            75.55%            75.55%            75.56%            75.16%

Distrib 0 - 4%                       6.29%             2.33%             1.53%             1.51%             0.67%             0.36%
   4.01 - 5%                        29.29%            28.18%            26.81%            27.18%            26.53%            26.93%
   5.01 - 6%                        42.27%            45.90%            47.65%            47.63%            46.62%            46.74%
   6.01 - 7%                        18.51%            19.94%            20.27%            19.89%            21.85%            21.18%
   7.01 - 8%                         3.57%             3.63%             3.69%             3.67%             4.06%             4.28%
   8.01 - 9%                         0.06%             0.02%             0.05%             0.12%             0.27%             0.39%
   9.01 - 10%                        0.00%             0.00%             0.00%             0.00%             0.00%             0.12%
   Over 10%                          0.01%             0.00%             0.00%             0.00%             0.00%             0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                          2004                    2005                    2005
                                       4th quarter             1st quarter             2nd quarter
                                 ----------------------------------------------------------------------
                                         Original                Current                 Current
                                     Balance      Conc.      Balance     Conc.       Balance     Conc.
                                 --------------  ------  --------------  -----   --------------  -----
Geographic Concentrations:

   ALABAMA                         1,142,493.00   0.05%      869,450.00   0.04%      869,450.00   0.04%
   ALASKA                            255,900.00   0.01%      168,000.00   0.01%            0.00   0.00%
   ARIZONA                       138,652,027.00   5.87%  129,739,287.00   5.50%  114,460,181.00   5.39%
   ARKANSAS                          152,000.00   0.01%      152,000.00   0.01%            0.00   0.00%
   CALIFORNIA                    711,285,907.68  30.12%  697,228,626.68  29.58%  625,289,324.68  29.45%
   COLORADO                       74,283,090.00   3.15%   75,281,546.00   3.19%   67,173,991.00   3.16%
   CONNECTICUT                     7,948,950.00   0.34%    5,919,950.00   0.25%    5,545,450.00   0.26%
   DELAWARE                       12,704,654.00   0.54%   12,366,040.00   0.52%   11,918,890.00   0.56%
   D.C.                           17,605,241.00   0.75%   18,713,611.00   0.79%   16,672,011.00   0.79%
   FLORIDA                       102,819,860.00   4.35%  104,766,156.00   4.44%   95,288,206.00   4.49%
   GEORGIA                        36,464,217.00   1.54%   35,337,194.00   1.50%   34,764,680.00   1.64%
   HAWAII                          1,005,100.00   0.04%    1,005,100.00   0.04%    1,005,100.00   0.05%
   IDAHO                          11,351,121.00   0.48%   10,111,862.00   0.43%    8,678,058.00   0.41%
   ILLINOIS                      291,377,794.00  12.34%  290,804,436.00  12.34%  250,138,865.00  11.78%
   INDIANA                         9,688,697.00   0.41%   10,268,981.00   0.44%    7,413,381.00   0.35%
   IOWA                            6,284,634.00   0.27%    4,838,440.00   0.21%    4,838,440.00   0.23%
   KANSAS                          4,464,495.00   0.19%    3,278,159.00   0.14%    3,202,159.00   0.15%
   KENTUCKY                        8,686,520.00   0.37%    8,884,896.00   0.38%    7,017,028.00   0.33%
   LOUISIANA                       3,343,268.00   0.14%    3,290,329.00   0.14%    3,290,329.00   0.15%
   MAINE                           1,207,700.00   0.05%    1,489,850.00   0.06%    1,146,850.00   0.05%
   MARYLAND                      158,276,753.00   6.70%  148,559,535.00   6.30%  135,064,187.00   6.36%
   MASSACHUSETTS                  46,777,243.00   1.98%   43,300,306.00   1.84%   37,819,706.00   1.78%
   MICHIGAN                       40,578,501.00   1.72%   40,471,464.00   1.72%   37,008,664.00   1.74%
   MINNESOTA                       4,200,243.00   0.18%    4,107,218.00   0.17%    3,990,418.00   0.19%
   MISSISSIPPI                       288,050.00   0.01%      491,050.00   0.02%      353,450.00   0.02%
   MISSOURI                       14,403,346.00   0.61%   12,564,908.00   0.53%   11,204,408.00   0.53%
   MONTANA                         5,227,239.00   0.22%    4,065,370.00   0.17%    3,835,370.00   0.18%
   NEBRASKA                          590,050.00   0.02%      590,050.00   0.03%      590,050.00   0.03%
   NEVADA                        117,761,416.00   4.99%  117,167,627.00   4.97%  106,552,365.00   5.02%
   NEW HAMPSHIRE                   7,357,458.00   0.31%    6,857,547.00   0.29%    5,944,927.00   0.28%
   NEW JERSEY                     46,702,517.00   1.98%   44,180,678.00   1.87%   40,560,561.00   1.91%
   NEW MEXICO                      4,406,633.00   0.19%    3,080,597.00   0.13%    2,758,597.00   0.13%
   NEW YORK                       70,314,683.00   2.98%   63,693,223.00   2.70%   59,379,273.00   2.80%
   NORTH CAROLINA                 65,577,058.70   2.78%   51,066,624.20   2.17%   48,683,661.20   2.29%
   NORTH DAKOTA                            0.00   0.00%            0.00   0.00%            0.00   0.00%

                                          2005                    2005                   2006
                                       3rd quarter             4th quarter            1st quarter
                                 ----------------------------------------------------------------------
                                         Current                 Current                 Current
                                    Balance      Conc.      Balance      Conc.       Balance     Conc.
                                 --------------  -----   --------------  -----   --------------  -----
Geographic Concentrations:

   ALABAMA                           869,450.00   0.05%      869,450.00   0.05%      869,450.00   0.06%
   ALASKA                                  0.00   0.00%            0.00   0.00%            0.00   0.00%
   ARIZONA                        87,144,302.00   4.63%   74,611,047.00   4.47%   65,408,097.00   4.32%
   ARKANSAS                                0.00   0.00%            0.00   0.00%            0.00   0.00%
   CALIFORNIA                    541,270,685.68  28.77%  468,781,262.18  28.06%  418,946,148.18  27.66%
   COLORADO                       64,242,431.00   3.42%   60,442,357.00   3.62%   56,831,737.00   3.75%
   CONNECTICUT                     4,977,450.00   0.26%    4,872,450.00   0.29%    3,852,100.00   0.25%
   DELAWARE                       10,904,340.00   0.58%    9,037,720.00   0.54%    8,691,600.00   0.57%
   D.C.                           13,841,334.00   0.74%   10,911,234.00   0.65%    9,665,234.00   0.64%
   FLORIDA                        85,438,146.00   4.54%   76,273,599.00   4.57%   70,006,812.00   4.62%
   GEORGIA                        32,431,410.00   1.72%   30,992,123.00   1.86%   29,088,843.00   1.92%
   HAWAII                          1,005,100.00   0.05%      373,100.00   0.02%      373,100.00   0.02%
   IDAHO                           7,153,808.00   0.38%    6,690,736.00   0.40%    6,290,036.00   0.42%
   ILLINOIS                      223,259,415.00  11.87%  200,771,545.00  12.02%  184,609,004.00  12.19%
   INDIANA                         6,998,581.00   0.37%    5,550,861.00   0.33%    5,269,861.00   0.35%
   IOWA                            4,496,840.00   0.24%    4,276,840.00   0.26%    4,197,810.00   0.28%
   KANSAS                          3,202,159.00   0.17%    2,895,259.00   0.17%    2,566,209.00   0.17%
   KENTUCKY                        6,743,428.00   0.36%    6,143,428.00   0.37%    5,518,428.00   0.36%
   LOUISIANA                       3,290,329.00   0.17%    2,984,239.00   0.18%    2,984,239.00   0.20%
   MAINE                             994,850.00   0.05%      994,850.00   0.06%      994,850.00   0.07%
   MARYLAND                      120,776,874.00   6.42%  106,544,136.00   6.38%   94,765,811.00   6.26%
   MASSACHUSETTS                  34,932,406.00   1.86%   31,262,281.00   1.87%   28,895,831.00   1.91%
   MICHIGAN                       36,001,064.00   1.91%   35,868,264.00   2.15%   33,456,368.00   2.21%
   MINNESOTA                       3,848,498.00   0.20%    3,354,098.00   0.20%    2,597,170.00   0.17%
   MISSISSIPPI                       353,450.00   0.02%      353,450.00   0.02%      353,450.00   0.02%
   MISSOURI                       10,699,723.00   0.57%    9,834,348.00   0.59%    8,832,400.00   0.58%
   MONTANA                         3,835,370.00   0.20%    3,835,370.00   0.23%    3,507,050.00   0.23%
   NEBRASKA                          444,450.00   0.02%      444,450.00   0.03%      444,450.00   0.03%
   NEVADA                         93,140,842.00   4.95%   81,347,557.00   4.87%   75,113,607.00   4.96%
   NEW HAMPSHIRE                   5,564,897.00   0.30%    4,848,797.00   0.29%    3,599,730.00   0.24%
   NEW JERSEY                     36,318,218.00   1.93%   30,820,148.00   1.85%   28,778,948.00   1.90%
   NEW MEXICO                      2,560,597.00   0.14%    2,196,294.00   0.13%    2,196,294.00   0.15%
   NEW YORK                       55,805,573.00   2.97%   50,551,268.00   3.03%   41,814,108.00   2.76%
   NORTH CAROLINA                 46,335,761.20   2.46%   42,731,361.20   2.56%   36,343,755.20   2.40%
   NORTH DAKOTA                            0.00   0.00%            0.00   0.00%            0.00   0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                              2004                      2005                       2005
                                           4th quarter               1st quarter                2nd quarter
                                   -------------------------------------------------------------------------------
                                            Original                   Current                  Current
                                        Balance       Conc.        Balance        Conc.      Balance        Conc.
                                   ----------------  -------  ----------------  -------  ----------------  -------
Geographic Concentrations (cont):
   OHIO                               35,580,981.50    1.51%     33,677,412.75    1.43%     31,980,684.50    1.51%
   OKLAHOMA                            1,458,707.00    0.06%      1,078,650.00    0.05%        986,650.00    0.05%
   OREGON                             56,662,662.00    2.40%     55,370,073.00    2.35%     52,533,092.00    2.47%
   PENNSYLVANIA                       25,210,140.00    1.07%     24,443,364.00    1.04%     23,032,669.00    1.08%
   RHODE ISLAND                        4,512,800.00    0.19%      4,948,800.00    0.21%      4,537,300.00    0.21%
   SOUTH CAROLINA                     37,594,658.00    1.59%     33,374,606.00    1.42%     30,843,199.00    1.45%
   SOUTH DAKOTA                          599,550.00    0.03%        731,550.00    0.03%        731,550.00    0.03%
   TENNESSEE                          10,047,206.51    0.43%      8,546,996.51    0.36%      7,781,796.51    0.37%
   TEXAS                              26,038,239.00    1.10%     25,688,220.00    1.09%     25,168,220.00    1.19%
   UTAH                               25,437,377.00    1.08%     20,910,273.00    0.89%     20,225,498.00    0.95%
   VERMONT                             1,428,700.00    0.06%      1,211,200.00    0.05%        982,600.00    0.05%
   VIRGINIA                          156,772,228.00    6.64%    150,116,933.00    6.37%    132,493,776.00    6.24%
   WASHINGTON                         36,982,091.00    1.57%     34,368,878.00    1.46%     33,463,578.00    1.58%
   WEST VIRGINIA                       1,755,997.00    0.07%      1,921,137.00    0.08%      1,349,307.00    0.06%
   WISCONSIN                           6,470,597.00    0.27%      5,814,066.00    0.25%      4,428,716.00    0.21%
   WYOMING                               287,306.00    0.01%        144,800.00    0.01%        144,800.00    0.01%

Originator Concentrations:
   American Home                   2,450,024,099.39  100.00%  2,357,057,070.14  100.00%  2,123,141,466.89  100.00%

                                              2005                      2005                       2006
                                           3rd quarter               4th quarter                1st quarter
                                   -------------------------------------------------------------------------------
                                             Current                   Current                  Current
                                        Balance       Conc.        Balance       Conc.        Balance       Conc.
                                   ----------------  -------  ----------------  -------  ----------------  -------
Geographic Concentrations (cont):
   OHIO                               30,800,644.50    1.64%     29,158,744.50    1.75%     27,189,344.50    1.80%
   OKLAHOMA                              986,650.00    0.05%        986,650.00    0.06%        986,650.00    0.07%
   OREGON                             47,267,392.00    2.51%     41,393,690.00    2.48%     38,016,090.00    2.51%
   PENNSYLVANIA                       19,396,786.00    1.03%     17,424,468.00    1.04%     15,810,418.00    1.04%
   RHODE ISLAND                        3,741,380.00    0.20%      3,513,380.00    0.21%      2,485,380.00    0.16%
   SOUTH CAROLINA                     27,703,194.00    1.47%     24,101,418.00    1.44%     23,694,498.00    1.56%
   SOUTH DAKOTA                          731,550.00    0.04%        731,550.00    0.04%        599,550.00    0.04%
   TENNESSEE                           7,521,696.51    0.40%      7,521,696.51    0.45%      7,313,856.51    0.48%
   TEXAS                              24,094,220.00    1.28%     21,866,900.00    1.31%     19,738,400.00    1.30%
   UTAH                               18,489,862.00    0.98%     17,511,462.00    1.05%     16,206,327.00    1.07%
   VERMONT                               982,600.00    0.05%        982,600.00    0.06%        982,600.00    0.06%
   VIRGINIA                          114,107,553.00    6.07%    101,262,640.00    6.06%     92,588,473.00    6.11%
   WASHINGTON                         30,878,780.00    1.64%     27,437,080.00    1.64%     25,456,740.00    1.68%
   WEST VIRGINIA                       1,349,307.00    0.07%      1,131,114.00    0.07%      1,131,114.00    0.07%
   WISCONSIN                           4,091,220.00    0.22%      3,738,300.00    0.22%      3,738,300.00    0.25%
   WYOMING                               144,800.00    0.01%        144,800.00    0.01%        144,800.00    0.01%

Originator Concentrations:
   American Home                   1,881,169,416.89  100.00%  1,670,370,415.39  100.00%  1,514,620,421.39  100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                               2004                    2005                       2005
                                                            4th quarter            1st quarter                2nd quarter
                                                        -----------------------------------------------------------------------
                                                                                      Mar-05                    Jun-05
                                                             Original                Current                    Current
                                                        -----------------------------------------------------------------------
                                                        Balance  Count / %     Balance      Count / %     Balance     Count / %
                                                        -------  ---------  -------------   ---------  -------------  ---------
Delinquency Data:
   30 - 59 Days                                           0.00        0      9,853,787.23       36     11,227,573.87      38
   60 - 89 Days                                           0.00        0      5,706,058.68       21      4,241,086.42      12
   90 Days or More                                        0.00        0      1,263,750.00        4      3,125,522.09      15
   Total Delinquent Loans                                 0.00        0     16,823,595.91       61     18,594,182.38      65
   Total Delinquent Loans as % of Current Pool Balance    0.00%                  0.71%                      0.88%

   Assets in Bankruptcy                                   0.00        0        647,250.89        5      2,248,117.61      12
   Assets in Foreclosure                                  0.00        0      4,626,400.00       14      7,668,241.55      27
   Assets in REO                                          0.00        0          0.00            0        226,800.00       1

Current Period Loss Data:
   Loss Frequency                                          --                     --                         --
   Loss Severity                                           --                     --                         --
   Net Losses                                              --        --           --            --           --           --
   Net Losses as % of Original Pool Balance                --                     --                         --
Cumulative Loss Data:
   Cumulative Loss Frequency:                              --                     --                         --
   Cumulative Loss Severity                                --                     --                         --
   Cumulative Net Losses as % of Original Pool Balance     --                     --                         --

Prepayment Data:
   Current Pool Factor                                   1.000                  0.891                      0.801
   Current Prepayment Rate                                0.00%                 14.90%                     32.13%

                                                                   2005                     2005                      2006
                                                               3rd quarter               4th quarter               1st quarter
                                                        ----------------------------------------------------------------------------
                                                                 Sep-05                     Dec-05                    Mar-06
                                                                 Current                   Current                   Current
                                                        ----------------------------------------------------------------------------
                                                           Balance     Count / %     Balance     Count / %     Balance     Count / %
                                                        -------------  ---------  -------------  ---------  -------------  ---------
Delinquency Data:
   30 - 59 Days                                          8,254,691.69      30      9,643,114.26      35      8,948,220.64      28
   60 - 89 Days                                          2,410,515.56      12      3,766,880.65      15      2,517,379.47      12
   90 Days or More                                       2,777,962.07      10      4,284,039.54      20      2,466,163.87       9
   Total Delinquent Loans                               13,443,169.32      52     17,694,034.45      70     13,931,763.98      49
   Total Delinquent Loans as % of Current Pool Balance       0.71%                     1.06%                     0.92%

   Assets in Bankruptcy                                  3,583,393.04      24      6,933,057.33      38      1,976,094.30      13
   Assets in Foreclosure                                16,622,306.23      49     19,645,733.92      66     21,772,499.60      81
   Assets in REO                                           735,000.00       1      3,294,263.36      10      3,266,941.87      14

Current Period Loss Data:
   Loss Frequency                                             --                        --                        --
   Loss Severity                                              --                        --                        --
   Net Losses                                                 --           --           --           --           --           --
   Net Losses as % of Original Pool Balance                   --                        --                        --
Cumulative Loss Data:
   Cumulative Loss Frequency:                                0.00                      0.00                      0.00
   Cumulative Loss Severity                                  0.32                      0.32                      0.32
   Cumulative Net Losses as % of Original Pool Balance       0.00                      0.00                      0.00

Prepayment Data:
   Current Pool Factor                                       0.707                     0.628                    0.568
   Current Prepayment Rate                                   39.22%                    38.10%                   32.47%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2005 Q1

                                               2005              2005              2005              2005              2006
                                            1st quarter       2nd quarter       3rd quarter       4th quarter      1st quarter
                                         ----------------------------------------------------------------------------------------
                                                                Jun-05            Sep-05            Dec-05            Mar-06
                                             Original           Current           Current           Current          Current
                                         ----------------------------------------------------------------------------------------
Number of Loans                                    10,573            10,873             9,976             9,152             8,461
Aggregate Balance                        2,803,066,001.29  2,900,615,925.34  2,628,313,905.04  2,398,305,294.32  2,196,902,546.03
Average Loan Balance                           265,115.48        266,772.37        263,463.70        262,052.59        259,650.46
Weighted Average Mortgage Interest Rate             5.148%            5.696%            5.776%            5.850%            6.012%
Weighted Average Original Term                        362               362               362               362               362
Weighted Average Remaining Term                       362               358               358               355               352
Weighted Average FICO                                 712               713               714               714               714
Minimum FICO                                          518               520               520               520               520
Maximum FICO                                          817               817               817               817               817

Product Type - Sub Breakout
   1-3 mo.                                          19.02%            20.04%            20.03%            20.18%            20.23%
   6 mo.                                            37.95%            38.10%            37.50%            37.13%            36.66%
   12 mo.                                           39.69%            39.11%            39.70%            39.94%            40.25%
   2/1 Arm                                           1.29%             1.06%             1.05%             1.04%             1.08%
   3/1 Arm                                           2.06%             1.69%             1.72%             1.70%             1.78%

Product Features
   Neg. Am                                          14.87%            16.10%            16.91%            17.51%            17.99%
   Prepayment Penalties                             16.33%            17.41%            18.47%            19.30%            19.10%
   Interest Only                                    93.70%            95.37%            95.59%            95.67%            95.71%
   Balloons                                          0.00%             0.00%             0.00%             0.00%             0.00%

Loan Purpose
   Cashout                                            N/A               N/A               N/A               N/A               N/A
   Relocation                                         N/A               N/A               N/A               N/A               N/A
   Primary Residence                                81.65%            81.39%            81.70%            81.74%            81.29%
Weighted Average Loan-To-Value Ratio:               74.20%            73.97%            73.99%            73.99%            74.45%

Distribution of Assets by Mortgage
  Interest Rate:
   0 - 4%                                            3.69%             1.71%             1.43%             1.44%             0.57%
   4.01 - 5%                                        16.23%            14.42%            14.33%            14.74%            12.45%
   5.01 - 6%                                        53.20%            55.54%            56.20%            56.90%            56.53%
   6.01 - 7%                                        21.10%            22.30%            22.12%            20.99%            22.65%
   7.01 - 8%                                         5.59%             5.96%             5.81%             5.77%             7.49%
   8.01 - 9%                                         0.14%             0.03%             0.10%             0.13%             0.27%
   9.01 - 10%                                        0.04%             0.03%             0.02%             0.03%             0.04%
   Over 10%                                          0.00%             0.00%             0.00%             0.00%             0.00%

[AMERICAN HOME MORTGAGE LOGO]

                            2005                    2005                    2005               2005                   2006
                        1st quarter              2nd quarter            3rd quarter        4th quarter            1st quarter
                 -----------------------------------------------------------------------------------------------------------------
                       Original                Current                Current                Current                Current
                     Balance    Conc.       Balance    Conc.      Balance     Conc.      Balance     Conc.      Balance     Conc.
                 -------------- ------  -------------- ------  -------------- ------  -------------- ------  -------------- ------
Geographic
Concentrations:
ALABAMA            1,006,440.00  0.04%    1,095,940.00  0.04%    1,095,940.00  0.04%    1,095,940.00  0.05%      907,140.00  0.04%
ALASKA               859,900.00  0.03%    1,199,900.00  0.04%      919,900.00  0.03%      919,900.00  0.04%      579,900.00  0.03%
ARIZONA          209,161,266.00  7.59%  199,607,630.00  6.86%  169,147,596.00  6.41%  141,854,221.00  5.89%  126,536,457.00  5.74%
ARKANSAS             217,750.00  0.01%      217,750.00  0.01%      217,750.00  0.01%      217,750.00  0.01%            0.00  0.00%
CALIFORNIA       666,614,030.00 24.17%  679,524,316.00 23.36%  604,510,352.00 22.91%  532,514,818.00 22.12%  475,029,035.00 21.54%
COLORADO          65,207,627.00  2.36%   68,745,552.00  2.36%   64,490,212.00  2.44%   60,490,963.00  2.51%   58,930,158.00  2.67%
CONNECTICUT       12,519,630.00  0.45%   15,417,055.00  0.53%   12,531,155.00  0.47%   10,730,155.00  0.45%    8,033,513.00  0.36%
DELAWARE          11,574,984.00  0.42%   11,438,445.00  0.39%   10,585,475.00  0.40%    9,607,525.00  0.40%    9,295,525.00  0.42%
D.C.              22,255,131.00  0.81%   25,353,973.00  0.87%   21,372,023.00  0.81%   21,429,523.00  0.89%   16,414,363.00  0.74%
FLORIDA          148,491,876.00  5.38%  151,712,733.00  5.22%  137,272,335.00  5.20%  126,977,266.00  5.27%  116,163,936.00  5.27%
GEORGIA           36,515,911.00  1.32%   39,303,143.00  1.35%   37,747,818.00  1.43%   35,139,802.00  1.46%   34,001,502.00  1.54%
HAWAII               262,000.00  0.01%      383,800.00  0.01%      383,800.00  0.01%      383,800.00  0.02%      383,800.00  0.02%
IDAHO              8,191,639.00  0.30%    7,812,150.00  0.27%    6,915,200.00  0.26%    5,838,260.00  0.24%    5,037,760.00  0.23%
ILLINOIS         242,298,729.00  8.79%  259,066,682.00  8.91%  229,818,956.00  8.71%  211,792,506.00  8.80%  191,213,241.00  8.67%
INDIANA            7,330,896.00  0.27%    6,916,625.00  0.24%    6,640,025.00  0.25%    5,944,325.00  0.25%    5,245,495.00  0.24%
IOWA               3,572,561.00  0.13%    3,696,834.00  0.13%    3,696,834.00  0.14%    3,696,834.00  0.15%    3,613,634.00  0.16%
KANSAS             3,891,347.00  0.14%    3,724,774.00  0.13%    3,724,774.00  0.14%    3,724,774.00  0.15%    3,410,124.00  0.15%
KENTUCKY           5,963,819.00  0.22%    6,944,581.00  0.24%    6,944,581.00  0.26%    6,944,581.00  0.29%    6,944,581.00  0.31%
LOUISIANA          3,412,336.00  0.12%    3,517,336.00  0.12%    3,517,336.00  0.13%    3,414,718.00  0.14%    3,150,718.00  0.14%
MAINE              1,705,400.00  0.06%    3,000,400.00  0.10%    1,705,400.00  0.06%    1,705,400.00  0.07%    1,705,400.00  0.08%
MARYLAND         124,646,886.00  4.52%  127,095,421.00  4.37%  116,594,365.00  4.42%  103,122,540.00  4.28%   92,992,620.00  4.22%
MASSACHUSETTS     49,058,061.00  1.78%   50,413,510.00  1.73%   46,920,695.00  1.78%   42,849,145.00  1.78%   39,119,265.00  1.77%
MICHIGAN          38,966,771.00  1.41%   42,328,973.00  1.46%   40,326,289.00  1.53%   37,295,379.00  1.55%   36,435,229.00  1.65%
MINNESOTA          3,441,350.00  0.12%    4,232,673.00  0.15%    4,232,673.00  0.16%    4,232,673.00  0.18%    4,232,673.00  0.19%
MISSISSIPPI          466,400.00  0.02%      529,400.00  0.02%      240,600.00  0.01%      240,600.00  0.01%      240,600.00  0.01%
MISSOURI          15,024,043.00  0.54%   15,904,501.00  0.55%   14,405,314.00  0.55%   13,993,914.00  0.58%   13,094,414.00  0.59%
MONTANA            4,923,280.00  0.18%    5,111,910.00  0.18%    4,867,680.00  0.18%    4,867,680.00  0.20%    4,759,280.00  0.22%
NEBRASKA             168,204.00  0.01%      168,204.00  0.01%      168,204.00  0.01%      168,204.00  0.01%      168,204.00  0.01%
NEVADA           106,751,465.00  3.87%  112,136,609.00  3.86%  103,539,556.00  3.92%   96,942,434.00  4.03%   92,857,042.00  4.21%
NEW HAMPSHIRE      7,619,250.00  0.28%    8,424,450.00  0.29%    7,885,200.00  0.30%    7,391,650.00  0.31%    6,724,650.00  0.30%
NEW JERSEY        34,986,462.00  1.27%   39,148,497.00  1.35%   36,671,547.00  1.39%   33,377,367.00  1.39%   30,647,390.00  1.39%
NEW MEXICO         4,608,689.69  0.17%    5,052,189.69  0.17%    4,799,889.69  0.18%    4,799,889.69  0.20%    4,654,565.69  0.21%
NEW YORK          58,552,501.00  2.12%   55,120,961.00  1.90%   50,233,061.00  1.90%   46,752,919.00  1.94%   42,965,479.00  1.95%
NORTH CAROLINA    62,014,674.00  2.25%   53,205,690.00  1.83%   50,309,605.00  1.91%   49,170,735.00  2.04%   47,247,558.00  2.14%
NORTH DAKOTA               0.00  0.00%            0.00  0.00%            0.00  0.00%            0.00  0.00%            0.00  0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                               2005                        2005                           2005
                                           1st quarter                   2nd quarter                    3rd quarter
                                    ---------------------------------------------------------------------------------
                                             Original                    Current                     Current
                                         Balance        Conc.        Balance        Conc.        Balance        Conc.
                                    ----------------   ------   ----------------   ------   ----------------   ------
Geographic Concentrations (cont):
   OHIO                                30,064,716.00     1.09%     31,264,807.00     1.07%     30,011,357.00     1.14%
   OKLAHOMA                             1,188,971.00     0.04%      1,039,730.00     0.04%      1,039,730.00     0.04%
   OREGON                              47,483,118.00     1.72%     49,792,834.00     1.71%     46,125,584.00     1.75%
   PENNSYLVANIA                        18,089,512.00     0.66%     16,896,030.00     0.58%     15,867,724.00     0.60%
   RHODE ISLAND                         4,380,100.00     0.16%      5,555,750.00     0.19%      4,810,420.00     0.18%
   SOUTH CAROLINA                      36,137,021.00     1.31%     33,708,187.00     1.16%     32,949,737.00     1.25%
   SOUTH DAKOTA                         2,204,500.00     0.08%      1,810,500.00     0.06%      1,540,600.00     0.06%
   TENNESSE                            10,191,387.00     0.37%      8,269,935.00     0.28%      7,761,485.00     0.29%
   TEXAS                               20,550,057.00     0.75%     25,105,385.00     0.86%     24,336,503.00     0.92%
   UTAH                                24,266,668.60     0.88%     21,807,269.60     0.75%     19,714,200.60     0.75%
   VERMONT                                343,600.00     0.01%        791,600.00     0.03%        567,600.00     0.02%
   VIRGINIA                           138,475,938.00     5.02%    138,598,542.00     4.77%    118,825,967.00     4.50%
   WASHINGTON                          43,982,186.00     1.59%     46,959,299.00     1.61%     43,201,699.00     1.64%
   WEST VIRGINIA                        1,606,040.00     0.06%      1,215,714.00     0.04%      1,215,714.00     0.05%
   WISCONSIN                            2,982,850.00     0.11%      3,772,000.00     0.13%      3,772,000.00     0.14%
   WYOMING                              1,172,650.00     0.04%      1,072,650.00     0.04%        983,650.00     0.04%

Originator Concentrations:
   American Home                    2,803,066,001.29   100.00%  2,908,555,816.41   100.00%  2,638,161,388.41   100.00%

                                               2005                        2006
                                             4th quarter                 1st quarter
                                    -----------------------------------------------------
                                             Current                     Current
                                         Balance        Conc.        Balance        Conc.
                                    ----------------   ------   ----------------   ------
Geographic Concentrations (cont):
   OHIO                                29,141,765.00     1.21%     28,402,385.00     1.29%
   OKLAHOMA                             1,039,730.00     0.04%      1,039,730.00     0.05%
   OREGON                              42,672,613.00     1.77%     38,625,513.00     1.75%
   PENNSYLVANIA                        14,731,738.00     0.61%     12,941,178.00     0.59%
   RHODE ISLAND                         4,810,420.00     0.20%      4,525,420.00     0.21%
   SOUTH CAROLINA                      29,463,939.00     1.22%     27,662,789.00     1.25%
   SOUTH DAKOTA                         1,459,600.00     0.06%      1,459,600.00     0.07%
   TENNESSE                             7,433,285.00     0.31%      7,241,285.00     0.33%
   TEXAS                               23,581,726.00     0.98%     22,738,447.00     1.03%
   UTAH                                18,615,570.60     0.77%     17,459,190.60     0.79%
   VERMONT                                567,600.00     0.02%        567,600.00     0.03%
   VIRGINIA                           106,777,141.00     4.44%     94,944,697.00     4.30%
   WASHINGTON                          39,166,249.00     1.63%     37,515,549.00     1.70%
   WEST VIRGINIA                        1,215,714.00     0.05%      1,215,714.00     0.06%
   WISCONSIN                            3,389,944.00     0.14%      3,389,944.00     0.15%
   WYOMING                                983,650.00     0.04%        836,650.00     0.04%

Originator Concentrations:
   American Home                    2,407,281,902.41   100.00%  2,205,740,763.41   100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and                2005                     2005                         2005
Prepayment Information           1st quarter               2nd quarter                  3rd quarter
                            -------------------------------------------------------------------------------
                                                             Jun-05                       Sep-05
                                   Original                  Current                      Current
                            -------------------------------------------------------------------------------
                            Balance     Count / %      Balance       Count / %      Balance       Count / %
                            -------     ---------   -------------    ---------   -------------    ---------
Delinquency Data:
   30 - 59 Days               0.00          0        5,680,645.81       28       10,159,183.53       35
   60 - 89 Days               0.00          0        2,788,304.05       11        5,725,422.00       20
   90 Days or More            0.00          0        2,032,500.00        3        4,303,335.52       14
   Total Delinquent Loans     0.00          0       10,501,449.86       42       20,187,941.05       69
   Total Delinquent Loans
    as % of Current Pool
    Balance                   0.00%                     0.36%                        0.77%

   Assets in Bankruptcy       0.00          0        585,830.00          3         850,930.00         8
   Assets in Foreclosure      0.00          0        104,000.00          1        6,020,222.24       20
   Assets in REO              0.00          0           0.00             0           0.00             0

Current Period Loss Data:

   Loss Frequency              --                        --                           --
   Loss Severity               --                        --                           --
   Net Losses                  --          --            --             --            --             --
   Net Losses as % of
    Original Pool Balance      --                        --                           --

Cumulative Loss Data:

   Cumulative Loss
    Frequency:                 --                        --                           --
   Cumulative Loss
    Severity                   --                        --                           --
   Cumulative Net Losses
     as % of Original
     Pool Balance              --                        --                           --
Prepayment Data:

   Current Pool Factor       1.000                      0.909                       0.824
   Current Prepayment
   Rate                       0.00%                    22.14%                       34.35%

Delinquency, Loss and                  2005                           2006
Prepayment Information              4th quarter                   1st quarter
                            --------------------------------------------------------
                                      Dec-05                         Mar-06
                                      Current                       Current
                            --------------------------------------------------------
                               Balance        Count / %      Balance       Count / %
                            -------------     ---------   -------------    ---------
Delinquency Data:
   30 - 59 Days              9,959,777.61        38        8,866,966.35       27
   60 - 89 Days              3,117,604.40        10        4,594,401.73       19
   90 Days or More           2,251,142.00        14        2,931,787.88       14
   Total Delinquent Loans   15,328,524.01        62       16,393,155.96       60
   Total Delinquent Loans
    as % of Current Pool
    Balance                     0.64%                         0.74%

   Assets in Bankruptcy      4,228,716.81        24        1,831,216.52        8
   Assets in Foreclosure    15,351,299.85        51       23,088,463.38       81
   Assets in REO             874,000.00           3        2,818,500.00        5

Current Period Loss Data:

   Loss Frequency                 --                            --
   Loss Severity                  --                            --
   Net Losses                     --             --             --            --
   Net Losses as % of
    Original Pool Balance         --                            --

Cumulative Loss Data:

   Cumulative Loss
    Frequency:                    --                            --
   Cumulative Loss
    Severity                      --                            --
   Cumulative Net Losses
     as % of Original
     Pool Balance                 --                            --
Prepayment Data:

   Current Pool Factor         0.751                         0.687
   Current Prepayment
    Rate                       32.94%                        30.47%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative ) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2005 Q2

                                               2005               2005               2005              2006
                                           2nd quarter        3rd quarter        4th quarter       1st quarter
                                        --------------------------------------------------------------------------
                                                                 Sep-05             Dec-05            Mar-06
                                             Original           Current            Current            Current
                                        --------------------------------------------------------------------------
Number of Loans                                   11,999             11,922             11,029             10,365
Aggregate Balance                       3,398,112,817.23   3,426,627,870.53   3,163,349,277.44   2,952,131,579.74
Average Loan Balance                          283,199.67         287,420.56         286,821.04         284,817.33
Weighted Average Mortgage
  Interest Rate                                    5.028%             5.793%             5.937%             6.049%
Weighted Average
 Original Term                                       364                364                364                365
Weighted Average Remaining Term                      364                362                359                357
Weighted Average FICO                                716                716                716                716
Minimum FICO                                         513                520                520                520
Maximum FICO                                         821                822                822                822

Product Type - Sub Breakout
   1-3 mo.                                         27.29%             28.66%             28.90%             29.20%
   6 mo.                                           28.53%             28.75%             28.32%             27.73%
   12 mo.                                          39.84%             39.10%             39.22%             39.47%
   2/1 Arm                                          1.39%              1.20%              1.19%              1.16%
   3/1 Arm                                          2.96%              2.30%              2.37%              2.44%
Product Features
   Neg. Am                                         22.89%             24.68%             25.40%             26.01%
   Prepayment Penalties                            19.15%             19.26%             20.19%             21.87%
   Interest Only                                   94.41%             96.29%             96.56%             96.73%
   Balloons                                         0.00%              0.00%              0.00%              0.00%
Loan Purpose
   Cashout                                           N/A                N/A                N/A                N/A
   Relocation                                        N/A                N/A                N/A                N/A
   Primary Residence                               81.73%             81.77%             82.22%             82.28%
Weighted Average Loan-To-Value Ratio:              74.10%             73.78%             73.91%             74.62%

Distribution of Assets by
  Mortgage Interest Rate:

   0 - 4%                                           5.02%              5.00%              5.18%              5.05%
   4.01 - 5%                                       13.80%             11.98%             11.87%             11.85%
   5.01 - 6%                                       50.85%             51.48%             52.48%             53.75%
   6.01 - 7%                                       22.63%             23.46%             22.66%             22.20%
   7.01 - 8%                                        7.49%              7.94%              7.34%              6.70%
   8.01 - 9%                                        0.12%              0.12%              0.45%              0.37%
   9.01 - 10%                                       0.08%              0.01%              0.01%              0.06%
   Over 10%                                         0.01%              0.00%              0.00%              0.01%

[AMERICAN HOME MORTGAGE LOGO]

                                      2005                      2005                       2005                      2006
                                   2nd quarter               3rd quarter                4th quarter               1st quarter
                             ------------------------------------------------------------------------------------------------------
                                    Original                   Current                    Current                   Current
                                 Balance      Conc.       Balance       Conc.        Balance       Conc.       Balance       Conc.
                             --------------   -----   --------------   -------   --------------   -------   --------------   -----
Geographic Concentrations:

   ALABAMA                       800,660.00    0.02%    1,190,660.00      0.03%    1,190,660.00      0.04%    1,190,660.00    0.04%
   ALASKA                      1,803,305.00    0.05%    1,674,400.00      0.05%    1,674,400.00      0.05%    1,674,400.00    0.06%
   ARIZONA                   193,604,523.00    5.84%  184,240,792.00      5.32%  156,424,940.00      4.93%  138,076,992.00    4.67%
   ARKANSAS                      268,000.00    0.01%      409,200.00      0.01%      409,200.00      0.01%      409,200.00    0.01%
   CALIFORNIA                782,064,024.00   23.58%  783,515,903.00     22.64%  710,029,109.00     22.37%  646,452,444.00   21.84%
   COLORADO                   74,098,649.60    2.23%   74,448,935.60      2.15%   69,430,711.60      2.19%   66,722,075.60    2.25%
   CONNECTICUT                19,055,776.00    0.57%   15,402,096.00      0.45%   15,010,096.00      0.47%   14,586,346.00    0.49%
   DELAWARE                    6,554,293.00    0.20%    5,377,104.00      0.16%    4,679,604.00      0.15%    4,084,304.00    0.14%
   D.C.                       22,379,154.00    0.67%   21,948,449.00      0.63%   20,650,799.00      0.65%   19,465,279.00    0.66%
   FLORIDA                   179,041,748.60    5.40%  183,247,277.60      5.30%  169,316,613.60      5.34%  156,981,887.60    5.30%
   GEORGIA                    36,079,115.00    1.09%   45,422,493.00      1.31%   43,122,123.00      1.36%   41,078,873.00    1.39%
   HAWAII                      4,888,873.00    0.15%    4,719,730.00      0.14%    4,554,450.00      0.14%    4,554,450.00    0.15%
   IDAHO                       9,794,262.00    0.30%    8,678,248.00      0.25%    8,225,148.00      0.26%    7,496,070.00    0.25%
   ILLINOIS                  248,793,268.00    7.50%  254,078,977.00      7.34%  225,415,251.00      7.10%  207,888,301.00    7.02%
   INDIANA                     8,950,079.00    0.27%    8,637,737.00      0.25%    8,434,837.00      0.27%    7,628,737.00    0.26%
   IOWA                        3,300,566.00    0.10%    2,972,515.00      0.09%    2,972,515.00      0.09%    2,972,515.00    0.10%
   KANSAS                      6,217,227.00    0.19%    5,495,794.00      0.16%    4,864,282.00      0.15%    4,346,682.00    0.15%
   KENTUCKY                    7,313,662.00    0.22%    6,266,874.00      0.18%    6,236,874.00      0.20%    6,052,474.00    0.20%
   LOUISIANA                   2,964,255.00    0.09%    2,661,323.00      0.08%    2,531,043.00      0.08%    2,165,475.00    0.07%
   MAINE                       5,159,870.00    0.16%    4,815,790.00      0.14%    4,459,790.00      0.14%    4,459,790.00    0.15%
   MARYLAND                  115,294,845.00    3.48%  118,649,113.00      3.43%  105,915,671.00      3.34%  100,407,117.00    3.39%
   MASSACHUSETTS              46,636,969.50    1.41%   46,780,144.50      1.35%   39,840,044.50      1.26%   38,050,816.50    1.29%
   MICHIGAN                   42,172,743.00    1.27%   43,338,045.00      1.25%   40,591,255.00      1.28%   39,058,155.00    1.32%
   MINNESOTA                   5,032,313.00    0.15%    4,048,356.00      0.12%    4,048,356.00      0.13%    3,932,856.00    0.13%
   MISSISSIPPI                    75,145.00    0.00%      297,545.00      0.01%      297,545.00      0.01%      297,545.00    0.01%
   MISSOURI                   18,527,499.00    0.56%   17,307,190.00      0.50%   15,169,690.00      0.48%   14,731,931.00    0.50%
   MONTANA                     4,817,495.00    0.15%    4,932,495.00      0.14%    4,180,595.00      0.13%    3,849,345.00    0.13%
   NEBRASKA                      429,300.00    0.01%      321,300.00      0.01%      321,300.00      0.01%      321,300.00    0.01%
   NEVADA                     88,288,704.00    2.66%   88,208,064.00      2.55%   82,680,542.00      2.61%   78,972,571.00    2.67%
   NEW HAMPSHIRE               7,505,556.00    0.23%    7,869,756.00      0.23%    7,416,656.00      0.23%    6,413,226.00    0.22%
   NEW JERSEY                 50,766,567.00    1.53%   48,043,834.00      1.39%   43,414,987.00      1.37%   40,106,587.00    1.36%
   NEW MEXICO                  2,363,787.00    0.07%    2,174,535.00      0.06%    2,064,535.00      0.07%    2,147,735.00    0.07%
   NEW YORK                   59,655,916.00    1.80%   54,941,577.00      1.59%   48,591,827.00      1.53%   45,344,127.00    1.53%
   NORTH CAROLINA             65,041,336.00    1.96%   54,302,698.00      1.57%   49,580,936.00      1.56%   45,876,801.00    1.55%
   NORTH DAKOTA                        0.00    0.00%            0.00      0.00%            0.00      0.00%            0.00    0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                            2005                     2005                     2005                     2006
                                        2nd quarter              3rd quarter              4th quarter              1st quarter
                                 ---------------------------------------------------------------------------------------------------
                                            Original                 Current                  Current                  Current
                                      Balance      Conc.       Balance      Conc.       Balance      Conc.       Balance      Conc.
                                 ---------------- ------- ---------------- ------- ---------------- ------- ---------------- -------
Geographic Concentrations
   (cont):
   OHIO                             24,108,626.00   0.73%    22,746,409.00   0.66%    21,756,754.00   0.69%    20,243,325.00   0.68%
   OKLAHOMA                          1,884,180.00   0.06%     1,674,880.00   0.05%     1,674,880.00   0.05%     1,674,880.00   0.06%
   OREGON                           39,001,304.00   1.18%    37,857,366.00   1.09%    35,161,485.00   1.11%    32,761,635.00   1.11%
   PENNSYLVANIA                     22,703,259.00   0.68%    23,486,580.00   0.68%    22,474,730.00   0.71%    21,172,066.00   0.72%
   RHODE ISLAND                      6,378,930.00   0.19%     6,035,400.00   0.17%     5,565,800.00   0.18%     4,850,900.00   0.16%
   SOUTH CAROLINA                   36,939,990.00   1.11%    33,376,731.00   0.96%    31,931,174.00   1.01%    28,765,194.00   0.97%
   SOUTH DAKOTA                      1,526,130.00   0.05%     1,562,230.00   0.05%     1,444,400.00   0.05%     1,444,400.00   0.05%
   TENNESSE                          9,206,006.00   0.28%     8,577,570.00   0.25%     7,945,120.00   0.25%     7,634,365.00   0.26%
   TEXAS                            22,280,295.00   0.67%    21,871,149.00   0.63%    20,403,299.00   0.64%    19,905,749.00   0.67%
   UTAH                             22,981,423.00   0.69%    21,423,600.00   0.62%    20,282,550.00   0.64%    18,165,380.00   0.61%
   VERMONT                             478,120.00   0.01%       478,120.00   0.01%       478,120.00   0.02%       478,120.00   0.02%
   VIRGINIA                        171,761,877.56   5.18%   183,119,302.56   5.29%   167,223,406.56   5.27%   155,745,314.56   5.26%
   WASHINGTON                       45,882,005.00   1.38%    47,643,521.00   1.38%    45,487,499.00   1.43%    43,811,049.00   1.48%
   WEST VIRGINIA                     1,569,400.00   0.05%     1,569,400.00   0.05%     1,464,400.00   0.05%       979,650.00   0.03%
   WISCONSIN                         4,017,541.00   0.12%     3,621,470.00   0.10%     3,029,470.00   0.10%     2,833,120.00   0.10%
   WYOMING                           1,420,660.00   0.04%     1,592,660.00   0.05%     1,592,660.00   0.05%     1,420,660.00   0.05%
Originator Concentrations:

   American Home                 3,398,112,817.23 100.00% 3,460,721,483.23 100.00% 3,173,381,197.23 100.00% 2,959,817,724.23 100.00%

Delinquency, Loss and Prepayment Information

                                         2005                  2005                      2005                      2006
                                     2nd quarter           3rd quarter               4th quarter               1st quarter
                                 -----------------------------------------------------------------------------------------------
                                                              Sep-05                    Dec-05                    Mar-06
                                     Original                Current                   Current                   Current
                                 -----------------------------------------------------------------------------------------------
                                 Balance  Count / %    Balance     Count / %     Balance     Count / %     Balance     Count / %
                                 -------  --------- -------------  ---------  -------------  ---------  -------------  ---------
Delinquency Data:
   30 - 59 Days                    0.00       0      8,206,778.63      31      9,949,748.65      43      9,430,757.00      32
   60 - 89 Days                    0.00       0      2,883,613.00      14      4,683,854.73      14      5,766,881.25      16
   90 Days or More                 0.00       0       467,262.00        3      3,966,486.77      23      3,784,715.50      11
   Total Delinquent Loans          0.00       0     11,557,653.63      48     18,600,090.15      80     18,982,353.75      59
   Total Delinquent Loans as %
      of Current Pool Balance      0.00%                 0.33%                    0.59%                     0.64%

   Assets in Bankruptcy            0.00       0      1,068,750.00       5      3,412,822.56      18      1,380,656.55      11
   Assets in Foreclosure           0.00       0      1,776,310.00       6      8,538,727.67      26     19,165,160.56      58
   Assets in REO                   0.00       0          0.00           0          0.00           0       344,000.00        1

Current Period Loss Data:
   Loss Frequency                   --                    --                        --                        --
   Loss Severity                    --                    --                        --                        --
   Net Losses                       --       --           --           --           --           --           --           --
   Net Losses as % of Original
      Pool Balance                  --                    --                        --                        --
Cumulative Loss Data:
   Cumulative Loss Frequency:       --                    --                        --                        --
   Cumulative Loss Severity         --                    --                        --                        --
   Cumulative Net Losses as %
      of Original Pool Balance      --                    --                        --                        --

Prepayment Data:
   Current Pool Factor            1.000                 0.899                     0.830                     0.773
   Current Prepayment Rate         0.00%                20.27%                    31.29%                    26.88%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative) and prepayment experience might be expressed.

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)   Short Reset

Vintage Origination:   2005 Q3

                                                           2005                2005                2006
                                                        3rd quarter        4th quarter         1st quarter
                                                     ---------------------------------------------------------
                                                                              Dec-05              Mar-06
                                                         Original            Current             Current
                                                     ---------------------------------------------------------
Number of Loans                                                 7,097               9,716               7,547
Aggregate Balance                                    2,262,388,619.65    3,176,270,436.44    2,584,289,857.77
Average Loan Balance                                       318,780.98          326,911.33          342,426.11
Weighted Average Mortgage Interest Rate                         5.645%              5.956%              6.198%
Weighted Average Original Term                                    371                 375                 378
Weighted Average Remaining Term                                   371                 373                 373
Weighted Average FICO                                             724                 718                 716
Minimum FICO                                                      425                 529                 540
Maximum FICO                                                      818                 818                 817

Product Type - Sub Breakout
   1-3 mo.                                                      33.94%              44.03%              52.16%
   6 mo.                                                        18.88%              16.39%              10.27%
   12 mo.                                                       39.69%              32.42%              29.28%
   2/1 Arm                                                       2.76%               2.64%               2.93%
   3/1 Arm                                                       4.73%               4.52%               5.37%
Product Features
   Neg. Am                                                      30.67%              40.99%              49.03%
   Prepayment Penalties                                         12.89%              29.74%              35.99%
   Interest Only                                                77.62%              56.71%              48.64%
   Balloons                                                      0.00%               0.00%               0.00%
Loan Purpose
   Cashout                                                        N/A                 N/A                 N/A
   Relocation                                                     N/A                 N/A                 N/A
   Primary Residence                                            82.51%              82.00%              83.04%
Weighted Average Loan-To-Value Ratio:                           74.80%              73.63%              74.60%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                        2.79%               1.85%               1.81%
   4.01 - 5%                                                    18.88%              11.28%              12.45%
   5.01 - 6%                                                    51.08%              38.25%              22.34%
   6.01 - 7%                                                    21.48%              41.55%              44.71%
   7.01 - 8%                                                     5.46%               6.58%              17.66%
   8.01 - 9%                                                     0.22%               0.46%               0.85%
   9.01 - 10%                                                    0.06%               0.02%               0.18%
   Over 10%                                                      0.03%               0.01%               0.01%

[AMERICAN HOME MORTGAGE LOGO]

                                       2005                       2005                        2006
                                   3rd quarter                 4th quarter                1st quarter
                             --------------------------------------------------------------------------------
                                      Original                   Current                    Current
                                 Balance        Conc.      Balance         Conc.       Balance         Conc.
                             ---------------   -------  ---------------   -------  ---------------   --------
Geographic Concentrations:
   ALABAMA                              0.00     0.00%       139,930.00     0.00%             0.00      0.00%
   ALASKA                       1,523,212.00     0.07%     1,344,680.00     0.04%     1,148,680.00      0.04%
   ARIZONA                    106,724,822.60     4.78%   108,727,784.60     3.42%    54,715,443.00      2.11%
   ARKANSAS                             0.00     0.00%             0.00     0.00%             0.00      0.00%
   CALIFORNIA                 527,336,193.10    23.63%   649,825,962.00    20.41%   467,197,001.00     18.05%
   COLORADO                    33,732,788.00     1.51%    43,992,249.00     1.38%    25,221,698.00      0.97%
   CONNECTICUT                 10,616,150.00     0.48%    14,719,178.00     0.46%    10,902,278.00      0.42%
   DELAWARE                     5,996,434.00     0.27%     6,238,634.00     0.20%     5,782,234.00      0.22%
   D.C.                         9,990,233.00     0.45%    10,578,853.00     0.33%     9,004,053.00      0.35%
   FLORIDA                     93,268,553.00     4.18%   110,904,896.00     3.48%    70,030,449.00      2.71%
   GEORGIA                     19,397,588.00     0.87%    31,688,621.00     1.00%    20,157,131.00      0.78%
   HAWAII                       4,242,450.00     0.19%     4,412,450.00     0.14%     3,322,750.00      0.13%
   IDAHO                        5,802,922.00     0.26%     7,161,740.00     0.22%     4,541,390.00      0.18%
   ILLINOIS                   159,179,702.00     7.13%   187,252,642.00     5.88%   134,141,912.00      5.18%
   INDIANA                      4,072,477.00     0.18%     6,294,548.00     0.20%     4,942,466.00      0.19%
   IOWA                         1,881,397.00     0.08%     1,510,188.00     0.05%     1,327,208.00      0.05%
   KANSAS                       3,446,517.00     0.15%     2,305,935.00     0.07%     1,557,420.00      0.06%
   KENTUCKY                     3,543,715.40     0.16%     3,653,903.00     0.11%     3,098,925.00      0.12%
   LOUISIANA                    2,275,261.00     0.10%     2,359,861.00     0.07%     2,113,061.00      0.08%
   MAINE                        4,750,960.00     0.21%     4,548,200.00     0.14%     1,925,900.00      0.07%
   MARYLAND                    68,200,834.20     3.06%    78,029,300.20     2.45%    60,524,228.00      2.34%
   MASSACHUSETTS               28,728,955.00     1.29%    31,348,083.00     0.98%    23,817,893.00      0.92%
   MICHIGAN                    23,203,489.00     1.04%    27,069,754.00     0.85%    22,991,524.00      0.89%
   MINNESOTA                    4,393,680.00     0.20%     5,057,962.00     0.16%     4,022,624.00      0.16%
   MISSISSIPPI                    736,900.00     0.03%       736,900.00     0.02%       409,900.00      0.02%
   MISSOURI                     9,721,218.00     0.44%    10,703,679.00     0.34%     7,501,379.00      0.29%
   MONTANA                      3,586,900.00     0.16%     4,085,175.00     0.13%     2,373,275.00      0.09%
   NEBRASKA                       105,000.00     0.00%       105,000.00     0.00%             0.00      0.00%
   NEVADA                      46,534,093.00     2.08%    53,490,485.00     1.68%    32,659,568.00      1.26%
   NEW HAMPSHIRE                4,912,050.00     0.22%     6,580,890.00     0.21%     5,159,957.00      0.20%
   NEW JERSEY                  28,126,855.00     1.26%    32,956,147.00     1.04%    23,565,287.00      0.91%
   NEW MEXICO                   2,580,312.00     0.12%     3,487,665.00     0.11%       991,875.00      0.04%
   NEW YORK                    42,182,561.00     1.89%    49,251,436.00     1.55%    36,967,023.00      1.43%
   NORTH CAROLINA              33,618,865.00     1.51%    37,594,540.00     1.18%    30,230,671.00      1.17%
   NORTH DAKOTA                         0.00     0.00%             0.00     0.00%             0.00      0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                               2005                         2005                        2006
                                            3rd quarter                 4th quarter                  1st quarter
                                    ------------------------------------------------------------------------------------
                                             Original                     Current                      Current
                                        Balance          Conc.       Balance         Conc.       Balance          Conc.
                                    -----------------   -------  ----------------   -------  ----------------   --------
Geographic Concentrations (cont):
   OHIO                                 14,838,330.00     0.66%     13,930,888.00     0.44%     11,851,134.00      0.46%
   OKLAHOMA                              1,019,704.00     0.05%      1,160,654.00     0.04%        781,154.00      0.03%
   OREGON                               22,603,693.00     1.01%     26,392,765.00     0.83%     11,915,015.00      0.46%
   PENNSYLVANIA                         12,581,580.00     0.56%     12,841,921.00     0.40%      9,743,527.00      0.38%
   RHODE ISLAND                          4,732,915.00     0.21%      6,301,635.00     0.20%      3,964,765.00      0.15%
   SOUTH CAROLINA                       20,667,316.00     0.93%     24,130,452.00     0.76%     21,768,572.00      0.84%
   SOUTH DAKOTA                            971,180.00     0.04%        765,230.00     0.02%        486,390.00      0.02%
   TENNESSE                              2,678,366.00     0.12%      3,050,726.00     0.10%      2,363,236.00      0.09%
   TEXAS                                14,438,774.00     0.65%     15,141,339.00     0.48%     10,993,779.00      0.42%
   UTAH                                 10,880,282.00     0.49%     13,426,816.00     0.42%      8,709,509.00      0.34%
   VERMONT                                 835,100.00     0.04%        979,500.00     0.03%        979,500.00      0.04%
   VIRGINIA                             87,648,758.00     3.93%    114,578,742.00     3.60%     84,497,904.00      3.27%
   WASHINGTON                           32,489,131.00     1.46%     39,443,606.00     1.24%     22,026,656.00      0.85%
   WEST VIRGINIA                           916,420.00     0.04%      1,113,820.00     0.03%      1,113,820.00      0.04%
   WISCONSIN                             3,160,020.00     0.14%      2,221,900.00     0.07%      1,370,700.00      0.05%
   WYOMING                                 655,920.00     0.03%        924,640.00     0.03%        203,840.00      0.01%

Originator Concentrations:
   American Home                     2,262,388,619.65   100.00%  3,183,684,373.05   100.00%  2,587,755,829.05    100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                                 2005                     2005                        2006
                                                             3rd quarter              4th quarter                 1st quarter
                                                         ---------------------------------------------------------------------------
                                                                                         Dec-05                     Mar-06
                                                             Original                    Current                    Current
                                                         ---------------------------------------------------------------------------
                                                         Balance   Count / %      Balance      Count / %      Balance      Count / %
                                                         -------   ---------   --------------  ---------   -------------   ---------
Delinquency Data:
   30 - 59 Days                                             0.00       0        7,822,707.92      29        7,703,250.14       17
   60 - 89 Days                                             0.00       0        5,613,202.33      14        3,782,470.38       10
   90 Days or More                                          0.00       0          884,932.00       6       11,739,386.43       30
   Total Delinquent Loans                                   0.00       0       14,320,842.25      49       23,225,106.95       57
   Total Delinquent Loans as % of Current Pool Balance      0.00%                   0.40%                       0.65%

   Assets in Bankruptcy                                     0.00       0          212,900.00       2          150,500.00        1
   Assets in Foreclosure                                    0.00       0        1,761,390.00       7        7,515,715.40       22
   Assets in REO                                            0.00       0            0.00           0            0.00            0

Current Period Loss Data:
   Loss Frequency                                             --                     --                          --
   Loss Severity                                              --                     --                          --
   Net Losses                                                 --      --             --           --             --            --
   Net Losses as % of Original Pool Balance                   --                     --                          --
Cumulative Loss Data:
   Cumulative Loss Frequency:                                 --                     --                          --
   Cumulative Loss Severity                                   --                     --                          --
   Cumulative Net Losses as % of Original Pool Balance        --                     --                          --

Prepayment Data:
   Current Pool Factor                                     1.000                    0.887                      0.721
   Current Prepayment Rate                                  0.00%                   19.61%                     25.25%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (current and cumulative ) and prepayment ex

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable effort or expense.

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offering.

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required unless material.

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2005 Q4
                                               2005               2006
                                            4th quarter        1st quarter
                                         ------------------------------------
                                              Dec-05             Mar-06
                                             Original            Current
                                         ------------------------------------
Number of Loans                                     9,329              8,009
Aggregate Balance                        3,407,847,839.37   3,055,201,013.77
Average Loan Balance                           365,296.16         381,470.97
Weighted Average Mortgage Interest Rate             4.293%             6.430%
Weighted Average Original Term                        389                396
Weighted Average Remaining Term                       389                394
Weighted Average FICO                                 714                713
Minimum FICO                                          457                457
Maximum FICO                                          817                817

Product Type - Sub Breakout
   1-3 mo.                                          71.48%             78.79%
   6 mo.                                             4.73%              2.24%
   12 mo.                                           19.15%             15.27%
   2/1 Arm                                           2.31%              2.00%
   3/1 Arm                                           2.34%              1.71%
Product Features
   Neg. Am                                          58.52%             71.56%
   prepay2ment Penalties                            39.11%             47.28%
   Interest Only                                    92.27%             92.89%
   Balloons                                          0.00%              0.00%
Loan Purpose
   Cashout                                           N/A                N/A
   Relocation                                        N/A                N/A
   Primary Residence                                83.64%             84.88%
Weighted Average Loan-To-Value Ratio:               73.61%             74.42%

Distribution of Assets by Mortgage
  Interest Rate:
   0 - 4%                                            3.41%              4.25%
   4.01 - 5%                                        22.97%             25.41%
   5.01 - 6%                                        36.63%             36.88%
   6.01 - 7%                                        29.22%             26.67%
   7.01 - 8%                                         7.11%              6.16%
   8.01 - 9%                                         0.56%              0.51%
   9.01 - 10%                                        0.07%              0.12%
   Over 10%                                          0.03%              0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                        2005                    2006
                                     4th quarter            1st quarter
                              -----------------------------------------------
                                      Original                Current
                                 Balance      Conc.       Balance      Conc.
                              --------------  -----   --------------   ------
Geographic Concentrations:
   ALABAMA                        234,910.00   0.01%            0.00    0.00%
   ALASKA                          90,000.00   0.00%       90,000.00    0.00%
   ARIZONA                     52,359,076.00   1.56%   24,429,962.00    0.80%
   ARKANSAS                             0.00   0.00%            0.00    0.00%
   CALIFORNIA                 395,459,741.00  11.76%  266,202,537.00    8.71%
   COLORADO                    18,014,538.00   0.54%   12,364,034.00    0.40%
   CONNECTICUT                  9,132,595.00   0.27%    4,476,930.00    0.15%
   DELAWARE                     1,412,600.00   0.04%    1,051,200.00    0.03%
   D.C.                         3,725,620.00   0.11%    3,141,120.00    0.10%
   FLORID A                    61,591,565.00   1.83%   38,045,728.00    1.24%
   GEORGIA                     15,305,138.00   0.46%    7,114,760.00    0.23%
   HAWAII                       2,407,300.00   0.07%    2,001,300.00    0.07%
   IDAHO                        1,717,678.00   0.05%      258,250.00    0.01%
   ILLINOIS                   109,714,614.00   3.26%   73,996,140.00    2.42%
   INDIANA                      5,348,439.00   0.16%    2,988,040.00    0.10%
   IOW A                        1,511,071.00   0.04%      521,068.00    0.02%
   KANSAS                       1,162,820.00   0.03%      659,600.00    0.02%
   KENTUCKY                     3,664,786.00   0.11%    2,889,850.00    0.09%
   LOUISIAN A                   1,386,340.00   0.04%            0.00    0.00%
   MAINE                          732,400.00   0.02%            0.00    0.00%
   MARYLAND                    42,488,201.00   1.26%   26,426,029.00    0.86%
   MASSACHUSETTS               23,958,899.00   0.71%   13,749,249.00    0.45%
   MICHIGAN                    16,269,905.00   0.48%    9,168,898.00    0.30%
   MINNESOT A                   4,051,620.00   0.12%    2,714,320.00    0.09%
   MISSISSIPPI                    241,450.00   0.01%            0.00    0.00%
   MISSOURI                     5,304,921.00   0.16%    2,845,840.00    0.09%
   MONTAN A                     1,786,600.00   0.05%    1,646,600.00    0.05%
   NEBRASKA                       371,320.00   0.01%            0.00    0.00%
   NEVADA                      20,650,706.00   0.61%   11,301,558.00    0.37%
   NEW HAMPSHIRE                2,871,300.00   0.09%    1,220,100.00    0.04%
   NEW JERSEY                  13,239,910.00   0.39%    5,742,890.00    0.19%
   NEW MEXICO                   1,703,840.00   0.05%    1,199,840.00    0.04%
   NEW YORK                    29,236,715.00   0.87%   23,356,610.00    0.76%
   NORTH CAROLINA              21,536,443.00   0.64%   11,017,540.00    0.36%
   NORTH DAKOTA                         0.00   0.00%            0.00    0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                               2005                       2006
                                            4th quarter                1st quarter
                                    ----------------------------------------------------
                                             Original                   Current
                                          Balance      Conc.         Balance      Conc.
                                    ----------------  -------  ----------------  -------
Geographic Concentrations (cont):
   OHIO                                 9,480,868.00    0.28%      5,787,141.00    0.19%
   OKLAHOMA                               114,750.00    0.00%        114,750.00    0.00%
   OREGON                               9,372,984.00    0.28%      4,624,150.00    0.15%
   PENNSYLVANI A                        4,058,378.00    0.12%      2,211,178.00    0.07%
   RHODE ISLAND                         3,832,200.00    0.11%      2,259,450.00    0.07%
   SOUTH CAROLINA                      12,404,050.00    0.37%      8,480,078.00    0.28%
   SOUTH DAKOTA                           459,720.00    0.01%        459,720.00    0.02%
   TENNESSE                             1,961,599.00    0.06%        327,100.00    0.01%
   TEXAS                                3,434,391.00    0.10%      1,153,350.00    0.04%
   UTAH                                10,209,297.00    0.30%      2,955,692.00    0.10%
   VERMONT                                      0.00    0.00%              0.00    0.00%
   VIRGINIA                            46,528,979.00    1.38%     28,819,082.00    0.94%
   WASHINGTON                          20,437,624.00    0.61%     12,510,444.00    0.41%
   WEST VIRGINI A                         339,200.00    0.01%              0.00    0.00%
   WISCONSIN                            3,774,730.00    0.11%      2,286,630.00    0.07%
   WYOMING                                466,502.00    0.01%        228,072.00    0.01%

Originator Concentrations:
   American Home                    3,407,847,839.37  100.00%  3,057,336,947.37  100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                     2005                     2006
                                                  4th quarter              1st quarter
                                              -----------------------------------------------
                                                    Dec-05                   Mar-06
                                                   Original                  Current
                                              -----------------------------------------------
                                              Balance   Count / %         Balance   Count / %
                                              -------   ---------   -------------   ---------
Delinquency Data:
   30 - 59 Days                                  0.00         0      4,293,345.66        16
   60 - 89 Days                                  0.00         0      4,516,032.12        10
   90 Days or More                               0.00         0      2,344,452.00         5
   Total Delinquent Loans                        0.00         0     11,153,829.78        31
   Total Delinquent Loans as % of Current
     Pool Balance                                0.00%                   0.30%

   Assets in Bankruptcy                          0.00         0          0.00             0
   Assets in Foreclosure                         0.00         0      2,761,030.00         5
   Assets in REO                                 0.00         0          0.00             0

Current Period Loss Data:
   Loss Frequency                                 --                      --
   Loss Severity                                  --                      --
   Net Losses                                     --         --           --             --
   Net Losses as % of Original Pool Balance       --                      --
Cumulative Loss Data:
   Cumulative Loss Frequency:                     --                      --
   Cumulative Loss Severity                       --                      --
   Cumulative Net Losses as % of Original
     Pool Balance                                 --                      --

Prepayment Data:
   Current Pool Factor                          1.000                   0.824
   Current Prepayment Rate                       0.00%                  22.68%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an example of how delinquency, loss (curr

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it cannot be provided without reasonable eff

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days prior to the prospectus date for the offerin

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, or REO, unless clearly indicated otherwise. Delinquency buckets over 90 days are not required un

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

[AMERICAN HOME MORTGAGE LOGO]

Product Type: ARM(1)  Short Reset

Vintage Origination:  2006 Q1

                                                           2006
                                                       1st quarter
                                                     ----------------
                                                         Original
                                                     ----------------
Number of Loans                                                 9,656
Aggregate Balance                                    3,814,251,441.74
Average Loan Balance                                       395,013.61
Weighted Average Mortgage Interest Rate                         6.166%
Weighted Average Original Term                                    408
Weighted Average Remaining Term                                   408
Weighted Average FICO                                             717
Minimum FICO                                                      483
Maximum FICO                                                      825

Product Type - Sub Breakout
   1-3 mo.                                                      84.75%
   6 mo.                                                         0.15%
   12 mo.                                                        7.49%
   2/1 Arm                                                       6.79%
   3/1 Arm                                                       0.82%
Product Features
   Neg. Am                                                      82.42%
   Prepayment Penalties                                         54.09%
   Interest Only                                                16.03%
   Balloons                                                      0.00%
Loan Purpose
   Cashout                                                        N/A
   Relocation                                                     N/A
   Primary Residence                                            76.94%
Weighted Average Loan-To-Value Ratio:                           74.12%

Distribution of Assets by Mortgage Interest Rate:
   0 - 4%                                                        9.85%
   4.01 - 5%                                                     4.09%
   5.01 - 6%                                                     6.41%
   6.01 - 7%                                                    53.28%
   7.01 - 8%                                                    25.08%
   8.01 - 9%                                                     1.17%
   9.01 - 10%                                                    0.10%
   Over 10%                                                      0.03%

[AMERICAN HOME MORTGAGE LOGO]

                                                       2006
                                                   1st quarter
                                           ---------------------------
                                                    Original
                                                Balance         Conc.
                                           ----------------   --------
Geographic Concentrations:
   ALABAMA                                       303,000.00      0.01%
   ALASKA                                      4,403,720.00      0.12%
   ARIZONA                                   148,912,138.00      3.90%
   ARKANSAS                                      601,200.00      0.02%
   CALIFORNIA                              1,516,555,810.00     39.76%
   COLORADO                                   61,809,514.00      1.62%
   CONNECTICUT                                42,541,928.00      1.12%
   DELAWARE                                    5,717,125.00      0.15%
   D.C.                                       16,416,810.00      0.43%
   FLORIDA                                   573,041,534.00     15.02%
   GEORGIA                                    42,700,014.50      1.12%
   HAWAII                                     11,365,052.00      0.30%
   IDAHO                                       9,616,451.00      0.25%
   ILLINOIS                                  258,650,904.00      6.78%
   INDIANA                                     8,380,535.18      0.22%
   IOWA                                          131,600.00      0.00%
   KANSAS                                        341,952.00      0.01%
   KENTUCKY                                    7,689,910.53      0.20%
   LOUISIANA                                   3,279,714.00      0.09%
   MAINE                                         508,900.00      0.01%
   MARYLAND                                  134,309,943.15      3.52%
   MASSACHUSETTS                              67,036,278.00      1.76%
   MICHIGAN                                   78,708,034.65      2.06%
   MINNESOTA                                  13,734,820.00      0.36%
   MISSISSIPPI                                   992,700.00      0.03%
   MISSOURI                                   11,505,311.25      0.30%
   MONTANA                                     1,858,597.00      0.05%
   NEBRASKA                                      400,643.00      0.01%
   NEVADA                                     91,234,831.00      2.39%
   NEW HAMPSHIRE                               3,346,003.00      0.09%
   NEW JERSEY                                 70,437,835.00      1.85%
   NEW MEXICO                                  3,588,602.00      0.09%
   NEW YORK                                  144,874,528.00      3.80%
   NORTH CAROLINA                             76,599,137.46      2.01%
   NORTH DAKOTA                                        0.00      0.00%

[AMERICAN HOME MORTGAGE LOGO]

                                                       2006
                                                   1st quarter
                                           ---------------------------
                                                       Original
                                                Balance        Conc.
                                           ----------------   --------
Geographic Concentrations (cont):
   OHIO                                       22,368,878.11      0.59%
   OKLAHOMA                                      940,654.00      0.02%
   OREGON                                     43,346,858.00      1.14%
   PENNSYLVANIA                               21,866,228.00      0.57%
   RHODE ISLAND                               12,234,150.00      0.32%
   SOUTH CAROLINA                             38,560,195.30      1.01%
   SOUTH DAKOTA                                  817,320.00      0.02%
   TENNESSE                                    3,789,975.00      0.10%
   TEXAS                                      16,095,586.61      0.42%
   UTAH                                       29,776,317.00      0.78%
   VERMONT                                       953,750.00      0.03%
   VIRGINIA                                  176,350,290.00      4.62%
   WASHINGTON                                 72,963,689.00      1.91%
   WEST VIRGINIA                               1,016,527.00      0.03%
   WISCONSIN                                   4,410,480.00      0.12%
   WYOMING                                       808,984.00      0.02%

Originator Concentrations:
   American Home                           3,814,251,441.74    100.00%

[AMERICAN HOME MORTGAGE LOGO]

Delinquency, Loss and Prepayment Information

                                                         2006
                                                     1st quarter
                                               -----------------------
                                                       Original
                                               -----------------------
                                                  Balance      Count/%
                                               ------------    -------
Delinquency Data:
   30 - 59 Days                                        0.00       0
   60 - 89 Days                                        0.00       0
   90 Days or More                                     0.00       0
   Total Delinquent Loans                              0.00       0
   Total Delinquent Loans as % of
    Current Pool Balance                               0.00%

   Assets in Bankruptcy                                0.00       0
   Assets in Foreclosure                               0.00       0
   Assets in REO                                       0.00       0

Current Period Loss Data:
   Loss Frequency                                        --
   Loss Severity                                         --
   Net Losses                                            --      --
   Net Losses as % of Original Pool Balance              --
Cumulative Loss Data:
   Cumulative Loss Frequency:                            --
   Cumulative Loss Severity                              --
   Cumulative Net Losses as % of
    Original Pool Balance                                --

Prepayment Data:
   Current Pool Factor                                1.000
   Current Prepayment Rate                             0.00%

Note: All information is subject to materiality. Item 1105 requires delinquency, cumulative loss and prepayment experience to the extent material. The above is an

For securitized pools formed prior to January 1, 2006, and for vintages as to any information for periods prior to January 1, 2006, information may be omitted if it c

Current and historical information contained herein does not include information with respect to mortgage loans which were sold on a servicing released basis.

1 - Information to be shown for each period over the term of each securitized pool, either monthly or quarterly. Information must be as of not more then 135 days

2 - Loans included in the various delinquency "buckets" should include loans in bankruptcy, foreclosure, ore REO, unless clearly indicated otherwise. Delinquency

3 - Ratio representing the Count of loans experiencing a Net Loss divided by Original Pool Count.

4 - Ratio representing the Net Loss amount divided by the Original Contract Balance of those loans having a Net Loss.

5 - Realized Losses as defined in securitized pool governing documents

6 - Fields populated with a N/A value refer to data that was not available for reporting.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING
         ON PAGE 5 IN THIS PROSPECTUS AND THE RISK FACTORS IN THE
         PROSPECTUS SUPPLEMENT.

THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o mortgage loans where the borrower has little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

     o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

     o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 28, 2006.

                                TABLE OF CONTENTS

Caption                                          Page           Caption                                           Page
-------                                          ----           -------                                           ----

INTRODUCTION........................................4              Cash Flow Agreements............................52
   General..........................................4              Maintenance of Credit Enhancement...............52
RISK FACTORS........................................5              Reduction or Substitution of Credit
THE MORTGAGE POOLS.................................11              Enhancement.....................................54
   General.........................................11           OTHER FINANCIAL OBLIGATIONS RELATED TO
   The Mortgage Loans..............................13           THE SECURITIES ....................................54
   Underwriting Standards..........................16              Derivatives.....................................54
   FICO Scores.....................................19              Purchase Obligations............................55
   Qualifications of Originators and Sellers.......19           DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
   Representations by Sellers......................19           HAZARD INSURANCE;  CLAIMS THEREUNDER ..............56
   Optional Purchase of Defaulted Mortgage Loans...22              General.........................................56
STATIC POOL INFORMATION............................22              Primary Mortgage Insurance Policies.............56
SERVICING OF MORTGAGE LOANS........................22              Hazard Insurance Policies.......................57
   General.........................................22              FHA Mortgage Insurance..........................58
   The Master Servicer.............................23              VA Mortgage Guaranty............................59
   The Servicers...................................23           THE SPONSOR........................................59
   Collection and Other Servicing Procedures;                   THE DEPOSITOR......................................61
   Mortgage Loan Modifications ....................23           THE AGREEMENTS.....................................61
   Special Servicers...............................25              General.........................................61
   Realization Upon or Sale of Defaulted                           Certain Matters Regarding the Master Servicer
   Mortgage Loans .................................25              and the Depositor ..............................62
   Servicing and Other Compensation and Payment                    Events of Default and Rights Upon
   of Expenses; Retained Interest .................28              Event of Default ...............................63
   Evidence as to Compliance.......................29              Amendment.......................................66
DESCRIPTION OF THE SECURITIES......................29              Termination; Retirement of Securities...........67
   General.........................................29              The Securities Administrator....................68
   Form of Securities..............................32              Duties of Securities Administrator..............69
   Global Securities...............................33              Some Matters Regarding the Securities
   Exchangeable Securities.........................36              Administrator ..................................69
   Assignment of Trust Fund Assets.................38              Resignation and Removal of the Securities
   Distribution Account............................40              Administrator ..................................69
   Distributions...................................44              The Trustee.....................................69
   Distributions of Interest and Principal                         Duties of the Trustee...........................69
   on the Securities ..............................44              Some Matters Regarding the Trustee..............71
   Pre-Funding Account.............................45              Resignation and Removal of the Trustee..........71
   Distributions on the Securities in Respect                   YIELD CONSIDERATIONS...............................71
   of Prepayment Premiums .........................46           MATURITY AND PREPAYMENT CONSIDERATIONS.............74
   Allocation of Losses and Shortfalls.............46           LEGAL ASPECTS OF MORTGAGE LOANS....................75
   Advances........................................46              Mortgages.......................................75
   Modifications...................................47              Cooperative Mortgage Loans......................75
   Reports to Securityholders......................47              Tax Aspects of Cooperative Ownership............76
DESCRIPTION OF CREDIT ENHANCEMENT..................49              Leases and Rents................................77
   General.........................................49              Contracts.......................................77
   Subordinate Securities..........................49              Foreclosure on Mortgages and Some Contracts.....78
   Cross-Collateralization.........................49              Foreclosure on Shares of Cooperatives...........80
   Overcollateralization...........................50              Repossession with respect to Contracts..........81
   Financial Guaranty Insurance Policy.............50              Rights of Redemption............................82
   Mortgage Pool Insurance Policies................50              Anti-Deficiency Legislation and Other
   Letter of Credit................................50              Limitations on Lenders .........................82
   Special Hazard Insurance Policies...............51
   Reserve Funds...................................51

                                                    2

   Environmental Legislation.......................84              Callable Classes...............................116
   Consumer Protection Laws........................85           PENALTY AVOIDANCE.................................116
   Homeownership Act and Similar State Laws........85           STATE AND OTHER TAX CONSEQUENCES..................116
   Additional Consumer Protections Laws                         ERISA CONSIDERATIONS..............................116
   with Respect to Contracts ......................86              Underwriter Exemption..........................118
   Enforceability of Certain Provisions............86              Other Exemptions...............................120
   Subordinate Financing...........................87              ERISA Considerations Relating to Notes.........122
   Installment Contracts...........................87              Exchangeable Securities and Callable
   Applicability of Usury Laws.....................88              Securities.....................................123
   Alternative Mortgage Instruments................89              Tax Exempt Investors...........................123
   Formaldehyde Litigation with Respect to                         Consultation with Counsel......................123
   Contracts.......................................89           LEGAL INVESTMENT MATTERS..........................124
   The Servicemembers Civil Relief Act.............89           USE OF PROCEEDS...................................125
   Forfeitures in Drug and RICO Proceedings........90           METHODS OF DISTRIBUTION...........................125
   Junior Mortgages................................90           LEGAL MATTERS.....................................126
   Negative Amortization Loans.....................91           FINANCIAL INFORMATION.............................126
FEDERAL INCOME TAX CONSEQUENCES....................91           RATING............................................126
   General.........................................91           AVAILABLE INFORMATION.............................126
   REMICS..........................................92           REPORTS TO SECURITYHOLDERS........................127
   Notes..........................................106           INCORPORATION OF INFORMATION BY REFERENCE.........127
   Grantor Trust Funds............................106           GLOSSARY..........................................128
   Taxation of Classes of Exchangeable
   Securities....................................114

                                  INTRODUCTION

              ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED
                          IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.


                                  RISK FACTORS


         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.


THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.


SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

INITIAL INTEREST ONLY PERIOD MORTGAGE LOANS ARE RELATIVELY NEW IN THE MORTGAGE MARKETPLACE AND MAY PRESENT HIGHER OR LOWER PREPAYMENT SPEEDS AND DELINQUENCY THAN FULLY AMORTIZING LOANS.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" herein.


THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES OR NOTES.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" herein.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" herein.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" herein. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.


         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" herein.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.


THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE NOTES

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE NOTES

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the Offered Notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY SUCH LOANS.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

         o The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

         o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" herein.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

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         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.


         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of

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

securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o        the aggregate principal balance of the mortgage loans,

         o        the type of property securing the mortgage loans,

         o the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o        the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o        the geographical distribution of the mortgage loans,

         o        the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.


UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

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

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.


COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.


REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of

Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to

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

any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus

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

                  supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o        U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement".

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed                  A class of securities designated to receive
                                    principal payments primarily from the
                                    interest that accrues on specified Accrual
                                    Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                           A class that receives principal payments
                                    on any distribution date only if
                                    scheduled payments have been made on
                                    specified planned principal classes,
                                    targeted principal classes or scheduled
                                    principal classes.

Component                           A class consisting of "components." The
                                    components of a class of component
                                    securities may have different principal
                                    and/or interest payment characteristics
                                    but together constitute a single class.
                                    Each component of a class of component
                                    securities may be identified as
                                    falling into one or more of the
                                    categories in this list.

Fixed Rate                          A class with an interest rate that is fixed
                                    throughout the life of the class.

Floating Rate                       A class that receives interest payments
                                    based on an interest rate that
                                    fluctuates each payment period based on
                                    a designated index, which will be of a
                                    type that is customarily used in the
                                    debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO                 A class of securities with no principal
                                    balance and which is not entitled to
                                    principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate               A class of securities where the pass-through
                                    rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                     A class that accretes a portion of the
                                    amount of accrued interest thereon,
                                    which amount will be added to the
                                    principal balance of such class on each
                                    applicable distribution date, with the
                                    remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                      A class of securities which is not
                                    entitled to interest payments.

Planned Amortization Class or PAC   A class of securities with a principal
                                    balance that is reduced based on a
                                    schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                 A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                      A class that absorbs the realized losses
                                    other than excess losses that would
                                    otherwise be allocated to a Super Senior
                                    Class after the related classes of
                                    subordinated securities are no longer
                                    outstanding.

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

Sequential Pay                      Classes that receive principal payments
                                    in a prescribed sequence, that do not
                                    have predetermined principal balance
                                    schedules and that under all
                                    circumstances receive payments of
                                    principal continuously from the first
                                    distribution date on which they receive
                                    principal until they are retired. A
                                    single class that receives principal
                                    payments before or after all other
                                    classes in the same series of securities may be identified as a sequential pay class.

Super Senior                        A class that will not bear its proportionate
                                    share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC          A class of securities with a principal
                                    balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                       A class with an interest rate that resets
                                    periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

       General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

         o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

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

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o        all payments on the mortgage securities;

         o        all payments on the U.S. Government Securities (if any);

         o        all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o        any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.


         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to

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

be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--

                  Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.


DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o        the total cash flows received and the general sources thereof;

         o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

         o the amount, if any, of the distribution allocable to principal (by class);

         o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

         o the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o interest rates, as applicable, to the pool assets and securities;

         o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o number and amount of pool assets, together with updated pool composition information;

         o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o material breaches of pool asset representation or warranties or transaction covenants;

         o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

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

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.


CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.


LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

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

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.


PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o        the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."


HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). EMC commenced operation in Texas on October 9, 1990. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

         EMC maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC's underwriting guidelines or the originator's underwriting guidelines that are acceptable to EMC.

         Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC's total portfolio of assets it has securitized as of the dates indicated.

                                DECEMBER 31, 2003                DECEMBER 31, 2004                 DECEMBER 31, 2005
                          ------------------------------   -----------------------------    ------------------------------
                                      TOTAL PORTFOLIO OF              TOTAL PORTFOLIO OF                TOTAL PORTFOLIO OF
       LOAN TYPE          NUMBER             LOANS          NUMBER           LOANS          NUMBER              LOANS
----------------------    -------     ------------------    ------    ------------------    -------     ------------------
Alt-A ARM                   12,268    $ 3,779,319,393.84    44,821    $11,002,497,283.49     65,715     $17,155,529,615.47
Alt-A Fixed                 15,907    $ 3,638,653,583.24    11,011    $ 2,478,381,379.40     17,294     $ 3,781,150,218.13
HELOC                            -    $                         --    $                       9,309     $   509,391,438.93
Neg-Am ARM                       -    $                         --    $                      20,804     $ 7,515,084,661.26
Prime ARM                   16,279    $ 7,179,048,567.39    30,311    $11,852,710,960.78     24,899     $12,438,092,473.41
Prime Fixed                  2,388    $ 1,087,197,396.83     1,035    $   509,991,605.86      1,346     $   426,879,747.26
Prime Short Duration         7,089    $ 2,054,140,083.91    23,326    $ 7,033,626,375.35     15,298
ARM                                                                                                     $ 5,687,383,382.34
Reperforming                 2,800    $   247,101,330.36     2,802    $   311,862,677.46      2,877     $   271,051,465.95
Seconds                          -    $               -     14,842    $   659,832,093.32    114,899     $ 5,609,656,263.12
SubPrime                    29,303    $ 2,898,565,285.44   102,759    $14,578,747,677.08    10,1156     $16,546,152,274.44
Totals                      86,034    $20,884,025,641.01   230,907    $48,427,650,052.74    373,597     $69,940,371,540.31

         With respect to some of the securitizations organized by EMC, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

         With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the Securities."

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of August 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                    AS OF DECEMBER 31, 2003                              AS OF DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENT    PERCENT                                    PERCENT     PERCENT
                     NO. OF                      BY NO. OF  BY DOLLAR     NO. OF                       BY NO. OF   BY DOLLAR
    LOAN TYPE        LOANS       DOLLAR AMOUNT     LOANS     AMOUNT        LOANS     DOLLAR AMOUNT       LOANS       AMOUNT
------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM.....        2,439     $ 653,967,869     1.40%      4.75%       19,498    $ 4,427,820,708      7.96%      15.94%
ALTA-A FIXED...       19,396   $ 3,651,416,057    11.14%     26.51%       25,539    $ 4,578,725,473     10.43%      16.48%
PRIME ARM......        7,978     $ 868,798,347     4.58%      6.31%        8,311    $ 1,045,610,015      3.39%       3.76%
PRIME FIXED....       16,377   $ 1,601,411,491     9.40%     11.63%       14,560    $ 1,573,271,574      5.95%       5.66%
SECONDS........       25,290     $ 690,059,169    14.52%      5.01%       39,486    $ 1,381,961,155     16.13%       4.98%
SUBPRIME.......       76,166   $ 5,058,932,126    43.73%     36.73%      114,436    $13,706,363,250     46.74%      49.34%
OTHER..........       26,523   $ 1,249,014,373    15.23%      9.07%       23,010    $ 1,063,682,459      9.40%       3.83%
TOTAL..........      174,169   $13,773,599,432   100.00%    100.00%      244,840    $27,777,434,635    100.00%     100.00%



                                AS OF OCTOBER 31, 2005
-----------------------------------------------------------------------
                                                    PERCENT      PERCENT
                    NO. OF                        BY NO. OF    BY DOLLAR
    LOAN TYPE        LOANS     DOLLAR AMOUNT         LOANS       AMOUNT
------------------------------------------------------------------------
ALTA-A ARM.....               $11,821,548,094       11.65%       21.25%
ALTA-A FIXED...     50,528     $6,268,800,717        7.85%       11.27%
PRIME ARM......     34,038     $1,267,784,249        2.05%        2.28%
PRIME FIXED....      8,910     $2,343,126,437        3.90%        4.21%
SECONDS........     16,929     $6,239,175,080       31.48%       11.21%
SUBPRIME.......    136,562    $19,037,928,201       31.95%       34.22%
OTHER..........    138,609     $8,655,251,712       11.12%       15.56%
TOTAL..........     48,256    $55,633,614,489      100.00%      100.00%
                   433,832



         EMC has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to EMC's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC's inquiry.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor's acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the

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pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.


Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing

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

agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.


         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.


         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right

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

of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the

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

payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.


AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o        to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o        to comply with any changes in the Code.


         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any

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

provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

                  (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

                  (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

                  (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.


TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the

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

aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

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

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.


DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying

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mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

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         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following

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mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

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         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

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                     MATURITY AND PREPAYMENT CONSIDERATIONS


         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have

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been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on,

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among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the

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cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title

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relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

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         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.


         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns

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for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

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         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

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         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the

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mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who

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originate mortgage loans and who fail to comply with the provisions of the law.
In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or

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effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

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ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

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         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated

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to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

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ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of

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securities, unless described in the prospectus supplement. In addition, the
Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste

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thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

1. REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2. notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

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The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the

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mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate,"

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or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the

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first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.


         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it

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is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade

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or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the

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treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC

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not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of

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the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of
REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that

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the transferee will receive distributions with respect to the REMIC Residual
Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

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         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters

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into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to

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corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3. any organization described in Section 1381(a)(2)(C) of the Code, or

4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

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         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

        As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or

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withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP,

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Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among

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classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not

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have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount,

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unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

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         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are

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encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to

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Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the

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master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

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         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad

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range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

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UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of

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the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1. as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

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

2. all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

3. the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4. solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5. either:

                  (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6. the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7. amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

8. the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

9. the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from

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the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

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ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

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         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

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                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of

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any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

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         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities

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-- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as
to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

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                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

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         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC -- The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

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         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

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         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

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         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will

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generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

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         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or

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in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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

                                  $951,921,000
                                  (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR5
                                 ISSUING ENTITY
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR
             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR5
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR5

                     ---------------------------------------

                              PROSPECTUS SUPPLEMENT

           ----------------------------------------------------------

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.